                                                                    Exhibit 10.1


                                  $505,000,000


                                CREDIT AGREEMENT

                            DATED AS OF APRIL 6, 2004

                                      AMONG

                              PRESTIGE BRANDS, INC.
                                   AS BORROWER

                       PRESTIGE BRANDS INTERNATIONAL, LLC
                                    AS PARENT

                                       AND

                      THE LENDERS AND ISSUERS PARTY HERETO

                                       AND

                          CITICORP NORTH AMERICA, INC.
                   AS ADMINISTRATIVE AGENT AND TRANCHE C AGENT

                                       AND

                              BANK OF AMERICA, N.A.
                              AS SYNDICATION AGENT

                                       AND

                             MERRILL LYNCH CAPITAL,
          A DIVISION OF MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC.
                             AS DOCUMENTATION AGENT


                          CITIGROUP GLOBAL MARKETS INC.

                                       AND

                         BANC OF AMERICA SECURITIES LLC
             AS JOINT LEAD ARRANGERS AND JOINT BOOK-RUNNING MANAGERS


                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                          NEW YORK, NEW YORK 10153-0119

ARTICLE I             DEFINITIONS, INTERPRETATION AND ACCOUNTING TERMS.............................1

   SECTION 1.1     DEFINED TERMS...................................................................1
   SECTION 1.2     COMPUTATION OF TIME PERIODS....................................................47
   SECTION 1.3     ACCOUNTING TERMS AND PRINCIPLES................................................47
   SECTION 1.4     CONVERSION OF FOREIGN CURRENCIES...............................................47
   SECTION 1.5     CERTAIN TERMS..................................................................48

ARTICLE II            THE FACILITIES..............................................................49

   SECTION 2.1     THE COMMITMENTS................................................................49
   SECTION 2.2     BORROWING PROCEDURES...........................................................50
   SECTION 2.3     SWING LOANS....................................................................52
   SECTION 2.4     LETTERS OF CREDIT..............................................................54
   SECTION 2.5     TERMINATION OF THE COMMITMENTS.................................................58
   SECTION 2.6     REPAYMENT OF LOANS.............................................................59
   SECTION 2.7     EVIDENCE OF DEBT...............................................................59
   SECTION 2.8     OPTIONAL PREPAYMENTS...........................................................61
   SECTION 2.9     MANDATORY PREPAYMENTS..........................................................61
   SECTION 2.10       INTEREST....................................................................65
   SECTION 2.11       CONVERSION/CONTINUATION OPTION..............................................66
   SECTION 2.12       FEES........................................................................66
   SECTION 2.13       PAYMENTS AND COMPUTATIONS...................................................68
   SECTION 2.14       SPECIAL PROVISIONS GOVERNING EURODOLLAR RATE LOANS..........................70
   SECTION 2.15       CAPITAL ADEQUACY............................................................71
   SECTION 2.16       TAXES.......................................................................72
   SECTION 2.17       SUBSTITUTION OF LENDERS.....................................................74

ARTICLE III           CONDITIONS TO LOANS AND LETTERS OF CREDIT...................................75

   SECTION 3.1     CONDITIONS PRECEDENT TO INITIAL LOANS AND LETTERS OF CREDIT....................75
   SECTION 3.2     CONDITIONS PRECEDENT TO EACH LOAN AND LETTER OF CREDIT.........................79
   SECTION 3.3     CONDITIONS PRECEDENT TO EACH FACILITIES INCREASE...............................80
   SECTION 3.4     DETERMINATIONS OF INITIAL BORROWING CONDITIONS.................................81

ARTICLE IV            REPRESENTATIONS AND WARRANTIES..............................................82

   SECTION 4.1     CORPORATE EXISTENCE; COMPLIANCE WITH LAW.......................................82
   SECTION 4.2     CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS........................83
   SECTION 4.3     OWNERSHIP OF PARENT; SUBSIDIARIES..............................................84
   SECTION 4.4     FINANCIAL STATEMENTS...........................................................84
   SECTION 4.5     MATERIAL ADVERSE CHANGE........................................................85
   SECTION 4.6     SOLVENCY.......................................................................85
   SECTION 4.7     LITIGATION.....................................................................85
   SECTION 4.8     TAXES..........................................................................85
   SECTION 4.9     FULL DISCLOSURE................................................................86
   SECTION 4.10       MARGIN REGULATIONS..........................................................86
   SECTION 4.11       NO BURDENSOME RESTRICTIONS; NO DEFAULTS.....................................87
   SECTION 4.12       INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT..................87
   SECTION 4.13       USE OF PROCEEDS.............................................................87
   SECTION 4.14       INSURANCE...................................................................87
   SECTION 4.15       LABOR MATTERS...............................................................88
   SECTION 4.16       ERISA.......................................................................88
   SECTION 4.17       ENVIRONMENTAL MATTERS.......................................................88
   SECTION 4.18       INTELLECTUAL PROPERTY.......................................................89
   SECTION 4.19       TITLE; REAL PROPERTY........................................................90
   SECTION 4.20       RELATED DOCUMENTS...........................................................90

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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                 PAGE
ARTICLE V             FINANCIAL COVENANTS.........................................................91

   SECTION 5.1     MAXIMUM LEVERAGE RATIO.........................................................91
   SECTION 5.2     MINIMUM INTEREST COVERAGE RATIO................................................93
   SECTION 5.3     MINIMUM FIXED CHARGE COVERAGE RATIO............................................94
   SECTION 5.4     CAPITAL EXPENDITURES...........................................................94

ARTICLE VI            REPORTING COVENANTS.........................................................95

   SECTION 6.1     FINANCIAL STATEMENTS...........................................................95
   SECTION 6.2     DEFAULT NOTICES................................................................97
   SECTION 6.3     LITIGATION.....................................................................97
   SECTION 6.4     ASSET SALES....................................................................97
   SECTION 6.5     NOTICES UNDER RELATED DOCUMENTS................................................97
   SECTION 6.6     SEC FILINGS; PRESS RELEASES....................................................98
   SECTION 6.7     LABOR RELATIONS................................................................98
   SECTION 6.8     TAX RETURNS....................................................................98
   SECTION 6.9     INSURANCE......................................................................98
   SECTION 6.10       ERISA MATTERS...............................................................98
   SECTION 6.11       ENVIRONMENTAL MATTERS.......................................................99
   SECTION 6.12       MATERIAL CONTRACTS.........................................................100
   SECTION 6.13       OTHER INFORMATION..........................................................100

ARTICLE VII           AFFIRMATIVE COVENANTS......................................................100

   SECTION 7.1     PRESERVATION OF CORPORATE EXISTENCE, ETC......................................100
   SECTION 7.2     COMPLIANCE WITH LAWS, ETC.....................................................100
   SECTION 7.3     CONDUCT OF BUSINESS...........................................................100
   SECTION 7.4     PAYMENT OF TAXES, ETC.........................................................101
   SECTION 7.5     MAINTENANCE OF INSURANCE......................................................101
   SECTION 7.6     ACCESS........................................................................101
   SECTION 7.7     KEEPING OF BOOKS..............................................................102
   SECTION 7.8     MAINTENANCE OF PROPERTIES, ETC................................................102
   SECTION 7.9     APPLICATION OF PROCEEDS.......................................................102
   SECTION 7.10       ENVIRONMENTAL..............................................................102
   SECTION 7.11       ADDITIONAL COLLATERAL AND GUARANTIES.......................................102
   SECTION 7.12       CONTROL ACCOUNTS; APPROVED DEPOSIT ACCOUNTS................................104
   SECTION 7.13       REAL PROPERTY..............................................................104
   SECTION 7.14       INTEREST RATE CONTRACTS....................................................105
   SECTION 7.15       POST-CLOSING DELIVERIES....................................................105

ARTICLE VIII          NEGATIVE COVENANTS.........................................................106

   SECTION 8.1     INDEBTEDNESS..................................................................106
   SECTION 8.2     LIENS, ETC....................................................................108
   SECTION 8.3     INVESTMENTS...................................................................110
   SECTION 8.4     SALE OF ASSETS................................................................111
   SECTION 8.5     RESTRICTED PAYMENTS...........................................................113
   SECTION 8.6     PREPAYMENT AND CANCELLATION OF INDEBTEDNESS...................................114
   SECTION 8.7     RESTRICTION ON FUNDAMENTAL CHANGES; PERMITTED ACQUISITIONS....................115
   SECTION 8.8     CHANGE IN NATURE OF BUSINESS..................................................116
   SECTION 8.9     TRANSACTIONS WITH JOINT VENTURES AND AFFILIATES...............................116
   SECTION 8.10       LIMITATIONS ON RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS;
                      NO NEW NEGATIVE PLEDGE.....................................................117
   SECTION 8.11       MODIFICATION OF CONSTITUENT DOCUMENTS......................................118
   SECTION 8.12       MODIFICATION OF RELATED DOCUMENTS..........................................118

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                 PAGE
   SECTION 8.13       MODIFICATION OF SUBORDINATED DEBT DOCUMENTS AND MANAGEMENT AGREEMENT;
                      SENIOR DEBT................................................................118
   SECTION 8.14       ACCOUNTING CHANGES; FISCAL YEAR............................................119
   SECTION 8.15       MARGIN REGULATIONS.........................................................119
   SECTION 8.16       SALE AND LEASEBACK TRANSACTIONS............................................119
   SECTION 8.17       NO SPECULATIVE TRANSACTIONS................................................119
   SECTION 8.18       COMPLIANCE WITH ERISA......................................................120
   SECTION 8.19       ENVIRONMENTAL..............................................................120

ARTICLE IX            EVENTS OF DEFAULT..........................................................120

   SECTION 9.1     EVENTS OF DEFAULT.............................................................120
   SECTION 9.2     REMEDIES......................................................................122
   SECTION 9.3     ACTIONS IN RESPECT OF LETTERS OF CREDIT.......................................122
   SECTION 9.4     RESCISSION....................................................................123

ARTICLE X             THE AGENTS.................................................................123

   SECTION 10.1       AUTHORIZATION AND ACTION...................................................123
   SECTION 10.2       AGENTS' RELIANCE, ETC......................................................124
   SECTION 10.3       POSTING OF APPROVED ELECTRONIC COMMUNICATIONS..............................125
   SECTION 10.4       EACH AGENT INDIVIDUALLY....................................................126
   SECTION 10.5       LENDER CREDIT DECISION.....................................................126
   SECTION 10.6       INDEMNIFICATION............................................................126
   SECTION 10.7       SUCCESSOR ADMINISTRATIVE AGENT AND TRANCHE C AGENT.........................127
   SECTION 10.8       CONCERNING THE COLLATERAL AND THE COLLATERAL DOCUMENTS.....................127
   SECTION 10.9       COLLATERAL MATTERS RELATING TO RELATED OBLIGATIONS.........................128

ARTICLE XI            MISCELLANEOUS..............................................................129

   SECTION 11.1       AMENDMENTS, WAIVERS, ETC...................................................129
   SECTION 11.2       ASSIGNMENTS AND PARTICIPATIONS.............................................132
   SECTION 11.3       COSTS AND EXPENSES.........................................................136
   SECTION 11.4       INDEMNITIES................................................................137
   SECTION 11.5       LIMITATION OF LIABILITY....................................................139
   SECTION 11.6       RIGHT OF SET-OFF...........................................................139
   SECTION 11.7       SHARING OF PAYMENTS, ETC...................................................139
   SECTION 11.8       NOTICES, ETC...............................................................140
   SECTION 11.9       NO WAIVER; REMEDIES........................................................142
   SECTION 11.10      BINDING EFFECT.............................................................142
   SECTION 11.11      GOVERNING LAW..............................................................142
   SECTION 11.12      SUBMISSION TO JURISDICTION; SERVICE OF PROCESS.............................142
   SECTION 11.13      WAIVER OF JURY TRIAL.......................................................143
   SECTION 11.14      MARSHALING; PAYMENTS SET ASIDE.............................................143
   SECTION 11.15      SECTION TITLES.............................................................143
   SECTION 11.16      EXECUTION IN COUNTERPARTS..................................................144
   SECTION 11.17      ENTIRE AGREEMENT...........................................................144
   SECTION 11.18      CONFIDENTIALITY............................................................144

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE
                                    SCHEDULES

Schedule I      -  Commitments
Schedule II     -  Applicable Lending Offices and Addresses for Notices
Schedule 1.1    -  EBITDA Adjustments
Schedule 2.4    -  Existing Letters of Credit
Schedule 4.2    -  Consents
Schedule 4.3    -  Ownership of Loan Parties
Schedule 4.4    -  Financial Statements
Schedule 4.7    -  Litigation
Schedule 4.15   -  Labor Matters
Schedule 4.16   -  List of Plans
Schedule 4.17   -  Environmental Matters
Schedule 4.18   -  Intellectual Property
Schedule 4.19   -  Real Property
Schedule 7.15   -  Post-Closing Deliveries
Schedule 8.1    -  Existing Indebtedness
Schedule 8.2    -  Existing Liens
Schedule 8.3    -  Existing Investments

                                    EXHIBITS

Exhibit A       -  Form of Assignment and Acceptance
Exhibit B-1     -  Form of Revolving Credit Note
Exhibit B-2     -  Form of Term Note
Exhibit C       -  Form of Notice of Borrowing
Exhibit D       -  Form of Swing Loan Request
Exhibit E       -  Form of Letter of Credit Request
Exhibit F       -  Form of Notice of Conversion or Continuation
Exhibit G       -  Form of Opinion of Counsel for the Loan Parties
Exhibit H       -  Form of Guaranty
Exhibit I       -  Form of Pledge and Security Agreement
Exhibit J       -  Form of Intercreditor Agreement

          CREDIT AGREEMENT, dated as of April 6, 2004, among PRESTIGE BRANDS, INC., a Delaware corporation (the "BORROWER"), PRESTIGE BRANDS INTERNATIONAL, LLC, a Delaware limited liability company (the "PARENT"), the Lenders (as defined below), the Issuers (as defined below), CITICORP NORTH AMERICA, INC. ("CITICORP"), as administrative agent for the Lenders and the Issuers and collateral agent for the First-Priority Secured Parties (in such capacities, the "ADMINISTRATIVE AGENT") and as collateral agent for the Tranche C Secured Parties (in such capacity, the "TRANCHE C AGENT"), BANK OF AMERICA, N.A. ("BOFA"), as syndication agent for the Lenders and the Issuers (in such capacity, the "SYNDICATION AGENT") and MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc. ("MERRILL"), as documentation agent for the Lenders and the Issuers (in such capacity, the "DOCUMENTATION AGENT").

                              W I T N E S S E T H:

          WHEREAS, the Borrower has requested that the Lenders and Issuers make available for the purposes specified in this Agreement, a term loan, revolving credit and letter of credit facility; and

          WHEREAS, the Lenders and Issuers are willing to make available to the Borrower such term loan, revolving credit and letter of credit facility upon the terms and subject to the conditions set forth herein;

          NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                DEFINITIONS, INTERPRETATION AND ACCOUNTING TERMS

          SECTION 1.1    DEFINED TERMS

          As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "ACQUISITIONS" means, collectively, the Medtech Acquisition, the Prestige Acquisition and the Spic and Span Acquisition.

          "ADDITIONAL SUBORDINATED DEBT" means unsecured Indebtedness of the Borrower that (a) is junior to or pari passu with the Subordinated Notes, (b) bears interest and provides for the payment of fees on terms and conditions not significantly less favorable to any Loan Party from those offered to similarly situated borrowers in the marketplace for similar facilities, (c) has a maturity not earlier and an average life to maturity not less than that of the Subordinated Notes (calculated at the time of incurrence of such Indebtedness),
(d) allows for the mandatory prepayments provided hereunder and (e) is otherwise on terms and conditions that, taken as a whole, are materially not less favorable to the Loan Parties and the interests of any Collateral Agent, the Syndication Agent, any Lender, Issuer or Secured Party under the Loan Documents than those of the Subordinated Notes and the Subordinated Notes Documents.

                                                                CREDIT AGREEMENT
                                                           PRESTIGE BRANDS, INC.

          "ADDITIONAL SUBORDINATED DEBT DOCUMENT" means any note, indenture or credit agreement governing the issuance or setting forth the terms of any Additional Subordinated Debt and any other agreement, certificate, power of attorney, or document related to any of the foregoing.

          "ADDITIONAL SUBORDINATED DEBT NOTICE" means a written notice executed by a Responsible Officer of the Parent with respect to the incurrence of Additional Subordinated Debt stating that (a) no Event of Default has occurred and is continuing and (b) the Parent (directly or indirectly through one of its Subsidiaries) intends and expects to use all (or an amount identified in such notice) of the proceeds of such Additional Subordinated Debt substantially contemporaneously with the issuance of such Additional Subordinated Debt as part of the consideration (as set forth in CLAUSE (e) of the definition of Permitted Acquisition) to be paid for a Permitted Acquisition identified therein.

          "ADJUSTED EBITDA" shall mean EBITDA adjusted as provided in SCHEDULE
1.1 (EBITDA ADJUSTMENTS) for the periods set forth on such Schedule.

          "ADMINISTRATIVE AGENT" has the meaning specified in the preamble to this Agreement.

          "AFFECTED LENDER" has the meaning specified in SECTION 2.17 (SUBSTITUTION OF LENDERS).

          "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling or that is controlled by or is under common control with such Person, each officer, director, general partner or joint-venturer of such Person, and each Person that is the beneficial owner of 10% or more of any class of Voting Stock of such Person. For the purposes of this definition, "CONTROL" means the possession of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

          "AGENT AFFILIATE" has the meaning specified in SECTION 10.3(c) (POSTING OF APPROVED ELECTRONIC COMMUNICATIONS).

          "AGENT" means each of the Administrative Agent, the Syndication Agent, the Tranche C Agent and the Documentation Agent.

          "AGREEMENT" means this Credit Agreement.

          "ALTERNATIVE CURRENCY" means any lawful currency other than Dollars that is readily transferable into Dollars.

          "ANTI-TERRORISM LAW" has the meaning specified in SECTION 4.1(b) (CORPORATE EXISTENCE; COMPLIANCE WITH LAW).

          "ANTI-TERRORISM ORDER" has the meaning specified in SECTION 4.1(b) (CORPORATE EXISTENCE; COMPLIANCE WITH LAW).

          "APPLICABLE COLLATERAL AGENT" means prior to payment in full of the First-Priority Secured Obligations, the Administrative Agent, and, thereafter, the Tranche C Agent.

                                                                CREDIT AGREEMENT
                                                           PRESTIGE BRANDS, INC.

          "APPLICABLE LENDING OFFICE" means, with respect to each Lender, its Domestic Lending Office in the case of a Base Rate Loan, and its Eurodollar Lending Office in the case of a Eurodollar Rate Loan.

          "APPLICABLE MARGIN" means the following:

                    (a) with respect to (i) Tranche B Loans maintained as Base Rate Loans, a rate equal to 1.75% per annum and (ii) Tranche B Loans maintained as Eurodollar Rate Loans, a rate equal to 2.75% per annum;

                    (b) with respect to (i) Tranche C Loans maintained as Base Rate Loans, a rate equal to 3.75% per annum and (ii) Tranche C Loans maintained as Eurodollar Rate Loans, a rate equal to 4.75% per annum; and

                    (c)(i) during the period from the Closing Date through the 180th day following the Closing Date, with respect to (A) Revolving Loans and Swing Loans maintained as Base Rate Loans, a rate equal to 1.50% per annum and (B) Revolving Loans maintained as Eurodollar Rate Loans, a rate equal to 2.50% per annum and (ii) thereafter, as of any date of determination, a per annum rate equal to the rate set forth below opposite the applicable type of Loan and the then applicable Leverage Ratio (determined on the last day of the most recent Fiscal Quarter for which Financial Statements have been delivered pursuant to
          SECTION 6.1(b) or (c) (FINANCIAL STATEMENTS)) set forth below:

                                                                         BASE RATE     EURODOLLAR RATE
          LEVERAGE RATIO                                                   LOANS            LOANS
          --------------------------------------------------------------------------------------------
          Greater than or equal to 5 to 1                                  1.50%            2.50%
          --------------------------------------------------------------------------------------------
          Less than 5 to 1 and equal to or greater than 4.25 to 1          1.25%            2.25%
          --------------------------------------------------------------------------------------------
          Less than 4.25 to 1 and equal to or greater than 3.5 to 1        1.00%            2.00%
          --------------------------------------------------------------------------------------------
          Less than 3.5 to 1                                               0.75%            1.75%
          --------------------------------------------------------------------------------------------

Changes in the Applicable Margin resulting from a change in the Leverage Ratio on the last day of any subsequent Fiscal Quarter shall become effective as to all Revolving Loans and Swing Loans upon delivery by the Parent to the Administrative Agent of new Financial Statements pursuant to SECTION 6.1(b) or
(c) (FINANCIAL STATEMENTS), as applicable. Notwithstanding anything to the contrary set forth in this Agreement (including the then effective Leverage Ratio), if the Parent shall fail to deliver such Financial Statements within any of the time periods specified in SECTION 6.1(b) or (c) (FINANCIAL STATEMENTS), the Applicable Margin from and including the 46th day after the end of such Fiscal Quarter or the 101st day after the end of such Fiscal Year, as the case may be, to but not including the date the Parent delivers to the Administrative Agent such Financial Statements shall equal the highest possible Applicable Margin provided for by this definition.

          "APPLICABLE UNUSED COMMITMENT FEE RATE" means 0.50% per annum.

          "APPROVED DEPOSIT ACCOUNT" means a Deposit Account that is the subject of an effective Deposit Account Control Agreement and that is maintained by any Loan Party with a Deposit Account Bank. "APPROVED DEPOSIT ACCOUNT" includes all monies on deposit in a Deposit

                                                                CREDIT AGREEMENT
                                                           PRESTIGE BRANDS, INC.

Account and all certificates and instruments, if any, representing or evidencing such Deposit Account.

          "APPROVED ELECTRONIC COMMUNICATIONS" means each notice, demand, communication, information, document and other material that any Loan Party is obligated to, or otherwise chooses to, provide to any Agent pursuant to any Loan Document or the transactions contemplated therein, including (a) any supplement to the Guaranty, any joinder to the Pledge and Security Agreement and any other written Contractual Obligation delivered or required to be delivered in respect of any Loan Document or the transactions contemplated therein and (b) any Financial Statement, financial and other report, notice, request, certificate and other information material; PROVIDED, HOWEVER, that, "APPROVED ELECTRONIC COMMUNICATION" shall exclude (x) any Notice of Borrowing, Letter of Credit Request, Swing Loan Request, Facilities Increase Notice, Notice of Conversion or Continuation, and any other notice, demand, communication, information, document and other material relating to a request for a new, or a conversion of an existing, Borrowing, (ii) any notice pursuant to SECTION 2.8 (OPTIONAL PREPAYMENTS) and SECTION 2.9 (MANDATORY PREPAYMENTS) and any other notice relating to the payment of any principal or other amount due under any Loan Document prior to the scheduled date therefor, (iii) all notices of any Default or Event of Default and (iv) any notice, demand, communication, information, document and other material required to be delivered to satisfy any of the conditions set forth in ARTICLE III (CONDITIONS TO LOANS AND LETTERS OF CREDIT) or SECTION 2.4(a) (LETTERS OF CREDIT) or any other condition to any Borrowing or other extension of credit hereunder or any condition precedent to the effectiveness of this Agreement.

          "APPROVED ELECTRONIC PLATFORM" has the meaning specified in SECTION 10.3(a) (POSTING OF APPROVED ELECTRONIC COMMUNICATIONS).

          "APPROVED FUND" means, with respect to any Person, any Fund that is administered, advised or managed by such Person, an Affiliate of such Person or by any other entity that also administers, advises or manages such Person or Affiliate.

          "APPROVED SECURITIES INTERMEDIARY" means a "securities intermediary" or a "commodity intermediary" (as such terms are defined in the UCC) that is either an Agent or a Revolving Credit Lender party to this Agreement on the date hereof or prior to the Syndication Completion Date (and each Affiliate thereof) or that is approved by the Applicable Collateral Agent, which approval shall not be unreasonably withheld.

          "ARRANGER" means each of Citigroup Global Markets Inc. and Banc of America Securities LLC, in their capacity as joint lead arrangers and joint book-running managers.

          "ASSET SALE" has the meaning specified in SECTION 8.4 (SALE OF
ASSETS).

          "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of EXHIBIT A (FORM OF ASSIGNMENT AND ACCEPTANCE).

          "AVAILABLE CREDIT" means, at any date, (a) the then effective Revolving Credit Commitments MINUS (b) the aggregate Revolving Credit Outstandings on such date, after giving effect to any substantially contemporaneous repayment of any Loan or Reimbursement Obligation on such date.

                                                                CREDIT AGREEMENT
                                                           PRESTIGE BRANDS, INC.

          "AVAILABLE EMPLOYEE BASKET" means, at any time, $5,000,000 LESS the sum of the following: (a) the aggregate amount of all cash payments made in respect of Indebtedness incurred in reliance upon SECTION 8.1(m) (INDEBTEDNESS) after the Closing Date, (b) the aggregate amount of all cash dividends made pursuant to SECTION 8.5(c)(iii) (RESTRICTED PAYMENTS) after the Closing Date (other than Restricted Payments as described under SECTION 8.5(c)(iii)(A) (RESTRICTED PAYMENTS)) and (c) the aggregate principal amount of all intercompany loans made pursuant to SECTION 8.3(i) (INVESTMENTS) in reliance upon such SECTION 8.5(c)(iii) (RESTRICTED PAYMENTS).

          "BAILEE'S LETTER" means a letter in form and substance reasonably acceptable to the Applicable Collateral Agent and executed by any Person (other than such Loan Party) that is in possession of inventory on behalf of any Loan Party pursuant to which such Person acknowledges, among other things, the Collateral Agents' Liens with respect thereto.

          "BASE RATE" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall be equal at all times to the highest of the following:

          (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate; and

          (b)  0.5% per annum PLUS the Federal Funds Rate.

          "BASE RATE LOAN" means any Swing Loan or any other Loan during any period in which it bears interest based on the Base Rate.

          "BOFA" has the meaning specified in the preamble to this Agreement.

          "BORROWER" has the meaning specified in the preamble to this Agreement.

          "BORROWER'S ACCOUNTANTS" means PricewaterhouseCoopers or other independent nationally-recognized public accountants acceptable to the Administrative Agent, which acceptance shall not be unreasonably withheld.

          "BORROWING" means a Revolving Credit Borrowing or a Term Loan
Borrowing.

          "BUSINESS DAY" means a day of the year on which banks are not required or authorized to close in New York City and, if the applicable Business Day relates to notices, determinations, fundings and payments in connection with the Eurodollar Rate or any Eurodollar Rate Loans, a day on which dealings in Dollar deposits are also carried on in the London interbank market.

          "CAPITAL EXPENDITURES" means, for any Person for any period, the aggregate of amounts that would be reflected as additions to property, plant or equipment on a Consolidated balance sheet of such Person and its Subsidiaries, excluding interest capitalized during construction.

          "CAPITAL LEASE" means, with respect to any Person, any lease of, or other arrangement conveying the right to use, property by such Person as lessee that would be accounted for as capitalized liability on a balance sheet of such Person prepared in conformity with GAAP.

                                                                CREDIT AGREEMENT
                                                           PRESTIGE BRANDS, INC.

          "CAPITAL LEASE OBLIGATIONS" means, with respect to any Person, the capitalized amount of all Consolidated obligations of such Person or any of its Subsidiaries under Capital Leases determined in accordance with GAAP.

          "CASH COLLATERAL ACCOUNT" means any Deposit Account or Securities Account that is (a) established by the Administrative Agent from time to time in its sole discretion to receive cash and Cash Equivalents (or purchase cash or Cash Equivalents with funds received) from the Loan Parties or Persons acting on their behalf pursuant to the Loan Documents, (b) with such depositaries and securities intermediaries as the Administrative Agent may determine in its sole discretion, (c) in the name of the Administrative Agent (although such account may also have words referring to any Loan Party and the account's purpose), (d) under the control of the Administrative Agent and (e) in the case of a Securities Account, with respect to which the Administrative Agent shall be the Entitlement Holder and the only Person authorized to give Entitlement Orders with respect thereto.

          "CASH EQUIVALENTS" means each the following:

          (a) (i) securities issued or fully guaranteed or insured by the United States federal government or any agency thereof and (ii) securities owned by a Foreign Non-Guarantor and issued, fully guaranteed or insured by the United Kingdom or any agency or instrumentality thereof (as long as that the full faith and credit of the United Kingdom is pledged in support of those securities);

          (b) (i) certificates of deposit, eurodollar time deposits, overnight bank deposits and bankers' acceptances of any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations) that, at the time of acquisition, are rated at least "A-1" by S&P or "P-1" by Moody's, and (ii) certificates of deposit, eurodollar time deposits, banker's acceptances and overnight bank deposits, in each case of any non-U.S. commercial bank having capital and surplus in excess of $500,000,000 and a Thomson BankWatch Rating of at least "B" and owned by any Foreign Non-Guarantor;

          (c) repurchase obligations with a term of not more than seven days with respect to securities of the types described in CLAUSE (a) or (b) above of a Person permitted to make Investments in such securities pursuant to such clauses and with a Lender or any Affiliate thereof or a financial institution meeting the definition of CLAUSE (b) or (c) of the definition of Eligible Assignee;

          (d) (i) commercial paper of an issuer rated at least "A-1" by S&P or "P-1" by Moody's and (ii) commercial paper owned by a Foreign Non-Guarantor of an issuer having the highest rating obtainable from S&P or Moody's; and

          (e) (i) shares of any money market fund that (A) has at least 95% of its assets invested continuously in the types of investments referred to in CLAUSES (a) through (d) above, (B) has net assets whose Dollar Equivalent exceeds $500,000,000 and (C) is rated at least "A-1" by S&P or "P-1" by Moody's and (ii) shares owned by a Foreign Non-Guarantor of any money market fund that has at least 95% of its assets invested continuously in the types of investments referred to in CLAUSES (a) through (d) above;

                                                                CREDIT AGREEMENT
                                                           PRESTIGE BRANDS, INC.

PROVIDED, HOWEVER, that (x) the maturities of all obligations of the type specified in CLAUSES (a) through (e) above shall not exceed the lesser of the time specified in such clauses and (A) in the case of obligations owned by a Foreign Non-Guarantor, 180 days and (B) otherwise, 360 days and (y) "CASH EQUIVALENTS" shall not include Securities of the Parent, the Ultimate Parent, their Subsidiaries, Joint Ventures of any of them and any Affiliate or Approved Fund of any of the foregoing.

          "CASH INTEREST EXPENSE" means, with respect to any Person for any period, the Interest Expense of such Person for such period LESS the sum of, without duplication and in each case determined on a Consolidated basis for such Person and its Subsidiaries and included in such sum only to the extent included in the calculation of Interest Expense, (a) the Non-Cash Interest Expense of such Person for such period, (b) any fees (including underwriting fees) and expenses paid by such Person or its Consolidated Subsidiaries during such period in connection with the consummation of the Acquisitions, (c) any fees (including underwriting fees) and expenses paid by such Person or its Consolidated Subsidiaries during such period in connection with the consummation of any Permitted Acquisition or Sale of Business permitted hereunder, in an aggregate amount over all such periods not to exceed $5,000,000, (d) any upfront fee and other cash payments made during such period by the Borrower as a condition to the execution of any Interest Rate Contract the Borrower is required to enter into pursuant to SECTION 7.14 (INTEREST RATE CONTRACTS) to other parties to such Interest Rate Contract as consideration required by such other parties to enter into such Interest Rate Contract, (e) any fees paid during such period by or on behalf of the Borrower to any Agent pursuant to any Fee Letter, (f) any Consolidated net cash gain of such Person and its Subsidiaries under Interest Rate Contracts for such period and (g) any Consolidated interest income of such Person and its Subsidiaries for such period.

          "CASH MANAGEMENT OBLIGATION" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person in respect of cash management services (including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements) provided by any Lender or any Affiliate thereof in connection with this Agreement or any Loan Document, including obligations for the payment of fees, interest, charges, expenses, attorneys' fees and disbursements in connection therewith.

          "CHANGE OF CONTROL" means the occurrence of any event, transaction or occurrence as a result of which any of the following occurs:

          (a) prior to the completion of any initial public offering of the Stock of Parent or Ultimate Parent generating (individually or in the aggregate together with any prior initial public offering) net cash proceeds to the Loan Parties the Dollar Equivalent of which equals or exceeds $150,000,000, the Sponsor shall cease to, directly or indirectly, own and control (i) more than 50% of the Voting Stock of the Parent, on a fully diluted basis or (ii) at least a percentage of the outstanding Voting Stock of the Parent necessary to elect at any time a majority of the board of directors (or similar governing body) of the Parent;

          (b) on and after completion of any such initial public offering, any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the United States Securities Exchange Act of 1934, including any group acting for the purpose of acquiring, holding, voting or disposing of Securities within the meaning of Rule 13d5(b)(1) of the United States Securities Exchange Act of 1934) other than the Sponsor shall become the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the

                                                                CREDIT AGREEMENT
                                                           PRESTIGE BRANDS, INC.

     United States Securities Exchange Act of 1934, except that each Person will be deemed to have "beneficial ownership" of all Stock and Stock Equivalents that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than the greater of (x) 30% of the then outstanding Voting Stock of Parent or (y) the Voting Stock of Parent owned, directly or indirectly, by the Sponsor (for purposes of this CLAUSE (b), such person or group shall be deemed to beneficially own any Voting Stock of any Person held by any other Person as long as such person or group beneficially owns, directly or indirectly, in the aggregate at least a majority of the total voting power of the Voting Stock of such other Person);

          (c) during any period of twelve consecutive calendar months, individuals who, at the beginning of such period, constituted the board of directors (or similar governing body) of the Parent (together with any new directors nominated by the Sponsor and directors whose election by the board of directors of the Parent or whose nomination for election by the members of the Parent was approved by a vote of at least a majority of the directors (or members of a similar governing body) then still in office who either were directors at the beginning of such period or whose elections or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors (or members of a similar governing body) then in office;

          (d) the Parent shall cease to own and control, directly or through one or more Wholly-Owned Subsidiaries, all of the economic and voting rights associated with all of the outstanding Stock of the Borrower; or

          (e) any "Change of Control" under and as defined in the Subordinated Notes Indenture or any term of similar import under any Subordinated Debt Document.

          "CHANGE OF LAW" has the meaning specified in SECTION 2.14(c) (SPECIAL PROVISIONS GOVERNING EURODOLLAR RATE LOANS).

          "CITIBANK" means Citibank, N.A., a national banking association.

          "CITICORP" has the meaning specified in the preamble to this Agreement.

          "CLOSING DATE" means the first date on which any Loan is made or any Letter of Credit is Issued or deemed issued pursuant to SECTION 2.4(k) (LETTERS OF CREDIT).

          "CLOSING DATE ACQUISITION" means the Prestige Acquisition.

          "CLOSING DATE ACQUISITION AGREEMENT" means the Prestige Acquisition Agreement.

          "CLOSING DATE RELATED DOCUMENT" means each Subordinated Notes Document, each Prestige Acquisition Document and each Sponsor's Equity Investment Document.

          "CODE" means the U.S. Internal Revenue Code of 1986, as currently amended.

                                                                CREDIT AGREEMENT
                                                           PRESTIGE BRANDS, INC.

          "COLLATERAL" means all property and interests in property and proceeds thereof now owned or hereafter acquired by any Loan Party in or upon which a Lien is granted under any Collateral Document.

          "COLLATERAL AGENTS" means each of the Administrative Agent and the Tranche C Agent.

          "COLLATERAL DOCUMENTS" means the Pledge and Security Agreement, the Foreign Collateral Documents, the Mortgages (if any are executed after the Closing Date), the Deposit Account Control Agreements, the Securities Account Control Agreements and any other document executed and delivered by a Loan Party granting a Lien on any of its property to secure payment of the Secured Obligations.

          "COMMITMENT" means, with respect to any Lender, such Lender's Revolving Credit Commitment, Tranche B Commitment and Tranche C Commitment, if any, and "COMMITMENTS" means the aggregate Revolving Credit Commitments, Tranche B Commitments and Tranche C Commitments of all Lenders.

          "COMMODITY ACCOUNT" has the meaning given to such term in the UCC.

          "COMPLIANCE CERTIFICATE" has the meaning specified in SECTION 6.1(d) (FINANCIAL STATEMENTS).

          "CONSOLIDATED" means, with respect to any Person, the consolidation of accounts of such Person and its Subsidiaries in accordance with GAAP.

          "CONSOLIDATED CURRENT ASSETS" means, with respect to any Person at any date, the total Consolidated current assets (other than cash and Cash Equivalents) of such Person and its Subsidiaries at such date, excluding any credit for deferred federal, state, local and foreign income tax.

          "CONSOLIDATED CURRENT LIABILITIES" means, with respect to any Person at any date, all liabilities of such Person and its Subsidiaries at such date that should be classified as current liabilities on a Consolidated balance sheet of such Person and its Subsidiaries, but excluding, in the case of the Parent, and only to the extent included in current liabilities of the Parent and its Subsidiaries on a Consolidated balance sheet thereof, the sum of, without duplication, (a) the principal amount of any current portion of long-term Consolidated Financial Covenant Debt of such Person, (b) the then outstanding principal amount of the Loans, (c) the current portion of any accrued and unpaid interest on any Indebtedness described under CLAUSE (a) or (b) above and (d) liabilities for deferred federal, state, local and foreign income tax.

          "CONSOLIDATED NET INCOME" means, for any Person for any period, the Consolidated net income (or loss) of such Person and its Subsidiaries for such period; PROVIDED, HOWEVER, that (a) the net income of any other Person in which such Person or one of its Subsidiaries has a joint interest with a third party (which interest does not cause the net income of such other Person to be Consolidated into the net income of such Person) shall be included only to the extent of the amount of dividends or distributions paid to such Person or Subsidiary, (b) the net income of any Subsidiary of such Person that (i) is a Loan Party and that is subject to any consensual restriction or limitation on the payment of dividends or the making of other distributions shall be excluded to the extent of such restriction or limitation or (ii) is not a Loan

                                                                CREDIT AGREEMENT
                                                           PRESTIGE BRANDS, INC.

Party and that is subject to any restriction or limitation (whether or not consensual) on the payment of dividends or the making of other distributions shall be excluded to the extent of such restriction or limitation and (c) extraordinary, unusual or non-recurring gains and losses and any one-time increase or decrease to net income that is required to be recorded because of the adoption of new accounting policies, practices or standards required by GAAP shall be excluded and (d) gains and losses from businesses reflected on the Financial Statements of such Person as discontinued operations shall be excluded.

          "CONSTITUENT DOCUMENTS" means, with respect to any Person, (a) the articles of incorporation, certificate of incorporation, constitution or certificate of formation (or the equivalent organizational documents) of such Person, (b) the by-laws, operating agreement (or the equivalent governing documents) of such Person and (c) any document setting forth the manner of election and obligations of the directors or managing members of such Person (if any) and the designation, amount or relative rights, limitations and preferences of any class or series of such Person's Stock.

          "CONTAMINANT" means any material, substance or waste that is classified, regulated or otherwise characterized under any Environmental Law as hazardous, toxic, a contaminant or a pollutant or by other words of similar meaning or regulatory effect, including any petroleum or petroleum-derived substance or waste, asbestos and polychlorinated biphenyls.

          "CONTRACTUAL OBLIGATION" of any Person means any obligation, agreement, undertaking or similar provision of any Security issued by such Person or of any agreement, undertaking, contract, lease, indenture, mortgage, deed of trust or other instrument (excluding a Loan Document) to which such Person is a party or by which it or any of its property is bound or to which any of its property is subject.

          "CONTROL ACCOUNT" means a Securities Account or Commodity Account that is the subject of an effective Securities Account Control Agreement and that is maintained by any Loan Party with an Approved Securities Intermediary. "CONTROL ACCOUNT" includes all Financial Assets held in a Securities Account or a Commodity Account and all certificates and instruments, if any, representing or evidencing the Financial Assets contained therein.

          "CORPORATE CHART" means a corporate organizational chart, list or other similar document in each case in form reasonably acceptable to the Administrative Agent and setting forth, for each Person that is a Loan Party, that is subject to SECTION 7.11 (ADDITIONAL COLLATERAL AND GUARANTIES) or that is a Subsidiary or Joint Venture of any of them, (a) the full legal name of such Person (and any trade name, fictitious name or other name such Person operates under at such time), (b) the jurisdiction of organization, the organizational number (if any) and the tax identification number (if any) of such Person, (c) the location of such Person's chief executive office (or sole place of business) and (d) the number of shares of each class of such Person's Stock authorized (if applicable), the number outstanding as of the date of delivery and the number and percentage of such outstanding shares for each such class owned (directly or indirectly) by any Loan Party or any Subsidiary of any of them.

          "CUSTOMARY PERMITTED LIENS" means, with respect to any Person, any of the following Liens, in each case as long as no such Lien secures any Indebtedness for borrowed money:

                                                                CREDIT AGREEMENT
                                                           PRESTIGE BRANDS, INC.

          (a) Liens with respect to the payment of taxes, assessments or governmental charges in each case that are not overdue by more than 30 days or that can be paid without penalty or that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP;

          (b) Liens of landlords arising by statute (or, with the Administrative Agent's consent, by contract) and liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other liens imposed by law (including, as applicable, under Article 2 of the uniform commercial code of any state of the United States or the District of Columbia and similar laws) created in the ordinary course of business for amounts not overdue by more than 30 days or that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP;

          (c) pledges and cash deposits made in the ordinary course of business in connection with workers' compensation, unemployment or other insurance obligations or other types of social security benefits or similar legal obligations or to secure the performance of bids, statutory obligations, public obligations to any Governmental Authority, tenders, sales, contracts (other than for the repayment of borrowed money) and surety, customs or performance bonds;

          (d) encumbrances arising by reason of zoning restrictions, easements, licenses, building codes, land-use restrictions, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar encumbrances on the use of real property not materially detracting from the value of such real property or not materially interfering with the ordinary conduct of the business conducted and proposed to be conducted at such real property;

          (e) Liens arising under leases or subleases of real property that do not, in the aggregate, materially detract from the value of such real property or interfere with the ordinary conduct of the business conducted and proposed to be conducted at such real property;

          (f) Liens, pledges and cash deposits to secure any appeal bond with respect to any judgment or order (or similar process) or Liens otherwise granted as part of such judgment or order (or similar process), in each case to the extent no Event of Default exists as a result of such Lien, judgment or order;

          (h) rights of setoff, banker's liens and similar rights in favor of a banking institution that arise as a matter of law, encumber deposits and are within the general parameters customary in the banking industry; and

          (i) Liens that might be deemed to exist on the assets subject to a repurchase agreement constituting a Cash Equivalent permitted hereunder, if such Liens are deemed to exist solely because the existence of such repurchase agreement.

          "DEBT ISSUANCE" means the incurrence of Indebtedness of the type specified in CLAUSE (a) or (b) of the definition of "INDEBTEDNESS" by the Parent or any of its Subsidiaries.

                                                                CREDIT AGREEMENT
                                                           PRESTIGE BRANDS, INC.

          "DEFAULT" means any event that, with the passing of applicable grace periods or the giving of notice or both, would become an Event of Default if not cured or waived.

          "DEPOSIT ACCOUNT" has the meaning given to such term in the UCC.

          "DEPOSIT ACCOUNT BANK" means (a) each Agent and each Revolving Credit Lender party to this Agreement on the date hereof or prior to the Syndication Completion Date (and each Affiliate thereof), (b) the financial institutions listed on SCHEDULE 7.15 (POST-CLOSING DELIVERIES) and (c) each other financial institution approved by the Applicable Collateral Agent, which approval shall not be unreasonably withheld.

          "DEPOSIT ACCOUNT CONTROL AGREEMENT" has the meaning specified in the Pledge and Security Agreement.

          "DISCLOSURE DOCUMENTS" means, collectively, (a) the confidential information memoranda and related materials prepared in connection with the syndication of the Facilities, (b) the Subordinated Notes Offering Memorandum and (c) on and after the issuance of any Additional Subordinated Debt, any offering memoranda, information memoranda and similar documentation distributed to prospective participants in a syndication or an offering in respect thereof.

          "DISQUALIFIED STOCK" means any Stock of the Parent that, by its terms, (or by the terms of any Security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise
(a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (b) is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part, (c) is Indebtedness or is convertible or exchangeable at the option of the holder thereof for Indebtedness or Disqualified Stock, in each of CLAUSE (a), (b) and (c) coming due sooner than the latest of (i) the first anniversary of the Tranche C Maturity Date, (ii) the first anniversary of the Tranche B Maturity Date and (iii) the first anniversary of the Scheduled Termination Date; PROVIDED, HOWEVER, that only the portion of Stock which so matures or is so mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date, shall be deemed to be Disqualified Stock; and PROVIDED, FURTHER, that any Stock that would constitute "Disqualified Stock" solely because the holders thereof have the right to require the Parent or any of its Subsidiaries to repurchase such Stock upon the occurrence of a change of control or asset sale shall not constitute Disqualified Stock if the terms of such Stock (and all such Securities into which it is convertible or for which it is exchangeable) provide that none of the Parent or its Subsidiaries may repurchase or redeem any such Stock (or any such Securities into which it is convertible or for which it is exchangeable) pursuant to such provision prior to the payment in full of the Secured Obligations.

          "DISQUALIFIED STOCK DOCUMENT" means any agreement, certificate, power of attorney, or other document relating to any Disqualified Stock.

          "DOCUMENTARY LETTER OF CREDIT" means any Letter of Credit that is drawable upon presentation of documents evidencing the sale or shipment of goods purchased by the Parent or any of its Subsidiaries in the ordinary course of its business.

          "DOCUMENTATION AGENT" has the meaning specified in the preamble hereto.

                                                                CREDIT AGREEMENT
                                                           PRESTIGE BRANDS, INC.

          "DOLLAR EQUIVALENT" of any amount means, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in an Alternative Currency, the equivalent of such amount in Dollars determined by using the rate of exchange quoted by Citibank in New York, New York at 11:00 a.m. (New York time) on the date of determination (or, if such date is not a Business Day, the last Business Day prior thereto) to prime banks in New York for the spot purchase in the New York foreign exchange market of such amount of Dollars with such Alternative Currency and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it reasonably deems appropriate.

          "DOLLARS" and the sign "$" each mean the lawful money of the United States of America.

          "DOMESTIC LENDING OFFICE" means, with respect to any Lender, the office of such Lender specified as its "DOMESTIC LENDING OFFICE" opposite its name on SCHEDULE II (APPLICABLE LENDING OFFICES AND ADDRESSES FOR NOTICES) or on the Assignment and Acceptance by which it became a Lender or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

          "DOMESTIC PERSON" means any "UNITED STATES PERSON" under and as defined in Section 7701(a)(30) of the Code.

          "DOMESTIC SUBSIDIARY" means any Subsidiary of the Parent organized under the laws of any state of the United States of America or the District of Columbia.

          "EBITDA" means, with respect to any Person for any period,

          (a)  Consolidated Net Income of such Person for such period PLUS

          (b)  the sum of, in each case (other than in the case of CLAUSES
     (xiii) and (xiv) below) to the extent included in the calculation of such Consolidated Net Income as a reduction thereof but without duplication, the following:

               (i) any provision for federal, state, local and foreign income tax, franchise taxes and state single business unitary and similar taxes imposed in lieu of income tax;

               (ii)   Interest Expense;

               (iii)  loss from extraordinary items;

               (iv)   depreciation, depletion and amortization expenses;

               (v) cash expenses made during such period in connection with any Acquisition or Permitted Acquisition for which such Person or its Consolidated Subsidiaries have received during such period indemnification payments in respect of any Acquisition or Permitted Acquisition, to the extent reimbursed by third parties that are not Affiliates of such Person or any of its Consolidated Subsidiaries;

                                                                CREDIT AGREEMENT
                                                           PRESTIGE BRANDS, INC.

               (vi) fees and expenses paid during such period in connection with the exchange of the Subordinated Notes for notes registered with the Securities and Exchange Commission;

               (vii) any aggregate net loss in such period from the sale, exchange or other disposition of capital assets (other than dispositions of Inventory in the ordinary course of business) by such Person or any of its Consolidated Subsidiaries in an amount not to exceed $5,000,000 in the aggregate for all such periods;

               (viii) any write-off made in such period of deferred financing costs;

               (ix) earn-out obligations incurred in connection with any Acquisition or Permitted Acquisition and paid or accrued during such period;

               (x) fees (including underwriting fees) and expenses paid by such Person or its Consolidated Subsidiaries during such period in connection with the consummation of the Transactions;

               (xi) all other non-cash charges and non-cash losses for such period, including the amount of any compensation deduction as the result of any grant of Stock or Stock Equivalents to employees, officers, directors or consultants;

               (xii) any portion of the Management Fees paid by or on behalf of, or accrued by, such Person or any of its Consolidated Subsidiaries during such period;

               (xiii) payments received by such Person or any of its Consolidated Subsidiaries from business interruption insurance;

               (xiv) adjustments for the period from January 1, 2004 through March 31, 2004 in an amount not to exceed $10,000,000 for items deemed non-recurring by the Sponsor and a Responsible Officer of the Borrower (and as shall be acceptable to the Administrative Agent and the Syndication Agent) to reflect the manner in which the Parent and its Subsidiaries will be operated in the future after giving effect to the Acquisitions; and MINUS; and

               (xv) costs not to exceed $2,600,000 to implement synergy cost savings outlined on SCHEDULE 1.1; and

          (c) the sum of, in each case, to the extent included in the calculation of such Consolidated Net Income as an increase thereto but without duplication, each of the following:

               (i)    any credit for income tax;

               (ii) Consolidated net gains of such Person and its Subsidiaries under Interest Rate Contracts for such period;

               (iii) any Consolidated interest income of such Person and its Subsidiaries for such period;

                                                                CREDIT AGREEMENT
                                                           PRESTIGE BRANDS, INC.

               (iv)   gains from extraordinary items for such period;

               (v) any aggregate net gain in such period (but not any aggregate net loss) from the sale, exchange or other disposition of capital assets by such Person or any of its Consolidated Subsidiaries (other than dispositions of Inventory in the ordinary course of business);

               (vi) any cash refund of any payment in such period of any item described in CLAUSE (b) above which payment or item was added to Consolidated Net Income in the calculation of EBITDA by reason of such clause either in such period or in any prior period; and

               (vii) any other non-cash gains or other items which have been added in determining Consolidated Net Income of such Person for such period, including any reversal of a change referred to in CLAUSE (b)(xi) above by reason of a decrease in the value of any Stock or Stock Equivalent.

          "ELIGIBLE ASSIGNEE" means (a) a Lender or an Affiliate or Approved Fund of any Lender, (b) a commercial bank having total assets whose Dollar Equivalent exceeds $5,000,000,000, (c) a finance company, insurance company or any other financial institution or Fund, in each case reasonably acceptable to the Administrative Agent and regularly engaged in making, purchasing or investing in loans and having a net worth, determined in accordance with GAAP, whose Dollar Equivalent exceeds $250,000,000 (or, to the extent net worth is less than such amount, a finance company, insurance company, other financial institution or Fund, reasonably acceptable to the Administrative Agent and the Borrower) or (d) a savings and loan association or savings bank organized under the laws of the United States or any State thereof having a net worth, determined in accordance with GAAP, whose Dollar Equivalent exceeds $250,000,000.

          "ENTITLEMENT HOLDER" has the meaning given to such term in the UCC.

          "ENTITLEMENT ORDER" has the meaning given to such term in the UCC.

          "ENVIRONMENTAL LAWS" means all applicable Requirements of Law now or hereafter in effect and as amended or supplemented from time to time, relating to pollution or the regulation and protection of human or animal health, safety, the environment or natural resources, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601 ET SEQ.); the Hazardous Material Transportation Act, as amended (49 U.S.C.
Section 5101 ET SEQ.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. Section 136 ET SEQ.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 6901 ET SEQ.); the Toxic Substance Control Act, as amended (15 U.S.C. Section 2601 ET SEQ.); the Clean Air Act, as amended (42 U.S.C. Section 7401 ET SEQ.); the Federal Water Pollution Control Act, as amended (33 U.S.C. Section 1251 ET SEQ.); the Occupational Safety and Health Act, as amended (29 U.S.C. Section 651 ET SEQ.); the Safe Drinking Water Act, as amended (42 U.S.C. Section 300f ET SEQ.); and each of their state and local counterparts or equivalents and any transfer of ownership notification or approval statute, including the Industrial Site Recovery Act (N.J. Stat. Ann.
Section 13:1K-6 ET SEQ.).

          "ENVIRONMENTAL LIABILITIES AND COSTS" means, with respect to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages,

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                                                                CREDIT AGREEMENT
                                                           PRESTIGE BRANDS, INC.

consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute and whether arising under any Environmental Law, Permit, order or agreement with any Governmental Authority or other Person, in each case relating to any environmental, health or safety condition or to any Release or threatened Release and resulting from the past, present or future operations of, or ownership of property by, such Person or any of its Subsidiaries.

          "ENVIRONMENTAL LIEN" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

          "EQUIPMENT" has the meaning given to such term in the UCC.

          "EQUITY ISSUANCE" means any capital contribution to the Parent from any of its holders of Stock or Stock Equivalent or any issue or sale of any Stock or Stock Equivalent of the Parent or any Subsidiary of the Parent by the Parent or any such Subsidiary to any Person other than the Parent or any such Subsidiary (or any Joint Venture of any of them), in each case other than any issuance of common Stock of the Parent (a) that constitutes Nominal Shares or
(b) occurring in the ordinary course of business to any director, member of the management or employee of the Parent or its Subsidiaries.

          "EQUITY ISSUANCE NOTICE" means, with respect to any Equity Issuance, a notice from the Parent to the Administrative Agent delivered on or before the date of consummation of such Equity Issuance (a) that the Parent (directly or indirectly through one of its Subsidiaries or Permitted Joint Venture) intends and expects to use Net Cash Proceeds of such Equity Issuance identified in such notice, to the extent a prepayment of the Secured Obligations from all or any portion of such Net Cash Proceeds is not required hereunder or under any other Loan Document and (b) identifying separately (i) the portion of the Net Cash Proceeds of such Equity Issuance that is anticipated to be used to make Investments permitted under SECTION 8.3(m) (INVESTMENTS), (ii) the portion of the Net Cash Proceeds of such Equity Issuance that is anticipated to be used to make Permitted Acquisitions, and identifying each Permitted Acquisition to be made therewith and (iii) any other Net Cash Proceeds of such Equity Issuance the receipt of which is not anticipated to result in a mandatory prepayment hereunder by reason of SECTION 2.9(a)(ii) (MANDATORY PREPAYMENTS) because such Net Cash Proceeds are anticipated to be used to make other Investments or Capital Expenditures or management buybacks.

          "ERISA" means the United States Employee Retirement Income Security Act of 1974.

          "ERISA AFFILIATE" means any trade or business (whether or not incorporated) under common control or treated as a single employer with the Parent or any of its Subsidiaries within the meaning of Section 414(b), (c), (m) or (o) of the Code.

          "ERISA EVENT" means (a) a reportable event described in Section 4043(c)(1), (2), (3), (5), (6), (8) or (9) of ERISA with respect to a Title IV
Plan or a Multiemployer Plan, (b) the withdrawal of the Parent, any of its Subsidiaries or any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA, (c) the complete or partial withdrawal of the Parent, any of its Subsidiaries or any ERISA Affiliate from any Multiemployer Plan, (d) notice of

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                                                                CREDIT AGREEMENT
                                                           PRESTIGE BRANDS, INC.

reorganization or insolvency of a Multiemployer Plan, (e) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA, (f) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC, (g) the failure to make any required contribution to a Title IV Plan or Multiemployer Plan, (h) the imposition of a lien under Section 412 of the Code or Section 302 of ERISA on the Parent or any of its Subsidiaries or any ERISA Affiliate or (i) any other event or condition that might reasonably be expected to constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA or (j) the aggregate unfunded vested benefits (as determined under Section 4006(a)(3)(E)(iii) of all Title IV Plans (disregarding Title IV Plans with no unfunded vested benefits) exceed $50,000,000 and the funded vested benefit percentage of such Title IV Plan is less than 90 percent.

          "EUROCURRENCY LIABILITIES" has the meaning assigned to that term in Regulation D of the Federal Reserve Board.

          "EURODOLLAR BASE RATE" means, with respect to any Interest Period for any Eurodollar Rate Loan, the rate determined by the Administrative Agent to be the offered rate for deposits in Dollars for the applicable Interest Period appearing on the Dow Jones Markets Telerate Page 3750 as of 11:00 a.m., London time, on the second full Business Day next preceding the first day of each Interest Period. In the event that such rate does not appear on the Dow Jones Markets Telerate Page 3750 (or otherwise on the Dow Jones Markets screen), the Eurodollar Base Rate for the purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent.

          "EURODOLLAR LENDING OFFICE" means, with respect to any Lender, the office of such Lender specified as its "EURODOLLAR LENDING OFFICE" opposite its name on SCHEDULE II (APPLICABLE LENDING OFFICES AND ADDRESSES FOR NOTICES) or on the Assignment and Acceptance by which it became a Lender (or, if no such office is specified, its Domestic Lending Office) or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

          "EURODOLLAR RATE" means, with respect to any Interest Period for any Eurodollar Rate Loan, an interest rate per annum equal to the rate per annum obtained by dividing (a) the Eurodollar Base Rate by (b)(i) a percentage equal to 100% MINUS (ii) the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the Eurodollar Rate is determined) having a term equal to such Interest Period.

          "EURODOLLAR RATE LOAN" means any Loan that, for an Interest Period, bears interest based on the Eurodollar Rate.

          "EVENT OF DEFAULT" has the meaning specified in SECTION 9.1 (EVENTS OF DEFAULT).

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                                                                CREDIT AGREEMENT
                                                           PRESTIGE BRANDS, INC.

          "EXCESS CASH FLOW" means, for any period, each calculated on a Consolidated basis, (a) EBITDA of the Parent for such period PLUS (b) the sum of, without duplication, (i) the excess, if any, of the Working Capital of the Parent at the beginning of such period over the Working Capital of the Parent at the end of such period and (ii) any cash refund of any payment or expense set forth in CLAUSE (c) below for which credit was given pursuant to such clauses in prior periods, MINUS (c) the sum (without duplication, including duplications that may occur because of the inclusion of any of the following in the calculation of any defined term used below) of all of the following:

               (i) scheduled and mandatory cash principal payments on the Loans during such period and optional cash principal payments on the Loans during such period (but only, in the case of payment in respect of Revolving Loans, to the extent that the Revolving Credit Commitments are permanently reduced by the amount of such payments);

               (ii) cash principal payments made by the Parent or any of its Subsidiaries during such period on other Indebtedness to the extent such other Indebtedness and payments are permitted by this Agreement;

               (iii) scheduled cash payments made by the Parent or any of its Subsidiaries on Capital Lease Obligations during such period to the extent such Capital Lease Obligations and payments are permitted by this Agreement;

               (iv) Unfinanced Capital Expenditures made by the Parent or any of its Subsidiaries during such period to the extent permitted by this Agreement;

               (v) cash payments of federal, state, local and foreign income tax, franchise taxes and state single business unitary and similar taxes imposed in lieu of income tax made during such period by Parent or any of its Subsidiaries;

               (vi) cash Restricted Payments permitted to be made in reliance upon SECTION 8.5(c)(iii) (RESTRICTED PAYMENTS) and made to the Parent for the sole purpose of funding cash payments made during such period to any then existing or former director, officer or employee of Parent or any of its Subsidiaries or their respective assigns, estates, heirs or their current or former spouses for the repurchase, redemption or other acquisition or retirement for value of any of their Stock or Stock Equivalents of Parent;

               (vii) cash payments (other than in respect of taxes, which are governed by CLAUSE (v) above) made during such period for any liability which accrual in a prior period did not reduce EBITDA and therefore increased Excess Cash Flow in such prior period (and there was no other reduction to EBITDA or Excess Cash Flow related to such payment);

               (viii) Cash Interest Expense made during such period (PLUS, but only to the extent subtracted from Interest Expense in the calculation of Cash Interest Expense, any fees and expenses described in CLAUSES (b) through (e) of the definition of Cash Interest Expense); and

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                                                                CREDIT AGREEMENT
                                                           PRESTIGE BRANDS, INC.

               (ix) all cash expenses made during such period, to the extent such cash expenses were added back to Consolidated Net Income in the calculation of EBITDA pursuant to CLAUSES (b)(v), (vi), (vii), (ix) and (x) of the definition of EBITDA;

               (x) any portion of the Management Fees paid in cash during such period; and

               (xi) the excess, if any, of the Working Capital of the Parent at the end of such period over the Working Capital of the Parent at the beginning of such period.

          "EXCLUDED FOREIGN SUBSIDIARY" means any Subsidiary that is not a Domestic Subsidiary in respect of which either (a) the pledge of all of the Stock of such Subsidiary as Collateral to secure payment of the Secured Obligations or (b) such Subsidiary entering into Guaranty Obligations in respect of the Secured Obligations, could reasonably be expected, in the good faith judgment of the Parent, result in materially adverse tax consequences to any Loan Party or any Subsidiary of any Loan Party, unless, in the case of CLAUSES
(a) and (b), such Subsidiary has entered into Guaranty Obligations in respect of the Subordinated Notes Indenture or other Indebtedness of any Loan Party having substantially similar tax consequences.

          "EXISTING AGENTS" means each of Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc. and Union Bank of California, N.A. in their capacity as agents under the Existing Credit Documents.

          "EXISTING CREDIT DOCUMENTS" means, each as amended to the date hereof,
(a) that certain Credit Agreement, dated as of February 6, 2004, by and among the Borrower and Denorex Acquisition, Inc., a Delaware corporation, as borrowers, the financial institutions from time to time party thereto as lenders and Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as agent for such lenders, (b) that certain Senior Subordinated Loan Agreement, dated as of February 6, 2004, by and among the Borrower and Denorex Acquisition, Inc., as borrowers, Medtech Acquisition Holdings, Inc., a Delaware corporation, Denorex Acquisition Holdings, Inc., a Delaware corporation, Medtech/Denorex Management, Inc., a Delaware corporation, GTCR Capital Partners, L.P., a Delaware limited partnership and certain other lenders named therein, (c) that certain Second Amended and Restated Revolving/Term Loan Agreement, dated as of December 30, 2002, by and among Prestige Brands International, Inc., certain of its subsidiaries, the lenders from time to time party thereto and Union Bank of California, N.A., as agent for such lenders and
(d) those certain 15% senior subordinated notes issued pursuant to the Securities Purchase Agreement, dated as of December 30, 2002, by and among Prestige Brands Holdings, Inc., a Delaware corporation, certain of its subsidiaries, Bonita Bay Holdings, Inc. and the lenders named therein, and such securities purchase agreement.

          "FACILITIES" means (a) the Tranche B Facility, (b) the Tranche C Facility and (c) the Revolving Credit Facility.

          "FACILITIES INCREASE" has the meaning specified in SECTION 2.1(c) (THE COMMITMENTS).

          "FACILITIES INCREASE DATE" has the meaning specified in SECTION 2.1(c) (THE COMMITMENTS).

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                                                                CREDIT AGREEMENT
                                                           PRESTIGE BRANDS, INC.

          "FACILITIES INCREASE NOTICE" means a notice from the Borrower to the Administrative Agent requesting a Facilities Increase, which may include any proposed term and condition for such proposed Facilities Increase but shall include in any event the amount of such proposed Facilities Increase.

          "FAIR MARKET VALUE" means (a) with respect to any asset or group of assets (other than a marketable Security) of any Loan Party at any date that are the object of a transaction or series of transactions, the value of the consideration obtainable in a sale of such asset at such date or on the date of such transaction or series of transactions assuming a sale by a willing seller to a willing purchaser, neither of which is under pressure or compulsion to complete the transaction and both of which are dealing at arm's length, having regard to the nature and characteristics of such asset, as reasonably determined by the Board of Directors (or equivalent governing body) of such Loan Party (unless the Dollar Equivalent of such consideration is equal to or less than $5,000,000, as determined by a Responsible Officer of the Company) or, if such asset shall have been the subject of a relatively contemporaneous appraisal by an independent third party appraiser, the basic assumptions underlying which have not materially changed since its date, the value set forth in such appraisal and (b) with respect to any marketable Security at any date, the closing sale price of such Security on the Business Day next preceding such date, as appearing in any published list of any national securities exchange or the NASDAQ Stock Market or, if there is no such closing sale price of such Security, the final price for the purchase of such Security at face value quoted on such Business Day by a financial institution of recognized standing regularly dealing in Securities of such type and selected by the Administrative Agent.

          "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "FEDERAL RESERVE BOARD" means the Board of Governors of the United States Federal Reserve System, or any successor thereto.

          "FEE LETTER" shall mean each of (a) the amended and restated fee letter, dated as of February 9, 2004 and amended and restated as of March 25, 2004, as assigned to the Borrower on the date hereof, among the Borrower (as assignee of Prestige Acquisition Holdings, LLC), the Administrative Agent, the Syndication Agent and the Arrangers, with respect to certain fees to be paid from time to time to such Agents and the Arrangers and (b) any additional fee letter entered into as part of a Facilities Increase and executed by, among others, the Administrative Agent.

          "FINANCIAL ASSET" has the meaning given to such term in the UCC.

          "FINANCIAL COVENANT DEBT" of any Person means Indebtedness of such Person and its Subsidiaries of the type specified in CLAUSES (a), (b) (other than contingent obligations also of the type specified in CLAUSE (c) of such definition), (d), (e), (f) and (h) of the definition of "INDEBTEDNESS" and non-contingent of obligations of the type specified in CLAUSE (c) of such definition, in each case to the extent each such item would be classified as "indebtedness" on a Consolidated balance sheet of such Person.

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                                                                CREDIT AGREEMENT
                                                           PRESTIGE BRANDS, INC.

          "FINANCIAL STATEMENTS" means the financial statements of the Parent and its Subsidiaries delivered in accordance with SECTION 4.4 (FINANCIAL STATEMENTS) and SECTION 6.1 (FINANCIAL STATEMENTS).

          "FIRST-PRIORITY SECURED OBLIGATIONS" means the Secured Obligations other than the Tranche C Obligations.

          "FIRST-PRIORITY SECURED PARTIES" means the Secured Parties other than the Tranche C Secured Parties.

          "FISCAL QUARTER" means each of the three month periods ending on March 31, June 30, September 30 and December 31.

          "FISCAL YEAR" means the twelve month period ending on March 31.

          "FIXED CHARGE COVERAGE RATIO" means, with respect to any Person for any period, the ratio of (a) Consolidated Adjusted EBITDA of such Person for such period MINUS Unfinanced Capital Expenditures of such Person for such period to (b) the Fixed Charges of such Person for such period.

          "FIXED CHARGES" means, with respect to any Person for any period, the sum, determined on a Consolidated basis, of (a) the Cash Interest Expense of such Person and its Subsidiaries for such period, (b) the principal amount of Consolidated Financial Covenant Debt of such Person having a scheduled due date during such period (taking into account any reduction to such scheduled payments of principal amount made on or prior to the date of determination of "FIXED CHARGES" in accordance with the terms of this Agreement and the terms of such Consolidated Financial Covenant Debt, whether through mandatory or optional prepayments or otherwise), (c) all cash dividends and all other cash Restricted Payments payable by such Person and its Subsidiaries on Stock in respect of such period to Persons other than such Person and its Subsidiaries and all intercompany loans made in pursuant to SECTION 8.3(i) (INVESTMENTS) (other than Restricted Payments made and permitted pursuant to SECTION 8.5(c)(iii) (RESTRICTED PAYMENTS) (and any the intercompany loans made in reliance on such clause) in respect of the Stock or Stock Equivalents of any existing or former director, officer or employee of Parent or any of its Subsidiaries or their assigns, estates, heirs or their current or former spouses) and (d) the total federal income tax liability actually paid in cash by such Person for such period.

          "FOREIGN COLLATERAL DOCUMENTS" means (i) the Share Mortgage between Prestige Brands International, Inc. and the Collateral Agents and (ii) any other document executed and delivered by a Loan Party granting a Lien on any of its property to secure payment of the Secured Obligations under any law other than United States federal, state or local law.

          "FOREIGN IP SUBSIDIARY" means one or more Wholly-Owned Subsidiaries of any Loan Party (a) that is incorporated in Ireland, Switzerland or other jurisdictions reasonably acceptable to the Administrative Agent, (b) whose Stock and Stock Equivalents shall be pledged to the Administrative Agent to the extent required pursuant to SECTION 7.11 (ADDITIONAL COLLATERAL AND GUARANTIES) and
(c)(i) whose Constituent Documents do not prevent or otherwise limit, and whose jurisdiction of organization and applicable Requirements of Law do not prevent or otherwise limit, the granting of Requisite Priority Liens to the Collateral Agents on 65% of the Stock of such Wholly-Owned Subsidiaries, foreclosure under such Requisite Priority Liens or any other exercise of remedies similar to the remedies set forth in the Pledge and Security Agreement

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                                                                CREDIT AGREEMENT
                                                           PRESTIGE BRANDS, INC.

in respect of capital stock and (ii) whose Constituent Documents do not prevent or otherwise limit (except to the extent required by applicable Requirements of Law), any payment by any Wholly-Owned Subsidiary to any Loan Party (whether directly or indirectly through any Wholly-Owned Subsidiary).

          "FOREIGN IP TRANSFER" means the transfer, within 270 days of the Closing Date, to one or more Foreign IP Subsidiary of (a) any Intellectual Property to the extent registered in any jurisdiction other than the United States or any State thereof or the District of Columbia or (b) any unregistered Intellectual Property and all rights under manufacturing, distribution and other contracts, in each case to the extent such Intellectual Property and rights are used in or otherwise related to the development, marketing, manufacturing, packaging, handling, distribution or sale of products sold outside of the United States.

          "FOREIGN NON-GUARANTOR" means any Non-Guarantor that is not organized under the laws of any State of the United States of America or the District of Columbia.

          "FUND" means any Person (other than a natural Person) that is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

          "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, that are applicable to the circumstances as of the date of determination.

          "GOVERNMENTAL AUTHORITY" means any nation, sovereign or government, any state or other political subdivision thereof and any entity or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any central bank or stock exchange.

          "GUARANTOR" means the Parent and each Subsidiary Guarantor.

          "GUARANTY" means the guaranty, in substantially the form of EXHIBIT H (FORM OF GUARANTY), executed by the Guarantors.

          "GUARANTY OBLIGATION" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness of another Person, if the purpose or intent of such Person in incurring the Guaranty Obligation is to provide assurance to the obligee of such Indebtedness that such Indebtedness will be paid or discharged, that any agreement relating thereto will be complied with, or that any holder of such Indebtedness will be protected (in whole or in part) against loss in respect thereof, including (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of Indebtedness of another Person and (b) any liability of such Person for Indebtedness of another Person through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such Indebtedness or any security therefor or to provide funds for the payment or discharge of such Indebtedness (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise),
(ii) to maintain the solvency or any balance sheet item, level of

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                                                                CREDIT AGREEMENT
                                                           PRESTIGE BRANDS, INC.

income or financial condition of another Person, (iii) to make take-or-pay or similar payments, if required, regardless of non-performance by any other party or parties to an agreement, (iv) to purchase, sell or lease (as lessor or lessee) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss or (v) to supply funds to, or in any other manner invest in, such other Person (including to pay for property or services irrespective of whether such property is received or such services are rendered), if in the case of any agreement described under CLAUSE (b)(i), (ii),
(iii), (iv) or (v) above the primary purpose or intent thereof is to provide assurance that Indebtedness of another Person will be paid or discharged, that any agreement relating thereto will be complied with or that any holder of such Indebtedness will be protected (in whole or in part) against loss in respect thereof. The amount of any Guaranty Obligation shall be equal to the amount of the Indebtedness so guaranteed or otherwise supported.

          "HEDGING CONTRACTS" means all Interest Rate Contracts, foreign exchange contracts, currency swap or option agreements, forward contracts, commodity swap, purchase or option agreements, other commodity price hedging arrangements and all other similar agreements or arrangements designed to alter the risks of any Person arising from fluctuations in interest rates, currency values or commodity prices.

          "HEDGING CONTRACT OBLIGATIONS" means each liability, amount, obligation, covenant and duty owing by any Loan Party to any Agent, any Lender, any Issuer, any Affiliate of any of them or any Indemnitee, of every type and description, present or future, arising under each Hedging Contract with any Person that was a Lender or an Affiliate of any such Lender at the time such Person entered into such Hedging Contract, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired and whether or not evidenced by any note, guaranty or other instrument or for the payment of money, including obligations for the payment of fees, interest, charges, expenses, attorneys' fees and disbursements and other sums chargeable to any Loan Party in connection therewith.

          "HOLDING COMPANY" means each direct Subsidiary of Parent.

          "INDEBTEDNESS" of any Person means without duplication (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments or that bear interest, (c) all reimbursement and other obligations with respect to letters of credit, bankers' acceptances, surety bonds and performance bonds, whether or not matured, (d) all indebtedness for the deferred purchase price of property or services, other than trade payables incurred in the ordinary course of business,
(e) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (f) all Capital Lease Obligations of such Person, (g) all Guaranty Obligations of such Person, (h) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any Stock or Stock Equivalents of such Person coming due sooner than the latest of (i) the first anniversary of the Tranche C Maturity Date, (ii) the first anniversary of the Tranche B Maturity Date and (iii) the first anniversary of the Scheduled Termination Date, valued, in the case of redeemable preferred stock, at the greater of its voluntary liquidation preference and its involuntary liquidation preference plus accrued and unpaid dividends, (i) all payments that such Person would have to make in the event of an early termination on the date Indebtedness of such Person is being determined in respect of Hedging Contracts of such Person

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                                                                CREDIT AGREEMENT
                                                           PRESTIGE BRANDS, INC.

and (j) all Indebtedness of the type referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and general intangibles) owned by such Person, even though such Person has not assumed and is not otherwise liable for the payment of such Indebtedness; PROVIDED, HOWEVER, that Indebtedness shall not include any earn-out obligations of such Person or obligations of such Person in connection with any consulting agreement, in each case owing to the seller in connection with any Acquisition or Permitted Acquisition, until such obligations shall be earned. The value for purpose of this Agreement of any Indebtedness qualifying as such under CLAUSE (j) above (regardless of whether such Indebtedness qualifies as such under any other clause hereof) shall be deemed to be equal to the lesser of (x) the amount of such Indebtedness and (y) the Fair Market Value of the property subject to a Lien securing any of such Indebtedness.

          "INDEMNIFIED MATTER" has the meaning specified in SECTION 11.4 (INDEMNITIES).

          "INDEMNITEE" has the meaning specified in SECTION 11.4 (INDEMNITIES).

          "INTELLECTUAL PROPERTY" has the meaning specified in the Pledge and Security Agreement.

          "INTERCREDITOR AGREEMENT" means an agreement, in substantially the form of EXHIBIT J (FORM OF INTERCREDITOR AGREEMENT), among each Lender, each Collateral Agent and each Loan Party.

          "INTEREST COVERAGE RATIO" means, with respect to any Person for any period, the ratio of (a) Consolidated Adjusted EBITDA of such Person for such period to (b) Cash Interest Expense of such Person for such period.

          "INTEREST EXPENSE" means, for any Person for any period, Consolidated total interest expense of such Person and its Subsidiaries for such period and including, in any event, interest capitalized during such period and net costs under Interest Rate Contracts for such period.

          "INTEREST PERIOD" means, in the case of any Eurodollar Rate Loan, (a) initially, the period commencing on the date such Eurodollar Rate Loan is made or on the date of conversion of a Base Rate Loan to such Eurodollar Rate Loan and ending one, two, three or six months thereafter (or if deposits of such duration are available to all applicable Lenders, ending nine or twelve months thereafter), as selected by the Borrower in its Notice of Borrowing or Notice of Conversion or Continuation given to the Administrative Agent pursuant to SECTION
2.2 (BORROWING PROCEDURES) or 2.11 (CONVERSION/CONTINUATION OPTION) and (b) thereafter, if such Loan is continued, in whole or in part, as a Eurodollar Rate Loan pursuant to SECTION 2.11 (CONVERSION/CONTINUATION OPTION), a period commencing on the last day of the immediately preceding Interest Period therefor and ending one, two, three or six months thereafter (or if deposits of such duration are available to all Lenders, ending nine or twelve months thereafter), as selected by the Borrower in its Notice of Conversion or Continuation given to the Administrative Agent pursuant to SECTION 2.11 (CONVERSION/CONTINUATION OPTION); PROVIDED, HOWEVER, that all of the foregoing provisions relating to Interest Periods in respect of Eurodollar Rate Loans are subject to the following:

               (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to extend such Interest Period into

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                                                                CREDIT AGREEMENT
                                                           PRESTIGE BRANDS, INC.

     another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

               (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

               (iii) the Borrower may not select any Interest Period that ends after the date of a scheduled principal payment on the Loans as set forth in ARTICLE II (THE FACILITIES) unless, after giving effect to such selection, the aggregate unpaid principal amount of the Loans for which Interest Periods end after such scheduled principal payment shall be equal to or less than the principal amount to which the Loans are required to be reduced after such scheduled principal payment is made;

               (iv) the Borrower may not select any Interest Period in respect of Loans having an aggregate principal amount of less than $1,000,000; and

               (v) there shall be outstanding at any one time no more than 10 Interest Periods in the aggregate.

          "INTEREST RATE CONTRACTS" means all interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and interest rate insurance.

          "INTERMEDIATE HOLDING COMPANIES" means each of Prestige Household Holdings, Inc., a Delaware corporation, Prestige Products Holdings, Inc., a Delaware corporation, Prestige Acquisition Holdings LLC, a Delaware limited liability company, Bonita Bay Holdings, Inc., a Virginia corporation, Prestige Brands Holdings, Inc., a Virginia corporation, Prestige Personal Care Holdings, Inc., a Delaware corporation and Prestige Personal Care, Inc., a Delaware corporation.

          "INVESTMENT" means, with respect to any Person, (a) any purchase or other acquisition by such Person of (i) any Security issued by, (ii) a beneficial interest in any Security issued by, or (iii) any other equity ownership interest in, any other Person, (b) any purchase by such Person of all or a significant part of the assets of a business conducted by any other Person, or all or substantially all of the assets constituting the business of a division, branch or other unit operation of any other Person, (c) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable and similar items made or incurred in the ordinary course of business as presently conducted) or capital contribution by such Person to any other Person, including all Indebtedness of any other Person to such Person arising from a sale of property by such Person other than in the ordinary course of its business, and (d) any Guaranty Obligation incurred by such Person in respect of Indebtedness of any other Person. For purposes of ARTICLE VIII (NEGATIVE COVENANTS), the outstanding amount of any Investment made by any Person at any time shall be calculated as the excess of the initial amount of such Investment made by such Person (including the Fair Market Value of all property transferred by such Person as part of such Investment) over the sum of, without duplication, (x) all returns of principal or capital thereof received on or prior to such time by such Person (including all cash dividends, cash distributions and cash repayments of Indebtedness received by such Person) and (y) all liabilities of such Person expressly transferred,

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                                                                CREDIT AGREEMENT
                                                           PRESTIGE BRANDS, INC.

prior to such time, in connection with the sale or disposition of such Investment, but only to the extent such Person is fully released of such liabilities by such transfer.

          "IRS" means the Internal Revenue Service of the United States or any successor thereto.

          "ISSUE" means, with respect to any Letter of Credit, to issue (including any deemed issuance pursuant to SECTION 2.4(k) (LETTERS OF CREDIT)), extend the expiry of, renew or increase the maximum face amount (including by deleting or reducing any scheduled decrease in such maximum face amount) of, such Letter of Credit. The terms "ISSUED" and "ISSUANCE" shall have a corresponding meaning.

          "ISSUER" means each Lender or Affiliate of a Lender that (a) is listed on the signature pages hereof as an "ISSUER" or (b) hereafter becomes an Issuer with the approval of the Administrative Agent and the Borrower by agreeing pursuant to an agreement with and in form and substance satisfactory to the Administrative Agent and the Borrower to be bound by the terms hereof applicable to Issuers.

          "JOINT VENTURE" means any Person (a) that is not a Subsidiary of the Parent or the Borrower, either directly or indirectly, (b) in which the Parent, the Borrower, any of their respective Subsidiaries or any other Joint Venture owns Stock or Stock Equivalents and (c) for which the Parent and the Borrower, in the aggregate together with their respective Subsidiaries, is, directly or indirectly, the beneficial owner of 5% or more of any class of the Stock or Stock Equivalents thereof.

          "LAND" of any Person means all of those plots, pieces or parcels of land now owned, leased or hereafter acquired or leased (including, in respect of the Loan Parties, as reflected in the most recent Financial Statements) by such Person.

          "LANDLORD WAIVER" means a letter in form and substance reasonably acceptable to the Applicable Collateral Agent and executed by a landlord in respect of inventory of any Loan Party located at any leased premises of any Loan Party.

          "LEASES" means, with respect to any Person, all of those leasehold estates in real property of such Person, as lessee, as such may be amended, supplemented or otherwise modified from time to time.

          "LENDER" means the Swing Loan Lender and each other financial institution or other entity that (a) is listed on the signature pages hereof as a "LENDER", (b) from time to time becomes a party hereto by execution of an Assignment and Acceptance or (c) becomes a party hereto in connection with a Facilities Increase by execution of an assumption agreement in connection with such Facilities Increase.

          "LETTER OF CREDIT" means any letter of credit Issued pursuant to
SECTION 2.4 (LETTERS OF CREDIT).

          "LETTER OF CREDIT OBLIGATIONS" means, at any time, the aggregate of all liabilities at such time of the Borrower to all Issuers with respect to Letters of Credit, whether or not any such liability is contingent, including, without duplication, the sum of (a) the Reimbursement Obligations at such time and (b) the Letter of Credit Undrawn Amounts at such time.

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                                                                CREDIT AGREEMENT
                                                           PRESTIGE BRANDS, INC.

          "LETTER OF CREDIT REIMBURSEMENT AGREEMENT" has the meaning specified in SECTION 2.4(a)(vi) (LETTERS OF CREDIT).

          "LETTER OF CREDIT REQUEST" has the meaning specified in SECTION 2.4(c) (LETTERS OF CREDIT).

          "LETTER OF CREDIT SUBLIMIT" means $5,000,000.

          "LETTER OF CREDIT UNDRAWN AMOUNTS" means, at any time, the aggregate undrawn face amount of all Letters of Credit outstanding at such time.

          "LEVERAGE RATIO" means, with respect to any Person as of any date, the ratio of (a) Consolidated Financial Covenant Debt of such Person and its Subsidiaries outstanding as of such date to (b) Consolidated Adjusted EBITDA for such Person for the last four Fiscal Quarter period ending on or before such date.

          "LIEN" means any mortgage, deed of trust, pledge, hypothecation, collateral assignment, charge, deposit arrangement, encumbrance, lien (statutory or other), security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever intended to assure payment of any Indebtedness or the performance of any other obligation, including any conditional sale or other title retention agreement and the interest of a lessor under a Capital Lease and any financing lease having substantially the same economic effect as any of the foregoing.

          "LOAN" means any loan made by any Lender pursuant to this Agreement.

          "LOAN DOCUMENTS" means, collectively, this Agreement, the Notes (if any), the Guaranty, the Intercreditor Agreement, each Fee Letter, each Letter of Credit Reimbursement Agreement, the Collateral Documents and each certificate, agreement or document executed by a Loan Party and delivered to any Collateral Agent or any Lender in connection with or pursuant to any of the foregoing.

          "LOAN PARTY" means each of the Borrower, each Guarantor and each other Subsidiary of the Parent that executes and delivers a Loan Document.

          "MANAGEMENT AGREEMENT" means the Amended and Restated Professional Services Agreement, dated as of February 6, 2004 and amended and restated as of the date hereof, between the Borrower (as successor in interest to Medtech/Denorex Management, Inc., a Delaware corporation) and GTCR Golder Rauner II, L.L.C., a Delaware limited liability company, in the form presented to the Administrative Agent, Syndication Agent and the Lenders on or prior to the date hereof and satisfactory to the Administrative Agent and the Syndication Agent, together with such amendments, restatements, changes, supplements or other modifications to any provision thereof as may be agreed by the Administrative Agent in its sole discretion.

          "MANAGEMENT FEE" means each of the following fees payable by the Borrower to GTCR Golder Rauner II, L.L.C.: (a) a management fee in an amount not to exceed $4,000,000 in each Fiscal Year, (b) one-time fees, each payable on the date of the consummation of certain equity and debt financings described in the Management Agreement in an amount not to exceed 2% of the gross amount (or, in the case of revolving facilities, the maximum committed amount)

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                                                                CREDIT AGREEMENT
                                                           PRESTIGE BRANDS, INC.

of such financings received by (or made available to) the Loan Parties and (c) indemnities and reimbursement of reasonable out-of-pocket fees and expenses, in each case pursuant to, and subject to the terms and conditions of, the Management Agreement (as disclosed to the Administrative Agent on the Closing
Date).

          "MATERIAL ADVERSE CHANGE" means a material adverse change in any of
(a) the business, assets, operations, properties, performance, condition (financial or otherwise) or contingent liabilities of the Parent and its Subsidiaries taken as a whole, (b) the legality, validity or enforceability of any Loan Document or (c) the material rights and remedies of the Collateral Agents, the Syndication Agent, the Lenders or the Issuers under the Loan Documents.

          "MATERIAL ADVERSE EFFECT" means an effect that results in or causes, or could reasonably be expected to result in or cause, a Material Adverse Change.

          "MATERIAL EVENT OF DEFAULT" means each Event of Default set forth in CLAUSE (a), (b), (e)(i), (e)(iii) or (f) of SECTION 9.1 (EVENTS OF DEFAULT).

          "MEDTECH ACQUISITION" means the acquisition by the Borrower and Denorex Acquisition, Inc. of all of the capital stock of Medtech Holdings, Inc. and The Denorex Company, pursuant to the Medtech Acquisition Agreement.

          "MEDTECH ACQUISITION AGREEMENT" means the Stock Purchase Agreement, dated as of January 7, 2004, by and among Medtech Holdings, Inc., a Delaware corporation, the stockholders thereof listed on the signature pages thereto, The Denorex Company, a Delaware corporation, the Borrower and Prestige Personal Care, Inc. (formerly known as Denorex Acquisition, Inc.), a Delaware corporation.

          "MEDTECH ACQUISITION DOCUMENT" means each of the Medtech Acquisition Agreement and any agreements evidencing the employment and severance arrangements with senior management, in each case together with the schedules, exhibits, annexes and exhibits thereto and all other agreement, document, power of attorney and certificate executed in connection therewith.

          "MERRILL" has the meaning specified in the preamble to this Agreement.

          "MOODY'S" means Moody's Investors Services, Inc.

          "MORTGAGE SUPPORTING DOCUMENTS" means, with respect to a Mortgage for a parcel of Real Property, each of the agreement, documents and instruments (including title policies or marked-up unconditional insurance binders (in each case, together with all documents referred to therein), maps, plats, current as-built surveys, environmental reports, evidence regarding recording and payment of fees, insurance premium and taxes) that the Applicable Collateral Agent may reasonably request, each in form and substance reasonably satisfactory to it, to create, register or otherwise perfect, maintain, evidence the existence, substance, form or validity of, or enforce valid and enforceable Requisite Priority Liens on such parcel of Real Property (which may be in favor of, instead of the Collateral Agents, such other trustee as may be required or desired under local law), subject only to (a) Liens permitted under SECTION 8.2 (LIENS, ETC.) and (b) such other Liens as the Applicable Collateral Agent may reasonably approve.

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                                                                CREDIT AGREEMENT
                                                           PRESTIGE BRANDS, INC.

          "MORTGAGES" means the mortgages, deeds of trust or other real estate security documents made or required herein to be made by the Borrower or any other Loan Party, each in form and substance satisfactory to the Applicable Collateral Agent.

          "MULTIEMPLOYER PLAN" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which the Parent, any of its Subsidiaries or any ERISA Affiliate has any obligation or liability, contingent or otherwise.

          "NET CASH PROCEEDS" means proceeds received by the Parent or any of its Subsidiaries after the Closing Date in cash or Cash Equivalents from any (a) Asset Sale other than the Foreign IP Transfer and other than an Asset Sale permitted under CLAUSES (a) through (h) and (i)(A) of SECTION 8.4 (SALE OF ASSETS), net of (i) the reasonable cash costs of sale, assignment or other disposition (including fees, commission, costs and other expenses), (ii) taxes paid or reasonably estimated to be payable as a result thereof, (iii) any amount required to be paid or prepaid on Indebtedness (other than the Obligations) secured by the assets subject to such Asset Sale, as long as evidence of each of CLAUSES (i), (ii) and (iii) above is provided to the Administrative Agent, and
(iv) appropriate amounts provided by the seller as a reserve (but only to the extent such amounts remain set aside as a reserve), in accordance with GAAP, against all liabilities associated with the property disposed of in such Asset Sale and retained by the Parent or any of its Subsidiaries after such Asset Sale, including pension and other post-employment benefit liabilities, liabilities relating to environmental matters and liabilities under indemnification provisions associated with such Asset Sale, (b) Property Loss Event or (c)(i) Equity Issuance or (ii) any Debt Issuance other than as permitted under CLAUSES (a) through (k)(i) or CLAUSES (l) through (t) of SECTION
8.1 (INDEBTEDNESS), in each case net of taxes, fees, commissions, indemnities, discounts, placement fees, brokers', consultants', investment banking, legal, accounting and other advisors' fees, expenses and other costs incurred in connection with such transaction as long as evidence of such fees and costs is provided to the Administrative Agent; PROVIDED, HOWEVER, that "NET CASH PROCEEDS" shall include proceeds received by a Permitted Joint Venture from any Asset Sale or Property Loss Event only to the extent such proceeds are received by the Parent or any of its Subsidiaries.

          "NET EQUITY INVESTMENT" means, at any time, the amount, if any, by which (a) the amount of proceeds received in the form of cash or Cash Equivalents by the Holding Companies or any of their respective Subsidiaries at or prior to such time from any Equity Issuance (other than any Equity Issuance of Disqualified Stock), net of brokers' and advisors' fees and other transaction costs incurred in connection with such Equity Issuance, exceeds (b) the Non-Guarantor Investment Amount at such time.

          "NOMINAL SHARES" means (a) for any Subsidiary of the Parent that is not a Domestic Subsidiary, nominal issuances of Stock in an aggregate amount not to exceed 0.5% of the Stock and Stock Equivalents of such Subsidiary on a fully-diluted basis and (b) in any case, director's qualifying shares, in each case to the extent such issuances are required by applicable law.

          "NON-GUARANTOR INVESTMENT AMOUNT" means, at any time, the Dollar Equivalent of the amount by which

          (a) the sum, without duplication, of (i) all Investments (valued as of the date such Investment is made) in all Non-Guarantors made by any Loan Party (including any capital contribution to any Non-Guarantor, all advances made to any Non-Guarantor by

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                                                                CREDIT AGREEMENT
                                                           PRESTIGE BRANDS, INC.

     any Loan Party, all Guaranty Obligations of any Loan Party of Indebtedness of any Non-Guarantor and all Permitted Acquisitions by Loan Parties of Stock or Stock Equivalents of Non-Guarantors or involving assets located outside of the United States to the extent, after giving effect to such Permitted Acquisition, such assets are owned by Non-Guarantors) and (ii) the Fair Market Value, at the time of such transfer, of all property (including cash and Cash Equivalents received by any Non-Guarantor as consideration for Asset Sales by such Non-Guarantor to any Loan Party) transferred to any Non-Guarantor by any Loan Party on or after the Closing Date other than as part of the consummation of the Foreign IP Transfer or the Transactions, exceeds

          (b) the sum of, without duplication, (i) any return on capital or loan repayment (in the form of cash or Cash Equivalents) with respect to, or net cash proceeds of the sale or other disposition of, such Investment received by any Loan Party from any Non-Guarantor and (ii) the Fair Market Value, at the time of such transfer, of all property (including cash and Cash Equivalents received by any Loan Party as consideration for Asset Sales by any Loan Party to any Non-Guarantor) transferred to any Loan Party by any Non-Guarantor on or after the Closing Date, other than as part of the consummation of the Foreign IP Transfer or the Transactions.

          "NON-CASH INTEREST EXPENSE" means, with respect to any Person for any period, the sum of the following amounts to the extent included in the calculation of Interest Expense of such Person, in each case determined on a Consolidated basis for such Person and its Subsidiaries, (a) the amount of debt discount and debt issuance costs amortized, (b) charges relating to write-ups or write-downs in the book or carrying value of existing Financial Covenant Debt of such Person, (c) interest payable in evidences of Indebtedness or by addition to the principal of the related Indebtedness and (d) other non-cash interest.

          "NON-CONSENTING LENDER" has the meaning specified in SECTION 11.1(c) (AMENDMENTS, WAIVERS, ETC.).

          "NON-FUNDING LENDER" has the meaning specified in SECTION 2.2(d) (BORROWING PROCEDURES).

          "NON-GUARANTOR" means any Subsidiary or Joint Venture of any Loan Party that is not a Subsidiary Guarantor, together with any Subsidiary or Joint Venture of such Subsidiary or Joint Venture that is not a Subsidiary Guarantor.

          "NON-U.S. LENDER" means each Lender, Issuer or Agent that is a Non-U.S. Person.

          "NON-U.S. PERSON" means any Person that is not a Domestic Person.

          "NOTE" means any Revolving Credit Note, Tranche B Note or Tranche C Note.

          "NOTICE OF BORROWING" has the meaning specified in SECTION 2.2(a) (BORROWING PROCEDURES).

          "NOTICE OF CONVERSION OR CONTINUATION" has the meaning specified in
SECTION 2.11 (CONVERSION/CONTINUATION OPTION).

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                                                                CREDIT AGREEMENT
                                                           PRESTIGE BRANDS, INC.

          "OBLIGATIONS" means the Loans, the Letter of Credit Obligations and all other amounts, obligations, covenants and duties owing by the Borrower (or any amount paid by any Loan Party for the account of the Borrower) to the Administrative Agent, any Lender, any Issuer, any Affiliate of any of them or any Indemnitee, of every type and description (whether by reason of an extension of credit, opening or amendment of a letter of credit or payment of any draft drawn or other payment thereunder, loan, guaranty, indemnification or otherwise), present or future, arising under this Agreement or any other Loan Document, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired and whether or not evidenced by any note, guaranty or other instrument or for the payment of money, including all letter of credit, cash management and other fees, interest, charges, expenses, attorneys' fees and disbursements and other sums chargeable to the Borrower under this Agreement, any other Loan Document and all obligations of the Borrower under any Loan Document to provide cash collateral for any Letter of Credit Obligation.

          "PAID IN FULL" and "PAYMENT IN FULL" means, with respect to any Secured Obligation, the occurrence of all of the foregoing, (a) with respect to such Secured Obligations other than (i) contingent indemnification obligations, Hedging Contract Obligations and Cash Management Obligations not then due and payable and (ii) to the extent covered by CLAUSE (b) below, obligations with respect to undrawn Letters of Credit, payment in full thereof in cash (or otherwise to the written satisfaction of the Secured Parties owed such Secured Obligations), (b) with respect to any undrawn Letter of Credit, the obligations under which are included in such Secured Obligations, (i) the cancellation thereof and payment in full of all resulting Secured Obligations pursuant to CLAUSE (a) above or (ii) the receipt of cash collateral (or a backstop letter of credit in respect thereof on terms acceptable to the applicable Issuer of the Letters of Credit and the Administrative Agent) in an amount at least equal to 102% of the Letter of Credit Obligations for such Letter of Credit and (c) if such Secured Obligations consist of all the Secured Obligations in one or more Facilities, termination of all Commitments and all other obligations of the Secured Parties in respect of such Facilities under the Loan Documents.

          "PARENT" has the meaning specified in the preamble to this Agreement.

          "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

          "PERMIT" means any permit, approval, authorization, license, variance or permission required from a Governmental Authority under an applicable Requirement of Law.

          "PERMITTED ACQUISITION" means any Proposed Acquisition subject to the satisfaction of each of the following conditions:

          (a) the Administrative Agent shall receive at least five Business Days' (or such other period as may be agreed to by the Administrative Agent in its sole discretion) prior written notice of such Proposed Acquisition, which notice shall include, without limitation, a reasonably detailed description of such Proposed Acquisition and a reasonable estimate of the amount (if any) of any Net Cash Proceeds of any Equity Issuance proposed to be used to pay for such Permitted Acquisition;

          (b) such Proposed Acquisition shall only involve assets (which may include Stock) comprising a business, or those assets of a business, of the type engaged in by the

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                                                                CREDIT AGREEMENT
                                                           PRESTIGE BRANDS, INC.

     Parent and its Subsidiaries as of the Closing Date or any other business that is reasonably related, ancillary or complementary thereto (or a reasonable extension or expansion thereof) or otherwise part of the consumer products business;

          (c) such Proposed Acquisition shall be consensual and shall have been approved by the Proposed Acquisition Target's board of directors;

          (d) no additional Indebtedness or other liabilities shall be incurred, assumed or otherwise be reflected on a Consolidated balance sheet of the Parent and Proposed Acquisition Target after giving effect to such Proposed Acquisition, except (i) Loans made hereunder, (ii) ordinary course trade payables and accrued expenses and (iii) Indebtedness permitted under
     SECTION 8.1 (INDEBTEDNESS);

          (e) the Dollar Equivalent of the sum of all amounts payable (without taking into account all such amounts paid using the Net Cash Proceeds of any Equity Issuance and identified in an Equity Issuance Notice or any notice delivered pursuant to CLAUSE (a) above to be used for such purpose) in connection with such Proposed Acquisition and all other Permitted Acquisitions consummated on or prior to the date of the consummation of such Proposed Acquisition (without taking into account any transfer to the seller thereunder of Stock or Stock Equivalents of the Parent or the Ultimate Parent but including all transaction costs, purchase price adjustments, earn-out payments (but only to the extent such payments are required to be set forth as liabilities on a balance sheet prepared in accordance with GAAP), escrow payments, direct and indirect payments to any seller (or its Affiliates, assignees, heirs or family) under consulting, deferred compensation and similar arrangements or in lieu of the issuance of fractional shares and all Indebtedness permitted pursuant to SECTION 8.1(l) (INDEBTEDNESS) and all other Indebtedness liabilities and Guaranty Obligations incurred or assumed in connection with such Proposed Acquisition or otherwise reflected in a Consolidated balance sheet of the Parent and its Subsidiaries and the Proposed Acquisition Target and its Subsidiaries after giving effect to such Permitted Acquisition but not reflected therein prior to giving effect to such Permitted Acquisition) shall not exceed $50,000,000 in any Fiscal Year; PROVIDED, HOWEVER, that
     (i) if such Proposed Acquisition involves assets located outside the United States, the Dollar Equivalent of the sum of all amounts payable (without taking into account all such amounts paid for any Permitted Acquisition using the Net Cash Proceeds of such Equity Issuance and identified in the Equity Issuance Notice or any notice delivered pursuant to CLAUSE (a) above for such Equity Issuance to be so used) in connection with such Permitted Acquisition and all other Permitted Acquisitions involving assets located outside of the United States and consummated on or prior to the date of the consummation of such Permitted Acquisition shall not exceed $20,000,000 in any Fiscal Year and (ii) to the extent such Proposed Acquisition is made using Net Cash Proceeds of Asset Sales permitted under CLAUSE (i), (j) or
     (k) of SECTION 8.4 (SALE OF ASSETS) (and such Permitted Acquisition was specifically identified as a Permitted Reinvestment to be made with all or part of such Net Cash Proceeds in each Reinvestment Notice for such Net Cash Proceeds), such Net Cash Proceeds shall not be counted as part of the consideration for such Permitted Acquisition;

          (f) within 30 days after (or such later date as may be agreed to by the Administrative Agent, in its sole discretion) the date of the consummation of such Proposed Acquisition, each applicable Loan Party and the Proposed Acquisition Target and its Subsidiaries shall have executed such documents and taken such actions as may

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                                                                CREDIT AGREEMENT
                                                           PRESTIGE BRANDS, INC.

     be required under SECTIONS 7.11 (ADDITIONAL COLLATERAL AND GUARANTIES) and
     7.13 (REAL PROPERTY);

          (g) the Parent shall have delivered to the Administrative Agent, at least five Business Days prior to such Proposed Acquisition, such existing financial information, financial analysis, documentation or other existing information relating to such Proposed Acquisition as the Administrative Agent or any Lender shall reasonably request;

          (h) on or prior to the date of the consummation of such Proposed Acquisition, the Administrative Agent shall have received copies of the acquisition agreement and, promptly thereafter (but in any event not later than 15 days after the consummation of such Proposed Acquisition or such later date as may be agreed to by the Administrative Agent in its sole discretion), all related Contractual Obligations, instruments and all opinions, certificates, lien search results and other documents reasonably requested by the Administrative Agent;

          (i) on the date of the consummation of such Proposed Acquisition and after giving effect thereto, (i) no Default or Event of Default shall have occurred and be continuing and (ii) all representations and warranties contained in ARTICLE IV (REPRESENTATIONS AND WARRANTIES) and in the other Loan Documents shall be true and correct in all material respects; and

          (j) on the date of the consummation of such of such Proposed Acquisition and after giving effect thereto, (i) if the Leverage Ratio of the Parent, calculated on a Pro Forma Basis after giving effect to such Proposed Acquisition, is equal to or higher than 5.50 to 1.00, the Leverage Ratio of the Parent calculated on a Pro Forma Basis after giving effect to such Proposed Acquisition (and recomputed as of the last day of the most recently ended Fiscal Quarter for which Financial Statements have been delivered pursuant to SECTION 6.1(b) or (c) (FINANCIAL STATEMENTS)) shall not be higher than the Leverage Ratio in effect immediately prior to such Proposed Acquisition and (ii) otherwise, the Parent shall be in compliance with SECTION 5.1 (MAXIMUM LEVERAGE RATIO) on a Pro Forma Basis after giving effect to such Proposed Acquisition (and with the Leverage Ratio recomputed as of the last day of the most recently ended Fiscal Quarter for which Financial Statements have been delivered pursuant to SECTION 6.1(b) or (c) (FINANCIAL STATEMENTS)).

          "PERMITTED ACQUISITION NOTICE" means, in respect of any Permitted Acquisition, a notice from the Parent to the Administrative Agent delivered on or before such Permitted Acquisition that identifies (a) non-core assets to be acquired as part of such Permitted Acquisition that the Parent and its Subsidiaries intend and expects to dispose of within the 360 days next following the consummation of such Permitted Acquisition and (b) any Revolving Credit Borrowing that were or will be made on or prior to the time of such Permitted Acquisition and the proceeds of which will be used to consummate such Permitted Acquisition.

          "PERMITTED JOINT VENTURE" means any Joint Venture (a) in which the investors, participants and each other holder of Stock and Stock Equivalents therein (other than the Loan Parties) participate on terms materially no more favorable than the terms applicable to the Loan Parties (other than solely due to the percentage of Stock or Stock Equivalents owned in such Joint Venture by each such Person and rights customarily incidental thereto), (b) that is not a Loan Party, that does not own Stock or Stock Equivalents in any Loan Party and no direct or indirect

                                       33
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                                                                CREDIT AGREEMENT
                                                           PRESTIGE BRANDS, INC.

Subsidiary or Joint Venture of which is a Loan Party, (c) all of the Stock and Stock Equivalents of which shall be subject to Requisite Priority Liens, to the extent of the Loan Parties' interest therein as provided under the Collateral Documents and (d) in which no Loan Party shall be under any Contractual Obligation to make Investments or Asset or incur Guaranty Obligations in respect of such Joint Venture not permitted hereunder.

          "PERMITTED REINVESTMENT" means, with respect to any Reinvestment Event, to make a Permitted Acquisition, become an investor in a Permitted Joint Venture or acquire (or make Capital Expenditures to finance the acquisition or improvement of), to the extent otherwise permitted hereunder, assets useful in the business of the Parent or any of its Subsidiaries or, if such Reinvestment Event is a Property Loss Event that is a loss or damage, to repair such loss or damage.

          "PERSON" means an individual, partnership, corporation (including a business trust), joint stock company, estate, trust, limited liability company, unincorporated association, joint venture or other entity or a Governmental Authority.

          "PLEDGE AND SECURITY AGREEMENT" means an agreement, in substantially the form of EXHIBIT I (FORM OF PLEDGE AND SECURITY AGREEMENT), executed by the Borrower and each Guarantor.

          "PLEDGED DEBT INSTRUMENTS" has the meaning specified in the Pledge and Security Agreement.

          "PLEDGED STOCK" has the meaning specified in the Pledge and Security Agreement.

          "PREPAYMENT PERCENTAGE" means, with respect to any prepayment of Tranche C Loans, (a) if such prepayment is made during the period from the Closing Date to the first anniversary thereof, 3%, (b) if such prepayment is made during the period from the first anniversary of the Closing Date to the second anniversary thereof, 2%, (c) if such prepayment is made during the period from the second anniversary of the Closing Date to the third anniversary thereof, 1% and (d) otherwise, 0%.

          "PRESTIGE ACQUISITION" means the merger of Prestige Mergersub, Inc., a Virginia corporation and a direct Subsidiary of Prestige Acquisition Holdings LLC, a Delaware limited liability company, with and into Bonita Bay Holdings, Inc., a Virginia corporation, pursuant to the terms of the Prestige Acquisition Agreement.

          "PRESTIGE ACQUISITION AGREEMENT" means the Agreement of Merger, dated as of February 10, 2004, by and among Prestige Acquisition Holdings, LLC, Prestige Mergersub, Inc., a Virginia corporation, Bonita Bay Holdings, Inc., a Virginia corporation, Midocean Capital Partners SB, L.P. and the Ultimate Parent.

          "PRESTIGE ACQUISITION DOCUMENT" means each of the Prestige Acquisition Agreement (and the related escrow agreement) and any agreements evidencing the employment and severance arrangements with senior management of Bonita Bay Holdings, Inc. and its Subsidiaries, in each case together with the schedules, exhibits, annexes and exhibits thereto and all other agreement, document, power of attorney and certificate executed in connection therewith.

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                                                                CREDIT AGREEMENT
                                                           PRESTIGE BRANDS, INC.

          "PROCEEDS" has the meaning given to such term in the UCC.

          "PRO FORMA BASIS" means, with respect to any determination for any period, that such determination shall be made giving PRO FORMA effect to each Permitted Acquisition consummated during such period (and the Medtech Acquisition, the Closing Date Acquisition and each other Acquisition, in each case if such Acquisition is consummated on or prior to the Closing Date and during such period) and each Sale of Business consummated during such period (or, as the case may be, any specified Permitted Acquisition or Sale of Business), in each case together with all transactions relating thereto consummated during such period (including any incurrence, assumption, refinancing or repayment of Indebtedness), as if such acquisition, Sale of Business and related transactions had been consummated on the first day of such period, in each case based on historical results accounted for in accordance with GAAP and, to the extent applicable, reasonable assumptions that are specified in details in the relevant Compliance Certificate and the adjustments set forth on SCHEDULE 1.1 (EBITDA ADJUSTMENTS), Financial Statement or other document provided to the Administrative Agent or any Lender in connection herewith in accordance with Regulation S-X of the Securities Act of 1933, and other cost savings and pro forma adjustments reasonably acceptable to the Administrative Agent.

          "PROJECTIONS" means those financial projections dated March 15, 2004 covering the Fiscal Years ending in 2004 through 2011 inclusive, to be delivered to the Lenders by the Parent.

          "PROPERTY LOSS EVENT" means (a) any loss of or damage to property of the Parent or any of its Subsidiaries that results in the receipt by the Parent or such Subsidiary of proceeds of insurance whose Dollar Equivalent exceeds $3,000,000 (individually or in the aggregate) or (b) any taking of property of the Parent or any of its Subsidiaries that results in the receipt by such Person of a compensation payment in respect thereof whose Dollar Equivalent exceeds $3,000,000 (individually or in the aggregate).

          "PROPOSED ACQUISITION" means the proposed acquisition by any Subsidiary of Parent of all or substantially all of the assets or Stock of any Proposed Acquisition Target (including rights to a product line), or the merger of any Proposed Acquisition Target with or into any Subsidiary of the Parent (and, in the case of a merger with the Borrower, with the Borrower being the surviving corporation).

          "PROPOSED ACQUISITION TARGET" means any Person or any operating division, ingredient, formula, product line or brand thereof subject to a Proposed Acquisition.

          "PURCHASING LENDER" has the meaning specified in SECTION 11.7 (SHARING OF PAYMENTS, ETC.).

          "RATABLE PORTION" or (other than in the expression "EQUALLY AND RATABLY") "RATABLY" means, with respect to any Lender, (a) with respect to the Revolving Credit Facility, the percentage obtained by dividing (i) the Revolving Credit Commitment of such Lender by (ii) the aggregate Revolving Credit Commitments of all Lenders (or, at any time after the Revolving Credit Termination Date, the percentage obtained by dividing the aggregate outstanding principal balance of the Revolving Credit Outstandings owing to such Lender by the aggregate outstanding principal balance of the Revolving Credit Outstandings owing to all Lenders), (b) with respect to the Term Loan Facilities, the percentage obtained by dividing (i) the Term Loan Commitment of such Lender by
(ii) the aggregate Term Loan Commitments of all Lenders (or, at any time after

                                       35
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                                                                CREDIT AGREEMENT
                                                           PRESTIGE BRANDS, INC.

the Closing Date, the percentage obtained by dividing the outstanding principal amount of such Lender's Term Loans by the aggregate outstanding principal amount of the Term Loans of all Lenders) and (c) with respect to Term Loans of any Tranche, the percentage obtained by dividing (i) the Term Loan Commitment of such Lender in such Tranche (ii) the aggregate Term Loan Commitments of all Lenders in such Tranche (or, at any time after the Closing Date, the percentage obtained by dividing the principal amount of such Lender's Term Loans in such Tranche by the aggregate Term Loans of all Lenders in such Tranche).

          "REAL PROPERTY" of any Person means the Land of such Person, together with the right, title and interest of such Person, if any, in and to the streets, the Land lying in the bed of any streets, roads or avenues, opened or proposed, in front of, the air space and development rights pertaining to the Land and the right to use such air space and development rights, all rights of way, privileges, liberties, tenements, hereditaments and appurtenances belonging or in any way appertaining thereto, all fixtures, all easements now or hereafter benefiting the Land and all royalties and rights appertaining to the use and enjoyment of the Land, including all alley, vault, drainage, mineral, water, oil and gas rights, together with all of the buildings and other improvements now or hereafter erected on the Land and any fixtures appurtenant thereto.

          "REGISTER" has the meaning specified in SECTION 2.7(b) (EVIDENCE OF
DEBT).

          "REIMBURSEMENT DATE" has the meaning specified in SECTION 2.4(h) (LETTERS OF CREDIT).

          "REIMBURSEMENT OBLIGATIONS" means, as and when matured, the obligation of the Borrower to pay, on the date payment is made or scheduled to be made to the beneficiary under each such Letter of Credit (or at such other date as may be specified in the applicable Letter of Credit Reimbursement Agreement) and in the currency drawn (or in such other currency as may be specified in the applicable Letter of Credit Reimbursement Agreement), all amounts of each drafts and other requests for payments drawn under Letters of Credit, and all other matured reimbursement or repayment obligations of the Borrower to any Issuer with respect to amounts drawn under Letters of Credit.

          "REINVESTMENT DEFERRED PREPAYMENT" means, with respect to any Net Cash Proceeds of any Reinvestment Event, the portion of such Net Cash Proceeds that are subject to a Reinvestment Notice and the receipt of which would otherwise trigger a mandatory prepayment of the Loans, reduction of the Commitments or posting of cash collateral hereunder.

          "REINVESTMENT EVENT" has the meaning specified in SECTION 2.9(e) (MANDATORY PREPAYMENTS).

          "REINVESTMENT NOTICE" means a written notice executed by a Responsible Officer of the Parent with respect to a Reinvestment Event stating that no Event of Default has occurred and is continuing and that the Parent (directly or indirectly through one of its Subsidiaries) intends and expects to make Permitted Reinvestments in an amount not to exceed the Net Cash Proceeds of such Reinvestment Event.

          "REINVESTMENT PREPAYMENT AMOUNT" means, on any Reinvestment Prepayment Date for any portion of any Reinvestment Deferred Prepayment, such portion of such Reinvestment Deferred Prepayment LESS any amount expended or required to be expended

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                                                                CREDIT AGREEMENT
                                                           PRESTIGE BRANDS, INC.

pursuant to a Contractual Obligation entered into prior to such Reinvestment Prepayment Date for such Net Cash Proceeds to make Permitted Reinvestments using such Net Cash Proceeds.

          "REINVESTMENT PREPAYMENT DATE" means, with respect to a portion of the Reinvestment Deferred Prepayment of any Net Cash Proceeds of a Reinvestment Event, the earliest of (a) the date occurring 270 days after such Reinvestment Event, (b) the date that is five Business Days after the date on which the Parent shall have notified the Administrative Agent of the Parent's determination not to make Permitted Reinvestments with such portion of such Reinvestment Deferred Prepayment and (c) the first date after such Reinvestment Event upon which an Event of Default shall have occurred and is continuing.

          "RELATED DOCUMENTS" means each Closing Date Related Document, each Medtech Acquisition Document, each Spic and Span Acquisition Document, the Shansby Documents and, upon the issuance of any additional Subordinated Debt, each Subordinated Debt Document related thereto.

          "RELEASE" means, with respect to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration, in each case, of any Contaminant into the indoor or outdoor environment or into or out of any property owned, leased or operated by such Person, including the movement of Contaminants through or in the air, soil, surface water, ground water or property.

          "REMEDIAL ACTION" means all actions required to (a) clean up, remove, treat or in any other way address any Contaminant in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release so that a Contaminant does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

          "REQUIREMENT OF LAW" means, with respect to any Person, the common law and all federal, state, local and foreign laws, treaties, rules and regulations, orders, judgments, decrees and other determinations of, concessions, grants, franchises, licenses and other Contractual Obligations (other than purchase, sale and distribution contracts entered into in the ordinary course of business) with, any Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "REQUISITE ASSET SALE LENDERS" means, collectively, Lenders having (a) on and prior to the Closing Date, more than fifty percent (50%) of the aggregate outstanding amount of the Commitments, (b) after the Closing Date and on and prior to the Revolving Credit Termination Date, more than fifty percent (50%) of the sum of the aggregate outstanding amount of the Revolving Credit Commitments and the principal amount of all Term Loans then outstanding and (c) after the Revolving Credit Termination Date, more than fifty percent (50%) of the sum of the aggregate Revolving Credit Outstandings and the principal amount of all Term Loans then outstanding. A Non-Funding Lender shall not be included in the calculation of "REQUISITE ASSET SALE LENDERS."

          "REQUISITE FIRST-PRIORITY LENDERS" means, collectively, Revolving Credit Lenders and Tranche B Lenders having (a) on and prior to the Closing Date, more than fifty percent (50%) of the sum of the aggregate Revolving Credit Commitments then outstanding and the aggregate Tranche B Commitments then outstanding, (b) after the Closing Date and on and prior to the

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                                                                CREDIT AGREEMENT
                                                           PRESTIGE BRANDS, INC.

Revolving Credit Termination Date, more than fifty percent (50%) of the sum of the aggregate outstanding amount of the Revolving Credit Commitments and the principal amount of all Tranche B Loans then outstanding and (c) after the Revolving Credit Termination Date, more than fifty percent (50%) of the sum of the aggregate Revolving Credit Outstandings and the principal amount of all Term Loans then outstanding. A Non-Funding Lender shall not be included in the calculation of "REQUISITE FIRST-PRIORITY LENDERS."

          "REQUISITE LENDERS" means, (a) on or prior to the payment in full of all First-Priority Secured Obligations, the Requisite First-Priority Lenders and
(b) thereafter, the Requisite Tranche C Lenders.

          "REQUISITE PRIORITY LIENS" means, collectively, (a) a valid and perfected first-priority security interest in favor of the Administrative Agent for the benefit of the First-Priority Secured Parties and securing the First-Priority Obligations and (b) a valid and perfected second-priority security interest, junior only to the First-Priority Obligations, in favor the Tranche C Agent for the benefit of the Tranche C Secured Parties and securing the Tranche C Obligations.

          "REQUISITE REVOLVING CREDIT LENDERS" means, collectively, Revolving Credit Lenders having more than fifty percent (50%) of the aggregate outstanding amount of the Revolving Credit Commitments or, after the Revolving Credit Termination Date, more than fifty percent (50%) of the aggregate Revolving Credit Outstandings. A Non-Funding Lender shall not be included in the calculation of "REQUISITE REVOLVING CREDIT LENDERS."

          "REQUISITE TRANCHE B LENDERS" means, collectively, Tranche B Lenders having more than 50% of the aggregate outstanding amount of the Tranche B Commitments or, after the Closing Date, more than fifty percent (50%) of the principal amount of all Tranche B Loans then outstanding. A Non-Funding Lender shall not be included in the calculation of "REQUISITE TRANCHE B LENDERS."

          "REQUISITE TRANCHE C LENDERS" means, collectively, Tranche C Lenders having more than 50% of the aggregate outstanding amount of the Tranche C Commitments or, after the Closing Date, more than fifty percent (50%) of the principal amount of all Tranche C Loans then outstanding. A Non-Funding Lender shall not be included in the calculation of "REQUISITE TRANCHE C LENDERS."

          "RESPONSIBLE OFFICER" means, with respect to any Person, any of the principal executive officers, managing members or general partners of such Person but, in any event, with respect to financial matters, the chief financial officer of such Person.

          "RESTRICTED PAYMENT" means (a) any dividend, distribution or any other payment whether direct or indirect, on account of any Stock or Stock Equivalent of the Parent or any of its Subsidiaries now or hereafter outstanding and (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Stock or Stock Equivalent of the Parent or any of its Subsidiaries now or hereafter outstanding.

          "RESTRICTED PAYMENT ALLOWANCE" means, at any time, the amount, if any, by which (a) the sum of (i) 50% of the Consolidated Net Income (to the extent such Consolidated Net Income shall be positive) of the Company accrued subsequent to the first day of the first Fiscal Quarter beginning on or after the Closing Date through the last day of the most recently ended Fiscal Quarter or Fiscal Year for which Financial Statements have been delivered pursuant

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                                                                CREDIT AGREEMENT
                                                           PRESTIGE BRANDS, INC.

to SECTION 6.1(b) or (c) (FINANCIAL STATEMENTS) and (ii) the Net Equity Investment at such time exceeds (b) 100% of the deficit in Consolidated Net Income (to the extent such Consolidated Net Income shall be a deficit) of the Company accrued subsequent to the first day of the first Fiscal Quarter beginning on or after the Closing Date through the last day of the most recently ended Fiscal Quarter or Fiscal Year for which Financial Statements have been delivered pursuant to SECTION 6.1(b) or (c) (FINANCIAL STATEMENTS).

          "REVOLVING CREDIT BORROWING" means a borrowing consisting of Revolving Loans made on the same day by the Revolving Credit Lenders ratably according to their respective Revolving Credit Commitments.

          "REVOLVING CREDIT COMMITMENT" means, with respect to each Revolving Credit Lender, the commitment of such Revolving Credit Lender to make Revolving Loans and acquire interests in other Revolving Credit Outstandings in the aggregate principal amount outstanding not to exceed the amount set forth opposite such Revolving Credit Lender's name on SCHEDULE I (COMMITMENTS) under the caption "REVOLVING CREDIT COMMITMENT" (as amended to reflect each Assignment and Acceptance executed by such Revolving Credit Lender) as such amount may be reduced pursuant to this Agreement, and each additional commitment by such Revolving Credit Lender in the Revolving Credit Facility that is included as part of any Facilities Increase, as such amount may be reduced pursuant to this Agreement.

          "REVOLVING CREDIT FACILITY" means the Revolving Credit Commitments and the provisions herein related to the Revolving Loans, Swing Loans and Letters of Credit.

          "REVOLVING CREDIT LENDER" means each Lender that (a) has a Revolving Credit Commitment, (b) holds a Revolving Loan or (c) participates in any Letter of Credit.

          "REVOLVING CREDIT NOTE" means a promissory note of the Borrower payable to the order of any Revolving Credit Lender in a principal amount equal to the amount of such Revolving Credit Lender's Revolving Credit Commitment evidencing the aggregate Indebtedness of the Borrower to such Revolving Credit Lender resulting from the Revolving Loans owing to such Revolving Credit Lender.

          "REVOLVING CREDIT OUTSTANDINGS" means, at any particular time, the sum of (a) the principal amount of the Revolving Loans outstanding at such time, (b) the Letter of Credit Obligations outstanding at such time and (c) the principal amount of the Swing Loans outstanding at such time.

          "REVOLVING CREDIT TERMINATION DATE" shall mean the earliest of (a) the Scheduled Termination Date, (b) the date of termination of all of the Revolving Credit Commitments pursuant to SECTION 2.5 (TERMINATION OF THE COMMITMENTS) and
(c) the date on which the Obligations become due and payable pursuant to SECTION
9.2 (REMEDIES).

          "REVOLVING LOAN" has the meaning specified in SECTION 2.1 (THE COMMITMENTS).

          "S&P" means Standard & Poor's Rating Services.

          "SALE OF BUSINESS" means the sale of all or substantially all of the Stock of, or all or substantially all of the assets of, any Person or the sale of any division or line of business.

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                                                                CREDIT AGREEMENT
                                                           PRESTIGE BRANDS, INC.

          "SARBANES-OXLEY ACT" means the United States Sarbanes-Oxley Act of
2002.

          "SCHEDULED TERMINATION DATE" means the fifth anniversary of the Closing Date.

          "SECURED OBLIGATIONS" means, (a) in the case of the Borrower, the Obligations, the Cash Management Obligations and the Hedging Contract Obligations of the Borrower and (b) in the case of any other Loan Party, the obligations of such Loan Party under the Guaranty and the other Loan Documents to which it is a party and the Cash Management Obligations and Hedging Contract Obligations of such Loan Party.

          "SECURED PARTIES" means the Lenders, the Issuers, each Collateral Agent and each other holder of any Secured Obligation.

          "SECURITIES ACCOUNT" has the meaning given to such term in the UCC.

          "SECURITIES ACCOUNT CONTROL AGREEMENT" has the meaning specified in the Pledge and Security Agreement.

          "SECURITY" means any Stock, Stock Equivalent, voting trust certificate, bond, debenture, note or other evidence of Indebtedness, whether secured, unsecured, convertible or subordinated, or any certificate of interest, share or participation in, any temporary or interim certificate for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing, but shall not include any evidence of the Obligations.

          "SELLING LENDER" has the meaning specified in SECTION 11.7 (SHARING OF PAYMENTS, ETC.).

          "SHANSBY AGREEMENT" means the Senior Preferred Investor Rights Agreement, dated as of March 5, 2004, by and among the Ultimate Parent, the Sponsor and the Shansby Holders.

          "SHANSBY DOCUMENT" means the Shansby Agreement, the Shansby Notes and any other agreement, certificate, power of attorney, or document related to any of the foregoing that, if it were not a "SHANSBY DOCUMENT", would not otherwise constitute a Related Document.

          "SHANSBY HOLDERS" means each of the "Securityholders" under and as defined in the Shansby Agreement.

          "SHANSBY NOTES" means the promissory notes issued by the Borrower to the Shansby Holders upon the occurrence of a "Liquidity Event" (under and as defined in the Shansby Agreement) bearing interest at a rate equal to 8% per annum, payable quarterly in cash, having a maturity date equal to the third anniversary of such Liquidity Event and fully subordinated to the Secured Obligations on terms and conditions reasonably satisfactory to the Administrative Agent, which shall in any event prohibit any cash payment thereof (other than, subject to appropriate subordination provisions, regularly scheduled interest payments) until the latest of (a) the first anniversary of the Tranche C Maturity Date, (b) the first anniversary of the Tranche B Maturity Date and (c) the first anniversary of the Scheduled Termination Date as each such term is defined on the date of the incurrence thereof; PROVIDED, HOWEVER, that the Shansby Notes may be paid at maturity thereof but shall not be paid, and shall provide that they shall not be paid, in the event that, at the time of maturity (x) the sum of (i) the Available Credit at such

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                                                                CREDIT AGREEMENT
                                                           PRESTIGE BRANDS, INC.

time and any cash of the Loan Parties on deposit in Deposit Accounts and held by the Loan Parties in compliance with SECTION 7.12 (CONTROL ACCOUNTS; APPROVED DEPOSIT ACCOUNTS) exceeds $30,000,000 and (y) no Default or Event of Default exists and is continuing.

          "SHANSBY PREFERRED STOCK" means the Stock of the Shansby Holders in the Ultimate Parent.

          "SOLVENT" means, with respect to any Person as of any date of determination, that, as of such date, (a) the value of the assets of such Person (both at fair value and present fair saleable value) is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person, (b) such Person is able to pay all liabilities of such Person as such liabilities mature and (c) such Person does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (in each case as interpreted in accordance with fraudulent conveyance, bankruptcy, insolvency and similar laws and other applicable Requirements of Law).

          "SPECIAL PURPOSE VEHICLE" means any special purpose funding vehicle identified as such in writing by any Lender to the Administrative Agent.

          "SPIC AND SPAN" means The Spic and Span Company, a Delaware corporation.

          "SPIC AND SPAN ACQUISITION" means the acquisition of all of the Stock of Spic and Span by Prestige Household Brands, Inc. (formerly known as SNS Household Brands, Inc.), a Delaware corporation, pursuant to the Spic and Span Acquisition Agreement.

          "SPIC AND SPAN ACQUISITION AGREEMENT" means that certain Stock Purchase Agreement, dated as of March 5, 2004, among Spic and Span, the stockholders of Spic and Span listed on the schedules thereto, Prestige Household Brands, Inc. (formerly known as SNS Household Brands, Inc.), a Delaware corporation, and the Ultimate Parent.

          "SPIC AND SPAN ACQUISITION DOCUMENT" means each of the Spic and Span Acquisition Agreement and any agreements evidencing the employment and severance arrangements with senior management, in each case together with the schedules, exhibits, annexes and exhibits thereto and all other agreement, document, power of attorney and certificate executed in connection therewith.

          "SPONSOR" means GTCR Capital Partners, L.P., a Delaware limited partnership, GTCR Fund VIII, L.P., a Delaware limited partnership, GTCR Fund VIII/A, L.P., a Delaware limited partnership, GTCR Fund VIII/B, L.P., a Delaware limited partnership, GTCR Golder Rauner II, LLC, a Delaware limited liability company, together with each of their respective Approved Funds and Affiliates.

          "SPONSOR'S EQUITY INVESTMENT" means the cash equity contribution from the Sponsor and certain co-investors disclosed to the Administrative Agent and the Lenders to the Parent in Dollars in an amount equal to $174,158,000.

          "SPONSOR'S EQUITY INVESTMENT DOCUMENT" means each agreement, document, power of attorney and certificate executed in connection with the Sponsor's Equity Investment.

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                                                                CREDIT AGREEMENT
                                                           PRESTIGE BRANDS, INC.

          "STANDBY LETTER OF CREDIT" means any Letter of Credit that is not a Documentary Letter of Credit.

          "STOCK" means shares of capital stock (whether denominated as common stock or preferred stock), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or non-voting.

          "STOCK EQUIVALENTS" means all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable.

          "SUBORDINATED DEBT" means, in each case to the extent permitted to be incurred by such Loan Party hereunder, (a) Additional Subordinated Debt of any Loan Party, (b) Indebtedness of any Loan Party under the Subordinated Notes, the Subordinated Notes Documents or the Additional Subordinated Debt Documents, (c) Indebtedness of any Loan Party permitted to be incurred under CLAUSE (m) or (n) of SECTION 8.1 (INDEBTEDNESS), (d) Indebtedness of the Ultimate Parent and its Subsidiaries under the Shansby Agreement, the Shansby Notes or any other Shansby Document (including all Indebtedness permitted to be incurred pursuant to CLAUSE
(r) of SECTION 8.1 (INDEBTEDNESS)) and (e) any other Indebtedness of any Loan Party that is expressly subordinated in right of payment to any of the Secured Obligations or is scheduled to mature not earlier than the latest of (i) the first anniversary of the Tranche C Maturity Date, (ii) the first anniversary of the Tranche B Maturity Date and (iii) the first anniversary of the Scheduled Termination Date as each such term is defined on the date of the incurrence thereof.

          "SUBORDINATED DEBT DOCUMENT" means each of the Subordinated Notes, the Subordinated Notes Documents, the Shansby Documents and the Additional Subordinated Debt Documents and any other note, indenture, credit agreement related to any Subordinated Debt, and any other agreement, certificate, power of attorney, or document related to any of the foregoing.

          "SUBORDINATED NOTES" means the 9.250% Senior Subordinated Notes due 2012, issued by the Borrower in Dollars and governed by the terms of the Subordinated Notes Indenture.

          "SUBORDINATED NOTES DOCUMENT" means each of the Subordinated Notes, the Subordinated Notes Indenture and any other agreement, certificate, power of attorney, or document related to any of the foregoing.

          "SUBORDINATED NOTES INDENTURE" means the Indenture, dated as of the Closing Date, between the Borrower, certain other Loan Parties and the Subordinated Notes Trustee, in respect of the issuance of senior subordinated notes by the Borrower.

          "SUBORDINATED NOTES OFFERING MEMORANDUM" means the final offering memorandum, dated March 30, 2004, prepared by the Parent in compliance with RULE 144A (PRIVATE RELEASES OF SECURITIES TO INSTITUTIONS) of the United States Securities Act of 1933, in connection with the issuance of the Subordinated Notes.

          "SUBORDINATED NOTES TRUSTEE" means U.S. Bank National Association, as trustee under the Subordinated Notes Indenture.

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                                                                CREDIT AGREEMENT
                                                           PRESTIGE BRANDS, INC.

          "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, limited liability company or other business entity of which an aggregate of more than 50% of the outstanding Voting Stock is, at the time, directly or indirectly, owned or controlled by such Person or one or more Subsidiaries of such Person.

          "SUBSIDIARY GUARANTOR" means each Subsidiary of the Parent (other than the Borrower) that is party to or that becomes party to the Guaranty.

          "SUBSTITUTE INSTITUTION" has the meaning specified in SECTION 2.17 (SUBSTITUTION OF LENDERS).

          "SUBSTITUTION NOTICE" has the meaning specified in SECTION 2.17 (SUBSTITUTION OF LENDERS).

          "SWING LOAN" has the meaning specified in SECTION 2.3 (SWING LOANS).

          "SWING LOAN LENDER" means Citicorp or any other Revolving Credit Lender that becomes the Administrative Agent or agrees, with the approval of the Administrative Agent and the Borrower, to act as the Swing Loan Lender hereunder, in each case in its capacity as the Swing Loan Lender hereunder.

          "SWING LOAN REQUEST" has the meaning specified in SECTION 2.3(b) (SWING LOANS).

          "SWING LOAN SUBLIMIT" means $15,000,000.

          "SYNDICATION AGENT" has the meaning specified in the preamble hereto.

          "SYNDICATION COMPLETION DATE" means the earlier to occur of (a) the 15th day following the Closing Date and (b) the date upon which the Arrangers determine in their sole reasonable discretion that the primary syndication of the Loans and Revolving Credit Commitments has been completed.

          "TAX AFFILIATE" means, with respect to any Person, (a) any Subsidiary of such Person and (b) any Affiliate of such Person with which such Person files or is eligible to file consolidated, combined or unitary tax returns.

          "TAX RETURN" has the meaning specified in SECTION 4.8(a) (TAXES).

          "TAXES" has the meaning specified in SECTION 2.16(a) (TAXES).

          "TERM LOAN" means each of the Tranche B Loans and Tranche C Loans.

          "TERM LOAN BORROWING" means a borrowing consisting of Term Loans made on the same day by the Term Loan Lenders.

          "TERM LOAN COMMITMENT" means each of the Tranche B Commitments and Tranche C Commitments.

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                                                                CREDIT AGREEMENT
                                                           PRESTIGE BRANDS, INC.

          "TERM LOAN COMMITMENT TERMINATION DATE" means, with respect to any term commitment of any Lender or prospective Lender, (a) if such commitment is entered into as part of a Facilities Increase, the earlier of the date agreed by the Borrower and the Administrative Agent to be the date of termination of the commitments for such Facilities Increase, any termination date expressly set forth in the commitment letter for such commitment and the Facilities Increase Date for such Facilities Increase after the incurrence of any Term Loan on such date and (b) in the case of any other commitment (including any Term Loan Commitment existing on or prior to the Closing Date), the Closing Date, after the incurrence of any Term Loan on such date.

          "TERM LOAN FACILITIES" means the Term Loan Commitments and the provisions herein related to the Term Loans.

          "TERM LOAN LENDER" means each Lender that has a Term Loan Commitment or that holds a Term Loan.

          "TERM LOAN MATURITY DATE" means, in respect of each Tranche B Loan, the Tranche B Maturity Date and, in respect of each Tranche C Loan, the Tranche C Maturity Date.

          "TITLE IV PLAN" means a pension plan, other than a Multiemployer Plan, covered by Title IV of ERISA and to which the Parent any of its Subsidiaries or any ERISA Affiliate has any obligation or liability, contingent or otherwise.

          "TRANCHE" means each of the Tranche B Facility or the Tranche C Facility.

          "TRANCHE B COMMITMENT" with respect to each Tranche B Lender, (a) the commitment of such Lender to make Tranche B Loans to the Borrower on the Closing Date in the aggregate principal amount outstanding not to exceed the amount set forth opposite such Lender's name on SCHEDULE I (COMMITMENTS) under the caption "TRANCHE B COMMITMENT" (as amended to reflect each Assignment and Acceptance executed by such Lender), as such amount may be reduced pursuant to this Agreement, and (b) any commitment by such Lender that is included as part of a Facilities Increase to make Tranche B Loans on any Facilities Increase Date, as such amount may be reduced pursuant to this Agreement.

          "TRANCHE B FACILITY" means the Tranche B Commitments and the provisions herein related to the Tranche B Loans.

          "TRANCHE B LENDER" means each Lender that has a Tranche B Commitment or that holds a Tranche B Loan.

          "TRANCHE B LOAN" means any loan made to the Borrower pursuant to
SECTION 2.1(b)(i) or (ii) (THE COMMITMENTS).

          "TRANCHE B MATURITY DATE" means the seventh anniversary of the Closing Date.

          "TRANCHE B NOTE" means a promissory note of the Borrower payable to the order of any Tranche B Lender in a principal amount equal to the amount of the Tranche B Loan owing to such Lender.

          "TRANCHE C AGENT" has the meaning specified in the preamble to this Agreement.

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                                                                CREDIT AGREEMENT
                                                           PRESTIGE BRANDS, INC.

          "TRANCHE C COMMITMENT" means, with respect to each Tranche C Lender, the commitment of such Lender to make Tranche C Loans to the Borrower on the Closing Date in the aggregate principal amount outstanding not to exceed the amount set forth opposite such Lender's name on SCHEDULE I (COMMITMENTS) under the caption "TRANCHE C COMMITMENT" (as amended to reflect each Assignment and Acceptance executed by such Lender), as such amount may be reduced pursuant to this Agreement.

          "TRANCHE C DEFAULT" means the occurrence of an Event of Default arising from any of the following: (a) the Borrower failing to pay any principal of any Tranche C Loan when the same becomes due and payable, (b) any Loan Party failing to pay any interest on any Tranche C Loan, any fee under any of the Loan Documents owing to the Tranche C Lenders or the Tranche C Agent or any other Tranche C Secured Obligation (other than one referred to in CLAUSE (a) above) and such non-payment continues for a period of five Business Days after the due date therefor or (c) the failure of the Parent to comply with SECTION 5.1(b) (MAXIMUM LEVERAGE RATIO), SECTION 5.2(b) (MINIMUM INTEREST COVERAGE RATIO) or
SECTION 5.3(b) (MINIMUM FIXED CHARGE COVERAGE RATIO).

          "TRANCHE C FACILITY" means the Tranche C Commitments and the provisions herein related to the Tranche C Loans.

          "TRANCHE C LENDER" means each Lender that has a Tranche C Commitment or that holds a Tranche C Loan.

          "TRANCHE C LOAN" means any loan made to the Borrower pursuant to
SECTION 2.1(b)(iii) (THE COMMITMENTS).

          "TRANCHE C MATURITY DATE" means the date that is seven years and 180 days after the Closing Date.

          "TRANCHE C NOTE" means a promissory note of the Borrower payable to the order of any Tranche C Lender in a principal amount equal to the amount of the Tranche C Loan owing to such Lender.

          "TRANCHE C OBLIGATIONS" means the Tranche C Loans and all other amounts, obligations, covenants and duties owing by the Borrower (or any amount paid by any Loan Party for the account of the Borrower) to any Tranche C Lender in its capacity as such or any of its affiliated Indemnitees, of every type and description (whether by reason of an extension of credit, loan, guaranty, indemnification or otherwise) in respect of the Tranche C Facility, present or future, arising under this Agreement, any other Loan Document, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired and whether or not evidenced by any note, guaranty or other instrument or for the payment of money, including all fees, interest, charges, expenses, attorneys' fees and disbursements and other sums chargeable to the Borrower under this Agreement or any other Loan Document by any Tranche C Lender in its capacity as such in respect of the Tranche C Loans or otherwise in respect of the Tranche C Facility.

          "TRANCHE C SECURED OBLIGATIONS" means, in the case of the Borrower, the Tranche C Obligations, and, in the case of any other Loan Party, the obligations, covenants and duties owing by such Loan Party to any Tranche C Lender in its capacity as such or any of its affiliated Indemnitees in respect of the Tranche C Facility arising under the guaranty of the

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                                                                CREDIT AGREEMENT
                                                           PRESTIGE BRANDS, INC.

Tranche C Obligations set forth in the Guaranty or otherwise arising under the Guaranty or any other Loan Document to which such Loan Party is a party.

          "TRANCHE C SECURED PARTIES" means the Tranche C Lenders and any other holder of any Tranche C Secured Obligation.

          "TRANSACTIONS" means the transactions contemplated in connection with the Sponsor's Equity Investment, the closing of the Facilities, the issuance of the Subordinated Notes, the consummation of the Prestige Acquisition and the consummation on the Closing Date of the other transactions contemplated by the Closing Date Related Documents on such Closing Date.

          "UCC" has the meaning specified in the Pledge and Security Agreement.

          "ULTIMATE PARENT" means Prestige International Holdings, LLC (formerly known as Medtech/Denorex LLC), a Delaware limited liability company.

          "UNFINANCED CAPITAL EXPENDITURES" means, with respect to any Person for any period, the Capital Expenditures of such Person in such period other than the portion of such Capital Expenditures financed with the net cash proceeds of (a) Capital Leases or other Indebtedness (other than any Secured Obligation or any Subordinated Debt) of the Parent or any of its Subsidiaries,
(b) Equity Issuances or (c) Reinvestment Events; PROVIDED, HOWEVER, that, (x) in the case of Capital Leases, Indebtedness and Equity Issuances, the incurrence thereof is permitted under this Agreement and the receipt of such Net Cash Proceeds does not cause a mandatory prepayment of the Obligations pursuant to
SECTION 2.9 (MANDATORY PREPAYMENTS) and (y) in the case of Reinvestment Events, to the extent the financing of Capital Expenditures with the Net Cash Proceeds thereof is a Permitted Reinvestment of such Net Cash Proceeds permitted pursuant to SECTION 2.9(e) (MANDATORY PREPAYMENTS).

          "UNUSED COMMITMENT FEE" has the meaning specified in SECTION 2.12
(FEES).

          "U.S. LENDER" means each Lender, Issuer or Agent that is a Domestic Person.

          "VOTING STOCK" means Stock of any Person having ordinary power to vote in the election of members of the board of directors, managers, trustees or other controlling Persons, of such Person (irrespective of whether, at the time, Stock of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency).

          "WHOLLY-OWNED SUBSIDIARY" of any Person means any Subsidiary of such Person, all of the Stock of which (other than Nominal Shares) is owned by such Person, either directly or indirectly through one or more Wholly-Owned Subsidiaries of such Person.

          "WITHDRAWAL LIABILITY" means, with respect to the Parent or any of its Subsidiaries at any time, the aggregate liability incurred (whether or not assessed) with respect to all Multiemployer Plans pursuant to Section 4201 of ERISA or for increases in contributions required to be made pursuant to Section 4243 of ERISA.

          "WORKING CAPITAL" means, for any Person at any date, the amount, if any, by which the Consolidated Current Assets of such Person at such date exceeds the Consolidated Current Liabilities of such Person at such date.

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                                                                CREDIT AGREEMENT
                                                           PRESTIGE BRANDS, INC.

          SECTION 1.2    COMPUTATION OF TIME PERIODS

          In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "FROM" means "FROM AND INCLUDING" and the words "TO" and "UNTIL" each mean "TO BUT EXCLUDING" and the word "THROUGH" means "TO AND INCLUDING."

          SECTION 1.3    ACCOUNTING TERMS AND PRINCIPLES

          (a) Except as set forth below, all accounting terms not specifically defined herein shall be construed in conformity with GAAP and all accounting determinations required to be made pursuant hereto (including for purpose of measuring compliance with ARTICLE V (FINANCIAL COVENANTS) shall, unless expressly otherwise provided herein, be made in conformity with GAAP, except for the use of purchase accounting principles (as set forth in Statements 16 (Prior Period Adjustments) and 17 (Accounting for Leases) of the U.S. Financial Account Standards Board and the U.S. Statements of Financial Accounting Standards 142 (regarding the elimination of goodwill amortization) and 143 (regarding accounting for asset-retirement obligations)) and for the classification as liabilities mandatorily redeemable Stock and other debt-like financial instruments (as set forth in the U.S. Statement of Financial Accounting Standard
150).

          (b) If any change in the accounting principles used in the preparation of the most recent Financial Statements referred to in SECTION 6.1 (FINANCIAL STATEMENTS) is hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successors thereto) and such change is adopted by the Parent or any of its Subsidiaries with the agreement of the Borrower's Accountants and results in a change in any of the calculations required by ARTICLE V (FINANCIAL COVENANTS) or VIII (NEGATIVE COVENANTS) that would not have resulted had such accounting change not occurred, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such change such that the criteria for evaluating compliance with such covenants shall be the same after such change as if such change had not been made; PROVIDED, HOWEVER, that no change in GAAP that would affect a calculation that measures compliance with any covenant contained in ARTICLE V (FINANCIAL COVENANTS) or VIII (NEGATIVE COVENANTS) shall be given effect until such provisions are amended to reflect such changes in GAAP.

          (c) For purposes of making all financial calculations to determine compliance with ARTICLE V (FINANCIAL COVENANTS), all components of such calculations (other than Capital Expenditures and taxes for Fixed Charges) shall be adjusted to include or exclude, as the case may be, without duplication, such components of such calculations attributable to any business or assets that have been acquired by the Parent or any of its Subsidiaries (including through any Acquisition or Permitted Acquisition) or that have been sold pursuant to any Sale of Business either (i) on or before the Closing Date or (ii) after the first day of the applicable period of determination and prior to the end of such period, in each case as determined in good faith by the Parent on a Pro Forma Basis.

          SECTION 1.4    CONVERSION OF FOREIGN CURRENCIES

          (a) FINANCIAL COVENANT DEBT. Financial Covenant Debt denominated in any currency other than Dollars shall be calculated using the Dollar Equivalent thereof as of the date of the Financial Statements on which such Financial Covenant Debt is reflected.

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                                                                CREDIT AGREEMENT
                                                           PRESTIGE BRANDS, INC.

          (b) DOLLAR EQUIVALENTS. The Administrative Agent shall determine the Dollar Equivalent of any amount as required hereby, and a determination thereof by the Administrative Agent shall be conclusive absent manifest error. The Administrative Agent may, but shall not be obligated to, rely on any determination made by any Loan Party in any document delivered to the Administrative Agent. The Administrative Agent may determine or redetermine the Dollar Equivalent of any amount on any date either in its own discretion or upon the request of any Lender or Issuer.

          (c) ROUNDING-OFF. The Administrative Agent may set up appropriate rounding off mechanisms or otherwise round-off amounts hereunder to the nearest higher or lower amount in whole Dollar or cent to ensure amounts owing by any party hereunder or that otherwise need to be calculated or converted hereunder are expressed in whole Dollars or in whole cents, as may be necessary or appropriate.

          SECTION 1.5    CERTAIN TERMS

          (a) The terms "HEREIN," "HEREOF", "HERETO" and "HEREUNDER" and similar terms refer to this Agreement as a whole and not to any particular Article, Section, subsection or clause in, this Agreement.

          (b) Unless otherwise expressly indicated herein, (i) references in this Agreement to an Exhibit, Schedule, Article, Section, clause or sub-clause refer to the appropriate Exhibit or Schedule to, or Article, Section, clause or sub-clause in this Agreement and (ii) the words "ABOVE" and "BELOW", when following a reference to a clause or a sub-clause of any Loan Document, refer to a clause or sub-clause within, respectively, the same Section or clause.

          (c) Each agreement defined in this ARTICLE I shall include all appendices, exhibits and schedules thereto. Unless the prior written consent of the Requisite Lenders or any Agent is required hereunder or under the Intercreditor Agreement for an amendment, restatement, supplement or other modification to any such agreement and such consent is not obtained, references in this Agreement to such agreement shall be to such agreement as so amended, restated, supplemented or modified.

          (d) References in this Agreement to any Requirement of Law shall be to such Requirement of Law as amended or modified from time to time and to any successor legislation thereto, in each case as in effect at the time any such reference is operative.

          (e) The term "INCLUDING" when used in any Loan Document means "INCLUDING WITHOUT LIMITATION" except when used in the computation of time periods.

          (f) The terms "LENDER," "REVOLVING CREDIT LENDER," "TRANCHE B LENDER," "TRANCHE C LENDER," "ISSUER," "AGENT," "COLLATERAL AGENT," "ADMINISTRATIVE AGENT," "TRANCHE C AGENT," "SYNDICATION AGENT" and "DOCUMENTATION AGENT" include, without limitation, their respective successors.

          (g) Upon the appointment of any successor Administrative Agent pursuant to SECTION 10.7 (SUCCESSOR ADMINISTRATIVE AGENT), references to Citicorp in SECTION 10.4 (EACH AGENT INDIVIDUALLY) and to Citibank in the definitions of Base Rate, Dollar Equivalent and Eurodollar Rate shall be deemed to refer to the financial institution then acting as the Administrative Agent or one of its Affiliates if it so designates.

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                                                                CREDIT AGREEMENT
                                                           PRESTIGE BRANDS, INC.

                                   ARTICLE II

                                 THE FACILITIES

          SECTION 2.1    THE COMMITMENTS

          (a) REVOLVING CREDIT COMMITMENTS. On the terms and subject to the conditions contained in this Agreement, each Revolving Credit Lender severally agrees to make loans in Dollars (each a "REVOLVING LOAN") to the Borrower from time to time on any Business Day during the period from the date hereof until the Revolving Credit Termination Date in an aggregate principal amount at any time outstanding for all such loans by such Revolving Credit Lender not to exceed such Revolving Credit Lender's Revolving Credit Commitment; PROVIDED, HOWEVER, that at no time shall any Revolving Credit Lender be obligated to make a Revolving Loan in excess of such Revolving Credit Lender's Ratable Portion of the Available Credit. Within the limits of the Revolving Credit Commitment of each Revolving Credit Lender, amounts of Revolving Loans repaid may be reborrowed under this SECTION 2.1.

          (b)  TERM LOAN COMMITMENTS

               (i) On the terms and subject to the conditions contained in this Agreement, each Tranche B Lender severally agrees to make a loan in Dollars to the Borrower on the Closing Date in an amount not to exceed such Lender's Tranche B Commitment on such date.

               (ii) Each Lender (or Affiliate or Approved Fund thereof) or Eligible Assignee having, in its sole discretion, committed to a Facilities Increase shall agree as part of such commitment that, on the Facilities Increase Date for such Facilities Increase of the Tranche B Facility, on the terms and subject to the conditions set forth in its commitment therefor or otherwise agreed to as part of such commitment or set forth in this Agreement as amended in connection with such Facilities Increase, such Lender, Affiliate, Approved Fund or Eligible Assignee shall make a loan in Dollars to the Borrower in an amount not to exceed such commitment to such Facilities Increase.

               (iii) On the terms and subject to the conditions contained in this Agreement, each Tranche C Lender severally agrees to make a loan in Dollars to the Borrower on the Closing Date, in an amount not to exceed such Lender's Tranche C Commitment on such date.

               (iv)   Amounts of Term Loans prepaid may not be reborrowed.

          (c)  FACILITIES INCREASE

               (i) The Borrower shall have the right to send to the Administrative Agent, after the Closing Date, a Facilities Increase Notice to request an increase (each a "FACILITIES INCREASE") in the aggregate Revolving Credit Commitments or the disbursement of additional Tranche B Loans in excess of the Tranche B Loans disbursed on the Closing Date, in a principal amount not to exceed $150,000,000 in the aggregate for all such requests; PROVIDED, HOWEVER, that (A) no Facilities Increase in the Revolving Credit Facility shall be effective later than one year prior to the Scheduled Termination Date, (B) no Facilities Increase in the Tranche B Facility shall be effective later than

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                                                                CREDIT AGREEMENT
                                                           PRESTIGE BRANDS, INC.

     three years prior to the Tranche B Maturity Date, (C) no Facilities Increase shall be effective earlier than 10 days after the delivery of the Facilities Increase Notice to the Administrative Agent in respect of such Facilities Increase and (D) no more than three Facilities Increases shall be made pursuant to this CLAUSE (c). Nothing in this Agreement shall be construed to obligate any Lender to negotiate for (whether or not in good faith), solicit, provide or consent to any increase in the Commitments, and any such increase may be subject to changes in any term herein.

               (ii) The Administrative Agent shall promptly notify each Lender of the proposed Facilities Increase and of the proposed terms and conditions therefor agreed between the Borrower and the Administrative Agent. Each such Lender (and each of their Affiliates and Approved Funds) may, in its sole discretion, commit to participate in such Facilities Increase by forwarding its commitment to the Administrative Agent therefor in form and substance satisfactory to the Administrative Agent. The Administrative Agent shall allocate, in its sole discretion but in amounts not to exceed for each such Lender the commitment received from such Lender, Affiliate or Approved Fund, the Commitments to be made as part of the Facilities Increase to the Lenders from which it has received such written commitments. If the Administrative Agent does not receive enough commitments from existing Lenders or their Affiliates or Approved Funds, it may, after consultation with the Borrower, allocate to Eligible Assignees any excess of the proposed amount of such Facilities Increase agreed with the Borrower over the aggregate amounts of the commitments received from existing Lenders.

               (iii) Each Facilities Increase shall become effective on a date agreed by the Borrower and the Administrative Agent (each a "FACILITIES INCREASE DATE"), which shall be in any case on or after the date of satisfaction of the conditions precedent set forth in SECTION 3.3 (CONDITIONS PRECEDENT TO EACH FACILITIES INCREASE). The Administrative Agent shall notify the Lenders and the Borrower, on or before 1:00 P.M. (New York City time) on the day following the Facilities Increase Date of the effectiveness of the Facilities Increase on the Facilities Increase Date and shall record in the Register all applicable additional information in respect of such Facilities Increase.

               (iv) On the Facilities Increase Date for any Facilities Increase in the Revolving Credit Facility, each Lender or Eligible Assignee participating in such Facilities Increase shall purchase from each existing Revolving Credit Lender having Revolving Loans outstanding on such Facilities Increase Date, without recourse or warranty, an undivided interest and participation, to the extent of such Revolving Credit Lender's Ratable Portion of the new Revolving Credit Commitments (after giving effect to such Facilities Increase), in the aggregate outstanding Revolving Loans, so as to ensure that, on the Facilities Increase Date after giving effect to such Facilities Increase, each Revolving Credit Lender is owed only its Ratable Portion of the Revolving Loans outstanding on such Facilities Increase Date.

          SECTION 2.2    BORROWING PROCEDURES

          (a) Each Borrowing shall be made on notice given by the Borrower to the Administrative Agent not later than 11:00 a.m. (New York time) (i) on the date of the proposed Borrowing, which shall be a Business Day, in the case of a Borrowing of Base Rate Loans and (ii) three Business Days, in the case of a Borrowing of Eurodollar Rate Loans, prior to the date of the proposed Borrowing. Each such notice shall be in substantially the form of EXHIBIT C (FORM

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                                                                CREDIT AGREEMENT
                                                           PRESTIGE BRANDS, INC.

OF NOTICE OF BORROWING) (a "NOTICE OF BORROWING"), specifying (A) the date of such proposed Borrowing (which, in the case of a Term Loan Borrowing that is not made as part of a Facilities Increase, shall be the Closing Date and, in the case of any Term Loan Borrowing that is made as part of a Facilities Increase, shall be the Facilities Increase Date for such Facilities Increase), (B) the aggregate amount of such proposed Borrowing, (C) whether any portion of the proposed Borrowing will be of Base Rate Loans or Eurodollar Rate Loans and (D) for each Eurodollar Rate Loan, the initial Interest Period or Periods thereof. Loans shall be made as Base Rate Loans unless, subject to SECTION 2.14 (SPECIAL PROVISIONS GOVERNING EURODOLLAR RATE LOANS), the Notice of Borrowing specifies that all or a portion thereof shall be Eurodollar Rate Loans. Notwithstanding anything to the contrary contained in SECTION 2.3(a) (SWING LOANS), if any Notice of Borrowing requests a Revolving Credit Borrowing of Base Rate Loans, the Administrative Agent may make a Swing Loan available to the Borrower in an aggregate amount not to exceed such proposed Revolving Credit Borrowing, and the aggregate amount of the corresponding proposed Revolving Credit Borrowing shall be reduced accordingly by the principal amount of such Swing Loan. Each Borrowing shall be in an aggregate amount of not less than $1,000,000 or an integral multiple of $100,000 in excess thereof.

          (b) The Administrative Agent shall give to each Lender prompt notice of the Administrative Agent's receipt of a Notice of Borrowing and, if Eurodollar Rate Loans are properly requested in such Notice of Borrowing, the applicable interest rate determined pursuant to SECTION 2.14(a) (DETERMINATION OF INTEREST RATE). Each Lender shall, before 11:00 a.m. (New York time) on the date of the proposed Borrowing, make available to the Administrative Agent at its address referred to in SECTION 11.8 (NOTICES, ETC.), in immediately available funds, such Lender's Ratable Portion of such proposed Borrowing. Upon fulfillment (or due waiver in accordance with SECTION 11.1 (AMENDMENTS, WAIVERS, ETC.)) (i) on the Closing Date, of the applicable conditions set forth in
SECTION 3.1 (CONDITIONS PRECEDENT TO INITIAL LOANS AND LETTERS OF CREDIT) and
(ii) at any time (including the Closing Date), of the applicable conditions set forth in SECTION 3.2 (CONDITIONS PRECEDENT TO EACH LOAN AND LETTER OF CREDIT), and after the Administrative Agent's receipt of such funds, the Administrative Agent shall make such funds available to the Borrower.

          (c) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any proposed Borrowing that such Lender will not make available to the Administrative Agent such Lender's Ratable Portion of such Borrowing (or any portion thereof), the Administrative Agent may assume that such Lender has made such Ratable Portion available to the Administrative Agent on the date of such Borrowing in accordance with this SECTION 2.2 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such Ratable Portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand (and, in the case of the Borrower, within three Business Days after receipt of such demand) such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate for the first Business Day and thereafter at the interest rate applicable at the time to the Loans comprising such Borrowing. If such Lender shall repay to the Administrative Agent such corresponding amount, such corresponding amount so repaid shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement. If the Borrower shall repay to the Administrative

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                                                                CREDIT AGREEMENT
                                                           PRESTIGE BRANDS, INC.

Agent such corresponding amount, such payment shall not relieve such Lender of any obligation it may have hereunder to the Borrower.

          (d) The failure of any Lender to make on the date specified any Loan or any payment required by it (such Lender being a "NON-FUNDING LENDER"), including any payment in respect of its participation in Swing Loans and Letter of Credit Obligations, shall not relieve any other Lender of its obligations to make such Loan or payment on such date but no such other Lender shall be responsible for the failure of any Non-Funding Lender to make a Loan or payment required under this Agreement.

          SECTION 2.3    SWING LOANS

          (a) On the terms and subject to the conditions contained in this Agreement, the Swing Loan Lender may, in its sole discretion, make, in Dollars, loans (each a "SWING LOAN") otherwise available to the Borrower under the Revolving Credit Facility from time to time on any Business Day during the period from the date hereof until the Revolving Credit Termination Date in an aggregate principal amount at any time outstanding (together with the aggregate outstanding principal amount of any other Loan made by the Swing Loan Lender hereunder in its capacity as a Lender or the Swing Loan Lender) not to exceed the Swing Loan Sublimit; PROVIDED, HOWEVER, that at no time shall the Swing Loan Lender make any Swing Loan in excess of the Available Credit. Each Swing Loan shall be a Base Rate Loan and must be paid in full upon any Revolving Credit Borrowing hereunder and shall in any event mature no later than the Revolving Credit Termination Date. Within the limits set forth in the first sentence of this CLAUSE (a), amounts of Swing Loans repaid may be reborrowed under this CLAUSE (a).

          (b) In order to request a Swing Loan, the Borrower shall telecopy (or forward by electronic mail or similar means) to the Administrative Agent a duly completed request in substantially the form of EXHIBIT D (FORM OF SWING LOAN REQUEST), setting forth the requested amount and date of such Swing Loan (a "SWING LOAN REQUEST"), to be received by the Administrative Agent not later than 1:00 p.m. (New York time) on the day of the proposed borrowing. The Administrative Agent shall promptly notify the Swing Loan Lender of the details of the requested Swing Loan. Subject to the terms of this Agreement, the Swing Loan Lender may make a Swing Loan available to the Administrative Agent and, in turn, the Administrative Agent shall make such amounts available to the Borrower on the date of the relevant Swing Loan Request. The Swing Loan Lender shall not make any Swing Loan in the period commencing on the first Business Day after it receives written notice from the Administrative Agent or any Revolving Credit Lender that one or more of the conditions precedent contained in SECTION 3.2 (CONDITIONS PRECEDENT TO EACH LOAN AND LETTER OF CREDIT) shall not on such date be satisfied, and ending when such conditions are satisfied. The Swing Loan Lender shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in SECTION 3.2 (CONDITIONS PRECEDENT TO EACH LOAN AND LETTER OF CREDIT) have been satisfied in connection with the making of any Swing Loan.

          (c) The Swing Loan Lender shall notify the Administrative Agent in writing (which writing may be a telecopy or electronic mail) weekly, by no later than 10:00 a.m. (New York time) on the first Business Day of each week, of the aggregate principal amount of its Swing Loans then outstanding.

          (d) The Swing Loan Lender may demand at any time that each Revolving Credit Lender pay to the Administrative Agent, for the account of the Swing Loan Lender, in the

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                                                                CREDIT AGREEMENT
                                                           PRESTIGE BRANDS, INC.

manner provided in CLAUSE (e) below, such Revolving Credit Lender's Ratable Portion of all or a portion of the outstanding Swing Loans, which demand shall be made through the Administrative Agent, shall be in writing and shall specify the outstanding principal amount of Swing Loans demanded to be paid.

          (e) The Administrative Agent shall forward each notice referred to in CLAUSE (c) above and each demand referred to in CLAUSE (d) above to each Revolving Credit Lender on the day such notice or such demand is received by the Administrative Agent (except that any such notice or demand received by the Administrative Agent after 2:00 p.m. (New York time) on any Business Day or any such demand received on a day that is not a Business Day shall not be required to be forwarded to the Revolving Credit Lenders by the Administrative Agent until the next succeeding Business Day), together with a statement prepared by the Administrative Agent specifying the amount of each Revolving Credit Lender's Ratable Portion of the aggregate principal amount of the Swing Loans stated to be outstanding in such notice or demanded to be paid pursuant to such demand, and, notwithstanding whether or not the conditions precedent set forth in SECTIONS 3.2 (CONDITIONS PRECEDENT TO EACH LOAN AND LETTER OF CREDIT) and 2.1(a) (THE COMMITMENTS) shall have been satisfied (which conditions precedent the Revolving Credit Lenders hereby irrevocably waive), each Revolving Credit Lender shall, before 11:00 a.m. (New York time) on the Business Day next succeeding the date of such Revolving Credit Lender's receipt of such notice or demand, make available to the Administrative Agent, in immediately available funds, for the account of the Swing Loan Lender, the amount specified in such statement. Upon such payment by a Revolving Credit Lender, such Revolving Credit Lender shall, except as provided in CLAUSE (f) below, be deemed to have made a Revolving Loan to the Borrower. The Administrative Agent shall use such funds to repay the Swing Loans to the Swing Loan Lender. To the extent that any Revolving Credit Lender fails to make such payment available to the Administrative Agent for the account of the Swing Loan Lender, the Borrower shall repay such Swing Loan on demand.

          (f)  Upon the occurrence of a Default under CLAUSE (ii) or (iii) of
SECTION 9.1(f) (EVENTS OF DEFAULT), each Revolving Credit Lender shall acquire, without recourse or warranty, an undivided participation in each Swing Loan otherwise required to be repaid by such Revolving Credit Lender pursuant to CLAUSE (e) above, which participation shall be in a principal amount equal to such Revolving Credit Lender's Ratable Portion of such Swing Loan, by paying to the Swing Loan Lender on the date on which such Revolving Credit Lender would otherwise have been required to make a payment in respect of such Swing Loan pursuant to CLAUSE (e) above, in immediately available funds, an amount equal to such Revolving Credit Lender's Ratable Portion of such Swing Loan. If all or part of such amount is not in fact made available by such Revolving Credit Lender to the Swing Loan Lender on such date, the Swing Loan Lender shall be entitled to recover any such unpaid amount on demand from such Revolving Credit Lender together with interest accrued from such date at the Federal Funds Rate for the first Business Day after such payment was due and thereafter at the rate of interest then applicable to Base Rate Loans.

          (g) From and after the date on which any Revolving Credit Lender (i) is deemed to have made a Revolving Loan pursuant to CLAUSE (e) above with respect to any Swing Loan or (ii) purchases an undivided participation interest in a Swing Loan pursuant to CLAUSE (f) above, the Swing Loan Lender shall promptly distribute to such Revolving Credit Lender such Revolving Credit Lender's Ratable Portion of all payments of principal of and interest received

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                                                                CREDIT AGREEMENT
                                                           PRESTIGE BRANDS, INC.

by the Swing Loan Lender on account of such Swing Loan other than those received from a Revolving Credit Lender pursuant to CLAUSE (e) or (f) above.

          SECTION 2.4    LETTERS OF CREDIT

          (a) On the terms and subject to the conditions contained in this Agreement, each Issuer agrees to Issue at the request of the Borrower and for the account of the Borrower one or more Letters of Credit from time to time on any Business Day during the period commencing on the Closing Date and ending on the earlier of the Revolving Credit Termination Date and 30 days prior to the Scheduled Termination Date; PROVIDED, HOWEVER, that no Issuer shall be under any obligation to Issue (and, upon the occurrence of any of the events described in CLAUSES (ii), (iii), (iv), (v), AND (vi)(A) below, shall not Issue) any Letter of Credit upon the occurrence of any of the following:

               (i) any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain such Issuer from Issuing such Letter of Credit or any Requirement of Law applicable to such Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuer shall prohibit, or request that such Issuer refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuer with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuer is not otherwise compensated) not in effect on the date of this Agreement or result in any unreimbursed loss, cost or expense that was not applicable, in effect or known to such Issuer as of the date of this Agreement and that such Issuer in good faith deems material to it;

               (ii) such Issuer shall have received any written notice of the type described in CLAUSE (d) below;

               (iii) after giving effect to the Issuance of such Letter of Credit, the aggregate Revolving Credit Outstandings would exceed the aggregate Revolving Credit Commitments in effect at such time;

               (iv) after giving effect to the Issuance of such Letter of Credit, the sum of (i) the Letter of Credit Undrawn Amounts at such time and (ii) the Reimbursement Obligations at such time exceeds the Letter of Credit Sublimit;

               (v) such Letter of Credit is requested to be denominated in any currency other than Dollars; or

               (vi) (A) any fees due in connection with a requested Issuance have not been paid, (B) such Letter of Credit is requested to be Issued in a form that is not acceptable to such Issuer or (C) the Issuer for such Letter of Credit shall not have received, in form and substance reasonably acceptable to it and, if applicable, duly executed by such Borrower, applications, agreements and other documentation (collectively, a "LETTER OF CREDIT REIMBURSEMENT AGREEMENT") such Issuer generally employs in the ordinary course of its business for the Issuance of letters of credit of the type of such Letter of Credit.

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                                                                CREDIT AGREEMENT
                                                           PRESTIGE BRANDS, INC.

None of the Revolving Credit Lenders (other than the Issuers in their capacity as such) shall have any obligation to Issue any Letter of Credit.

          (b) In no event shall the expiration date of any Letter of Credit (i) be more than one year after the date of issuance thereof or (ii) be less than five Business Days prior to the Scheduled Termination Date; PROVIDED, HOWEVER, that any Letter of Credit with a term less than or equal to one year may provide for the renewal thereof for additional periods less than or equal to one year, as long as, (x) on or before the expiration of each such term and each such period, the Borrower and the Issuer of such Letter or Credit shall have the option to prevent such renewal and (y) the Borrower shall not permit any such renewal to extend the expiration date of any Letter beyond the date set forth in CLAUSE (ii) above.

          (c) In connection with the Issuance of each Letter of Credit, the Borrower shall give the relevant Issuer and the Administrative Agent at least two Business Days' prior written notice, in substantially the form of EXHIBIT E (FORM OF LETTER OF CREDIT REQUEST) (or in such other written or electronic form as is acceptable to the Issuer), of the requested Issuance of such Letter of Credit (a "LETTER OF CREDIT REQUEST"). Such notice shall be irrevocable and shall specify the Issuer of such Letter of Credit, the face amount of the Letter of Credit requested (which shall not be less than $50,000), the date of Issuance of such requested Letter of Credit, the date on which such Letter of Credit is to expire (which date shall be a Business Day) and, in the case of an issuance, the Person for whose benefit the requested Letter of Credit is to be issued. Such notice, to be effective, must be received by the relevant Issuer and the Administrative Agent not later than 11:00 a.m. (New York time) on the second Business Day prior to the requested Issuance of such Letter of Credit.

          (d)  Subject to the satisfaction of the conditions set forth in this
SECTION 2.4, the relevant Issuer shall, on the requested date, Issue a Letter of Credit on behalf of the Borrower in accordance with such Issuer's usual and customary business practices. No Issuer shall Issue any Letter of Credit in the period commencing on the first Business Day after it receives written notice from any Revolving Credit Lender that one or more of the conditions precedent contained in SECTION 3.2 (CONDITIONS PRECEDENT TO EACH LOAN AND LETTER OF CREDIT) or CLAUSE (a) above (other than those conditions set forth in CLAUSES
(a)(i), (a)(vi)(B) and (C) above and, to the extent such clause relates to fees owing to the Issuer of such Letter of Credit and its Affiliates, CLAUSE
(a)(vi)(A) above) are not on such date satisfied or duly waived and ending when such conditions are satisfied or duly waived. No Issuer shall otherwise be required to determine that, or take notice whether, the conditions precedent set forth in SECTION 3.2 (CONDITIONS PRECEDENT TO EACH LOAN AND LETTER OF CREDIT) have been satisfied in connection with the Issuance of any Letter of Credit.

          (e) The Borrower agrees that, if requested by the Issuer of any Letter of Credit, it shall execute a Letter of Credit Reimbursement Agreement in respect to any Letter of Credit Issued hereunder. In the event of any conflict between the terms of any Letter of Credit Reimbursement Agreement and this Agreement, the terms of this Agreement shall govern.

          (f)  Each Issuer shall comply with the following:

               (i) give the Administrative Agent written notice (or telephonic notice confirmed promptly thereafter in writing), which writing may be a telecopy or electronic mail, of the Issuance of any Letter of Credit Issued by it, of all drawings under any Letter of Credit Issued by it and of the payment (or the failure to pay when due) by

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                                                                CREDIT AGREEMENT
                                                           PRESTIGE BRANDS, INC.

     the Borrower of any Reimbursement Obligation when due (which notice the Administrative Agent shall promptly transmit by telecopy, electronic mail or similar transmission to each Revolving Credit Lender);

               (ii) upon the request of any Revolving Credit Lender, furnish to such Revolving Credit Lender copies of any Letter of Credit Reimbursement Agreement to which such Issuer is a party and such other documentation as may reasonably be requested by such Revolving Credit Lender; and

               (iii) no later than 10 Business Days following the last day of each calendar month, provide to the Administrative Agent (and the Administrative Agent shall provide a copy to each Revolving Credit Lender requesting the same) and the Borrower separate schedules for Documentary Letters of Credit and Standby Letters of Credit issued by it, in form and substance reasonably satisfactory to the Administrative Agent, setting forth the aggregate Letter of Credit Obligations, in each case outstanding at the end of each month and any information requested by the Borrower or the Administrative Agent relating thereto.

          (g) Immediately upon the issuance by an Issuer of a Letter of Credit in accordance with the terms and conditions of this Agreement, such Issuer shall be deemed to have sold and transferred to each Revolving Credit Lender, and each Revolving Credit Lender shall be deemed irrevocably and unconditionally to have purchased and received from such Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Revolving Credit Lender's Ratable Portion of the Revolving Credit Commitments, in such Letter of Credit and the obligations of the Borrower with respect thereto (including all Letter of Credit Obligations with respect thereto) and any security therefor and guaranty pertaining thereto.

          (h) The Borrower agrees to pay to the Issuer of any Letter of Credit the amount of all Reimbursement Obligations owing to such Issuer under any Letter of Credit issued for its account no later than the date that is the next succeeding Business Day after the Borrower receives written notice from such Issuer that payment has been made under such Letter of Credit (the "REIMBURSEMENT DATE"), irrespective of any claim, set-off, defense or other right that the Borrower may have at any time against such Issuer or any other Person. In the event that any Issuer makes any payment under any Letter of Credit and the Borrower shall not have repaid such amount to such Issuer pursuant to this CLAUSE (h) or any such payment by the Borrower is rescinded or set aside for any reason, such Reimbursement Obligation shall be payable on demand with interest thereon computed (i) from the date on which such Reimbursement Obligation arose to the Reimbursement Date, at the rate of interest applicable during such period to Revolving Loans that are Base Rate Loans and (ii) from the Reimbursement Date until the date of payment in full, at the rate of interest applicable during such period to past due Revolving Loans that are Base Rate Loans, and such Issuer shall promptly notify the Administrative Agent, which shall promptly notify each Revolving Credit Lender of such failure, and each Revolving Credit Lender shall promptly and unconditionally pay to the Administrative Agent for the account of such Issuer the amount of such Revolving Credit Lender's Ratable Portion of such payment in immediately available Dollars. If the Administrative Agent so notifies such Revolving Credit Lender prior to 11:00 a.m. (New York time) on any Business Day, such Revolving Credit Lender shall make available to the Administrative Agent for the account of such Issuer its Ratable Portion of the amount of such payment on such Business Day in immediately available funds. Upon such payment by a Revolving Credit Lender, such Revolving Credit Lender shall, except during the continuance of a Default or Event of Default under SECTION 9.1(f) (EVENTS OF DEFAULT)

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                                                                CREDIT AGREEMENT
                                                           PRESTIGE BRANDS, INC.

and notwithstanding whether or not the conditions precedent set forth in SECTION
3.2 (CONDITIONS PRECEDENT TO EACH LOAN AND LETTER OF CREDIT) shall have been satisfied (which conditions precedent the Revolving Credit Lenders hereby irrevocably waive), be deemed to have made a Revolving Loan to the Borrower in the principal amount of such payment. Whenever any Issuer receives from the Borrower a payment of a Reimbursement Obligation as to which the Administrative Agent has received for the account of such Issuer any payment from a Revolving Credit Lender pursuant to this CLAUSE (h), such Issuer shall pay over to the Administrative Agent any amount received in excess of such Reimbursement Obligation and, upon receipt of such amount, the Administrative Agent shall promptly pay over to each Revolving Credit Lender, in immediately available funds, an amount equal to such Revolving Credit Lender's Ratable Portion of the amount of such payment adjusted, if necessary, to reflect the respective amounts the Revolving Credit Lenders have paid in respect of such Reimbursement Obligation.

          (i) If and to the extent such Revolving Credit Lender shall not have so made its Ratable Portion of the amount of the payment required by CLAUSE (h) above available to the Administrative Agent for the account of such Issuer, such Revolving Credit Lender agrees to pay to the Administrative Agent for the account of such Issuer forthwith on demand any such unpaid amount together with interest thereon, for the first Business Day after payment was first due at the Federal Funds Rate and, thereafter, until such amount is repaid to the Administrative Agent for the account of such Issuer, at a rate per annum equal to the rate applicable to Base Rate Loans under the Revolving Credit Facility.

          (j) The Borrower's obligation to pay each Reimbursement Obligation and the obligations of the Revolving Credit Lenders to make payments to the Administrative Agent for the account of the Issuers with respect to Letters of Credit shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, including the occurrence of any Default or Event of Default, and irrespective of any of the following:

               (i) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;

               (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;

               (iii) the existence of any claim, set off, defense or other right that the Borrower, any other party guaranteeing, or otherwise obligated with, the Borrower, any Subsidiary or other Affiliate thereof or any other Person may at any time have against the beneficiary under any Letter of Credit, any Issuer, the Administrative Agent or any Lender or any other Person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

               (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

               (v) payment by the Issuer under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

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                                                                CREDIT AGREEMENT
                                                           PRESTIGE BRANDS, INC.

               (vi) any other act or omission to act or delay of any kind of the Issuer, the Lenders, the Administrative Agent or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this SECTION 2.4, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

Any action taken or omitted to be taken by the relevant Issuer under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not result in any liability of such Issuer to the Borrower or any Lender. In determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof, the Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit, the Issuer may rely exclusively on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever, and any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute willful misconduct or gross negligence of the Issuer.

          (k) SCHEDULE 2.4 (EXISTING LETTERS OF CREDIT) contains a schedule of certain letters of credit issued prior to the Closing Date by Merrill Lynch Bank USA for the account of the Borrower, and the Borrower hereby assumes and undertakes to repay all reimbursement and other obligations owing by the Ultimate Parent to Merrill Lynch Bank USA in respect of such letters of credit. On the Closing Date (i) such letters of credit, to the extent outstanding, shall be automatically and without further action by the parties thereto converted to Letters of Credit issued pursuant to this SECTION 2.4 for the account of the Borrower and subject to the provisions hereof, and for this purpose the fees specified in SECTION 2.12(b) (FEES) shall be payable (in substitution for any fees set forth in the applicable letter of credit reimbursement agreements or applications relating to such letters of credit) as if such letters of credit had been issued on the Closing Date, (ii) the issuers of such Letters of Credit shall be deemed to be "ISSUERS" hereunder solely for the purpose of maintaining such letters of credit, for purposes of SECTION 2.16(f) relating to the obligation to provide the appropriate forms, certificates and statements to the Borrower and the Administrative Agent and updated as required by SECTION 2.16(f) and for purposes of SECTION 2.7(b), relating to the entries to be made in the Register, (iii) the Dollar Equivalent of the face amount of such letters of credit shall be included in the calculation of Letter of Credit Obligations and
(iv) all liabilities of the Borrower with respect to such letters of credit shall constitute Obligations. No letter of credit converted in accordance with this CLAUSE (k) shall be amended, extended or renewed without the prior written consent of the Administrative Agent.

          SECTION 2.5    TERMINATION OF THE COMMITMENTS

          (a) The Borrower may, upon at least three Business Days' prior notice to the Administrative Agent, terminate in whole or reduce in part ratably the unused portions of the respective Revolving Credit Commitments of the Revolving Credit Lenders or, prior to the Term Loan Commitment Termination Date for the Term Loan Commitments in any Tranche, the

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                                                                CREDIT AGREEMENT
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unused portions of such Term Loan Commitments of the Term Loan Lenders in such
Tranche; PROVIDED, HOWEVER, that each partial reduction shall be in an aggregate amount of not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof and need not be ratable among the Facilities.

          (b) The then current Revolving Credit Commitments shall be reduced on each date on which a prepayment of Revolving Loans or Swing Loans is made (or would be required to be made had the outstanding Revolving Loans and Swing Loans equaled the Revolving Credit Commitments then in effect) pursuant to SECTION 2.9(a) (MANDATORY PREPAYMENTS) from the proceeds of any Asset Sale or Property Loss Event, in each case in the amount of such prepayment (or of the prepayment that would have been required) (and the Revolving Credit Commitment of each Revolving Credit Lender shall be reduced by its Ratable Portion of such amount).

          (c) Any unused Term Loan Commitment shall terminate on the Term Loan Commitment Termination Date for such Term Loan Commitment. In addition, any Revolving Credit Commitment entered into as part of a Facilities Increase shall terminate on the earlier of (i) the Facilities Increase Date for such Revolving Credit Commitment, (ii) any termination date expressly set forth in the commitment letter for such commitment and (iii) the date agreed by the Borrower and the Administrative Agent to be the date of termination of the commitments in such Facilities Increase.

          SECTION 2.6    REPAYMENT OF LOANS

          (a) The Borrower promises to repay the entire unpaid principal amount of the Revolving Loans and the Swing Loans on the Scheduled Termination Date or earlier, if otherwise required by the terms hereof.

          (b) The Borrower promises to repay 0.25% (which repayment may be made through the application of optional or mandatory prepayments to the extent provided hereunder) of the initial principal amount of each Tranche B Loan made under the Tranche B Facility, on the last Business Day of each calendar quarter commencing on the first such day following the making of such Tranche B Loan; PROVIDED, HOWEVER, that the Borrower shall repay the entire unpaid principal amount of each Tranche B Loan on the Tranche B Maturity Date.

          (c) The Borrower promises to repay the entire unpaid principal amount of each Tranche C Loan on the Tranche C Maturity Date.

          SECTION 2.7    EVIDENCE OF DEBT

          (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing Indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

          (b) (i) The Administrative Agent, acting as agent of the Borrower solely for this purpose and for tax purposes, shall establish and maintain at its address referred to in SECTION 11.8 (NOTICES, ETC.) a record of ownership (the "REGISTER") in which the Administrative Agent agrees to register by book entry the Administrative Agent's, each Lender's and each Issuer's interest in each Loan, each Letter of Credit and each Reimbursement Obligation, and in the right

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                                                                CREDIT AGREEMENT
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to receive any payments hereunder and any assignment of any such interest or rights. In addition, the Administrative Agent, acting as agent of the Borrower solely for this purpose and for tax purposes, shall establish and maintain accounts in the Register in accordance with its usual practice in which it shall record (i) the names and addresses of the Lenders and the Issuers, (ii) the Commitments of each Lender from time to time, (iii) the amount of each Loan made and, if a Eurodollar Rate Loan, the Interest Period applicable thereto, (iv) the amount of any principal or interest due and payable, and paid, by the Borrower to, or for the account of, each Lender hereunder, (v) the amount that is due and payable, and paid, by or on behalf of the Borrower to, or for the account of, each Issuer, including the amount of Letter Credit Obligations (specifying the amount of any Reimbursement Obligations) due and payable to an Issuer, and (vi) the amount of any sum received by the Administrative Agent hereunder or under any Loan Document from any Loan Party, whether such sum constitutes principal or interest (and the type of Loan to which it applies), fees, expenses or other amounts due under the Loan Documents and each Lender's and Issuer's, as the case may be, share thereof, if applicable.

          (ii) Notwithstanding anything to the contrary contained in this Agreement, the Loans (including the Notes evidencing such Loans) and the Reimbursement Obligations are registered obligations and the right, title, and interest of the Lenders and the Issuers and their assignees in and to such Loans or Reimbursement Obligations, as the case may be, shall be transferable only upon notation of such transfer in the Register. A Note shall only evidence the Lender's or a registered assignee's right, title and interest in and to the related Loan, and in no event is any such Note to be considered a bearer instrument or obligation. This SECTION 2.7(b) and SECTION 11.2 shall be construed so that the Loans and Reimbursement Obligations are at all times maintained in "REGISTERED FORM" within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related regulations (or any successor provisions of the Code or such regulations).

          (c) The entries made in the Register and in the accounts therein maintained pursuant to CLAUSES (a) and (b) above shall, to the extent permitted by applicable law, be PRIMA FACIE evidence of the existence and amounts of the obligations recorded therein; PROVIDED, HOWEVER, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms. In addition, the Loan Parties, the Administrative Agent, the Lenders and the Issuers shall treat each Person whose name is recorded in the Register as a Lender or as an Issuer, as applicable, for all purposes of this Agreement. Information contained in the Register with respect to any Lender or Issuer shall be available for inspection by the Borrower, the Administrative Agent, such Lender or such Issuer at any reasonable time and from time to time upon reasonable prior notice.

          (d) Notwithstanding any other provision of the Agreement, in the event that any Lender requests that the Borrower execute and deliver a promissory note or notes payable to such Lender in order to evidence the Indebtedness owing to such Lender by the Borrower hereunder, the Borrower shall promptly execute and deliver a Note or Notes to such Lender evidencing any Revolving Loans and Term Loans of any Tranche, as the case may be, of such Lender, substantially in the forms of EXHIBIT B-1 (FORM OF REVOLVING CREDIT
NOTE) and EXHIBIT B-2 (FORM OF TERM NOTE), respectively.

          (e) In each case where a Revolving Credit Lender purchases an undivided participation interest in a Swing Loan pursuant to SECTION 2.3(f) (SWING LOANS), the Swing Loan Lender shall (i) keep a register meeting the requirements of Treasury Regulation section 5f.103-

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                                                                CREDIT AGREEMENT
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1(c) of each Revolving Credit Lender's entitlement to payments of principal and interest with respect to each such Swing Loan and (ii) collect, prior to the time such Revolving Credit Lender receives payment with respect to such Swing Loan, from each such Revolving Credit Lender the appropriate forms, certificates, and statements described in SECTION 2.16 (TAXES) (and updated as required by such SECTION 2.16).

          SECTION 2.8    OPTIONAL PREPAYMENTS

          (a) REVOLVING LOANS. The Borrower may prepay the outstanding principal amount of the Revolving Loans and Swing Loans in whole or in part at any time; PROVIDED, HOWEVER, that if any prepayment of any Eurodollar Rate Loan is made by or on behalf of the Borrower other than on the last day of an Interest Period for such Loan, the Borrower shall also pay any amount owing pursuant to SECTION 2.14(e) (BREAKAGE COSTS).

          (b) TERM LOANS. The Borrower may, upon at least two Business Days' prior notice to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, prepay the outstanding principal amount of the Term Loans of any Tranche, in whole or in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; PROVIDED, HOWEVER, that (i) if any such prepayment is a prepayment of any Eurodollar Rate Loan made by or on behalf of the Borrower other than on the last day of an Interest Period for such Loan, the Borrower shall also pay any amounts owing pursuant to SECTION 2.14(e) (BREAKAGE COSTS), (ii) each such prepayment that is a partial prepayment shall be in an aggregate amount that is an integral multiple of $1,000,000, (iii) no such prepayment shall be a prepayment of the Tranche C Loans made prior to the payment in full of the First-Priority Obligations, (iv) if any such prepayment is a prepayment of the Tranche C Loans, the Borrower shall also pay to the Administrative Agent, for the benefit of the Tranche C Lenders ratably, an amount equal to the Prepayment Percentage of the principal amount of the Tranche C Loans so repaid and (v) any such partial prepayment that is a prepayment of the Term Loans of any Tranche shall be applied to first to reduce the next four remaining installments of such outstanding principal amount of the Term Loans of such Tranche in the order of their maturity and then to reduce the remaining installments thereof ratably. Upon the giving of such notice of prepayment, the principal amount of the Term Loans specified to be prepaid shall become due and payable on the date specified for such prepayment.

          (c) The Borrower shall have no right to prepay the principal amount of any Revolving Loan or any Term Loan other than as provided in this SECTION 2.8.

          SECTION 2.9    MANDATORY PREPAYMENTS

          (a) Within three Business Days after receipt by any Loan Party or any Subsidiary of any Loan Party of Net Cash Proceeds (or, in the case of CLAUSE
(iii) below, upon the receipt by any Loan Party, or any Subsidiary of any Loan Party of any proceeds of any "Asset Sale", as defined in such clause, within one Business Day after the day such proceeds become subject to such clause) the following shall occur:

               (i) to the extent such Net Cash Proceeds arise from an Asset Sale, Property Loss Event or Debt Issuance, the Borrower (or, at the Borrower's option, any other Loan Party for the benefit of the Borrower) shall immediately prepay the Loans (or provide cash collateral in respect of Letters of Credit) in an amount equal to 100% of such Net Cash Proceeds; PROVIDED, HOWEVER, that:

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                                                                CREDIT AGREEMENT
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                      (A)   no such prepayment caused by the receipt of Net Cash
          Proceeds arising from an Asset Sale shall be required to the extent that the Dollar Equivalent of the sum of such Net Cash Proceeds and all other Net Cash Proceeds from Asset Sale received by the Parent or any of its Subsidiaries after the Closing Date does not exceed $5,000,000 (it being understood that a prepayment shall only be required of such excess to the extent such Dollar Equivalent exceeds $5,000,000);

                      (B) as long as no Event of Default shall have occurred and be continuing, no such prepayment caused by the receipt of Net Cash Proceeds arising from any incurrence of Additional Subordinated Debt shall be required if (1) the Administrative Agent has received an Additional Subordinated Debt Notice with respect of such incurrence and (2) such Net Cash Proceeds are intended to be used substantially contemporaneously with such incurrence for the Permitted Acquisition set forth in such Additional Subordinated Debt Notice; PROVIDED, FURTHER, that, notwithstanding the foregoing, such prepayment shall be required (in the percentages set forth above) in an amount equal to the Net Cash Proceeds of the Additional Subordinated Debt not used to fund substantially contemporaneously with the issuance of such Additional Subordinated Debt the Permitted Acquisition identified in the corresponding Additional Subordinated Debt Notice; and

                      (C) as long as no Event of Default shall have occurred and be continuing, no such prepayment caused by the receipt of Net Cash Proceeds arising from the disposition of any Investment in Stock or Stock Equivalents of Subsidiaries or Permitted Joint Ventures permitted to be made pursuant to CLAUSE (h), (m) or (n) of SECTION 8.3 (INVESTMENTS) shall be required if, on the date of such Asset Sale, the Leverage Ratio of the Parent, calculated on a Pro Forma Basis after giving effect to such disposition and any repayment of Indebtedness to be made with the proceeds thereof, is less than 5.50 to 1.00;

               (ii) to the extent such Net Cash Proceeds arise from an Equity Issuance, the Borrower (or, at the Borrower's option, any other Loan Party for the benefit of the Borrower) shall immediately prepay the Loans (or provide cash collateral in respect of Letters of Credit) in an amount equal to (A) 50% of such Net Cash Proceeds or (B) if the Leverage Ratio of the Parent is less than 4.50 to 1 for the most recent four Fiscal Quarter period for which a Compliance Certificate has been delivered pursuant to
     SECTION 6.1(d) (REPORTING COVENANTS) ended prior to such Equity Issuance calculated PRO FORMA after giving effect to such Equity Issuance and any payment of Indebtedness to be made with the proceeds thereof, 0% of such Net Cash Proceeds; PROVIDED, HOWEVER, that no such prepayment shall be required pursuant to this CLAUSE (ii) because of the receipt of the Net Cash Proceeds of any Equity Issuance of Stock or Stock Equivalents (other than Disqualified Stock), (x) if such Equity Issuance is made to the Sponsor or to holders of the Stock of the Ultimate Parent that were holders of such Stock on the date hereof (after giving effect to the Transactions), and any other holder thereafter which is exercising existing pre-emptive rights or (y) if such Equity Issuance is made in connection with a Permitted Acquisition, Investments permitted under CLAUSE (h)(iii), (m) or
     (n) of SECTION 8.3 (INVESTMENTS), Capital Expenditures permitted hereunder or management buybacks permitted under SECTION 8.5(c)(iii) (RESTRICTED PAYMENTS); and PROVIDED, FURTHER, that,

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                                                                CREDIT AGREEMENT
                                                           PRESTIGE BRANDS, INC.

     notwithstanding CLAUSE (y) of the preceding proviso, such prepayment pursuant to CLAUSE (y) shall be required (in the percentages set forth above) in an amount equal to the amount of such Net Cash Proceeds that are not used for purposes identified in such CLAUSE (y) within 270 days after the date of the date of the consummation of such Equity Issuance (including, if the Permitted Acquisition identified in such Equity Issuance Notice has been abandoned, the use of such Net Cash Proceeds to consummate another Permitted Acquisition permitted hereunder); and

               (iii) notwithstanding the foregoing in this CLAUSE (a) and notwithstanding CLAUSE (e) BELOW, at any time when any Loan Party, any Subsidiary of any Loan Party or any Joint Venture of any of them consummates any "ASSET SALE" or "EQUITY ISSUANCE", as defined in any Subordinated Notes Document (together with any word of similar applications defined in any Subordinated Debt Document or any Disqualified Stock Document), at any time when, and to the extent, in the absence of any requirement to prepay the Secured Obligations hereunder, the Borrower would be required to prepay, or make an offer to purchase, any Subordinated Debt or Disqualified Stock, the Borrower (or, at the Borrower's option, any other Loan Party for the benefit of the Borrower) shall immediately prepay the Loans (or provide cash collateral in respect of Letters of Credit) in an amount not to exceed the proceeds of such "Asset Sale".

Any such mandatory prepayment shall be applied in accordance with CLAUSE (c) below.

          (b) The Borrower (or, at the Borrower's option, any other Loan Party for the benefit of the Borrower) shall prepay the Loans within 90 days after the last day of each Fiscal Year beginning with the Fiscal Year 2005, in an amount equal to the difference between (i) 50% of the Excess Cash Flow for such Fiscal Year (or, in the case of Fiscal Year 2005, the period beginning on the Closing Date and ending on the last day of such Fiscal Year) and (ii) optional cash principal payments on the Loans made during such Fiscal Year (but only, in the case of payment in respect of Revolving Loans, to the extent that the Revolving Credit Commitments are permanently reduced by the amount of such payments); PROVIDED, HOWEVER, that, if the Leverage Ratio of the Parent on the last day of such Fiscal Year is less than 4.25 to 1, then no such prepayment shall be required. Any such mandatory prepayment shall be applied in accordance with CLAUSE (c) below.

          (c) Subject to the provisions of SECTION 2.13(g) (PAYMENTS AND COMPUTATIONS) and CLAUSE (e) below, any prepayments required to be applied in accordance with this CLAUSE (c) shall be applied as follows: FIRST, to repay the outstanding principal balance of the Tranche B Loans, until such Tranche B Loans shall have been paid in full; SECOND, to repay the outstanding principal balance of the Swing Loans until such Swing Loans shall have been paid in full; THIRD, to repay the outstanding principal balance of the Revolving Loans until such Revolving Loans shall have been paid in full; FOURTH, to provide cash collateral for any Letter of Credit Obligations in an amount equal to 102% of such Letter of Credit Obligations in the manner set forth in SECTION 9.3 (ACTIONS IN RESPECT OF LETTERS OF CREDIT) until all such Letter of Credit Obligations have been fully cash collateralized in the manner set forth therein; and THEN, to repay the outstanding principal balance of all Tranche C Loans until such Tranche C Loans shall have been paid in full; PROVIDED, HOWEVER, that, at any time prior to the occurrence and continuation of any Event of Default, any mandatory prepayment required by the receipt of Net Cash Proceeds of any Asset Sale permitted under SECTION 8.4(j) (SALE OF ASSETS) of non-core assets previously acquired as part of a Permitted Acquisition and with respect to which the Administrative Agent has received a Permitted Acquisition Notice shall be first applied to repay the Revolving Loans

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                                                                CREDIT AGREEMENT
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and Swing Loans in an amount not to exceed the amount identified in such
Permitted Acquisition Notice as part of a Borrowing the proceeds of which were used consummate such Permitted Acquisition. If any mandatory prepayment of the Tranche C Loans is required to be made pursuant to this CLAUSE (c) because of the receipt of Net Cash Proceeds of any Equity Issuance or Debt Issuance, the Borrower shall pay on the date of such prepayment to the Administrative Agent, for the ratable benefit of the Tranche C Lenders, an additional amount equal to the Prepayment Percentage of the principal amount of the Tranche C Loans so repaid. All prepayments of the Term Loans of any Tranche made pursuant to this CLAUSE (c) shall be applied FIRST to prepay the next four principal installments of the Term Loans of such Tranche in order of their maturity and THEN to prepay the remaining principal installments thereof ratably. All repayments of Revolving Loans and Swing Loans required to be made pursuant to this CLAUSE (c) because of Asset Sales (other than any prepayment of the Revolving Loans or Swing Loans required to be made solely to the extent of a Borrowing thereof made to consummate a Permitted Acquisition, as set forth in a Permitted Acquisition Notice) or Property Loss Events (but not repayments required to be made because of Debt Issuances, Equity Issuances or Excess Cash Flow) shall result in a permanent reduction of the Revolving Credit Commitments to the extent provided in SECTION 2.5(b) (TERMINATION OF THE COMMITMENTS).

          (d) If at any time, the aggregate principal amount of Revolving Credit Outstandings exceeds the aggregate Revolving Credit Commitments at such time, the Borrower (or, at the Borrower's option, any other Loan Party) shall forthwith prepay the Swing Loans first and then the Revolving Loans then outstanding in an amount equal to such excess. If any such excess remains after payment in full of the aggregate outstanding Swing Loans and Revolving Loans, the Borrower (or, at the Borrower's option, any other Loan Party) shall provide cash collateral for the Letter of Credit Obligations in the manner set forth in
SECTION 9.3 (ACTIONS IN RESPECT OF LETTERS OF CREDIT) in an amount equal to 102% of such excess.

          (e) Notwithstanding the foregoing clauses in this SECTION 2.9 (other than CLAUSE (a)(iii) above, upon the occurrence of any Asset Sale or Property Loss Event in respect of which a Responsible Officer of the Parent has delivered a Reinvestment Notice (a "REINVESTMENT EVENT"), all of the following shall occur:

               (i) Upon receipt of the Net Cash Proceeds subject to such Reinvestment Notice (as long as no Event of Default shall have occurred and be continuing), the Borrower shall be permitted to make Permitted Reinvestments in an amount not to exceed the amount of such Net Cash Proceeds, as set forth in the Reinvestment Notice for such Net Cash Proceeds, and shall not be required to prepay the Loans as provided in CLAUSE (a) above.

               (ii)   On each Reinvestment Prepayment Date for such Reinvestment
     Event:

                      (A) the Borrower shall prepay the Tranche B Loans in an amount equal to the Reinvestment Prepayment Amount applicable to such Reinvestment Prepayment Date;

                      (B) to the extent such Tranche B Loans shall then be paid in full, the Revolving Credit Commitments shall then be permanently reduced by an amount equal to any remaining portion of such Reinvestment Prepayment Amount not applied to repay such Tranche B Loans; and

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                                                                CREDIT AGREEMENT
                                                           PRESTIGE BRANDS, INC.

                      (C) to the extent no Revolving Credit Commitment shall remain outstanding after such reduction, the Borrower shall prepay the Tranche C Loans in an amount equal to any remaining portion of such Reinvestment Prepayment Amount not applied to repay Tranche B Loan or to reduce the Revolving Credit Commitments.

In addition, the Borrower shall make any payment required pursuant to CLAUSE (d) above as a result of any such reduction in the Revolving Credit Commitments. All prepayments of the Term Loans of any Tranche made pursuant to this CLAUSE (e) shall be applied to the remaining installments thereof in the manner set forth in CLAUSE (c) above.

          SECTION 2.10   INTEREST

          (a) RATE OF INTEREST. All Loans and the outstanding amount of all other Obligations shall bear interest, in the case of Loans, on the unpaid principal amount thereof from the date such Loans are made and, in the case of such other Obligations, from the date such other Obligations are due and payable until, in all cases, paid in full, except as otherwise provided in CLAUSE (c) BELOW, as follows:

               (i) if a Base Rate Loan or such other Obligation, at a rate per annum equal to the sum of (A) the Base Rate as in effect from time to time and (B) the Applicable Margin; and

               (ii) if a Eurodollar Rate Loan, at a rate per annum equal to the sum of (A) the Eurodollar Rate determined for the applicable Interest Period and (B) the Applicable Margin in effect from time to time during such Eurodollar Interest Period.

          (b) INTEREST PAYMENTS. (i) Interest accrued on each Base Rate Loan (other than Swing Loans) shall be payable in arrears (A) on the last Business Day of each calendar quarter, commencing on the first such day following the making of such Base Rate Loan, (B) in the case of Base Rate Loans that are Term Loans, upon the payment or prepayment thereof in full or in part and (C) if not previously paid in full, at maturity (whether by acceleration or otherwise) of such Base Rate Loan, (ii) interest accrued on Swing Loans shall be payable in arrears on the last Business Day of the immediately succeeding calendar quarter,
(iii) interest accrued on each Eurodollar Rate Loan shall be payable in arrears
(A) on the last day of each Interest Period applicable to such Loan and, if such Interest Period has a duration of more than three months, on each date during such Interest Period occurring every three months from the first day of such Interest Period, (B) upon the payment or prepayment thereof in full or in part and (C) if not previously paid in full, at maturity (whether by acceleration or otherwise) of such Eurodollar Rate Loan and (iv) interest accrued on the amount of all other Obligations shall be payable on demand from and after the time such Obligation becomes due and payable (whether by acceleration or otherwise).

          (c) DEFAULT INTEREST. Notwithstanding the rates of interest specified in CLAUSE (a) above or elsewhere herein, (i) effective immediately upon the occurrence of a Material Event of Default and for as long thereafter as such Material Event of Default shall be continuing and (ii) upon the occurrence of any other Event of Default and for as long thereafter as such Event of Default shall be continuing, effective immediately upon the earlier of the receipt (A) by the Borrower of a notice by the Administrative Agent or (B) by the Administrative Agent of instructions from the Requisite Lenders, the principal balance of all Loans and the amount of all

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                                                                CREDIT AGREEMENT
                                                           PRESTIGE BRANDS, INC.

other Obligations then due and payable shall bear interest at a rate that is two percent per annum in excess of the rate of interest applicable to such Loans or other Obligations from time to time. Such interest shall be payable on the date that would otherwise be applicable to such interest pursuant to CLAUSE SECTION 2.10(b) above or otherwise on demand.

          SECTION 2.11   CONVERSION/CONTINUATION OPTION

          (a) The Borrower may elect (i) at any time on any Business Day to convert Base Rate Loans (other than Swing Loans) or any portion thereof to Eurodollar Rate Loans and (ii) at the end of any applicable Interest Period, to convert Eurodollar Rate Loans or any portion thereof into Base Rate Loans or to continue such Eurodollar Rate Loans or any portion thereof for an additional Interest Period; PROVIDED, HOWEVER, that the aggregate amount of the Eurodollar Loans for each Interest Period must be an integral multiple of $1,000,000. Each conversion or continuation shall be allocated among the Loans of each Lender in accordance with such Lender's Ratable Portion. Each such election shall be in substantially the form of EXHIBIT F (FORM OF NOTICE OF CONVERSION OR CONTINUATION) (a "NOTICE OF CONVERSION OR CONTINUATION") and shall be made by giving the Administrative Agent at least three Business Days' prior written notice specifying (A) the amount and type of Loan being converted or continued,
(B) in the case of a conversion to or a continuation of Eurodollar Rate Loans, the applicable Interest Period and (C) in the case of a conversion, the date of such conversion.

          (b) The Administrative Agent shall promptly notify each Lender of its receipt of a Notice of Conversion or Continuation and of the options selected therein. Notwithstanding the foregoing, (i) no conversion in whole or in part of Base Rate Loans to Eurodollar Rate Loans shall be permitted at any time prior to the Syndication Completion Date, (ii) no conversion in whole or in part of Base Rate Loans to Eurodollar Rate Loans and no continuation in whole or in part of Eurodollar Rate Loans upon the expiration of any applicable Interest Period shall be permitted at any time at which (A) an Event of Default shall have occurred and be continuing and the Administrative Agent shall have received instructions from the Requisite Lenders to that effect, (B) the continuation of, or conversion into, a Eurodollar Rate Loan would violate any provision of
SECTION 2.14 (SPECIAL PROVISIONS GOVERNING EURODOLLAR RATE LOANS) or (C) any Material Event of Default shall have occurred and be continuing and (iii) no conversion in whole or in part of Base Rate Loans to Eurodollar Rate Loans having an Interest Period greater than one month and no continuation in whole or in part of Eurodollar Rate Loans into Eurodollar Rate Loans upon the expiration of any applicable Interest Period into Eurodollar Rate Loans having an Interest Period greater than one month shall be permitted at any time at which an Event of Default shall have occurred and be continuing. If, within the time period required under the terms of this SECTION 2.11, the Administrative Agent does not receive a Notice of Conversion or Continuation from the Borrower containing a permitted election to continue any Eurodollar Rate Loans for an additional Interest Period or to convert any such Loans, then, upon the expiration of the applicable Interest Period, such Loans shall be automatically converted to Base Rate Loans. Each Notice of Conversion or Continuation shall be irrevocable.

          SECTION 2.12   FEES

          (a) UNUSED COMMITMENT FEE. The Borrower agrees to pay in immediately available Dollars a commitment fee (the "UNUSED COMMITMENT FEE") as follows:

               (i) to each Revolving Credit Lender (other than the Swing Loan Lender), on the actual daily amount by which the Revolving Credit Commitment of such

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     Revolving Credit Lender exceeds such Lender's Ratable Portion of the sum of
     (A) the aggregate outstanding principal amount of Revolving Loans and (B) the outstanding amount of the aggregate Letter of Credit Obligations from the date hereof through the Revolving Credit Termination Date at the Applicable Unused Commitment Fee Rate, payable in arrears (x) on the last Business Day of each calendar quarter, commencing on the first such Business Day following the Closing Date and (y) on the Revolving Credit Termination Date; and

               (ii) to the Revolving Credit Lender that is the Swing Loan Lender or an Affiliate thereof, on the actual daily amount by which the Revolving Credit Commitment of such Revolving Credit Lender exceeds the sum of (A) the principal amount of the Swing Loans of Swing Loan Lender outstanding and (B) such Lender's Ratable Portion of the sum of (1) the aggregate outstanding principal amount of Revolving Loans and (2) the outstanding amount of the aggregate Letter of Credit Obligations from the date hereof through the Revolving Credit Termination Date at the Applicable Unused Commitment Fee Rate, payable in arrears (x) on the last Business Day of each calendar quarter, commencing on the first such Business Day following the Closing Date and (y) on the Revolving Credit Termination Date.

          (b) LETTER OF CREDIT FEES. The Borrower agrees to pay the following amounts with respect to Letters of Credit issued by any Issuer:

               (i) to the Administrative Agent for the account of each Issuer of a Letter of Credit, with respect to each Letter of Credit issued by such Issuer, an issuance fee equal to 0.125% per annum of the average daily maximum undrawn face amount of such Letter of Credit, payable in arrears
     (A) on the last Business Day of each calendar quarter, commencing on the first such Business Day following the issuance of such Letter of Credit and
     (B) on the Revolving Credit Termination Date;

               (ii) to the Administrative Agent for the ratable benefit of the Revolving Credit Lenders, with respect to each Letter of Credit, a fee accruing in Dollars at a rate per annum equal to the Applicable Margin for Revolving Loans that are Eurodollar Rate Loans on the average daily maximum undrawn face amount of such Letter of Credit, payable in arrears (A) on the last Business Day of each calendar quarter, commencing on the first such Business Day following the issuance of such Letter of Credit and (B) on the Revolving Credit Termination Date; PROVIDED, HOWEVER, that (x) effective immediately upon the occurrence of a Material Event of Default and for as long thereafter as such Material Event of Default shall be continuing and
     (y) upon the occurrence of any other Event of Default and for as long thereafter as such Event of Default shall be continuing, effective immediately upon the earlier of the receipt (1) by the Borrower of a notice by the Administrative Agent or (2) by the Administrative Agent of instructions from the Requisite Lenders, such fee shall be increased by two percent per annum (instead of, and not in addition to, any increase pursuant to SECTION 2.10(c) (INTEREST)) and shall be payable on demand; and

               (iii) to the Issuer of any Letter of Credit, with respect to the issuance, amendment or transfer of each Letter of Credit and each drawing made thereunder, documentary and processing charges in accordance with such Issuer's standard schedule for such charges in effect at the time of issuance, amendment, transfer or drawing, as the case may be.

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          (c)  ADDITIONAL FEES. The Borrower has agreed to pay to the
Administrative Agent, the Syndication Agent and the Arrangers additional fees, the amount and dates of payment of which are embodied in the Fee Letters.

          SECTION 2.13   PAYMENTS AND COMPUTATIONS

          (a) Each payment made by or on behalf of the Borrower (including fees and expenses) shall be made not later than 1:00 p.m. (New York time) on the day when due, in the currency specified herein (or, if no such currency is specified, in Dollars) to the Administrative Agent at its address referred to in
SECTION 11.8 (NOTICES, ETC.) in immediately available funds without set-off or counterclaim. The Administrative Agent shall promptly thereafter cause to be distributed immediately available funds relating to the payment of principal, interest or fees to the Lenders, in accordance with the application of payments set forth in CLAUSE (f) or (g) below, as applicable, for the account of their respective Applicable Lending Offices; PROVIDED, HOWEVER, that amounts payable pursuant to SECTION 2.15 (CAPITAL ADEQUACY), SECTION 2.16 (TAXES) or SECTION 2.14(c) or (d) (SPECIAL PROVISIONS GOVERNING EURODOLLAR RATE LOANS) shall be paid only to the affected Lender or Lenders and amounts payable with respect to Swing Loans shall be paid only to the Swing Loan Lender. Payments received by the Administrative Agent after 1:00 p.m. (New York time) shall be deemed to be received on the next Business Day.

          (b) All computations of interest of Base Rate Loans (except where the Base Rate is calculated using CLAUSE (b) of the definition thereof) shall be made by the Administrative Agent on the basis of a year of 365 or, as applicable 366 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest and fees are payable. All other computations of interest and of fees shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest and fees are payable. Each determination by the Administrative Agent of a rate of interest hereunder shall be conclusive and binding for all purposes, absent manifest error.

          (c) Each payment by or on behalf of the Borrower of any Loan, Reimbursement Obligation (including interest or fees in respect thereof) and each reimbursement of various costs, expenses or other Obligation shall be made in the currency in which such Loan was made, such Letter of Credit issued or such cost, expense or other Obligation was incurred; PROVIDED, HOWEVER, that, other than for payments in respect of a Loan or Reimbursement Obligation, Loan Documents duly executed by the Administrative Agent may specify other currencies of payment for Obligations created by or directly related to such Loan Document.

          (d) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; PROVIDED, HOWEVER, that if such extension would cause payment of interest on or principal of any Eurodollar Rate Loan to be made in the next calendar month, such payment shall be made on the immediately preceding Business Day. All repayments of any Revolving Loans or any Tranche of Term Loans shall be applied as follows: FIRST, to repay such Loans outstanding as Base Rate Loans and THEN, to repay such Loans outstanding as Eurodollar Rate Loans, with those Eurodollar Rate Loans having earlier expiring Eurodollar Interest Periods being repaid prior to those having later expiring Eurodollar Interest Periods.

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          (e)  Unless the Administrative Agent shall have received notice from the Borrower to the Lenders prior to the date on which any payment is due hereunder that the Borrower will not make such payment in full (and the Administrative Agent has not received any notice that such payment shall be made in full by another Loan Party on behalf of the Borrower), the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have made (and no Loan Party shall have made on behalf of the Borrower) such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon (at the Federal Funds Rate for the first Business Day and thereafter, at the rate applicable to Base Rate Loans for the applicable Facility) for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent.

          (f) Except for payments and other amounts received by the Administrative Agent and applied in accordance with the provisions of CLAUSE (g) below (or required to be applied in accordance with CLAUSES (c) or (e) of SECTION 2.9 (MANDATORY PREPAYMENTS)), all payments and any other amounts received by the Administrative Agent from or for the benefit of the Borrower shall be applied as follows: FIRST, to pay principal of, and interest on, any portion of the Loans the Administrative Agent may have advanced pursuant to the express provisions of this Agreement on behalf of any Lender, for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower (or any Loan Party on behalf of the Borrower), SECOND, to pay all other Obligations then due and payable; and THIRD, as the Borrower so designates. Payments in respect of Swing Loans received by the Administrative Agent shall be distributed to the Swing Loan Lender; payments in respect of Revolving Loans received by the Administrative Agent shall be distributed to each Revolving Credit Lender in accordance with such Lender's Ratable Portion of the Revolving Credit Commitments; payments in respect of any Tranche of Term Loans received by the Administrative Agent shall be distributed to each Term Loan Lender in such Tranche in accordance with such Lender's Ratable Portion of such Tranche; and all payments of fees and all other payments in respect of any other Obligation shall be allocated among such of the Lenders and Issuers as are entitled thereto and, for such payments allocated to the Lenders, in proportion to their respective Ratable Portions in the Facility with respect to which such payment is made.

          (g) The Borrower hereby irrevocably waives the right to direct the application of any and all payments in respect of the Obligations and any proceeds of Collateral after the occurrence and during the continuance of an Event of Default and agrees that, notwithstanding the provisions of CLAUSES (c) or (e) of SECTION 2.9 (MANDATORY PREPAYMENTS) and CLAUSE (f) above, the Administrative Agent may, and, upon either (A) the written direction of the Requisite Lenders or (B) the acceleration of the Obligations pursuant to SECTION
9.2 (REMEDIES), shall, deliver a Blockage Notice to each Deposit Account Bank for each Approved Deposit Account and apply all payments in respect of any Obligations and all funds on deposit in any Cash Collateral Account and all other proceeds of Collateral in the order set forth in the Intercreditor Agreement.

          (h) The Adminstrative Agent hereby agrees to deliver to each other Agent, promptly upon receipt thereof by the Administrative Agent, each Permitted Acquisition Notice delivered by the Parent to the Administrative Agent and all other notices and information

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                                                                CREDIT AGREEMENT
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furnished to the Administrative Agent in connection with any Permitted
Acquisition pursuant to the definition of "Permitted Acquisition".

          SECTION 2.14   SPECIAL PROVISIONS GOVERNING EURODOLLAR RATE LOANS

          (a)  DETERMINATION OF INTEREST RATE

          The Eurodollar Rate for each Interest Period for Eurodollar Rate Loans shall be determined by the Administrative Agent pursuant to the procedures set forth in the definition of "EURODOLLAR RATE." The Administrative Agent's determination shall be presumed to be correct absent manifest error and shall be binding on the Borrower.

          (b)  INTEREST RATE UNASCERTAINABLE, INADEQUATE OR UNFAIR

          In the event that (i) the Administrative Agent determines that adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the Eurodollar Rate then being determined is to be fixed or (ii) the Requisite Lenders notify the Administrative Agent that the Eurodollar Rate for any Interest Period will not adequately reflect the cost to the Lenders of making or maintaining such Loans for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon each Eurodollar Loan shall automatically, on the last day of the current Interest Period for such Loan, convert into a Base Rate Loan and the obligations of the Lenders to make Eurodollar Rate Loans or to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended until the Administrative Agent shall notify the Borrower that the Requisite Lenders have determined that the circumstances causing such suspension no longer exist.

          (c)  INCREASED COSTS

          If at any time any Lender determines that the introduction of, or any change in or in the interpretation of, any law, treaty or governmental rule, regulation or order (other than any change by way of imposition or increase of reserve requirements included in determining the Eurodollar Rate) or the compliance by such Lender with any guideline, request or directive from any central bank or other Governmental Authority (whether or not having the force of law) (collectively, a "CHANGE OF LAW"), shall have the effect of increasing the cost to such Lender of agreeing to make or making, funding or maintaining any Eurodollar Rate Loans, then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error; PROVIDED, HOWEVER, that notwithstanding the foregoing, the Borrower shall not be required to compensate any Lender for any increased cost incurred more than 180 days prior to the delivery of such certificate (such period to be extended in the case of increased costs caused by a Change of Law with retroactive effect to include the period of retroactive effect of such Change of Law).

          (d)  ILLEGALITY

          Notwithstanding any other provision of this Agreement, if any Lender determines that the introduction of, or any change in or in the interpretation of, any law, treaty or governmental rule, regulation or order after the date of this Agreement shall make it unlawful, or

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any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to make Eurodollar Rate Loans or to continue to fund or maintain Eurodollar Rate Loans, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) the obligation of such Lender to make or to continue Eurodollar Rate Loans and to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended, and each such Lender shall make a Base Rate Loan as part of any requested Borrowing of Eurodollar Rate Loans and (ii) if the affected Eurodollar Rate Loans are then outstanding, the Borrower shall immediately convert each such Loan into a Base Rate Loan. If, at any time after a Lender gives notice under this CLAUSE (d), such Lender determines that it may lawfully make Eurodollar Rate Loans, such Lender shall promptly give notice of that determination to the Borrower and the Administrative Agent, and the Administrative Agent shall promptly transmit the notice to each other Lender. The Borrower's right to request, and such Lender's obligation, if any, to make Eurodollar Rate Loans shall thereupon be restored.

          (e)  BREAKAGE COSTS

          In addition to all amounts required to be paid by or on behalf of the Borrower pursuant to SECTION 2.10 (INTEREST), the Borrower shall compensate each Lender, upon demand, for all losses, expenses and liabilities (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Lender's Eurodollar Rate Loans to the Borrower but excluding any loss of the Applicable Margin on the relevant Loans) that such Lender may sustain (i) if for any reason (other than solely by reason of such Lender being a Non-Funding Lender) a proposed Borrowing, conversion into or continuation of Eurodollar Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion or Continuation given by the Borrower or in a telephonic request by it for borrowing or conversion or continuation or a successive Interest Period does not commence after notice therefor is given pursuant to
SECTION 2.11 (CONVERSION/CONTINUATION OPTION), (ii) if for any reason any Eurodollar Rate Loan is prepaid (including mandatorily pursuant to SECTION 2.9 (MANDATORY PREPAYMENTS)) on a date that is not the last day of the applicable Interest Period, (iii) as a consequence of a required conversion of a Eurodollar Rate Loan to a Base Rate Loan as a result of any of the events indicated in CLAUSE (d) above or (iv) as a consequence of any failure by the Borrower to repay Eurodollar Rate Loans when required by the terms hereof. The Lender making demand for such compensation shall deliver to the Borrower concurrently with such demand a written statement as to such losses, expenses and liabilities, and this statement shall be conclusive as to the amount of compensation due to such Lender, absent manifest error.

          SECTION 2.15   CAPITAL ADEQUACY

          If at any time any Lender determines that (a) the adoption of, or any change in or in the interpretation of, any law, treaty or governmental rule, regulation or order after the date of this Agreement regarding capital adequacy,
(b) compliance with any such law, treaty, rule, regulation or order or (c) compliance with any guideline or request or directive from any central bank or other Governmental Authority (whether or not having the force of law) shall have the effect of reducing the rate of return on such Lender's (or any corporation controlling such Lender's) capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change, compliance or interpretation, then, upon demand from time to time by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender, from time to time as specified by

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such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to such amounts submitted to the Borrower and the Administrative Agent by such Lender shall be conclusive and binding for all purposes absent manifest error; PROVIDED, HOWEVER, that notwithstanding the foregoing, the Borrower shall not be required to compensate any Lender for any such amount incurred more than 180 days prior to the delivery of such certificate (such period to be extended in the case of a reduction caused by any event described in CLAUSE (a), (b) or (c) above and having retroactive effect to include the period of such retroactive effect).

          SECTION 2.16   TAXES

          (a) Except as otherwise provided in this SECTION 2.16, any and all payments by any Loan Party under each Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) in the case of each Lender, each Issuer and each Agent
(A) taxes measured by its net income, and franchise taxes imposed on it, and similar taxes imposed by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender, Issuer or Agent (as the case may be) is organized and (B) any United States withholding taxes payable with respect to payments under the Loan Documents under laws (including any statute, treaty or regulation) in effect on the Closing Date (or, in the case of (x) an Eligible Assignee, the date of the Assignment and Acceptance, (y) a successor Agent, the date of the appointment of such Agent, and (z) a successor Issuer, the date such Issuer becomes an Issuer) applicable to such Lender, Issuer or Agent, as the case may be, but not excluding any United States withholding taxes payable as a result of any change in such laws occurring after the Closing Date (or the date of such Assignment and Acceptance or the date of such appointment of such Agent or the date such Issuer becomes an Issuer) and (ii) in the case of each Lender or each Issuer, taxes measured by its net income, and franchise taxes imposed on it as a result of a present or former connection between such Lender or such Issuer (as the case may be) and the jurisdiction of the Governmental Authority imposing such tax or any taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). If any Taxes shall be required by law to be deducted from or in respect of any sum payable under any Loan Document to any Lender, Issuer or Agent (w) the sum payable shall be increased as may be necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this SECTION 2.16, such Lender, Issuer or Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (x) the relevant Loan Party shall make such deductions, (y) the relevant Loan Party shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law and (z) the relevant Loan Party shall deliver to the Administrative Agent evidence of such payment.

          (b) In addition, each Loan Party agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies of the United States or any political subdivision thereof or any applicable foreign jurisdiction, and all liabilities with respect thereto, in each case arising from any payment made under any Loan Document or from the execution, delivery or registration of, or otherwise with respect to, any Loan Document (collectively, "OTHER TAXES").

          (c) Each Loan Party shall, jointly and severally, indemnify each Lender, Issuer and Agent for the full amount of Taxes and Other Taxes (including any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this SECTION 2.16) paid by such Lender, Issuer or Agent (as the case may be) and any liability (including for penalties, interest

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and expenses) arising therefrom or with respect thereto, whether or not such
Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender, Issuer or Agent (as the case may be) makes written demand therefor.

          (d) Within 30 days after the date of any payment of Taxes or Other Taxes by any Loan Party, the Borrower shall furnish to the Administrative Agent, at its address referred to in SECTION 11.8 (NOTICES, ETC.), the original or a certified copy of a receipt evidencing payment thereof.

          (e) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under the Guaranty, the agreements and obligations of such Loan Party contained in this SECTION 2.16 shall survive the payment in full of the Obligations.

          (f) (i) Each Non-U.S. Lender that is entitled at such time to an exemption from United States withholding tax, or that is subject to such tax at a reduced rate under an applicable tax treaty, shall (v) on or prior to the Closing Date if such Non-U.S. Lender is a signatory hereto, (w) otherwise, on or prior to the date on which such Non-U.S. Lender becomes a Lender, Issuer or Agent hereunder, (x) on or prior to the date on which any such form or certification expires or becomes obsolete, (y) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it to the Borrower and the Administrative Agent, and (z) from time to time if requested by the Borrower or the Administrative Agent, provide the Administrative Agent and the Borrower with two completed originals of each of the following, as applicable:

                      (A) Form W-8ECI (claiming exemption from U.S. withholding tax because the income is effectively connected with a U.S. trade or business) or any successor form;

                      (B) Form W-8BEN (claiming exemption from, or a reduction of, U.S. withholding tax under an income tax treaty) or any successor form;

                      (C) in the case of a Non-U.S. Lender claiming exemption under Sections 871(h) or 881(c) of the Code, a Form W-8BEN (claiming exemption from U.S. withholding tax under the portfolio interest exemption) or any successor form; or

                      (D) any other applicable form, certificate or document prescribed by the IRS certifying as to such Non-U.S. Lender's entitlement to such exemption from United States withholding tax or reduced rate with respect to all payments to be made to such Non-U.S. Lender under the Loan Documents.

Unless the Borrower and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments under any Loan Document to or for a Non-U.S. Lender are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Loan Parties and the Administrative Agent shall withhold amounts required to be withheld by applicable Requirements of Law from such payments at the applicable statutory rate.

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               (ii)   Each U.S. Lender shall (v) on or prior to the Closing Date if such U.S. Lender is a signatory hereto, (w) otherwise, on or prior to the date on which such U.S. Lender becomes a Lender, an Issuer or an Agent hereunder, (x) on or prior to the date on which any such form or certification expires or becomes obsolete, (y) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it to the Borrower and the Administrative Agent, and (z) from time to time if requested by the Borrower or the Administrative Agent, provide the Administrative Agent and the Borrower with two completed originals of Form W-9 (certifying that such U.S. Lender is entitled to an exemption from U.S. backup withholding tax) or any successor form. Solely for purposes of this SECTION 2.16(f), a U.S. Lender shall not include a Lender, an Issuer or an Agent that may be treated as an exempt recipient based on the indicators described in Treasury Regulation section 1.6049-4(c)(1)(ii).

          (g) Any Lender claiming any additional amounts payable pursuant to this SECTION 2.16 shall use its reasonable efforts (consistent with its internal policies and Requirements of Law) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that would be payable or may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

          SECTION 2.17   SUBSTITUTION OF LENDERS

          (a) In the event that (i)(A) any Lender makes a claim under SECTION 2.14(c) (INCREASED COSTS) or 2.15 (CAPITAL ADEQUACY), (B) it becomes illegal for any Lender to continue to fund or make any Eurodollar Rate Loan and such Lender notifies the Borrower pursuant to SECTION 2.14(d) (ILLEGALITY), (C) any Loan Party is required to make any payment pursuant to SECTION 2.16 (TAXES) that is attributable to a particular Lender or (D) any Lender becomes a Non-Funding Lender, (ii) in the case of CLAUSE (i)(A) above, as a consequence of increased costs in respect of which such claim is made, the effective rate of interest payable to such Lender under this Agreement with respect to its Loans materially exceeds the effective average annual rate of interest payable to the Requisite Lenders under this Agreement and (iii) in the case of CLAUSE (i)(A), (B) and (C) above, Revolving Credit Lenders holding at least 75% of the Revolving Credit Commitments are not subject to such increased costs or illegality, payment or proceedings (any such Lender, an "AFFECTED LENDER"), the Borrower may substitute any Lender and, if reasonably acceptable to the Administrative Agent, any other Eligible Assignee (a "SUBSTITUTE INSTITUTION") for such Affected Lender hereunder, after delivery of a written notice (a "SUBSTITUTION NOTICE") by the Borrower to the Administrative Agent and the Affected Lender within a reasonable time (in any case not to exceed 90 days) following the occurrence of any of the events described in CLAUSE (i) above that the Borrower intends to make such substitution; PROVIDED, HOWEVER, that, if more than one Lender claims increased costs, illegality or right to payment arising from the same act or condition and such claims are received by the Borrower within 30 days of each other, then the Borrower may substitute all, but not (except to the extent the Borrower has already substituted one of such Affected Lenders before the Borrower's receipt of the other Affected Lenders' claim) less than all, Lenders making such claims.

          (b) If the Substitution Notice was properly issued under this SECTION 2.17, the Affected Lender shall sell, and the Substitute Institution shall purchase, all rights and claims of such Affected Lender under the Loan Documents and the Substitute Institution shall assume, and the Affected Lender shall be relieved of, the Affected Lender's Revolving Credit

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Commitments and all other prior unperformed obligations of the Affected Lender under the Loan Documents (other than in respect of any damages (other than exemplary or punitive damages, to the extent permitted by applicable law) in respect of any such unperformed obligations). Such purchase and sale (and the corresponding assignment of all rights and claims hereunder) shall be recorded in the Register maintained by the Administrative Agent and shall be effective on (and not earlier than) the latest of (i) the receipt by the Affected Lender of its Ratable Portion of the Revolving Credit Outstandings and of each Tranche of Term Loans, together with any other Obligations owing to it, (ii) the receipt by the Administrative Agent of an agreement in form and substance satisfactory to it and the Borrower whereby the Substitute Institution shall agree to be bound by the terms hereof and (iii) the payment in full to the Affected Lender in cash of all fees, unreimbursed costs and expenses and indemnities accrued and unpaid through such effective date. Upon the effectiveness of such sale, purchase and assumption, the Substitute Institution shall become a "LENDER" hereunder for all purposes of this Agreement having a Commitment in the amount of such Affected Lender's Commitment assumed by it and such Commitment of the Affected Lender shall be terminated; PROVIDED, HOWEVER, that all indemnities under the Loan Documents shall continue in favor of such Affected Lender.

          (c) Each Lender agrees that, if it becomes an Affected Lender and its rights and claims are assigned hereunder to a Substitute Institution pursuant to this SECTION 2.17, it shall execute and deliver to the Administrative Agent an Assignment and Acceptance to evidence such assignment, together with any Note (if such Loans are evidenced by a Note) evidencing the Loans subject to such Assignment and Acceptance; PROVIDED, HOWEVER, that the failure of any Affected Lender to execute an Assignment and Acceptance shall not render such assignment invalid.

                                   ARTICLE III

                    CONDITIONS TO LOANS AND LETTERS OF CREDIT

          SECTION 3.1    CONDITIONS PRECEDENT TO INITIAL LOANS AND LETTERS OF
                         CREDIT

          The obligation of each Lender to make the Loans requested to be made by it on the Closing Date and the obligation of each Issuer to Issue Letters of Credit on the Closing Date is subject to the satisfaction or due waiver in accordance with SECTION 11.1 (AMENDMENTS, WAIVERS, ETC.) of each of the following conditions precedent on or before May 31, 2004:

          (a) CERTAIN DOCUMENTS. The Administrative Agent shall have received on or prior to the Closing Date (and, to the extent any Borrowing of any Eurodollar Rate Loans is requested to be made on the Closing Date, in respect of the Notice of Borrowing for such Eurodollar Rate Loans, at least three Business Days prior to the Closing Date) each of the following, each dated the Closing Date unless otherwise indicated or agreed to by the Administrative Agent and the Syndication Agent, in form and substance satisfactory to each of the Administrative Agent and the Syndication Agent and in sufficient copies for each
Lender:

               (i) this Agreement, duly executed and delivered by the Borrower and the Parent and, for the account of each Lender requesting the same, a Note of the Borrower conforming to the requirements set forth herein;

               (ii) the Intercreditor Agreement, duly executed by each Lender, the Tranche C Agent and each Loan Party party thereto;

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               (iii)  the Guaranty, duly executed by each Guarantor;

               (iv) each Foreign Collateral Document, duly executed by the appropriate Loan Parties;

               (v) the Pledge and Security Agreement, duly executed by the Borrower and each Guarantor, together with each of the following:

                      (A) evidence satisfactory to each of the Administrative Agent and the Syndication Agent that, upon the filing and recording of instruments delivered at the Closing, the Collateral shall be subject to the Requisite Priority Liens (subject to Liens permitted hereunder), including (x) such documents duly executed by each Loan Party as each of the Administrative Agent and the Tranche C Agent may request with respect to the perfection of the Requisite Priority Liens in the Collateral (including financing statements under the UCC, short-form security agreements relating to patents, trademarks and registered copyrights in the United States and Canada suitable for filing with the United States Patent and Trademark Office, the United States Copyright Office or the Canadian Intellectual Property Office, as the case may be, and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens created by the Pledge and Security Agreement) and (y) copies of UCC search reports as of a recent date listing all effective financing statements that name any Loan Party as debtor, together with copies of such financing statements, none of which shall cover the Collateral except for those that shall be terminated on the Closing Date or are otherwise permitted hereunder;

                      (B) all certificates, instruments and other documents representing all Pledged Stock being pledged pursuant to such Pledge and Security Agreement and stock powers for such certificates, instruments and other documents executed in blank;

                      (C) all instruments representing Pledged Debt Instruments being pledged pursuant to such Pledge and Security Agreement duly endorsed in blank, including, without limitation, intercompany notes in form and substance and from Loan Parties and their Subsidiaries reasonably satisfactory to the Administrative Agent and the Syndication Agent;

                      (D) all Deposit Account Control Agreements, duly executed by the corresponding Deposit Account Bank and Loan Party, that, in the reasonable judgment of either the Administrative Agent or the Syndication Agent, shall be required for the Loan Parties to comply with SECTION 7.12 (CONTROL ACCOUNTS; APPROVED DEPOSIT ACCOUNTS); and

                      (E) Securities Account Control Agreements duly executed by the appropriate Loan Party and (1) all "securities intermediaries" (as defined in the UCC) with respect to all Securities Accounts and securities entitlements of the Borrower and each Guarantor and (2) all "commodities intermediaries" (as defined in the UCC) with respect to all commodities contracts and commodities accounts held by the Borrower and each Guarantor;

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               (vi)   any Landlord Waiver and Bailee's Letter, duly executed by
     all parties thereto (other than the Agents and the Lenders), that may be requested by either the Administrative Agent or the Syndication Agent, each in their reasonable discretion, prior to the Closing Date;

               (vii) a favorable opinion of (A) Kirkland & Ellis LLP, counsel to the Loan Parties, in substantially the form of EXHIBIT G (FORM OF OPINION OF COUNSEL FOR THE LOAN PARTIES) (which shall cover New York, Delaware and California), (B) counsel to the Loan Parties in Virginia, in each case addressed to the Collateral Agents and the Lenders and addressing such other matters as any Lender through the Administrative Agent or the Syndication Agent may reasonably request and (C) counsel to the Administrative Agent as to the enforceability of this Agreement and the other Loan Documents to be executed on the Closing Date;

               (viii) a copy of each Closing Date Related Document (including a certificate from each party to the Closing Date Acquisition Agreement for the benefit of the Administrative Agent, the Syndication Agent, each of their respective counsels and the Lenders and Issuers that, subject only to the funding of the initial Loan hereunder, such party is prepared to consummate the Transactions) and each existing Disclosure Document, in each case certified as being complete and correct by a Responsible Officer of the Parent;

               (ix) a copy of the articles or certificate of incorporation (or equivalent Constituent Document) of each Loan Party, certified as of a recent date by the Secretary of State of the state of organization of such Loan Party, together with certificates of such official attesting to the good standing of each such Loan Party;

               (x) a certificate of the Secretary or an Assistant Secretary of each Loan Party certifying (A) the names and true signatures of each officer of such Loan Party that has been authorized to execute and deliver any Loan Document or other document required hereunder to be executed and delivered by or on behalf of such Loan Party, (B) the by-laws (or equivalent Constituent Document) of such Loan Party as in effect on the date of such certification, (C) the resolutions of such Loan Party's Board of Directors (or equivalent governing body) approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and (D) that there have been no changes in the certificate of incorporation (or equivalent Constituent Document) of such Loan Party from the certificate of incorporation (or equivalent Constituent Document) delivered pursuant to CLAUSE (ix) above;

               (xi) at the option of the Parent, either (A) a certificate of a Responsible Officer of the Parent or (B) a solvency opinion from an independent financial accountant reasonably acceptable to each of the Administrative Agent and the Syndication Agent, in each case stating that the Borrower, individually, and the Parent and its Subsidiaries, taken as a whole, are Solvent on a Consolidated basis after giving effect to the Transactions, the initial Loans and Letters of Credit, the application of the proceeds thereof in accordance with SECTION 7.9 (APPLICATION OF PROCEEDS) and the payment of all estimated legal, accounting and other fees related hereto and thereto;

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               (xii)  a certificate of a Responsible Officer of the Parent to the effect that (A) the condition set forth in SECTION 3.2(b) (CONDITIONS PRECEDENT TO EACH LOAN AND LETTER OF CREDIT) has been satisfied and (B) no litigation not listed on SCHEDULE 4.7 (LITIGATION) shall have been commenced against any Loan Party or any of its Subsidiaries that would have a Material Adverse Effect;

               (xiii) evidence satisfactory to each of the Administrative Agent and the Syndication Agent that the insurance policies required by SECTION
     7.5 (MAINTENANCE OF INSURANCE) and any Collateral Document are in full force and effect, together with, unless otherwise agreed by each of the Administrative Agent and the Syndication Agent, endorsements naming each of the Administrative Agent, on behalf of the First-Priority Secured Parties, and the Tranche C Agent, on behalf of the Tranche C Secured Parties, as an additional insured or loss payee under all insurance policies to be maintained with respect to the properties of the Parent, the Borrower and each other Loan Party; and

               (xiv) such other certificates, documents, agreements and information respecting any Loan Party as any Lender through the Administrative Agent or the Syndication Agent may reasonably request.

          (b) FEE AND EXPENSES PAID. There shall have been paid to the Administrative Agent, for the account of the Agents, the Issuers and the Lenders, as applicable, all fees and expenses (including reasonable fees and expenses of counsel) due and payable on or before the Closing Date (including all such fees described in the Fee Letters).

          (c) REFINANCING OF EXISTING CREDIT DOCUMENTS. (i) All Indebtedness and other obligations issued under or in connection with any Existing Credit Document shall have been repaid in full, (ii) each Existing Credit Document and all documents executed in connection therewith shall have been terminated on terms satisfactory to each of the Administrative Agent and the Syndication Agent and (iii) the Administrative Agent shall have received payoff letters duly executed and delivered by the appropriate Loan Parties, each Existing Agent and, as requested by each of the Administrative Agent and the Syndication Agent in their sole discretion, other creditors under the Existing Credit Documents, or other evidence of such termination, in each case in form and substance satisfactory to each of the Administrative Agent and the Syndication Agent.

          (D) CONSUMMATION OF TRANSACTIONS AND CLOSING DATE RELATED DOCUMENTS. Each of the Administrative Agent and the Syndication Agent shall be satisfied (and may, but shall not be obligated to, rely on the receipt of a certificate from any Loan Party or any Affiliate thereof for all or part of such purpose) that (i) the terms and conditions of the Closing Date Acquisition Agreement shall not have been amended, waived or modified without the approval of each of the Administrative Agent and the Syndication Agent (other than non-material amendments, waivers and modifications to such terms that do not, in the aggregate, materially adversely affect the interests of the Collateral Agents, the Syndication Agent, the Lenders and the Issuers), (ii) the Closing Date Acquisition Agreement and each other Closing Date Related Documents shall have been approved by all corporate action of each Loan Party party thereto and each of the other parties thereto, shall have been executed and delivered by each such party, shall be in full force and effect and there shall not have occurred and be continuing any material breach or default thereunder, (iii) subject only to the funding of the initial Loans hereunder, all conditions precedent to the consummation of the Closing Date Acquisition shall have been satisfied or waived with the consent of each of the Administrative Agent and the Syndication

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Agent, (iv) the Sponsor's Equity Investment shall have been made on terms and conditions satisfactory to the each of the Administrative Agent and the Syndication Agent, (v) the Subordinated Notes shall have been issued in accordance with the Subordinated Notes Indenture and the Borrower shall have received gross proceeds thereof in an aggregate amount not less than $210,000,000, and the Secured Obligations shall constitute "Senior Debt" and "Designated Senior Debt" under and as defined in the Subordinated Notes Indenture, (vi) subject only to the funding of the initial Loans hereunder, the Closing Date Acquisition shall have been consummated in accordance with the Closing Date Acquisition Agreement and all applicable Requirements of Law and all representations and warranties contained in the Closing Date Acquisition Agreement and the other Closing Date Related Documents shall be true and correct in all material respects on the Closing Date and (vii) good and marketable title to the assets purported to be transferred as of the Closing Date by the terms of the Closing Date Acquisition Agreement and each other Closing Date Related Document, free and clear of all Liens (other than Liens permitted pursuant to SECTION 8.2 (LIENS, ETC.)), shall be transferred to the Parent or its applicable Subsidiary concurrently with the making of the initial Loans under this Agreement.

          (E) CONSENTS, ETC. Each of the Parent and its Subsidiaries shall have received all consents and authorizations required pursuant to any material Contractual Obligation with any other Person and shall have obtained all Permits of, and effected all notices to and filings with, any Governmental Authority, in each case, as may be necessary to allow each of the Parent and its Subsidiaries lawfully (i) to execute, deliver and perform, in all material respects, their respective obligations hereunder and under the Loan Documents and the Closing Date Related Documents to which each of them, respectively, is, or shall be, a party and each other agreement or instrument to be executed and delivered by each of them, respectively, pursuant thereto or in connection therewith, (ii) to create and perfect the Liens on the Collateral to be owned by each of them in the manner and for the purpose contemplated by the Loan Documents and (iii) to consummate the Closing Date Acquisition.

          SECTION 3.2    CONDITIONS PRECEDENT TO EACH LOAN AND LETTER OF CREDIT

          The obligation of each Lender on any date (including the Closing Date) to make any Loan and of each Issuer on any date (including the Closing Date) to Issue any Letter of Credit is subject to the satisfaction of each of the following conditions precedent:

          (a) REQUEST FOR BORROWING OR ISSUANCE OF LETTER OF CREDIT. With respect to any Loan, the Administrative Agent shall have received a duly executed Notice of Borrowing (or, in the case of Swing Loans, a duly executed Swing Loan Request), and, with respect to any Letter of Credit, the Administrative Agent and the Issuer shall have received a duly executed Letter of Credit Request.

          (b) REPRESENTATIONS AND WARRANTIES; NO DEFAULTS. The following statements shall be true on the date of such Loan or Issuance, both before and after giving effect thereto and, in the case of any Loan, to the application of the proceeds thereof:

               (i) the representations and warranties set forth in ARTICLE IV (REPRESENTATIONS AND WARRANTIES) and in the other Loan Documents shall be true and correct on and as of the Closing Date and shall be true and correct in all material respects on and as of any such date after the Closing Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly

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     relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date; and

               (ii) no Default or Event of Default shall have occurred and be continuing.

          (c) NO LEGAL IMPEDIMENTS. The making of the Loans or the Issuance of such Letter of Credit on such date does not violate any Requirement of Law on the date of or immediately following such Loan or Issuance of such Letter of Credit and is not enjoined, temporarily, preliminarily or permanently.

Each submission by the Borrower to the Administrative Agent of a Notice of Borrowing or a Swing Loan Request and the acceptance by the Borrower of the proceeds of each Loan requested therein, and each submission by the Borrower to an Issuer of a Letter of Credit Request, and the Issuance of each Letter of Credit requested therein, shall be deemed to constitute a representation and warranty by the Borrower and the Parent as to the matters specified in CLAUSE
(b) above on the date of the making of such Loan or the Issuance of such Letter of Credit.

          SECTION 3.3    CONDITIONS PRECEDENT TO EACH FACILITIES INCREASE

          Each Facilities Increase shall not become effective prior to the satisfaction of all of the following conditions precedent:

          (a) CERTAIN DOCUMENTS. The Administrative Agent shall have received on or prior to the Facilities Increase Date for such Facilities Increase each of the following, each dated such Facilities Increase Date unless otherwise indicated or agreed to by the Administrative Agent and each in form and substance satisfactory to the Administrative Agent:

               (i) written commitments duly executed by existing Lenders (or their Affiliates or Approved Funds) or Eligible Assignees in an aggregate amount equal to the amount of the proposed Facilities Increase (as agreed between the Borrower and the Administrative Agent but in any case not to exceed, in the aggregate for all such Facilities Increases, the maximum amount set forth in SECTION 2.1(c) (FACILITIES INCREASE)) and, in the case of each such Eligible Assignee or Affiliate or Approved Fund that is not an existing Lender, an assumption agreement in form and substance satisfactory to the Administrative Agent and duly executed by the Borrower, the Administrative Agent and such Affiliate, Approved Fund or Eligible Assignee;

               (ii) an amendment to this Agreement (including to SCHEDULE I (COMMITMENTS)), effective as of the Facilities Increase Date and executed by the Borrower and the Administrative Agent, to the extent necessary to implement terms and conditions of the Facilities Increase (including interest rates, fees and scheduled repayment dates and maturity), as agreed by the Borrower and the Administrative Agent but, which, in any case, except for of interest, fees, scheduled repayment dates and maturity, shall not be applied materially differently to the Facilities Increase and the existing Facilities;

               (iii) certified copies of resolutions of the Board of Directors of each Loan Party approving the consummation of such Facilities Increase and the execution,

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     delivery and performance of the corresponding amendments to this Agreement and the other documents to be executed in connection therewith;

               (iv) a favorable opinion of counsel for the Loan Parties, addressed to the Administrative Agent and the Lenders and in form and substance and from counsel reasonably satisfactory to the Administrative Agent; and

               (v) such other document as the Administrative Agent may reasonably request or as any Lender participating in such Facilities Increase may require as a condition to its commitment in such Facilities Increase.

          (b) FEE AND EXPENSES PAID. There shall have been paid to the Administrative Agent, for the account of the Administrative Agent and the Lenders (including any Person becoming a Lender as part of such Facilities Increase on such Facilities Increase Date), as applicable, all fees and expenses (including reasonable fees and expenses of counsel) due and payable on or before the Facilities Increase Date (including all such fees described in the Fee Letters).

          (c) CONDITIONS TO EACH LOAN AND LETTER OF CREDIT. (i) The conditions precedent set forth in SECTION 3.2 (CONDITIONS PRECEDENT TO EACH LOAN AND LETTER OF CREDIT) shall have been satisfied both before and after giving effect to such Facilities Increase, (ii) such Facilities Increase shall be made on the terms and conditions set forth in SECTION 2.1(c)(i) (FACILITIES INCREASE) and (iii) the Borrower and the Parent shall be in compliance with ARTICLE V (FINANCIAL COVENANTS) on such Facilities Increase Date for the most recently ended Fiscal Quarter on a pro forma basis both before and after giving effect to such Facilities Increase.

          (d) YIELD MAINTENANCE. (i) The "all-in yield" (on a marked-to-market basis) of such Facilities Increase for the Tranche B Facility or Revolving Credit Facility shall not exceed such all-in yield for the existing Tranche B Facility or Revolving Credit Facility (after giving effect to any increase in the Applicable Margin applicable to the existing Tranche B Facility and Revolving Credit Facility becoming effective on the Facilities Increase Date) and (ii) as of such Facilities Increase Date, the weighted average life of such Facilities Increase for the Tranche B Facility or Revolving Credit Facility shall not be shorter than the weighted average life for the existing Tranche B Facility or Revolving Credit Facility.

          SECTION 3.4    DETERMINATIONS OF INITIAL BORROWING CONDITIONS

          For purposes of determining compliance with the conditions specified in SECTION 3.1 (CONDITIONS PRECEDENT TO INITIAL LOANS AND LETTERS OF CREDIT), each Lender shall be deemed to have consented to, approved, accepted or be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the initial Borrowing, borrowing of Swing Loans or Issuance or deemed Issuance hereunder specifying its objection thereto and such Lender shall not have made available to the Administrative Agent such Lender's Ratable Portion of such Borrowing or Swing Loans.

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                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

          To induce the Lenders, the Issuers and the Collateral Agents to enter into this Agreement, each of the Parent and the Borrower represents and warrants each of the following to the Lenders, the Issuers and the Collateral Agents, on and as of the Closing Date and after giving effect to the Transactions and the making of the Loans and the other financial accommodations on the Closing Date and on and as of each date as required by SECTION 3.2(b)(i) (CONDITIONS PRECEDENT TO EACH LOAN AND LETTER OF CREDIT):

          SECTION 4.1    CORPORATE EXISTENCE; COMPLIANCE WITH LAW

          (a) Each of the Parent and its Subsidiaries (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) is duly qualified to do business as a foreign entity and in good standing under the laws of each jurisdiction where such qualification is necessary, except where the failure to be so qualified or in good standing would not, in the aggregate, have a Material Adverse Effect, (iii) has all requisite power and authority and the legal right to own, pledge, mortgage and operate its properties, to lease the property it operates under lease and to conduct its business as now or currently proposed to be conducted, (iv) is in compliance with its Constituent Documents, (v) is in compliance with all applicable Requirements of Law except where the failure to be in compliance would not, in the aggregate, have a Material Adverse Effect and (vi) has all necessary Permits from or by, has made all necessary filings with, and has given all necessary notices to, each Governmental Authority having jurisdiction, to the extent required for such ownership, operation and conduct, except for Permits or filings that can be obtained or made by the taking of ministerial action to secure the grant or transfer thereof or the failure to obtain or make would not, in the aggregate, have a Material Adverse Effect.

          (b) None of the Parent, any of its Subsidiaries (and, to the knowledge of the Parent and its Subsidiaries, no Permitted Joint Venture) is in violation in any material respects of any United States Requirements of Law relating to terrorism, sanctions or money laundering ("ANTI-TERRORISM LAWS"), including United States Executive Order No. 13224 on Terrorist Financing (the "ANTI-TERRORISM ORDER"), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

          (c) None of the Parent. or any of its Subsidiaries (and, to the knowledge of the Parent and its Subsidiaries, no Permitted Joint Venture) is any of the following:

               (i) a person that is listed in the annex to, or is otherwise subject to the provisions of, the Anti-Terrorism Order;

               (ii) a person owned or controlled by, or acting for or on behalf of, any person that is listed in the annex to, or is otherwise subject to the provisions of, the Anti-Terrorism Order;

               (iii) a person that commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order; or

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               (iv)   a person that is named as a "specially designated national and blocked person" in the most current list published by the U.S. Treasury Department Office of Foreign Assets Control.

          (d) To the knowledge of the Parent and its Subsidiaries, none of the Parent or any of its Subsidiaries and no Permitted Joint Venture (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in CLAUSE (c) above,
(ii) deals in, or otherwise engages in any transactions relating to, any property or interests in property blocked pursuant to the Anti-Terrorism Order or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

          SECTION 4.2    CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS

          (a) The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party and the consummation of the transactions contemplated thereby:

               (i) are within such Loan Party's corporate, limited liability company, partnership or other powers;

               (ii)   have been or, at the time of delivery thereof pursuant to
     ARTICLE III (CONDITIONS TO LOANS AND LETTERS OF CREDIT) will have been duly authorized by all necessary action, including the consent of shareholders, partners and members where required;

               (iii) do not and will not (A) contravene such Loan Party's or any of its Subsidiaries' respective Constituent Documents, (B) violate any other Requirement of Law applicable to such Loan Party (including Regulations T, U and X of the Federal Reserve Board), or any order or decree of any Governmental Authority or arbitrator applicable to such Loan Party, (C) conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, any Related Document or any other material Contractual Obligation of such Loan Party or any of its Subsidiaries or (D) result in the creation or imposition of any Lien upon any property of such Loan Party or any of its Subsidiaries, other than those in favor of the Secured Parties pursuant to the Collateral Documents; and

               (iv) do not require the consent of, authorization by, approval of, notice to, or filing or registration with, any Governmental Authority or any other Person, other than those listed on SCHEDULE 4.2 (CONSENTS) and that have been or will be, prior to the Closing Date, obtained or made, copies of which have been or will be delivered to the Administrative Agent pursuant to SECTION 3.1 (CONDITIONS PRECEDENT TO INITIAL LOANS AND LETTERS OF CREDIT), and each of which on the Closing Date will be in full force and effect and, with respect to the Collateral, filings required to perfect the Liens created by the Collateral Documents and release Liens in respect of the Existing Credit Documents.

          (b) This Agreement has been, and each of the other Loan Documents will have been upon delivery thereof pursuant to the terms of this Agreement, duly executed and delivered by each Loan Party party thereto. This Agreement is, and the other Loan Documents will be, when delivered hereunder, the legal, valid and binding obligation of each Loan Party

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                                                                CREDIT AGREEMENT
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party thereto, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by general principles of equity and applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally.

          SECTION 4.3    OWNERSHIP OF PARENT; SUBSIDIARIES

          (a) Set forth on SCHEDULE 4.3 (OWNERSHIP OF LOAN PARTIES) is a complete and accurate list showing, as of the Closing Date, Parent and all of its Subsidiaries and, as to each such Person, the jurisdiction of its organization, the number of shares of each class of Stock authorized (if applicable), the number outstanding on the Closing Date and the number and percentage of the outstanding shares of each such class owned (directly or indirectly) by any Loan Party.

          (b) No Stock of the Parent or any Subsidiary of the Parent is subject to any outstanding option, warrant, right of conversion or purchase of any similar right. All of the outstanding capital stock of each Holding Company has been validly issued, is fully paid and non-assessable (as applicable) and is owned beneficially and of record by the Parent, free and clear of all Liens other than the Lien in favor of the Secured Parties created by the Pledge and Security Agreement and Customary Permitted Liens. All of the outstanding Stock of each Subsidiary of the Parent owned (directly or indirectly) by the Parent has been validly issued, is fully paid and non-assessable (to the extent applicable) and is owned by the Parent or a Subsidiary of the Parent, free and clear of all Liens other than the Lien in favor of the Secured Parties created pursuant to the Pledge and Security Agreement and Customary Permitted Liens. Neither the Parent nor any of its Subsidiaries is a party to (or, with respect to the Stock of each Subsidiary of the Parent, has knowledge of) (i) any agreement restricting the transfer or hypothecation of any Stock of any such Subsidiary, other than the Loan Documents or (ii) any agreement or understanding with respect to the voting, sale or transfer of any shares of Stock of the Parent or any agreement restricting the transfer or hypothecation of any such shares. Neither the Parent nor the Parent owns or holds, directly or indirectly, any Stock of any Person other than such Subsidiaries and Investments permitted by SECTION 8.3 (INVESTMENTS).

          SECTION 4.4    FINANCIAL STATEMENTS

          (a) The Financial Statements listed on SCHEDULE 4.4 (FINANCIAL STATEMENTS), copies of each of which have been furnished to each Lender, fairly present in all material respects, subject, in the case of such Financial Statements that are not certified by independent financial accountants to the absence of footnote disclosure and normal recurring year-end audit adjustments, the Consolidated financial condition of the Parent and its Subsidiaries as at the dates set forth on such SCHEDULE 4.4 for such Financial Statements and the Consolidated results of the operations of the Parent and its Subsidiaries for the period ended on such dates, all in conformity with GAAP.

          (b) As of the Closing Date, none of the Parent or any of the Parent's Subsidiaries has any material obligation, contingent liability or liability for taxes, long-term leases or unusual forward or long-term commitment that (i) is not reflected in the Financial Statements referred to in CLAUSE (a) above or in the notes thereto, (ii) is required to be disclosed in such Financial Statements and (iii) is not permitted by this Agreement.

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                                                                CREDIT AGREEMENT
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          (c)  The Projections have been prepared by the Parent in light of the past operations of its business, and reflect projections for the period from January 1, 2004 through March 31, 2011 on a quarter by quarter basis through March 31, 2005 and on a year by year basis thereafter. The Projections are based upon estimates and assumptions stated therein, all of which the Parent believes to be reasonable and fair on the Closing Date in light of current conditions and current facts known to the Parent and, as of the Closing Date, reflect the Parent's good faith and reasonable estimates of the future financial performance of the Parent and its Subsidiaries and of the other information projected therein for the periods set forth therein. Notwithstanding the foregoing, it is understood that such Projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Parent and its Subsidiaries and that no assurance can be given that such Projections will be realized.

          (d) The pro forma unaudited Consolidated balance sheet of the Parent and its Subsidiaries, a copy of which has been delivered to each Lender, has been prepared as of March 19, 2004 and reflects, as of such date, on a Pro Forma Basis, the Consolidated financial condition of the Parent and its Subsidiaries, and the assumptions expressed therein were reasonable based on the information available to the Parent at the time so furnished and on the Closing Date.

          SECTION 4.5    MATERIAL ADVERSE CHANGE

          Since December 31, 2002, there has been no Material Adverse Change and there have been no events or developments that, in the aggregate, have had a Material Adverse Effect.

          SECTION 4.6    SOLVENCY

          Both before and after giving effect to (a) the Loans and Letter of Credit Obligations to be made or extended on the Closing Date or such other date as Loans and Letter of Credit Obligations requested hereunder are made or extended, (b) the disbursement of the proceeds of such Loans pursuant to the instructions of the Borrower, (c) the Closing Date Acquisition and the consummation of the other Transactions and other financing transactions contemplated hereby, (d) the payment and accrual of all transaction costs in connection with the foregoing and (e) all contingent rights of contribution and all intercompany loans, the Borrower is Solvent and the Loan Parties, on a Consolidated Basis, are Solvent.

          SECTION 4.7    LITIGATION

          Except as set forth on SCHEDULE 4.7 (LITIGATION), there are no pending or, to the knowledge of the Parent and the Borrower, threatened actions, investigations or proceedings affecting the Parent or any of its Subsidiaries before any court, Governmental Authority or arbitrator other than those that, in the aggregate, would not have a Material Adverse Effect. The performance of any action by any Loan Party required or contemplated by any Loan Document or any Related Document is not restrained or enjoined (either temporarily, preliminarily or permanently).

          SECTION 4.8    TAXES

          (a) All federal and material state, local and foreign income and franchise and other material tax returns, reports and statements (collectively, the "TAX RETURNS") required to be filed by the Parent, any Holding Company or any of their respective Tax Affiliates have been

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                                                                CREDIT AGREEMENT
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filed with the appropriate Governmental Authorities in all jurisdictions in which such Tax Returns are required to be filed, all such Tax Returns are true and correct in all material respects, and all taxes, charges and other impositions reflected in such Tax Returns and all material federal and material state, local and foreign income and franchise and other material taxes otherwise due and payable have been paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof except where contested in good faith and by appropriate proceedings if adequate reserves therefor have been established on the books of the Parent, such Holding Company or such Tax Affiliate in conformity with GAAP. On the Closing Date, no Tax Return is under audit or examination by any Governmental Authority and no notice of such an audit or examination has been given or made by any Governmental Authority. No assertion of any claim for any material federal or material state, local or foreign income, franchise or any other material taxes has been given or made by any Governmental Authority that is in excess of any reserves therefor that have been established on the books of the Parent, any Holding Company or any of their respective Tax Affiliates in conformity with GAAP and none of the Parent, any Holding Company or any of their respective Tax Affiliates has any knowledge that any Governmental Authority is considering making any such assertion in the foreseeable future. Proper and accurate amounts have been withheld by the Parent, each Holding Company and each of their respective Tax Affiliates from their respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable Requirements of Law and such withholdings have been timely paid to the respective Governmental Authorities.

          (b) None of the Parent, any Holding Company or any of their respective Tax Affiliates has (i) incurred any obligation under any tax sharing agreement or arrangement other than those of which the Administrative Agent has received a copy prior to the date hereof or (ii) been a member of an affiliated, combined or unitary group other than the group of which the Parent, any Holding Company or any of their respective Tax Affiliates is the common parent.

          SECTION 4.9    FULL DISCLOSURE

          The written, factual information (other than projections, budgets, other estimates and general market data) concerning any of the Parent and its Subsidiaries prepared or furnished by or on behalf of the Parent or the Borrower in connection with this Agreement or the Related Documents or the consummation of the transactions contemplated hereunder and thereunder taken as a whole, including the information contained in the Disclosure Documents, does not, as of the date furnished (or as of the date this representation is made when considered together with all other information furnished thereafter), contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein or herein, taken as a whole, not materially misleading in light of the circumstances under which such statements were and are made.

          SECTION 4.10   MARGIN REGULATIONS

          No Loan Party is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Federal Reserve Board), and no proceeds of any Loan will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock in contravention of Regulation T, U or X of the Federal Reserve Board.

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                                                                CREDIT AGREEMENT
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          SECTION 4.11   NO BURDENSOME RESTRICTIONS; NO DEFAULTS

          (a) None of the Parent or any of its Subsidiaries (i) is a party to any Contractual Obligation the compliance with one or more of which would have, in the aggregate, a Material Adverse Effect or (ii) is subject to one or more charter or corporate restrictions that would, in the aggregate, have a Material Adverse Effect.

          (b) None of the Parent or any of its Subsidiaries is in default under or with respect to any Contractual Obligation owed by it and, to the knowledge of the Parent and the Borrower, no other party is in default under or with respect to any Contractual Obligation owed to any Loan Party or to any Subsidiary of any Loan Party, other than, in either case, those defaults that, in the aggregate, would not have a Material Adverse Effect.

          (c)  No Default or Event of Default has occurred and is continuing.

          (d) To the knowledge of the Parent and the Borrower, there are no Requirements of Law applicable to any Loan Party or any Subsidiary of any Loan Party the compliance with which by such Loan Party or such Subsidiary, as the case may be, would, in the aggregate, have a Material Adverse Effect.

          SECTION 4.12   INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY
ACT

          None of the Parent or any of its Subsidiaries is (a) an "INVESTMENT COMPANY" or an "AFFILIATED PERSON" of, or "PROMOTER" or "PRINCIPAL UNDERWRITER" for, an "INVESTMENT COMPANY," as such terms are defined in the Investment Company Act of 1940, as amended or (b) a "HOLDING COMPANY" or an "AFFILIATE" of a "HOLDING COMPANY" or a "SUBSIDIARY COMPANY" of a "HOLDING COMPANY," as each such term is defined and used in the Public Utility Holding Company Act of 1935, as amended.

          SECTION 4.13   USE OF PROCEEDS

          The proceeds of the Loans and the Letters of Credit are being used by the Borrower (and, to the extent distributed to them by the Borrower, each other Loan Party) solely (a) to refinance all Indebtedness and other obligations (other than indemnification and other obligations that survive repayment of the Indebtedness by their terms) outstanding under the Existing Credit Documents,
(b) to finance the Closing Date Acquisition and for the payment of related transaction costs, fees and expenses, (c) for the payment of transaction costs, fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby and (d) for working capital and general corporate purposes (including to make Permitted Acquisitions).

          SECTION 4.14   INSURANCE

          All policies of insurance of any kind or nature of the Parent or any of its Subsidiaries, including policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation and employee health and welfare insurance, are in full force and effect and are of a nature and provide such coverage as, in the reasonable business judgment of a Responsible Officer of the Parent, is sufficient, appropriate and prudent for a business of the size and character of that of such Person.

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          SECTION 4.15   LABOR MATTERS

          (a) There are no strikes, work stoppages, slowdowns or lockouts pending or threatened against or involving the Parent or any of its Subsidiaries, other than those that, in the aggregate, would not have a Material Adverse Effect.

          (b) There are no unfair labor practices, grievances, complaints or arbitrations pending, or, to the Borrower's and Parent's knowledge, threatened, against or involving the Parent or any of its Subsidiaries, nor are there any arbitrations or grievances threatened involving the Parent or any of its Subsidiaries, other than those that, in the aggregate, would not have a Material Adverse Effect.

          (c) Except as set forth on SCHEDULE 4.15 (LABOR MATTERS), as of the Closing Date, there is no collective bargaining agreement covering any employee of the Parent or its Subsidiaries.

          (d) SCHEDULE 4.15 (LABOR MATTERS) sets forth, as of the date hereof, all material consulting agreements, executive employment agreements, executive compensation plans, deferred compensation agreements, employee stock purchase and stock option plans and severance plans of the Parent and any of its Subsidiaries.

          SECTION 4.16   ERISA

          (a) SCHEDULE 4.16 (LIST OF PLANS) separately identifies as of the date hereof all Title IV Plans, all Multiemployer Plans and all of the employee benefit plans within the meaning of Section 3(3) of ERISA to which the Parent or any of its Subsidiaries has any obligation or liability, contingent or otherwise.

          (b) Each employee benefit plan of the Parent or any of its Subsidiaries intended to qualify under Section 401 of the Code does so qualify, and any trust created thereunder is exempt from tax under the provisions of
Section 501 of the Code, except where such failures, in the aggregate, would not have a Material Adverse Effect.

          (c) Each Title IV Plan is in compliance in all material respects with applicable provisions of ERISA, the Code and other Requirements of Law except for non-compliances that, in the aggregate, would not have a Material Adverse Effect.

          (d) There has been no, nor is there reasonably expected to occur, any ERISA Event other than those that, in the aggregate, would not have a Material Adverse Effect.

          (e) Except to the extent set forth on SCHEDULE 4.16 (LIST OF PLANS), none of the Parent or any of its Subsidiaries or any ERISA Affiliate would have any Withdrawal Liability as a result of a complete withdrawal as of the date hereof from any Multiemployer Plan.

          SECTION 4.17   ENVIRONMENTAL MATTERS

          Except as disclosed on SCHEDULE 4.17 (ENVIRONMENTAL MATTERS),

          (a) the operations of the Parent and each of its Subsidiaries have been and are in compliance with all Environmental Laws, including obtaining and complying with all

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                                                                CREDIT AGREEMENT
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required environmental, health and safety Permits, other than non-compliances that, in the aggregate, would not have a reasonable likelihood of the Parent and its Subsidiaries incurring Environmental Liabilities and Costs after the date hereof whose Dollar Equivalent would exceed $5,000,000;

          (b) none of the Parent or any of its Subsidiaries or any Real Property currently or, to the knowledge of the Parent and the Borrower, previously owned, operated or leased by or for the Parent or any of its Subsidiaries is subject to any pending or, to the knowledge of the Parent and the Borrower, threatened, claim, order, agreement, notice of violation, notice of potential liability or is the subject of any pending or threatened proceeding or governmental investigation under or pursuant to Environmental Laws other than those that, in the aggregate, are not reasonably likely to result in the Parent and its Subsidiaries incurring Environmental Liabilities and Costs whose Dollar Equivalent would exceed $5,000,000;

          (c) none of the Parent or any of its Subsidiaries is a treatment, storage or disposal facility requiring a Permit under the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the regulations thereunder or any state analog;

          (d) there are no facts, circumstances or conditions arising out of or relating to the operations or ownership of the Parent or of Real Property owned, operated or leased by the Parent or any of its Subsidiaries that are not specifically included in the financial information furnished to the Lenders other than those that, in the aggregate, would not have a reasonable likelihood of the Parent and its Subsidiaries incurring Environmental Liabilities and Costs whose Dollar Equivalent would exceed $5,000,000;

          (e) As of the date hereof, no Environmental Lien has attached to any property of the Parent or any of its Subsidiaries and, to the knowledge of the Parent and the Borrower, no facts, circumstances or conditions exist that could reasonably be expected to result in any such Lien attaching to any such property; and

          (f) As of the Closing Date, the Parent and each of its Subsidiaries has provided the Lenders with copies of all environmental, health or safety audits, studies, assessments, inspections, investigations or other environmental health and safety reports relating to the operations of the Parent or any of its Subsidiaries or any Real Property of any of them that are in the possession, custody or control of the Parent or any of its Subsidiaries.

          SECTION 4.18   INTELLECTUAL PROPERTY

          Except as disclosed on SCHEDULE 4.18 (INTELLECTUAL PROPERTY), (a) the Parent and its Subsidiaries own or license or otherwise have the right to use all licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, copyright applications, Internet domain names, franchises, authorizations and other intellectual property rights (including all Intellectual Property) that are necessary for the operations of their respective businesses, including all trade names associated with any private label brands of the Parent or any of its Subsidiaries and (b) to the Borrower's and the Parent's knowledge, no license, permit, patent, patent application, trademark, trademark application, service mark, trade name, copyright, copyright application, Internet domain name, franchise, authorization, other intellectual property right (including all Intellectual Property), slogan or other advertising device, product, process, method, substance, part or component, or other material now employed, or now contemplated to be employed, by the Parent or any of its Subsidiaries infringes upon or conflicts

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                                                                CREDIT AGREEMENT
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with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or threatened which is reasonably likely to result in a material liability to any Loan Party.

          SECTION 4.19   TITLE; REAL PROPERTY

          (a) Each of the Parent and its Subsidiaries has good and marketable title to, or valid leasehold interests in, all Real Property and good title to all personal property, in each case that is purported to be owned or leased by it, including those reflected on the most recent Financial Statements delivered by the Parent, and none of such properties and assets is subject to any Lien, except Liens permitted under SECTION 8.2 (LIENS, ETC.). The Parent and its Subsidiaries have received all deeds, assignments, waivers, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents in respect of, and have duly effected all recordings, filings and other actions necessary to establish, protect and perfect, the Parent's and its Subsidiaries' right, title and interest in and to all such property.

          (b) Set forth on SCHEDULE 4.19 (REAL PROPERTY) is a complete and accurate list of all Real Property of each Loan Party and its Subsidiaries and showing, as of the Closing Date, the current street address (including, where applicable, county, state and other relevant jurisdictions), record owner and, where applicable, lessee thereof.

          (c) All Permits required to have been issued or appropriate to enable all Real Property of the Parent or any of its Subsidiaries to be lawfully occupied and used for all of the purposes for which they are currently occupied and used have been lawfully issued and are in full force and effect, other than those that, in the aggregate, would not have a Material Adverse Effect.

          (d) None of the Parent or any of its Subsidiaries has received any notice, or has any knowledge, of any pending, threatened or contemplated condemnation proceeding affecting any Real Property of the Parent or any of its Subsidiaries or any part thereof, except those that, in the aggregate, would not have a Material Adverse Effect.

          SECTION 4.20   RELATED DOCUMENTS

          (a) As of the Closing Date (with respect to each Closing Date Related Document), the closing date of any Acquisition (with respect to any Related Document (other than the Shansby Documents) relating to any Acquisition other than the Closing Date Acquisition) or the date of execution and delivery thereof with respect to any other Closing Date, the execution, delivery and performance by each Loan Party of the Related Documents (other than the Shansby Documents) to which it is a party and the consummation of the transactions contemplated thereby by such Loan Party:

               (i) are within such Loan Party's respective corporate, limited liability company, partnership or other powers;

               (ii) have been duly authorized by all necessary corporate or other action, including the consent of stockholders where required;

               (iii) do not and will not (A) contravene or violate any Loan Party's or any of its Subsidiaries' respective Constituent Documents, (B) violate any other

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     Requirement of Law applicable to any Loan Party, (C) conflict with or result in the breach of, constitute a default under, or result in or permit the termination or acceleration of, any Contractual Obligation of any Loan Party or any of its Subsidiaries, except for those that, in the aggregate, would not have a Material Adverse Effect or (D) result in the creation or imposition of any Lien upon any property of any Loan Party or any of its Subsidiaries other than a Lien permitted under SECTION 8.2 (LIENS, ETC.); and

               (iv) do not require the consent of, authorization by, approval of, notice to, or filing or registration with, any Governmental Authority or any other Person, other than those that (A) will have been obtained at the Closing Date, each of which will be in full force and effect on the Closing Date, none of which will on the Closing Date impose materially adverse conditions upon the exercise of control by the Parent over the Borrower or by the Borrower over any of its Subsidiaries and (B) in the aggregate, if not obtained, would not have a Material Adverse Effect.

          (b) Each of the Related Documents has been or at the Closing Date will have been duly executed and delivered by each Loan Party party thereto and at the Closing Date will be the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by general principles of equity and applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally.

          (c) As of the Closing Date, none of the Related Documents has been amended or modified in any respect and no provision therein has been waived, except in each case to the extent permitted by SECTION 8.12 (MODIFICATION OF RELATED DOCUMENTS).

          (d) The Secured Obligations constitute "Senior Debt" and "Designated Senior Debt" under and as defined in the Subordinated Notes Indenture and qualify as such under any terms of similar application defined in any Subordinated Debt Document in respect of any Additional Subordinated Debt. No other Indebtedness qualifies as "Designated Senior Debt" pursuant to the Subordinated Notes Indenture or, if applicable, the Additional Subordinated Debt.

                                    ARTICLE V

                               FINANCIAL COVENANTS

          Each of Parent and the Borrower agrees with the Lenders, the Issuers and the Collateral Agents to each of the following, until all Secured Obligations are paid in full and, in each case, unless the Requisite Lenders otherwise consent in writing:

          SECTION 5.1    MAXIMUM LEVERAGE RATIO

          (a) The Parent agrees with each of the Administrative Agent and each Revolving Credit Lender, Tranche B Lender, Swing Loan Lender and Issuer that it shall maintain, on the last day of each Fiscal Quarter set forth below, a Leverage Ratio of not more than the maximum ratio set forth below opposite such Fiscal Quarter:

                FISCAL QUARTER ENDING         MAXIMUM LEVERAGE RATIO
          -------------------------------  -----------------------------
                     June 30, 2004                  6.85 to 1
                  September 30, 2004                6.85 to 1

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                                                                CREDIT AGREEMENT
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
                FISCAL QUARTER ENDING         MAXIMUM LEVERAGE RATIO
          -------------------------------  -----------------------------
                  December 31, 2004                 6.85 to 1

                    March 31, 2005                  6.75 to 1
                    June 30, 2005                   6.60 to 1
                  September 30, 2005                6.50 to 1
                  December 31, 2005                 6.25 to 1

                    March 31, 2006                  6.00 to 1
                    June 30, 2006                   6.00 to 1
                  September 30, 2006                5.75 to 1
                  December 31, 2006                 5.75 to 1

                    March 31, 2007                  5.75 to 1
                    June 30, 2007                   5.50 to 1
                  September 30, 2007                5.25 to 1
                  December 31, 2007                 5.25 to 1

                    March 31, 2008                  5.00 to 1
                    June 30, 2008                   5.00 to 1
                  September 30, 2008                4.75 to 1
                  December 31, 2008                 4.75 to 1

                    March 31, 2009                  4.50 to 1
                    June 30, 2009                   4.50 to 1
                  September 30, 2009                4.25 to 1
                  December 31, 2009                 4.25 to 1

                    March 31, 2010                  4.00 to 1
                    June 30, 2010                   4.00 to 1
                  September 30, 2010                3.75 to 1
                  December 31, 2010                 3.75 to 1

                    March 31, 2011                  3.75 to 1

          (b) The Parent agrees with each of the Tranche C Agent and each Tranche C Lender that it shall maintain, on the last day of each Fiscal Quarter set forth below, a Leverage Ratio of not more than the maximum ratio set forth below opposite such Fiscal Quarter:

                FISCAL QUARTER ENDING        MAXIMUM LEVERAGE RATIO
          -------------------------------  ------------------------------
                    June 30, 2004                   7.25 to 1
                  September 30, 2004                7.25 to 1
                  December 31, 2004                 7.25 to 1

                    March 31, 2005                  7.15 to 1
                    June 30, 2005                   7.00 to 1
                  September 30, 2005                6.75 to 1
                  December 31, 2005                 6.50 to 1

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
                FISCAL QUARTER ENDING         MAXIMUM LEVERAGE RATIO
          -------------------------------  ------------------------------
                    March 31, 2006                  6.25 to 1
                    June 30, 2006                   6.25 to 1
                  September 30, 2006                6.00 to 1
                  December 31, 2006                 6.00 to 1

                    March 31, 2007                  6.00 to 1
                    June 30, 2007                   5.75 to 1
                  September 30, 2007                5.50 to 1
                  December 31, 2007                 5.50 to 1

                    March 31, 2008                  5.25 to 1
                    June 30, 2008                   5.25 to 1
                  September 30, 2008                5.00 to 1
                  December 31, 2008                 5.00 to 1

                    March 31, 2009                  4.75 to 1
                    June 30, 2009                   4.75 to 1
                  September 30, 2009                4.50 to 1
                  December 31, 2009                 4.50 to 1

                    March 31, 2010                  4.25 to 1
                    June 30, 2010                   4.25 to 1
                  September 30, 2010                4.00 to 1
                  December 31, 2010                 4.00 to 1

                    March 31, 2011                  4.00 to 1

          SECTION 5.2    MINIMUM INTEREST COVERAGE RATIO

          (a) The Parent agrees with each of the Administrative Agent and each Revolving Credit Lender, Tranche B Lender, Swing Loan Lender and Issuer that it shall maintain an Interest Coverage Ratio, as determined as of the last day of each Fiscal Quarter set forth below, for the four Fiscal Quarters ending on such day, of at least the minimum ratio set forth below opposite such Fiscal Quarter:

                                                             MINIMUM INTEREST
          EACH FISCAL QUARTER ENDING DURING THE PERIOD        COVERAGE RATIO
          ------------------------------------------------   ----------------
           From June 30, 2004 through December 31, 2007          2.25 to 1

           From January 1, 2008 through December 31, 2008        2.50 to 1

           From January 1, 2009 through December 31, 2009        2.75 to 1

           From January 1, 2010 through December 31, 2010        3.00 to 1

           From January 1, 2011 through March 31, 2011           3.25 to 1

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                                                                CREDIT AGREEMENT
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          (b)  The Parent agrees with each of the Tranche C Agent and each
Tranche C Lender that it shall maintain an Interest Coverage Ratio, as determined as of the last day of each Fiscal Quarter set forth below, for the four Fiscal Quarters ending on such day, of at least the minimum ratio set forth below opposite such Fiscal Quarter:

                                                             MINIMUM INTEREST
          EACH FISCAL QUARTER ENDING DURING THE PERIOD        COVERAGE RATIO
          ------------------------------------------------   ----------------
           From June 30, 2004 through December 31, 2007          2.00 to 1

           From January 1, 2008 through December 31, 2008        2.25 to 1

           From January 1, 2009 through December 31, 2009        2.50 to 1

           From January 1, 2010 through December 31, 2010        2.75 to 1

           From January 1, 2011 through March 31, 2011           3.00 to 1

          SECTION 5.3    MINIMUM FIXED CHARGE COVERAGE RATIO

          (a) The Parent agrees with each of the Administrative Agent and each Revolving Credit Lender, Tranche B Lender, Swing Loan Lender and Issuer that it shall maintain a Fixed Charge Coverage Ratio, as determined as of the last day of each Fiscal Quarter set forth below, for the four Fiscal Quarters ending on such day, of at least the minimum ratio set forth below opposite such Fiscal
Quarter:

                                                            MINIMUM FIXED CHARGE
          EACH FISCAL QUARTER ENDING DURING THE PERIOD         COVERAGE RATIO
          ------------------------------------------------  --------------------
             From June 30, 2004 through March 31, 2011           1.50 to 1

          (b) The Parent agrees with each of the Tranche C Agent and each Tranche C Lender that it shall maintain a Fixed Charge Coverage Ratio, as determined as of the last day of each Fiscal Quarter set forth below, for the four Fiscal Quarters ending on such day, of at least the minimum ratio set forth below opposite such Fiscal Quarter:

                                                            MINIMUM FIXED CHARGE
          EACH FISCAL QUARTER ENDING DURING THE PERIOD         COVERAGE RATIO
          ------------------------------------------------  --------------------
             From June 30, 2004 through March 31, 2011           1.25 to 1

          SECTION 5.4    CAPITAL EXPENDITURES

          The Parent shall not make or incur, or permit to be made or incurred, Capital Expenditures during each of the periods set forth below to be, in the aggregate, in excess of the maximum amount set forth below for such period:

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                                                                CREDIT AGREEMENT
                                                           PRESTIGE BRANDS, INC.

                                                              MAXIMUM CAPITAL
                             PERIOD                            EXPENDITURES
          ------------------------------------------------    -----------------
            From April 1, 2004 through March 31, 2005          $  2,500,000
            From April 1, 2005 through March 31, 2006          $  2,500,000
            From April 1, 2006 through March 31, 2007          $  2,500,000
            From April 1, 2007 through March 31, 2008          $  2,500,000
            From April 1, 2008 through March 31, 2009          $  2,500,000
            From April 1, 2009 through March 31, 2010          $  2,500,000
            From April 1, 2010 through March 31, 2011          $  2,500,000;

PROVIDED, HOWEVER, that to the extent that actual Capital Expenditures for any such period shall be less than the maximum amount set forth above for such period (without giving effect to the carryover permitted by this proviso), the difference between said stated maximum amount and such actual Capital Expenditures shall, in addition, be available for Capital Expenditures in the next succeeding period.

                                   ARTICLE VI

                               REPORTING COVENANTS

          Each of the Parent and the Borrower agrees with the Lenders, the Issuers and the Collateral Agents to each of the following, until all Secured Obligations are paid in full and, in each case, unless the Requisite Lenders otherwise consent in writing:

          SECTION 6.1    FINANCIAL STATEMENTS

          The Parent shall furnish to the Administrative Agent each of the following:

          (a) MONTHLY REPORTS. Within 30 days after the end of each fiscal month during the first Fiscal Year following the Closing Date, financial information regarding the Parent and its Subsidiaries consisting of Consolidated unaudited balance sheets as of the close of such month and the related statements of income and cash flow for such month and that portion of such Fiscal Year ending as of the close of such month, in each case certified by a Responsible Officer of the Parent as fairly presenting in all material respects the Consolidated financial position of the Parent and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in accordance with GAAP (subject to the absence of footnote disclosure and normal year-end audit adjustments and other than the treatment of co-op advertising expenses and coupon expenses).

          (b) QUARTERLY REPORTS. Within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, financial information regarding the Parent and its Subsidiaries consisting of Consolidated and consolidating unaudited balance sheets as of the close of such quarter and the related statements of income and cash flow for such quarter and that portion of the Fiscal Year ending as of the close of such quarter, setting forth in comparative form the figures for the corresponding period in the prior year, in each case certified by a Responsible Officer of the Parent as fairly presenting in all material respects the Consolidated and consolidating financial position of the Parent and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in accordance with GAAP (subject to the absence of footnote disclosure and normal year-end audit adjustments and other than the treatment of co-op advertising expenses and coupon expenses).

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                                                                CREDIT AGREEMENT
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          (c)  ANNUAL REPORTS. Within 100 days after the end of each Fiscal
Year, financial information regarding the Parent and its Subsidiaries consisting of Consolidated and consolidating balance sheets of the Parent and its Subsidiaries as of the end of such year and related statements of income and cash flows of the Parent and its Subsidiaries for such Fiscal Year, all prepared in conformity with GAAP and certified, in the case of such Consolidated
Financial Statements, without qualification as to the scope of the audit or as to the Parent or the Borrower being a going concern by the Borrower's Accountants, together with the report of such accounting firm stating that (i) such Financial Statements fairly present in all material respects the Consolidated financial position of the Parent and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP (other than the treatment of co-op advertising expenses and coupon expenses) applied on a basis consistent with prior years (except for changes with which the Borrower's Accountants shall concur and that shall have been disclosed in the notes to the Financial Statements) and (ii) the examination by the Borrower's Accountants in connection with such Consolidated Financial Statements has been made in accordance with generally accepted auditing standards.

          (d) COMPLIANCE CERTIFICATE. Together with each delivery of any Financial Statement pursuant to CLAUSE (b) or (c) above, a certificate of a Responsible Officer of the Parent (each, a "COMPLIANCE CERTIFICATE") (i) showing in reasonable detail the calculations used in determining the Leverage Ratio (for purposes of determining the Applicable Margin) and demonstrating compliance with each of the financial covenants contained in ARTICLE V (FINANCIAL COVENANTS) that is tested on a quarterly basis and (ii) stating that no Default or Event of Default has occurred and is continuing or, if a Default or an Event of Default has occurred and is continuing, stating the nature thereof and the action that the Parent proposes to take with respect thereto.

          (e) CORPORATE CHART AND OTHER COLLATERAL UPDATES. Together with each delivery of any Financial Statement pursuant to CLAUSE (b) or (c) above, (i) a certificate of a Responsible Officer of the Parent certifying that the Corporate Chart attached thereto (or the last Corporate Chart delivered pursuant to this CLAUSE (e)) is true, correct, complete and current as of the date of such Financial Statement and (ii) a certificate of a Responsible Officer of the Parent in form and substance satisfactory to the Administrative Agent that all certificates, statements, updates and other documents (including updated schedules) required to be delivered pursuant to the Pledge and Security Agreement by any Loan Party in the preceding Fiscal Quarter have been delivered thereunder (or such delivery requirement was otherwise duly waived or extended). The reporting requirements set forth in this CLAUSE (e) are in addition to, and are not intended to and shall not replace or otherwise modify, any obligation of any Loan Party under any Loan Document (including other notice or reporting requirements). Compliance with the reporting obligations in this CLAUSE (e) shall only provide notice to the Administrative Agent and shall not, by itself, modify any obligation of any Loan Party under any Loan Document, update any Schedule to this Agreement or any schedule to any other Loan Document or cure, or otherwise modify in any way, any failure to comply with any covenant, or any breach of any representation or warranty, contained in any Loan Document or any other Default or Event of Default.

          (f) BUSINESS PLAN. Not later than 30 days after the end of each Fiscal Year, and containing substantially the types of financial information contained in the Projections, (i) the annual business plan of the Parent and its Subsidiaries for the Fiscal Year next succeeding such Fiscal Year approved by the Board of Directors of the Parent and (ii) forecasts prepared by management of the Parent for each of the two Fiscal Years next succeeding such Fiscal Year (but

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                                                                CREDIT AGREEMENT
                                                           PRESTIGE BRANDS, INC.

in any event not beyond the Fiscal Year in which the last Term Loan Maturity Date is scheduled to occur), including, in each instance described in CLAUSES
(ii) and (iii) above, (x) a projected year-end Consolidated balance sheet and income statement and statement of cash flows and (y) a statement of all of the material assumptions on which such forecasts are based.

          (g) MANAGEMENT LETTERS, ETC. Within five Business Days after receipt thereof by any Loan Party, copies of each management letter, exception report or similar letter or report received by such Loan Party from its independent certified public accountants (including the Borrower's Accountants).

          (h) INTERCOMPANY LOAN BALANCES. Together with each delivery of any Financial Statement pursuant to CLAUSE (b) above, a summary of the outstanding balance of all intercompany Indebtedness as of the last day of the fiscal month covered by such Financial Statement, certified by a Responsible Officer of the Parent.

          SECTION 6.2    DEFAULT NOTICES

          As soon as practicable, and in any event within five Business Days after a Responsible Officer of any Loan Party has actual knowledge of the existence of any Default, Event of Default or other event having had a Material Adverse Effect, the Parent shall give the Administrative Agent notice specifying the nature of such Default or Event of Default or other event, which notice, if given by telephone, shall be promptly confirmed in writing on the next Business Day.

          SECTION 6.3    LITIGATION

          Promptly after the commencement thereof, the Parent shall give the Administrative Agent written notice of the commencement of all actions, suits and proceedings before any domestic or foreign Governmental Authority or arbitrator affecting the Parent or any of its Subsidiaries that, in the reasonable judgment of the Borrower or the Parent, expose the Parent or any of its Subsidiaries to liability in an aggregate amount the Dollar Equivalent of which would equal or exceed $10,000,000 or that would have a Material Adverse Effect.

          SECTION 6.4    ASSET SALES

          Prior to any Asset Sale whose Net Cash Proceeds (or the Dollar Equivalent thereof) are anticipated to exceed $10,000,000, the Parent shall send the Administrative Agent a notice (a) describing such Asset Sale or the nature and material terms and conditions of such transaction and (b) stating the estimated Net Cash Proceeds anticipated to be received by the Parent or any of its Subsidiaries.

          SECTION 6.5    NOTICES UNDER RELATED DOCUMENTS

          Promptly after the sending or filing thereof, the Parent shall send the Administrative Agent copies of all material notices, certificates or reports delivered pursuant to, or in connection with, any Related Document.

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                                                                CREDIT AGREEMENT
                                                           PRESTIGE BRANDS, INC.

          SECTION 6.6    SEC FILINGS; PRESS RELEASES

          Promptly after the sending or filing thereof, the Parent shall send the Administrative Agent copies of (a) all reports that any Loan Party or the Ultimate Parent sends to its security holders generally, (b) all reports and registration statements that the Ultimate Parent, the Parent or any Subsidiary of the Parent files with the Securities and Exchange Commission or any national or foreign securities exchange or the National Association of Securities Dealers, Inc. and (c) all other written statements concerning material changes or developments in the business of such Loan Party made available by any Loan Party to the public or any other creditor.

          SECTION 6.7    LABOR RELATIONS

          Promptly after becoming aware of the same, the Parent shall give the Administrative Agent written notice of (a) any material labor dispute to which the Parent or any of its Subsidiaries is a party, including any strikes, lockouts or other material disputes relating to any of such Person's plants and other facilities, and (b) any Worker Adjustment and Retraining Notification Act or related liability incurred with respect to the closing of any plant or other facility of any such Person.

          SECTION 6.8    TAX RETURNS

          Upon the request of any Lender, through the Administrative Agent, the Parent shall provide copies of all federal, state, local and foreign tax returns and reports filed by the Parent or any of its Subsidiaries in respect of taxes measured by income (excluding sales, use and like taxes).

          SECTION 6.9    INSURANCE

          As soon as is practicable and in any event within 100 days after the end of each Fiscal Year, the Parent shall furnish the Administrative Agent with
(a) a report in form and substance satisfactory to the Administrative Agent outlining all material insurance coverage maintained as of the date of such report by the Parent or any of its Subsidiaries and the duration of such coverage and (b) an insurance broker's statement that all premiums then due and payable with respect to such coverage have been paid and confirming that, with respect to all such insurance coverage maintained by the Parent or any Loan Party, each of the Administrative Agent, on behalf of the First-Priority Secured Parties and the Tranche C Agent, on behalf of the Tranche C Secured Parties, has been named as loss payee or additional insured, as applicable.

          SECTION 6.10   ERISA MATTERS

          The Parent shall furnish the Administrative Agent (with sufficient copies for each of the Lenders) each of the following:

          (a) promptly and in any event within 30 days after the Parent, any of its Subsidiaries or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, written notice describing such event;

          (b) promptly and in any event within 10 days after the Parent, any of its Subsidiaries or any ERISA Affiliate knows or has reason to know that a request for a minimum funding waiver under Section 412 of the Code has been filed with respect to any Title IV Plan or

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                                                                CREDIT AGREEMENT
                                                           PRESTIGE BRANDS, INC.

Multiemployer Plan, a written statement of a Responsible Officer of the Parent describing such ERISA Event or waiver request and the action, if any, the Parent, its Subsidiaries and ERISA Affiliates propose to take with respect thereto and a copy of any notice filed with the PBGC or the IRS pertaining thereto; and

          (c) simultaneously with the date that the Parent, any of its Subsidiaries or any ERISA Affiliate files a notice of intent to terminate any Title IV Plan, if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, a copy of each notice.

          SECTION 6.11   ENVIRONMENTAL MATTERS

          The Parent shall provide the Administrative Agent promptly and in any event within 10 days after the Parent or any of its Subsidiaries learning of any of the following, written notice of each of the following:

          (a) that any Loan Party or any Subsidiary of any Loan Party is or may be liable to any Person as a result of a Release or threatened Release that could reasonably be expected to subject such Loan Party or such Subsidiary to Environmental Liabilities and Costs whose Dollar Equivalent shall exceed $5,000,000;

          (b) the receipt by any Loan Party or any Subsidiary of any Loan Party of notification that any real or personal property of such Loan Party or such Subsidiary is or is reasonably likely to be subject to any Environmental Lien;

          (c) the receipt by any Loan Party or any Subsidiary of any Loan Party of any notice of violation of or potential liability under, or knowledge by such Loan Party or such Subsidiary that there exists a condition that could reasonably be expected to result in a violation of or liability under, any Environmental Law, except for violations and liabilities the consequence of which, in the aggregate, would not be reasonably likely to subject the Loan Parties and their Subsidiaries collectively to Environmental Liabilities and Costs whose Dollar Equivalent shall exceed $5,000,000;

          (d) the commencement of any judicial or administrative proceeding or investigation alleging a violation of or liability under any Environmental Law, that, in the aggregate, if adversely determined, would have a reasonable likelihood of subjecting the Loan Parties and their Subsidiaries collectively to Environmental Liabilities and Costs whose Dollar Equivalent shall exceed $5,000,000;

          (e) any proposed acquisition of stock, assets or real estate, any proposed leasing of property or any other action by any Loan Party or any of its Subsidiaries other than those the consequences of which, in the aggregate, have reasonable likelihood of subjecting the Loan Parties and their Subsidiaries collectively to Environmental Liabilities and Costs whose Dollar Equivalent shall exceed $5,000,000;

          (f) any proposed action by any Loan Party or any of its Subsidiaries or any proposed change in Environmental Laws that, in the aggregate, have a reasonable likelihood of requiring the Loan Parties to obtain additional environmental, health or safety Permits or make additional capital improvements to obtain compliance with Environmental Laws that, in the aggregate, would have cost $5,000,000 or more or that shall subject the Loan Parties and their

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                                                                CREDIT AGREEMENT
                                                           PRESTIGE BRANDS, INC.

Subsidiaries to additional Environmental Liabilities and Costs whose Dollar Equivalent shall exceed $5,000,000; and

          (g) upon written request by any Lender through the Administrative Agent, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report delivered pursuant to this Agreement.

          SECTION 6.12   MATERIAL CONTRACTS

          Promptly after any Responsible Officer becoming aware of the same, the Parent shall give the Administrative Agent prior to the Closing Date written notice of any cancellation, termination, loss of, or material adverse change to, any material Contractual Obligation (including any Intellectual Property license agreement, manufacturing agreement or other customer arrangement).

          SECTION 6.13   OTHER INFORMATION

          Each of the Parent and the Borrower shall provide the Administrative Agent or any Lender with such other information respecting the business, properties, condition, financial or otherwise, or operations of the Parent, any Subsidiary of the Parent or any Joint Venture of any of them as the Administrative Agent or such Lender through the Administrative Agent may from time to time reasonably request.

                                   ARTICLE VII

                              AFFIRMATIVE COVENANTS

          Each of the Parent and the Borrower agrees with the Lenders, the Issuers and the Collateral Agents to each of the following, until all Secured Obligations are paid in full and, in each case, unless the Requisite Lenders otherwise consent in writing:

          SECTION 7.1    PRESERVATION OF CORPORATE EXISTENCE, ETC.

          Each of the Parent and the Borrower shall, and shall cause each of their respective Subsidiaries to, preserve and maintain its legal existence, except as permitted by SECTION 8.4 (SALE OF ASSETS) and 8.7 (RESTRICTION ON FUNDAMENTAL CHANGES; PERMITTED ACQUISITIONS).

          SECTION 7.2    COMPLIANCE WITH LAWS, ETC.

          Each of the Parent and the Borrower shall, and shall cause each of their respective Subsidiaries to, comply with all applicable Requirements of Law, Contractual Obligations and Permits, except where the failure so to comply would not, in the aggregate, have a Material Adverse Effect.

          SECTION 7.3    CONDUCT OF BUSINESS

          Each of the Parent and the Borrower shall, and shall cause each of their respective Subsidiaries to, (a) conduct its business in the ordinary course and (b) use its reasonable efforts, in the ordinary course, to preserve its business and the goodwill and business

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                                                                CREDIT AGREEMENT
                                                           PRESTIGE BRANDS, INC.

of the customers, advertisers, suppliers and others having business relations with the Parent or any of its Subsidiaries, except in each case where the failure to comply with the covenants in each of CLAUSES (a) and (b) above would not, in the aggregate, have a Material Adverse Effect.

          SECTION 7.4    PAYMENT OF TAXES, ETC.

          Each of the Parent and the Borrower shall, and shall cause each of their respective Subsidiaries to, pay and discharge before the same shall become delinquent, all lawful material governmental claims and all material federal and material state, local and foreign income, franchise and other taxes, assessments, charges and levies, except where contested in good faith, by proper proceedings and adequate reserves therefor have been established on the books of the Parent, the Borrower or the appropriate Subsidiary in conformity with GAAP.

          SECTION 7.5    MAINTENANCE OF INSURANCE

          Each of the Parent and the Borrower shall (a) maintain for, itself, and each of the Parent and the Borrower shall cause to be maintained for each of their respective Subsidiaries, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks that, as determined in the good faith judgment of a Responsible Officer of Parent to be sufficient, appropriate and prudent in the conduct of the business of the kind conducted by Parent and its Subsidiaries, and, in any event, all insurance required by any Collateral Documents and (b) cause all such insurance relating to the Parent or any Loan Party to name each of the Administrative Agent, on behalf of the First-Priority Secured Parties, and the Tranche C Agent, on behalf of the Tranche C Secured Parties, as additional insured or loss payee, as appropriate, and to provide that no cancellation or material change in coverage shall be effective until after 10 days' written notice thereof to each Collateral Agent.

          SECTION 7.6    ACCESS

          Each of the Parent and the Borrower shall, and shall cause each of their respective Subsidiaries to, from time to time (but, if no Default or Event of Default shall have occurred and be continuing, not more often than once per Fiscal Year at the Borrower's expense) permit the Administrative Agent (or, after the payment in full of the First-Priority Secured Obligations, the Tranche C Agent), or any agents or representatives thereof, within two Business Days after written notification of the same (except that during the continuance of an Event of Default, no such notice shall be required) to, during the normal business hours of the Parent, the Borrower or such Subsidiary, as applicable,
(a) examine and make copies of and abstracts from the records and books of account of the Parent and each Subsidiary of the Parent, (b) visit the properties of the Parent and each of its Subsidiaries, (c) discuss the affairs, finances and accounts of the Parent and each of its Subsidiaries with any of their respective officers or directors, as long as the Borrower is offered an opportunity to be present during such discussions, and (d) communicate directly with any of its certified public accountants (including the Borrower's Accountants). Each of the Parent and the Borrower shall authorize its certified public accountants (including the Borrower's Accountants), and shall use its commercially reasonable efforts to cause the certified public accountants of any of their respective Subsidiaries, if any, to disclose to the Collateral Agents any and all financial statements and other information as either Collateral Agent reasonably requests and that such accountants may have with respect to the business, financial condition, results of operations or other affairs of the Parent or its Subsidiaries.

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                                                                CREDIT AGREEMENT
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          SECTION 7.7    KEEPING OF BOOKS

          Each of the Parent and the Borrower shall, and shall cause each of their respective Subsidiaries to, keep, proper books of record and account, in which full and correct entries shall be made in conformity with GAAP of all financial transactions and the assets and business of the Parent, the Borrower and each such Subsidiary.

          SECTION 7.8    MAINTENANCE OF PROPERTIES, ETC.

          Each of the Parent and the Borrower shall, and shall cause each of their respective Subsidiaries to, maintain and preserve (a) in good working order and condition all of its material properties necessary in the conduct of its business, (b) all rights, permits, licenses, approvals and privileges (including all Permits) used or useful or necessary in the conduct of its business and (c) all registered patents, trademarks, trade names, copyrights and service marks with respect to its business, except where failure to so maintain and preserve the items set forth in CLAUSES (a), (b) and (c) above would not, in the aggregate, have a Material Adverse Effect.

          SECTION 7.9    APPLICATION OF PROCEEDS

          The Borrower (and, to the extent distributed to them by the Borrower, each Loan Party) shall use the entire amount of the proceeds of the Loans as provided in SECTION 4.13 (USE OF PROCEEDS).

          SECTION 7.10   ENVIRONMENTAL

          Each of the Parent and the Borrower shall, and shall cause each of their respective Subsidiaries to, comply in all material respects with Environmental Laws and, without limiting the foregoing, the Borrower shall, at its sole cost and expense, upon receipt of any notification or otherwise obtaining knowledge of any Release or other event that has any reasonable likelihood of any of the Parent or any of its Subsidiaries incurring Environmental Liabilities and Costs whose Dollar Equivalent shall exceed $2,500,000 in the aggregate, (a) conduct, or pay for consultants to conduct, tests or assessments of environmental conditions at such operations or properties, including the investigation and testing of subsurface conditions and
(b) take such Remedial Action and undertake such investigation or other action as required by Environmental Laws or as any Governmental Authority requires or as is appropriate and consistent with good business practice to address the Release or event and otherwise ensure compliance with Environmental Laws.

          SECTION 7.11   ADDITIONAL COLLATERAL AND GUARANTIES

          To the extent not delivered to the Administrative Agent on or before the Closing Date (including in respect of after-acquired property and Persons that become Subsidiaries of any Loan Party after the Closing Date), each of the Parent and the Borrower agrees promptly to do, or to cause each of their respective Subsidiaries to do, each of the following, unless otherwise agreed by the Administrative Agent:

          (a) deliver to the Administrative Agent such duly executed supplements and amendments to the Guaranty (or, in the case of any Subsidiary of any Loan Party that is not a Domestic Subsidiary or that holds shares in any Person that is not a Domestic Subsidiary, foreign guarantees and related documents), in each case in form and substance reasonably satisfactory to

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the Administrative Agent and as the Administrative Agent deems necessary or advisable in order to ensure that each Subsidiary of each Loan Party (and each other Person having entered into Guaranty Obligations or otherwise became liable in respect of any Subordinated Debt) guaranties, as primary obligor and not as surety, the full and punctual payment when due of the Obligations or any part thereof; PROVIDED, HOWEVER, in no event shall any Excluded Foreign Subsidiary be required to guaranty the payment of the Obligations unless the Parent and the Administrative Agent otherwise agree;

          (b) deliver to the Administrative Agent such duly-executed joinder and amendments to the Pledge and Security Agreement and, if applicable, other Collateral Documents (or, in the case of any such Subsidiary of any Loan Party that is not a Domestic Subsidiary or that holds shares in any Person that is not a Domestic Subsidiary, foreign charges, pledges, security agreements and other Collateral Documents), in each case in form and substance reasonably satisfactory to the Administrative Agent and as the Administrative Agent deems necessary or advisable in order to (i) effectively grant the Requisite Priority Liens in the Stock and Stock Equivalents and other debt Securities owned by any Loan Party, any Subsidiary of any Loan Party or any other Person having entered into Guaranty Obligations or otherwise became liable in respect of any Subordinated Debt and (ii) effectively grant the Requisite Priority Liens in all property interests and other assets of any Loan Party, any Subsidiary of any Loan Party or any Subsidiary of the Borrower or the Parent having entered into Guaranty Obligations or otherwise became liable in respect of any Subordinated Debt or any other Person planning to enter, having entered or having agreed to enter into any such Guaranty Obligations or liability; PROVIDED, HOWEVER, in no event shall (x) any Loan Party or any of its Subsidiaries, individually or collectively, be required to pledge in excess of 66% of the outstanding Voting Stock of any Excluded Foreign Subsidiary unless the Parent and the Administrative Agent otherwise agree or (y) any assets of any Excluded Foreign Subsidiary be required to be pledged, unless the Parent and the Administrative Agent otherwise agree;

          (c) deliver to the Administrative Agent all certificates, instruments and other documents representing all Pledged Stock, Pledged Debt Instruments and all other Stock, Stock Equivalents and other debt Securities being pledged pursuant to the joinders, amendments and foreign agreements executed pursuant to CLAUSE (b) above, together with (i) in the case of certificated Pledged Stock and other certificated Stock and Stock Equivalents, undated stock powers endorsed in blank and (ii) in the case of Pledged Debt Instruments and other certificated debt Securities, endorsed in blank, in each case executed and delivered by a Responsible Officer of such Loan Party or such Subsidiary thereof, as the case may be;

          (d) use commercially reasonable efforts to deliver to the Administrative Agent Landlord Waivers (or, as applicable, Bailee's Letters) to the extent requested by the Administrative Agent, with respect to any location of inventory of any Loan Party;

          (e) to take such other actions necessary or advisable to ensure the validity or continuing validity of the guaranties required to be given pursuant to CLAUSE (a) above or to create, maintain or perfect the security interest required to be granted pursuant to CLAUSE (b) above, including the filing of UCC financing statements in such jurisdictions as may be required by the Collateral Documents or by law or as may be reasonably requested by the Administrative Agent;

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          (f)  if requested by the Administrative Agent, deliver to the
Collateral Agents legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to each Collateral Agent.

          SECTION 7.12   CONTROL ACCOUNTS; APPROVED DEPOSIT ACCOUNTS

          (a) Each of the Parent and the Borrower shall, and shall cause each of their respective Subsidiaries, with the exception of any Excluded Foreign Subsidiary, to (i) deposit in an Approved Deposit Account all cash they receive,
(ii) not establish or maintain any Securities Account that is not a Control Account and (iii) not establish or maintain any Deposit Account other than with a Deposit Account Bank; PROVIDED, HOWEVER, that each of the Parent and the Borrower and each of their respective Subsidiaries (x) deposit cash in and maintain payroll, withholding tax and other fiduciary accounts, in each case that are not Approved Deposit Accounts, (y) deposit cash in and maintain other accounts that are not Approved Deposit Accounts as long as the Dollar Equivalent of the aggregate balance in all such accounts does not exceed $3,000,000 and (z) deposit cash in and maintain the accounts set forth on SCHEDULE 7.15 (POST-CLOSING DELIVERIES) until the date set forth on such Schedule for each such account (as the same may be extended by the Administrative Agent).

          (b) The Administrative Agent may establish one or more Cash Collateral Accounts with such depositaries and Securities Intermediaries as it in its sole discretion shall determine; PROVIDED, HOWEVER, that no Cash Collateral Account shall be established with respect to the assets of any Excluded Foreign Subsidiary. Without limiting the foregoing, funds on deposit in any Cash Collateral Account may be invested (but the Administrative Agent shall be under no obligation to make any such investment) in Cash Equivalents at the direction of the Administrative Agent and, except during the continuance of an Event of Default, the Administrative Agent agrees with the Parent to issue Entitlement Orders for such investments in Cash Equivalents as requested by the Parent; PROVIDED, HOWEVER, that the Administrative Agent shall not have any responsibility for, or bear any risk of loss of, any such investment or income thereon. None of the Parent, the Borrower, any of their respective Subsidiaries or any other Loan Party or Person claiming on behalf of or through the Parent, the Borrower, any of their respective Subsidiaries or any other Loan Party shall have any right to demand payment of any funds held in any Cash Collateral Account at any time prior to the termination of all outstanding Letters of Credit and the payment in full (as defined in the Intercreditor Agreement) of all then outstanding and payable monetary Obligations.

          SECTION 7.13   REAL PROPERTY

          (a) Each of the Parent and the Borrower shall, and shall cause each of their respective Subsidiaries to, (i) comply in all material respects with all of their respective obligations under all of their respective material Leases now or hereafter held respectively by them, including the Leases set forth on SCHEDULE 4.19 (REAL PROPERTY), (ii) not modify, amend, cancel, extend or otherwise change in any materially adverse manner any term, covenant or condition of any such Lease, (iii) not assign or sublet any other Lease if such assignment or sublet would have a Material Adverse Effect and (iv) provide the Administrative Agent with a copy of each notice of default under any Lease received by the Parent, the Borrower or any of their respective Subsidiaries immediately upon receipt thereof and deliver to the Administrative Agent a copy of each notice of default sent by the Parent, the Borrower or any of their respective Subsidiaries under any Lease simultaneously with its delivery of such notice under such Lease.

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                                                                CREDIT AGREEMENT
                                                           PRESTIGE BRANDS, INC.

          (b) At least 15 Business Days prior to (i) entering into any Lease (other than a renewal of an existing Lease) or, if earlier, entering into possession of any leased premise, in each case for the principal place of business and chief executive office of the Parent, the Borrower or any other Guarantor or any other Lease (including any renewal) in which the Dollar Equivalent of the annual rental payments are anticipated to equal or exceed $1,000,000 or (ii) acquiring any material owned Real Property, the Parent shall, and each of the Parent and the Borrower shall cause each Guarantor to, provide the Administrative Agent written notice thereof.

          (c) To the extent requested by the Administrative Agent, not previously delivered to the Administrative Agent and not prohibited pursuant to the Contractual Obligation granting a Lien permitted hereunder on such Real Property or Lease, upon written request of the Administrative Agent, each of the Parent and the Borrower shall, and shall cause each other Loan Party to, execute and deliver to the Administrative Agent, for the benefit of the Secured Parties, promptly and in any event not later than 45 days after receipt of such notice (or, if such notice is given by the Administrative Agent prior to the acquisition of such Real Property or Lease, immediately upon such acquisition), a Mortgage on any Real Property or Lease of such Loan Party, together with (i) if requested by the Administrative Agent and such Real Property is located in the United States or is a Lease of Real Property located in the United States, all Mortgage Supporting Documents relating thereto or (ii) otherwise, documents similar to Mortgage Supporting Documents deemed by the Administrative Agent to be appropriate in the applicable jurisdiction to obtain the equivalent in such jurisdiction of mortgages on such Real Property or Lease constituting the Requisite Priority Liens; PROVIDED, HOWEVER, that the Parent and the Borrower shall not have to deliver any Mortgage to the Administrative Agent on any Lease with respect to office space to the extent such Lease is in effect on the date hereof (and reviewed by the Administrative Agent prior to the date hereof), together with all replacements for such Lease on terms and conditions (including financial terms) not materially worse for the Borrower.

          SECTION 7.14   INTEREST RATE CONTRACTS

          The Borrower shall, within 90 days after the Closing Date, enter into an Interest Rate Contract or Contracts, on terms reasonably satisfactory to the Administrative Agent, to provide protection against interest rates on Indebtedness bearing floating interest rates for a period of 2 years with respect to a notional amount of at least the excess of (a) 50% of the aggregate outstanding principal amount of Indebtedness of the Parent and its Subsidiaries (other than the Revolving Loans) bearing floating interest rates over (b) the aggregate outstanding principal amount of Indebtedness of the Parent and its Subsidiaries bearing fixed interest rates.

          SECTION 7.15   POST-CLOSING DELIVERIES

          Each of the Parent and the Borrower shall, and shall cause each of their respective Subsidiaries to, (a) deliver to the Administrative Agent each item set forth on SCHEDULE 7.15 (POST-CLOSING DELIVERIES) in form and substance reasonably satisfactory to the Administrative Agent and (b) perform each action set forth in SCHEDULE 7.15 (POST-CLOSING DELIVERIES) in a manner reasonably satisfactory to the Administrative Agent, in each case (x) within the periods set forth opposite each such item or action on such Schedule and (y) unless otherwise agreed by the Administrative Agent in respect of any such item or action.

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                                                                CREDIT AGREEMENT
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                                  ARTICLE VIII

                               NEGATIVE COVENANTS

          Each of the Borrower and the Parent agrees with the Lenders, the Issuers and the Administrative Agent to each of the following, until all Secured Obligations are paid in full and, in each case, unless the Requisite Lenders otherwise consent in writing:

          SECTION 8.1    INDEBTEDNESS

          Neither the Parent nor the Borrower shall, nor shall they permit any of their respective Subsidiaries to, directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness except for the following:

          (a) the Secured Obligations(other than in respect of Hedging Contracts not permitted to be incurred pursuant to CLAUSE (i) below) and Guaranty Obligations in respect thereto;

          (b) Indebtedness existing on the date of this Agreement and disclosed on SCHEDULE 8.1 (EXISTING INDEBTEDNESS);

          (c) Guaranty Obligations incurred by the Parent, the Borrower or any Subsidiary of the Parent (i) in respect of Indebtedness of the Borrower or any Subsidiary Guarantor that is otherwise permitted by this SECTION 8.1 (other than CLAUSE (a) above and CLAUSES (j) below) and, in the case of Guaranty Obligations of the Shansby Notes, subordinated to the prior payment in full of the Secured Obligations to the same extent as such Shansby Notes, or (ii) in respect of Indebtedness of any Permitted Joint Venture or any Subsidiary of the Parent that is not the Borrower or a Subsidiary Guarantor, to the extent such Guaranty Obligation, together with all other such Guaranty Obligations and all other Investments permitted thereunder, is permitted as an Investment pursuant to
SECTION 8.3(h)(iii) (INVESTMENTS);

          (d) Capital Lease Obligations and purchase money Indebtedness incurred by the Borrower or any other Subsidiary of the Parent to finance the acquisition or improvement (together with, in each case, related costs) of fixed assets; PROVIDED, HOWEVER, that (i) the Capital Expenditure related thereto is otherwise permitted by SECTION 5.4 (CAPITAL EXPENDITURES) and (ii) the Dollar Equivalent of the aggregate outstanding principal amount of all such Capital Lease Obligations and purchase money Indebtedness (including renewals, extensions, refinancings and refundings of any such Capital Lease Obligations or purchase money Indebtedness permitted pursuant to CLAUSE (e) BELOW) shall not exceed $15,000,000 at any time;

          (e) Renewals, extensions, refinancings and refundings of Indebtedness permitted by CLAUSE (b) (other than the intercompany loans set forth on SCHEDULE
8.1 (EXISTING INDEBTEDNESS)) or (d) above or this CLAUSE (e); PROVIDED, HOWEVER, that any such renewal, extension, refinancing or refunding is in an aggregate principal amount not greater than the principal amount of, and is on terms taken as a whole not materially less favorable to the Parent, the Borrower or any of their respective Subsidiaries obligated thereunder than the Indebtedness being renewed, extended, refinanced or refunded;

          (f)  a sale and leaseback transaction permitted pursuant to SECTION
8.16 (SALE AND LEASEBACK TRANSACTIONS), to the extent such transaction would constitute Indebtedness;

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          (g)  Indebtedness arising from intercompany loans (i) from the
Borrower to any Subsidiary Guarantor, (ii) from any Subsidiary Guarantor to the Borrower or any Subsidiary Guarantor, (iii) from the Borrower or any Subsidiary Guarantor to any Subsidiary of the Parent that is a Non-Guarantor; PROVIDED, HOWEVER, that, in the case of this CLAUSE (iii), the Investment by such Borrower or Subsidiary Guarantor in such intercompany loan to such Subsidiary is permitted under SECTION 8.3 (INVESTMENTS) or (iv) from any Subsidiary of the Parent to the Parent, to the extent permitted under SECTION 8.3(i) (INVESTMENTS);

          (h) Indebtedness arising under any performance or surety bond entered into in the ordinary course of business;

          (i)  Obligations under Interest Rate Contracts mandated by SECTION
     7.14 (INTEREST RATE CONTRACTS) and other Hedging Contracts permitted under
     SECTION 8.17 (NO SPECULATIVE TRANSACTIONS);

          (j) Indebtedness (but not Guaranty Obligations thereof) owing to the issuer of any insurance policy by the Person purchasing such policy for the benefit of the Parent and its Subsidiaries for the purpose of financing the purchase of such policy by the Parent or any of its Subsidiaries, in an aggregate outstanding principal amount not to exceed the premiums owed under such policy;

          (k) (i) Indebtedness of the Borrower owing under the Subordinated Notes in an aggregate principal amount incurred the Dollar Equivalent of which does not exceed $210,000,000 at any time and (ii) Additional Subordinated Debt in an aggregate principal amount incurred the Dollar Equivalent of which does not exceed $100,000,000 at any time;

          (l) Indebtedness of a Subsidiary of the Parent assumed by such Subsidiary in connection with any Permitted Acquisition (or, if such Subsidiary is acquired as part of such Permitted Acquisition, existing prior thereto), together with renewals, extensions, refinancings and refundings thereof, in an aggregate outstanding principal amount the Dollar Equivalent of which does not exceed $25,000,000 at any time; PROVIDED, HOWEVER, that such Indebtedness (i) exists at the time of such Permitted Acquisition at least in the amounts assumed in connection therewith and (ii) is not drawn down, created or increased in contemplation of or in connection with such Permitted Acquisition or on or after the consummation thereof and does not provide any credit support therefor; and PROVIDED, FURTHER, that any renewal, extension, refinancing or refunding thereof is in an aggregate principal amount not greater than the principal amount of, and is on terms taken as a whole not materially less favorable to the Parent, the Borrower or any of their respective Subsidiaries obligated thereunder than the Indebtedness being renewed, extended, refinanced or refunded;

          (m) unsecured Indebtedness of Parent and its Subsidiaries (other than any loans or advances that would be in violation of Section 402 of the Sarbanes-Oxley Act) owing to any then existing or former director, officer or employee of Parent or any of its Subsidiaries or their respective assigns, estates, heirs or their current or former spouses for the repurchase, redemption or other acquisition or retirement for value of any of the Stock or Stock Equivalents of the Ultimate Parent held by them; PROVIDED, HOWEVER, that such Indebtedness shall provide that no cash payment (whether through optional prepayments, mandatory prepayments, scheduled repayments, acceleration or otherwise) shall be made thereunder to the extent the Available Employee Basket is (or would be after such payment) less than zero;

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                                                                CREDIT AGREEMENT
                                                           PRESTIGE BRANDS, INC.

          (n) unsecured Indebtedness of Parent and its Subsidiaries owing to any seller as payment of the purchase price of a Permitted Acquisition on terms and conditions satisfactory to the Administrative Agent (including subordination provisions satisfactory to the Administrative Agent and which has a maturity date and prohibits any cash payment (other than, subject to appropriate subordination provisions, regularly scheduled interest payments) earlier than the latest of (i) the first anniversary of the Tranche C Maturity Date, (ii) the first anniversary of the Tranche B Maturity Date and (iii) the first anniversary of the Scheduled Termination Date);

          (o) contingent indemnification obligations of the Parent and its Subsidiaries to financial institutions, in each case to the extent in the ordinary course of business and on terms and conditions which are within the general parameters customary in the banking industry, entered into to obtain cash management services or deposit account overdraft protection services (in amount similar to those offered for comparable services in the financial industry) or other services in connection with the management or opening of deposit accounts or incurred as a result of endorsement of negotiable instruments for deposit or collection purposes and other customary, contingent loss indemnification obligations of Parent and its Subsidiaries incurred in the ordinary course of business;

          (p) contingent liabilities of Parent or any of its Subsidiaries in respect of any purchase price adjustment, earn-out provision or any non-competition or consulting agreement or deferred compensation agreement, in each case owing to the seller in connection with any Acquisition or any Permitted Acquisition;

          (q) Indebtedness of Subsidiaries of Parent that are Non-Guarantors (not owing to any Loan Party or any Subsidiary of any Loan Party) for working capital purposes in an aggregate outstanding principal amount the Dollar Equivalent of which does not exceed $10,000,000 at any time;

          (r) Indebtedness of the Borrower owing to Shansby under the Shansby Notes subject to the terms and conditions set forth in the Shansby Documents and in an aggregate outstanding principal amount the Dollar Equivalent of which does not exceed $22,500,000 (prior to taking into account any interest paid in kind on the Shansby Preferred Stock in accordance with the terms hereof) at any time;

          (s) Indebtedness of any Subsidiary of Parent not otherwise permitted under this SECTION 8.1 having an aggregate outstanding principal amount whose Dollar Equivalent shall not exceed $10,000,000 at any time; and

          (t) accretion or amortization of original issue discount and accretion of interest paid in kind, in each case in respect of Indebtedness otherwise permitted under this SECTION 8.1.

          SECTION 8.2    LIENS, ETC.

          Neither the Parent nor the Borrower shall, nor shall they permit any of their respective Subsidiaries to, create or suffer to exist, any Lien upon or with respect to any of their respective properties or assets, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, except for the following:

          (a)  Liens created pursuant to the Loan Documents;

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                                                                CREDIT AGREEMENT
                                                           PRESTIGE BRANDS, INC.

          (b)  Liens existing on the date of this Agreement and disclosed on
SCHEDULE 8.2 (EXISTING LIENS);

          (c) Customary Permitted Liens on the assets of the Parent and its Subsidiaries;

          (d) purchase money Liens granted by any Subsidiary of Parent (including the interest of a lessor under a Capital Lease and purchase money Liens to which any property is subject at the time, on or after the date hereof, of such Subsidiary's acquisition thereof) securing Indebtedness permitted under
SECTION 8.1(d) (INDEBTEDNESS) and limited in each case to the property purchased with the proceeds of such purchase money Indebtedness or subject to such Capital Lease;

          (e) any Lien granted by any Subsidiary of Parent and securing the renewal, extension, refinancing or refunding of any Indebtedness secured by any Lien permitted by CLAUSE (b) or (d) above or this CLAUSE (e) without any change in the assets subject to such Lien and to the extent such renewal, extension, refinancing or refunding is permitted by SECTION 8.1(e) (INDEBTEDNESS);

          (f) Liens in favor of lessors, sublessors, lessees or sublessees securing operating leases or, to the extent such transactions create a Lien hereunder, sale and leaseback transactions, to the extent such sale and leaseback transactions are permitted hereunder;

          (g) any Lien securing Indebtedness permitted pursuant to SECTION 8.1(l) (INDEBTEDNESS); PROVIDED, HOWEVER, that (i) such Lien exists at the time of the Permitted Acquisition relating to such Indebtedness and is not created in contemplation of or in connection with such Permitted Acquisition and (ii) such Lien secures solely fixed or capital assets acquired (or fixed or capital assets of Persons acquired) as part of such Permitted Acquisition, and no assets constituting Collateral immediately prior to such Permitted Acquisition are subject to such Lien;

          (h) Liens on an insurance policy of the Parent and its Subsidiaries and the identifiable cash proceeds thereof in favor of the issuer of such policy and securing Indebtedness incurred for the purpose of financing such policy and permitted under SECTION 8.1(j) (INDEBTEDNESS);

          (i) Liens for the benefit of the seller deemed to attach solely because of the existence of cash deposits and attaching solely to cash deposits made in connection with any letter of intent or acquisition agreement with respect to a Permitted Acquisition;

          (j) Liens on any of the assets of a Subsidiary of the Parent that is a Non-Guarantor to secure Indebtedness of such Subsidiary permitted pursuant to
SECTION 8.1(q) (INDEBTEDNESS);

          (k) licenses and sublicenses in the ordinary course of business of Intellectual Property (i) registered outside of the United States or (ii) having an aggregate Fair Market Value the Dollar Equivalent of which does not exceed $10,000,000; and

          (l) Liens granted by any Subsidiary of Parent not otherwise permitted by the foregoing clauses of this SECTION 8.2 securing obligations or other liabilities of any Loan Party;

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                                                                CREDIT AGREEMENT
                                                           PRESTIGE BRANDS, INC.

PROVIDED, HOWEVER, that the Dollar Equivalent of the aggregate outstanding amount of all such obligations and liabilities shall not exceed $5,000,000 at any time.

          SECTION 8.3    INVESTMENTS

          Neither the Parent nor the Borrower shall, nor shall they permit any of their respective Subsidiaries to, make or maintain, directly or indirectly, any Investment except for the following:

          (a) Investments existing on the date of this Agreement and disclosed on SCHEDULE 8.3 (EXISTING INVESTMENTS);

          (b) Investments in cash (including cash held in bank deposit accounts) and Cash Equivalents in the ordinary course of business; PROVIDED, HOWEVER, that the Dollar Equivalent of Investments of Foreign Non-Guarantors in Cash Equivalents in which Loan Parties would not be permitted to make Investments pursuant to this CLAUSE (b) shall not exceed $15,000,000;

          (c) Investments by any Subsidiary of Parent in payment intangibles, chattel paper (each as defined in the UCC) and accounts, notes receivable, prepaid accounts and similar items arising or acquired in the ordinary course of business;

          (d) Investments received in settlement of amounts due to Parent or any of its Subsidiaries effected in the ordinary course of business;

          (e) cash deposits permitted pursuant to CLAUSE (c) or (f) of the definition of Customary Permitted Liens or pursuant to CLAUSE SECTION 8.2(i)(i) or (l) to SECTION 8.2 (LIENS, ETC.);

          (f) Investments consisting of Securities of account debtors received by Parent or any of its Subsidiaries in any bankruptcy, insolvency or reorganization proceedings of such account debtors;

          (g) (i) Investments consisting of Permitted Acquisitions and the Foreign IP Transfer; PROVIDED, HOWEVER, that, this CLAUSE (g) shall not permit Investments to be made after the consummation of such Permitted Acquisition or such Foreign IP Transfer if such Investments are not otherwise permitted under this SECTION 8.3 and (ii) Investments consisting of mergers, liquidations and dissolutions permitted pursuant to CLAUSE (y) or (z) of SECTION 8.7 (RESTRICTION ON FUNDAMENTAL CHANGES; PERMITTED ACQUISITIONS);

          (h) Investments by (i) the Parent, the Borrower or any Subsidiary Guarantor in the Borrower or any Subsidiary Guarantor, (ii) any Subsidiary of the Parent that is a Non-Guarantor in any other Subsidiary of Parent or (iii) the Borrower or any Subsidiary Guarantor in any Subsidiary of the Parent or any Permitted Joint Venture, in each case that is a Non-Guarantor; PROVIDED, HOWEVER, that Investments (including any Guaranty Obligations permitted pursuant to SECTION 8.1(c)(ii) (INDEBTEDNESS) and loans permitted pursuant to SECTION 8.1(g)(iii) (INDEBTEDNESS) shall be permitted pursuant to this CLAUSE (iii) only to the extent that, after giving effect to such Investment (and any Investment or Asset Sale to be made to any Non-Guarantor on or prior to the date of such Investment), the Dollar Equivalent of the Non-Guarantor Investment Amount shall not exceed $15,000,000 at any time;

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                                                                CREDIT AGREEMENT
                                                           PRESTIGE BRANDS, INC.

          (i) intercompany loans by the Borrower or any Subsidiary Guarantor to the Parent or the Ultimate Parent (i) evidenced by promissory notes subject to the Requisite Priority Liens and (ii) at the time of the incurrence thereof, a Restricted Payment in an amount equal to the aggregate principal amount of such intercompany loans (without taking into account any paid in kind interest or original issue discount) would be permitted to be made pursuant to any clause of
SECTION 8.5(c) (RESTRICTED PAYMENTS);

          (j) loans or advances to employees of the Parent or any of its Subsidiaries in the ordinary course of business as presently conducted other than any loans or advances that would be in violation of Section 402 of the Sarbanes-Oxley Act; PROVIDED, HOWEVER, that the Dollar Equivalent of the aggregate principal amount of all loans and advances permitted pursuant to this CLAUSE (j) shall not exceed $1,000,000 at any time;

          (k) loans and advances to any existing director, officer or employee of Parent or any of its Subsidiaries (other than any loans or advances that would be in violation of Section 402 of the Sarbanes-Oxley Act) the proceeds of which shall be used for the sole purpose of acquisition by such director, officer or employee of any of the Stock or Stock Equivalents of the Ultimate Parent; PROVIDED, HOWEVER, that the Dollar Equivalent of the aggregate principal amount of all loans and advances permitted pursuant to this CLAUSE (k) shall not exceed $5,000,000 at any time;

          (l)  Guaranty Obligations permitted by SECTION 8.1 (INDEBTEDNESS);

          (m) Investments (other than in Proposed Acquisitions) made at any time when no Event of Default has occurred and is continuing within 270 days of such Equity Issuance, of the Net Cash Proceeds of an Equity Issuance identified in an Equity Issuance Notice as being invested pursuant to this CLAUSE (m) in
(i) Joint Ventures that are Permitted Joint Ventures or (ii) in any other assets (other than Stock or Stock Equivalents of Subsidiaries or interests in Joint Ventures); and

          (n) Investments of any Subsidiary of Parent not otherwise permitted hereby; PROVIDED, HOWEVER, that the Dollar Equivalent of the aggregate outstanding amount of all such Investments shall not exceed $25,000,000 at any time; and

          (o) Investment by any Subsidiary of Parent (other than in a Permitted Acquisition) of (i) the excess of the Net Cash Proceeds received by any Subsidiary of the Parent from any Asset Sale (other than to any Subsidiary of Parent) of any Investment made pursuant to CLAUSE (h), (m) or (n) above over the value of such Investment (as determined in accordance with the definition of "Investment" set forth herein) at the time of such Asset Sale or (ii) the Net Cash Proceeds of any Asset Sale of any Investment made pursuant to this CLAUSE
(o).

          SECTION 8.4    SALE OF ASSETS

          Neither the Parent nor the Borrower shall, nor shall they permit any of their respective Subsidiaries to, sell, convey, transfer, lease or otherwise dispose of, any of their respective assets or any interest therein (including the sale or factoring at maturity or collection of any accounts) to any Person, or permit or suffer any other Person to acquire any interest in any of their respective assets or, except in the case of the Parent, issue or sell any shares of their Stock or any Stock Equivalents (any such disposition being an "ASSET SALE"), except for the following:

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                                                                CREDIT AGREEMENT
                                                           PRESTIGE BRANDS, INC.

          (a) the liquidation, sale or disposition of Cash Equivalents or inventory, in each case in the ordinary course of business;

          (b) the sale or disposition of Equipment that has become surplus, worn-out, obsolete, is replaced in the ordinary course of business or is no longer used or useful in the business;

          (c) the discount or write-off of accounts receivable overdue by more than 90 days or the sale of any such account receivables for the purpose of collection to any collection agency, in each case in the ordinary course of business;

          (d) (i) licenses and sublicenses in the ordinary course of business of Intellectual Property (A) registered outside of the United States or (B) having an aggregate Fair Market Value whose Dollar Equivalent does not exceed $10,000,000 or (ii) the Foreign IP Transfer;

          (e) the cancellation of any Indebtedness permitted to be cancelled under SECTION 8.6(a) (PREPAYMENT AND CANCELLATION OF INDEBTEDNESS);

          (f)  the issuance of Nominal Shares;

          (g) (i) a true lease or sublease of any property not constituting Indebtedness and not constituting a sale and leaseback transaction and (ii) a sale of assets pursuant to a sale and leaseback transaction, in each case as permitted under SECTION 8.16 (SALE AND LEASEBACK TRANSACTIONS);

          (h) (i) any Asset Sale to the Borrower or any Subsidiary Guarantor and (ii) any Asset Sale to any Non-Guarantor to the extent, after giving effect to such Asset Sale (and any other Asset Sale or Investment in Non-Guarantors to be made on or prior to the date of such Asset Sale), the Dollar Equivalent of the Non-Guarantor Investment Amount does not exceed $20,000,000, (iii) any Asset Sale by any Non-Guarantor to any Non-Guarantor and (iv) any Asset Sale by any Non-Guarantor to any Loan Party (including through a liquidation, disposition or winding up) as long as the consideration given by the Loan Parties to such Non-Guarantor does not exceed the Fair Market Value of the assets transferred to such Loan Parties;

          (i) (A) the liquidation or merger of any Subsidiary of the Parent, to the extent such liquidation or merger is permitted pursuant to CLAUSE (w) or (x) of SECTION 8.7 (RESTRICTION ON FUNDAMENTAL CHANGES; PERMITTED ACQUISITIONS) and
(B)(x) any disposition of the Stock or Stock Equivalents or other interests in any Permitted Joint Venture for not less than Fair Market Value and all of the consideration for which is payable in cash or (y) any pro rata disposition of the assets of a Permitted Joint Venture to investors, participants or holders of Stock and Stock Equivalents in such Permitted Joint Venture in connection with the dissolution or termination of such Permitted Joint Venture Permitted Joint Venture, pursuant to and in accordance with the Contractual Obligations relating to such Permitted Joint Venture; PROVIDED, HOWEVER, that, with respect to any such Asset Sale pursuant to this CLAUSE (i)(B)(x), the Dollar Equivalent of the aggregate consideration received by Parent or any of its Subsidiaries during any Fiscal Year for all such Asset Sales shall not exceed $25,000,000; and PROVIDED, FURTHER, that, with respect to any such Asset Sale pursuant to this CLAUSE
(i)(B), an amount equal to all Net Cash Proceeds of such Asset Sale are applied to the payment of the Obligations as set forth in, and to the extent required by, SECTION 2.9 (MANDATORY PREPAYMENTS);

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          (j)  as long as no Default or Event of Default is continuing or would result therefrom, any Asset Sale for not less than Fair Market Value, all of the consideration for which shall be payable in cash upon such sale, within 360 days of the consummation of a Permitted Acquisition, of non-core assets acquired as part of such Permitted Acquisition and subject to a Permitted Acquisition Notice with respect to such Permitted Acquisition; PROVIDED, HOWEVER, that, with respect to any such Asset Sale permitted pursuant to this CLAUSE (j), an amount equal to all Net Cash Proceeds of such Asset Sale are applied to the payment of the Obligations as set forth in, and to the extent required by, SECTION 2.9 (MANDATORY PREPAYMENTS); and

          (k) as long as no Default or Event of Default is continuing or would result therefrom, any other Asset Sale for not less than Fair Market Value, 75% of the consideration for which shall be payable in cash upon such sale; PROVIDED, HOWEVER, that with respect to any such Asset Sale pursuant to this CLAUSE (k), the Dollar Equivalent of the aggregate consideration received during any Fiscal Year for all such Asset Sales shall not exceed $15,000,000 and (ii) an amount equal to all Net Cash Proceeds of such Asset Sale are applied to the payment of the Obligations as set forth in, and to the extent required by,
SECTION 2.9 (MANDATORY PREPAYMENTS).

          SECTION 8.5    RESTRICTED PAYMENTS

          The Borrower shall not, nor shall the Parent or the Borrower permit any of their respective Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment except for the following:

          (a) Restricted Payments by any Subsidiary of the Parent to the Borrower or any Subsidiary Guarantor;

          (b) dividends and distributions declared and paid on the common Stock of any Holding Company and payable only in common Stock of such Holding Company;

          (c) cash dividends on the Stock of any Holding Company to the Parent paid and declared in any Fiscal Year solely for the purpose of funding the following:

               (i) director fees and expenses, administrative expenses, the payment of premiums of director and officer insurance of the Parent and the payment of franchise or foreign, federal, state or local taxes attributable solely to the businesses of the Parent or the Ultimate Parent and not that of any Subsidiary or Permitted Joint Venture of the Ultimate Parent that is not the Parent or any Subsidiary of the Parent;

               (ii) other ordinary operating expenses of the Parent the Dollar Equivalent of which (LESS the aggregate principal amount of all intercompany loans made in such Fiscal Year pursuant to SECTION 8.3(i) (INVESTMENTS) in reliance upon this CLAUSE (i) without taking into account any original issue discount thereof) does not exceed $500,000 in the aggregate in any Fiscal Year ;

               (iii) the repurchase, redemption or other acquisition or retirement for value of any of the Stock or Stock Equivalents of Ultimate Parent held by any then existing or former director, officer or employee of Parent or any of its Subsidiaries or their respective assigns, estates, heirs or their current or former spouses; PROVIDED, HOWEVER, that (A) such cash dividend is made in the amount of the proceeds of key-man life insurance received by any Subsidiary of Parent by reason of the death of any director,

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     officer or employee and for the purpose of financing the repurchase, redemption or other acquisition or retirement for value of any of the Stock or Stock Equivalents of Ultimate Parent held by such director, officer or employee or its assigns, estates, heirs or current or former spouses, (B) such cash dividend is made only to the extent the Available Employee Basket is not (and would not be after giving effect to such Restricted Payment) less than zero or (C) such cash dividend is made using the Net Cash Proceeds of any Equity Issuance not required to be used to repay the Loans hereunder; or

               (iv) any other transaction; PROVIDED, HOWEVER, that no Restricted Payment made in reliance upon this CLAUSE (iv) shall be permitted to the extent, at the time of such Restricted Payment, the sum of
     (A) the amount of such Restricted Payment, (B) the aggregate amount of all other Restricted Payments made in reliance upon this CLAUSE (iv) and declared or paid after the Closing Date and prior to such time and (C) the aggregate principal amount of all intercompany loans made pursuant to
     SECTION 8.3(i) (INVESTMENTS) (without taking into account any original issue discount thereof) in reliance upon this CLAUSE (iv) would exceed the Restricted Payment Allowance in effect at such time;

PROVIDED, HOWEVER, that the Restricted Payments described in CLAUSES (iii) or
(iv) of this CLAUSE (c) shall not be permitted if (x) an Event of Default or Default shall have occurred and be continuing at the date of declaration or payment thereof or would result therefrom, (y) such Restricted Payment is prohibited under the terms of any Indebtedness (other than the Obligations) of any Subsidiary of Parent and (z) in the case of CLAUSE (iv) only, the Leverage Ratio of the Parent calculated both before giving effect to such Restricted Payment and after giving effect to such Restricted Payment on a pro forma basis (recomputed as of the last day of the most recently ended Fiscal Quarter for which Financial Statements have been delivered pursuant to SECTION 6.1(b) or (c) (FINANCIAL STATEMENTS)) is not higher than 3.75 to 1.00.

          SECTION 8.6    PREPAYMENT AND CANCELLATION OF INDEBTEDNESS

          (a) CANCELLATION. Neither the Parent nor the Borrower shall, nor shall they permit any of their respective Subsidiaries to, cancel any Indebtedness owed to any of them except (i) in the ordinary course of business (including loans to existing or former director, officer or employee of Parent or any of its Subsidiaries or their respective assigns, estates, heirs or their current or former spouses) and (ii) in respect of intercompany Indebtedness among the Borrower and the Subsidiary Guarantors other than, in the case of CLAUSES (i) and (ii) above, intercompany indebtedness owing to the Borrower or any Subsidiaries that are Subsidiary Guarantors.

          (b)  PREPAYMENT OF INDEBTEDNESS

               (i) As long as the Leverage Ratio of the Parent as of the date thereof shall equal or exceed 4.50 to 1 (after giving effect to such prepayment, redemption, purchase, defeasance or satisfaction), neither the Parent nor the Borrower shall, nor shall they permit any of their respective Subsidiaries to, prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness; PROVIDED, HOWEVER, that the Parent and each Subsidiary of the Parent may
     (A) prepay the Obligations in accordance with the terms of this Agreement,
     (B) make regularly scheduled or otherwise required repayments or redemptions of Indebtedness, (C) prepay Indebtedness under the Existing Credit Documents with the proceeds of the initial Borrowings hereunder,

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     (iv) prepay any Indebtedness payable to the Borrower or any of its
     Subsidiaries by Parent or any of its Subsidiaries, (D) prepay any Indebtedness secured by a Lien permitted under this Agreement and (E) prepay, renew, extend, refinance and refund Indebtedness, as long as such renewal, extension, refinancing or refunding is permitted under SECTION 8.1(e) (INDEBTEDNESS).

               (ii) Otherwise, neither the Parent nor the Borrower shall, nor shall they permit any of their respective Subsidiaries to, prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Subordinated Debt; PROVIDED, HOWEVER, that the Parent and each Subsidiary of the Parent may, to the extent permitted by the terms of such Indebtedness and in accordance with the terms thereof, make regularly scheduled or otherwise required repayments or redemptions of Subordinated Debt.

          (c) PREPAYMENT OF MANAGEMENT FEES. Neither the Parent nor the Borrower shall, nor shall they permit any of their respective Subsidiaries to, prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Management Fee; PROVIDED, HOWEVER, that the Parent and each Subsidiary of the Parent may make the payments expressly permitted to be made pursuant to SECTION 8.9 (TRANSACTIONS WITH JOINT VENTURES AND AFFILIATES).

          SECTION 8.7    RESTRICTION ON FUNDAMENTAL CHANGES; PERMITTED
ACQUISITIONS

          Neither the Parent nor the Borrower shall, nor shall they permit any of their respective Subsidiaries to, do any of the following:

          (a) except in connection with a Permitted Acquisition, (i) merge with any Person, (ii) consolidate with any Person, (iii) acquire all or substantially all of the Stock or Stock Equivalents of any Person or (iv) acquire all or substantially all of the assets of any Person or all or substantially all of the assets constituting the business of a division, branch or other unit operation of any Person;

          (b) enter into any joint venture (including any Joint Venture) or partnership with any Person that is not a Loan Party or a Subsidiary of a Loan Party, in each case except for Permitted Joint Ventures; or

          (c) except as part of the Foreign IP Transfer, create any Subsidiary unless, after giving effect to such creation, such Subsidiary is a Wholly-Owned Subsidiary of any Holding Company and the Investment in such Subsidiary is permitted under SECTION 8.3(h) (INVESTMENTS);

PROVIDED, HOWEVER, that:

          (w) each Intermediate Holding Company shall be dissolved or otherwise liquidated within 90 days (or such longer time period as the Administrative Agent may agree in its sole discretion) after the Closing Date, and all of the assets and properties of each such Intermediate Holding Company shall be transferred to a Loan Party;

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          (x)  (1) any Subsidiary of the Parent (other than the Borrower) may be merged, liquidated or dissolved into any Loan Party (other than Parent or any Intermediate Holding Company) as long as such Loan Party is the surviving corporation and (2) any Non-Guarantor may be merged, liquidated or dissolved into any other Non-Guarantor;

          (y) any Permitted Joint Venture may be liquidated or dissolved to the extent permitted pursuant to SECTION 8.4(i)(B) (SALE OF ASSETS) ; and

          (z) any Subsidiary of the Parent (other than the Borrower) may be acquired by any Loan Party or, if such Subsidiary is a Non-Guarantor, by any Non-Guarantor (in each case, as long as the resulting Asset Sale and Investment are otherwise permitted hereunder).

          SECTION 8.8    CHANGE IN NATURE OF BUSINESS

          (a) The Borrower shall not, nor shall the Parent or the Borrower permit any of their respective Subsidiaries to, make any material change in the nature or conduct of its business as carried on at the date hereof, whether in connection with a Permitted Acquisition or otherwise, except for businesses reasonably related to the business as carried on at the date hereof, or ancillary or complementary thereto (or a reasonable extension or expansion thereof), or otherwise part of the consumer products business.

          (b) None of Parent or any Intermediate Holding Company shall engage in any business or activity other than (i) holding shares in the Stock of Subsidiaries, (ii) holding the Indebtedness, granting the Liens and making the Investments and Restricted Payments such Person is otherwise permitted to make hereunder, (iii) filing tax reports and paying taxes and other expenses in the ordinary course, (iv) preparing reports to Governmental Authorities and to its shareholders and (v) holding directors and shareholders meetings, preparing corporate records and other corporate activities required to maintain its separate corporate structure or to comply with applicable Requirements of Law.

          (c) No Holding Company or Subsidiary of any Holding Company shall purchase the Stock of the Parent or the Ultimate Parent (or any parent company thereof).

          SECTION 8.9    TRANSACTIONS WITH JOINT VENTURES AND AFFILIATES

          Neither the Parent nor the Borrower shall, nor shall they permit any of their respective Subsidiaries to, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of transactions (including any Investment, Asset Sale, incurrence of Indebtedness or any transaction in respect thereof, the purchase, sale, transfer, assignment, lease, conveyance or exchange of any property or the rendering of any service) with any of their Affiliates (other than Parent, the Borrower or any Subsidiary Guarantor) except for each of the following:

          (a)  Restricted Payments;

          (b) Investments in loans and advances to officers and directors permitted pursuant to CLAUSE (j) or (k) of SECTION 8.3 (INVESTMENTS);

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          (c)  Indebtedness of Non-Guarantors, Investments in or by
Non-Guarantors and Restricted Payments by Non-Guarantors to Loan Parties, in each case as otherwise permitted hereunder;

          (d)  as long as (except in the case of the fees described in clause
(c) of the definition of "Management Fee") no Event of Default shall have occurred and be continuing or would result therefrom and as long as the Management Agreement shall remain in effect, the payment of the Management Fees pursuant to the Management Agreement subject to and in accordance with the Management Agreement (including the subordination provisions set forth therein); PROVIDED, HOWEVER, that, if the Borrower would have been able to make any payment of any Management Fee hereunder in the absence of any Event of Default, the Borrower shall be permitted to make such payment as soon as no Event of Default shall be continuing;

          (e) expense reimbursement, indemnities, salaries and other director or employee compensation (including expense reimbursement and indemnities) to officers or directors of the Parent or any of its Subsidiaries; and

          (f) transactions (other than the payment of Management Fees) set forth in writing, in the ordinary course of business and on a basis not materially less favorable to the Parent, the Borrower or, as the case may be, such Subsidiary of either of them as would be obtained in a comparable arm's length transaction with a Person not an Affiliate thereof.

          SECTION 8.10 LIMITATIONS ON RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS; NO NEW NEGATIVE PLEDGE

          Except pursuant to the Loan Documents and the Subordinated Debt Documents, neither the Parent nor the Borrower shall, nor shall they permit any of their respective Subsidiaries to, (a) agree to enter into or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of such Subsidiary to (i) pay dividends or make any other distribution with respect to its Stock or Stock Equivalents, (ii) transfer any of its properties or assets or (iii) make loans or advances to or other Investments in, or pay any Indebtedness owed to, the Parent or any other Subsidiary of the Parent or (b) enter into or suffer to exist or become effective any agreement prohibiting or limiting the ability of the Parent or any Subsidiary of the Parent to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, to secure the Obligations, including any agreement requiring any other Indebtedness or Contractual Obligation to be equally and ratably secured with the Obligations; PROVIDED, HOWEVER, that the foregoing shall not apply to (w) customary restrictions contained in any Hedging Agreement constituting a Secured Obligation, (x) restrictions on Restricted Payments to any Loan Party for the benefit of holders of Indebtedness of Non-Guarantors (and agents under the resulting facilities) otherwise permitted hereunder, (y) encumbrances on assets acquired by the Parent, the Borrower or any Subsidiary of either of them, as long as such encumbrances related to the assets so acquired and were not created in connection with or in anticipation of such acquisition and (z) encumbrances contained in any agreement for the sale or other disposition of any Subsidiary or Permitted Joint Venture of the Parent in accordance with the terms herewith that restricts distributions by that Subsidiary or Permitted Joint Venture pending such sale or other distribution; and PROVIDED, FURTHER, that the foregoing CLAUSE (a)(ii) shall not apply to (A) restrictions in the Indebtedness secured by a Lien permitted hereunder on any asset on the transfer of such asset, (B) customary provisions entered into in the ordinary course of business restricting assignment (including, in the case of leases, subletting, and, in the case of licenses, sublicensing) of any Contractual Obligation,

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(C) customary restrictions entered into in the ordinary course of business in asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements limiting the transfer of the assets subject thereto pending the consummation of the sale provided therein, (D) customary restrictions in agreements relating to Permitted Joint Ventures or (E) restrictions on cash or other deposit or net worth imposed by customers or contracts entered into in the ordinary course of business.

          SECTION 8.11   MODIFICATION OF CONSTITUENT DOCUMENTS

          Neither the Parent nor the Borrower shall, nor shall they permit any of their respective Subsidiaries to, change its capital structure (including in the terms of its outstanding Stock) or otherwise amend its Constituent Documents, except for changes and amendments that do not materially affect the rights and privileges of the Parent, the Borrower or any of their respective Subsidiaries and do not materially affect the interests of the Collateral Agents, the Syndication Agent, the Lenders and the Issuers under the Loan Documents or in the Collateral.

          SECTION 8.12   MODIFICATION OF RELATED DOCUMENTS

          Neither the Parent nor the Borrower shall, nor shall they permit any of their respective Subsidiaries to, (a) alter, rescind, terminate, amend, supplement, waive or otherwise modify any provision of any Related Document, except for modifications to the terms of any Subordinated Debt (or any Subordinated Debt Document) permitted under SECTION 8.13 (MODIFICATION OF SUBORDINATED DEBT DOCUMENTS) and modifications that (i) other than in the case of the Shansby Document, do not affect the rights and privileges of the Parent, the Borrower or any of their respective Subsidiaries under such Related Document in a materially adverse manner and (ii) in any case, do not affect the interests of any Collateral Agent, the Syndication Agent or any Lender, Issuer or other Secured Party under the Loan Documents or in the Collateral in a materially adverse manner or (b) permit any breach or default to exist under any Related Document or take or fail to take any action thereunder, if to do so could reasonably be expected to have a Material Adverse Effect.

          SECTION 8.13 MODIFICATION OF SUBORDINATED DEBT DOCUMENTS AND MANAGEMENT AGREEMENT; SENIOR DEBT

          (a) Neither the Parent nor the Borrower shall, nor shall they permit any of their respective Subsidiaries to, change or amend the terms of any Subordinated Debt (or any Subordinated Debt Document) if the effect of such amendment is to (i) increase the cash pay portion of the interest rate (or decrease the portion thereof that is not required to be paid in cash) on such Subordinated Debt, (ii) change the dates upon which payments of principal or interest are due on such Subordinated Debt other than to extend such dates,
(iii) change any default or event of default other than to delete or make less restrictive any default provision therein, or change any covenant with respect to such Subordinated Debt in any manner materially adverse to the Parent, the Borrower, any of their respective Subsidiaries or any Agent, Lender, Issuer or other Secured Party, (iv) change the subordination provisions of such Subordinated Debt, (v) change the redemption or prepayment provisions of such Subordinated Debt other than to extend the dates therefor or to reduce the premiums payable in connection therewith or (vi) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights to the holder of such Subordinated Debt in a manner adverse to the Parent, the Borrower, any of their respective Subsidiaries or any Collateral Agent, the Syndication Agent or any Lender, Issuer or other Secured Party.

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          (b)  Each of the Parent and the Borrower shall, and shall cause each of their respective Subsidiaries to, ensure that the Obligations constitute "Senior Debt" and "Designated Senior Debt" as defined in the Subordinated Notes Indenture and qualify as such under any term of similar application defined in any Subordinated Debt Document in respect of any Additional Subordinated Debt and that no other Indebtedness qualifies as "Designated Senior Debt" under the Subordinated Notes Indenture and any other Subordinated Debt Document.

          (c) Neither the Parent nor the Borrower shall, nor shall they permit any of their respective Subsidiaries to, change or amend the terms of the Management Agreement (or any other material document entered into with respect to the payment of any fee to the Sponsor in connection therewith) if the effect of such amendment is to (i) increase the interest rate (or decrease the portion thereof that is not required to be paid in cash) payable upon default on the Management Fees or otherwise increase any amount payable by the Parent, the Borrower, any of their respective Subsidiaries thereunder, (ii) change the subordination provisions set forth therein or any other term relating to the payment of the Management Fees that would otherwise conflict with this Agreement or (iii) change or amend any other term if such change or amendment would provide for the payment of Management Fees during the continuation of any Event of Default (except to the extent permitted hereunder), materially increase the payment obligations of the obligor or otherwise add any provision that provides, directly or indirectly, for the transfer of any property or assets of the Parent or any of its Subsidiaries to the Sponsor or the parties thereto other than the Loan Parties and their Subsidiaries in a manner adverse to the Parent, the Borrower, any of their respective Subsidiaries or any Agent, Lender, Issuer or other Secured Party.

          SECTION 8.14   ACCOUNTING CHANGES; FISCAL YEAR

          Neither the Parent nor the Borrower shall, nor shall they permit any of their respective Subsidiaries to, change its (a) accounting treatment and reporting practices or tax reporting treatment, except as required by GAAP or any Requirement of Law and disclosed to the Lenders and the Administrative Agent or (b) fiscal year.

          SECTION 8.15   MARGIN REGULATIONS

          Neither the Parent nor the Borrower shall, nor shall they permit any of their respective Subsidiaries to, use all or any portion of the proceeds of any credit extended hereunder to purchase or carry margin stock (within the meaning of Regulation U of the Federal Reserve Board) in contravention of Regulation U of the Federal Reserve Board.

          SECTION 8.16   SALE AND LEASEBACK TRANSACTIONS

          Neither the Parent nor the Borrower shall, nor shall they permit any of their respective Subsidiaries to, enter into any sale and leaseback transaction if, after giving effect to such sale and leaseback transaction, the Dollar Equivalent of the aggregate Fair Market Value of all properties covered by sale and leaseback transactions would exceed $10,000,000.

          SECTION 8.17   NO SPECULATIVE TRANSACTIONS

          Neither the Parent nor the Borrower shall, nor shall they permit any of their respective Subsidiaries to, engage in any speculative transaction or in any transaction involving

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Hedging Contracts except as required by SECTION 7.14 (INTEREST RATE CONTRACTS)
or for the sole purpose of hedging in the normal course of business.

          SECTION 8.18   COMPLIANCE WITH ERISA

          Neither the Parent nor the Borrower shall, nor shall they permit any of their respective Subsidiaries or any ERISA Affiliate to, cause or permit to occur, (a) an event that would reasonably be expected to result in the imposition of a Lien under Section 412 of the Code or Section 302 or 4068 of ERISA or (b) ERISA Events that would have a Material Adverse Effect in the aggregate.

          SECTION 8.19   ENVIRONMENTAL

          Neither the Parent nor the Borrower shall, nor shall they permit any of their respective Subsidiaries to, allow a Release of any Contaminant in violation of any Environmental Law; PROVIDED, HOWEVER, that neither the Parent nor the Borrower shall be deemed in violation of this SECTION 8.19 if the Dollar Equivalent of all Environmental Liabilities and Costs incurred or reasonably expected to be incurred by the Loan Parties as the consequence of all such Releases shall not exceed $7,000,000 in the aggregate.

                                   ARTICLE IX

                                EVENTS OF DEFAULT

          SECTION 9.1    EVENTS OF DEFAULT

          Each of the following events shall be an Event of Default:

          (a) the Borrower shall fail to pay any principal of any Loan made hereunder or any obligation owing by the Borrower under SECTION 2.2(c) (after giving effect to any grace period set forth therein) or any Reimbursement Obligation when the same becomes due and payable; or

          (b) any Loan Party shall fail to pay any interest on any Loan, any fee under any of the Loan Documents or any other Secured Obligation (other than one referred to in CLAUSE (a) above) and such non-payment continues for a period of five Business Days after the due date therefor; or

          (c) any representation or warranty made or deemed made by any Loan Party in any Loan Document or by any Loan Party (or any of its officers) in connection with any Loan Document shall prove to have been incorrect in any material respect when made or deemed made; or

          (d) any Loan Party shall fail to perform or observe (i) any term, covenant or agreement contained in ARTICLE V (FINANCIAL COVENANTS), SECTION 6.2 (DEFAULT NOTICES), 7.1 (PRESERVATION OF CORPORATE EXISTENCE, ETC.), 7.6 (ACCESS), 7.9 (APPLICATION OF PROCEEDS), 7.11 (ADDITIONAL COLLATERAL AND GUARANTIES), 7.13 (REAL PROPERTY), 7.14 (INTEREST RATE CONTRACTS) or ARTICLE VIII (NEGATIVE COVENANTS), (ii) any term, covenant or agreement contained in
SECTION 6.1 (FINANCIAL STATEMENTS) if such failure shall remain unremedied for five days or (iii) any other term, covenant or agreement contained in this Agreement or in any other Loan Document if such

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failure under this CLAUSE (iii) shall remain unremedied for 30 days after the earlier of (A) the date on which a Responsible Officer of the Borrower becomes aware of such failure and (B) the date on which written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or

          (e) (i) the Parent, the Borrower or any of their respective Subsidiaries shall fail to make (after giving effect to any applicable grace period) any payment on any Indebtedness of the Parent, the Borrower or any such Subsidiary (other than the Obligations) or any Guaranty Obligation in respect of Indebtedness of any other Person, and, in each case, such failure relates to Indebtedness having a principal amount the Dollar Equivalent of which equals or exceeds $5,000,000, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness or (iii) any such Indebtedness shall become or be declared to be due and payable, or be required to be prepaid or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

          (f) (i) the Parent, the Borrower or any of their respective Subsidiaries shall generally not pay its debts as such debts become due, shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors, (ii) any proceeding shall be instituted by or against the Parent, Borrower or any of their respective Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts, under any Requirement of Law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee or other similar official for it or for any substantial part of its property; PROVIDED, HOWEVER, that, in the case of any such proceedings instituted against the Parent, the Borrower or any of their respective Subsidiaries (but not instituted by the Parent, the Borrower or any of their respective Subsidiaries) either such proceedings shall remain undismissed or unstayed for a period of 45 days or more or any action sought in such proceedings shall occur or (iii) the Parent, the Borrower or any of their respective Subsidiaries shall take any corporate action to authorize any action set forth in CLAUSES (i) and (ii) above; or

          (g) one or more judgments or orders (or other similar process) involving, in the case of money judgments, an aggregate amount whose Dollar Equivalent exceeds $5,000,000, to the extent not covered by insurance, shall be rendered against one or more of any Loan Party or any Subsidiary thereof and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (h) an ERISA Event shall occur and the Dollar Equivalent of the amount of all liabilities and deficiencies resulting therefrom, whether or not assessed, exceeds $5,000,000 in the aggregate; or

          (i) any provision of any Loan Document after delivery thereof shall for any reason (other than through a termination executed by the appropriate Collateral Agent or otherwise in accordance with its terms) fail or cease to be valid and binding on, or enforceable against, any Loan Party party thereto, or any Loan Party shall so state in writing; or

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          (j)  any Collateral Document shall for any reason fail or cease to create valid and enforceable Liens on any Collateral purported to be covered thereby or, except as permitted by the Loan Documents, such Liens shall fail or cease to constitute the Requisite Priority Liens, or any Loan Party shall so state in writing and, if such invalidity relates solely to Collateral the aggregate value of which has a Dollar Equivalent not exceeding $1,000,000 and such invalidity or unenforceability is such as to be amenable to cure without materially adversely affecting the Agents and the other Secured Parties under any Loan Document, such invalidity or unenforceability shall not be cured within 30 days; or

          (k)  there shall occur any Change of Control; or

          (l) one or more of the Parent, the Borrower and their respective Subsidiaries shall have entered into one or more consent or settlement decrees or agreements or similar arrangements with a Governmental Authority or one or more judgments, orders, decrees or similar actions shall have been entered against one or more of the Parent, the Borrower and their respective Subsidiaries based on or arising from the violation of or pursuant to any Environmental Law, or the generation, storage, transportation, treatment, disposal or Release of any Contaminant and, in connection with all the foregoing, the Parent, the Borrower or any of their respective Subsidiaries is likely to incur Environmental Liabilities and Costs whose Dollar Equivalent exceeds $7,000,000 in the aggregate that were not reflected in the Projections or the Financial Statements delivered pursuant to SECTION 4.4 (FINANCIAL STATEMENTS) prior to the date hereof.

          SECTION 9.2    REMEDIES

          During the continuance of any Event of Default, the Administrative Agent (a) at the request of the Requisite Lenders, shall, by notice to the Borrower declare that all or any portion of the Commitments be terminated, whereupon the obligation of each Lender to make any Loan and each Issuer to Issue any Letter of Credit shall immediately terminate and (b) at the request of the Requisite Lenders, shall, by notice to the Borrower, declare the Loans, all interest thereon and all other amounts and Obligations payable under this Agreement to be forthwith due and payable, whereupon the Loans, all such interest and all such amounts and Obligations shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; PROVIDED, HOWEVER, that upon the occurrence of the Events of Default specified in SECTION 9.1(f)(ii) (EVENTS OF DEFAULT), (x) the Commitments of each Lender to make Loans and the commitments of each Lender and Issuer to Issue or participate in Letters of Credit shall each automatically be terminated and (y) the Loans, all such interest and all such amounts and Obligations shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower. In addition to the remedies set forth above, the Collateral Agents may exercise any remedies provided for by the Collateral Documents in accordance with the terms thereof or any other remedies provided by applicable law.

          SECTION 9.3    ACTIONS IN RESPECT OF LETTERS OF CREDIT

          At any time (a) upon the Revolving Credit Termination Date, (b) after the Revolving Credit Termination Date when the aggregate funds on deposit in Cash Collateral Accounts shall be less than 102% of the Letter of Credit Obligations, (c) as may be required by SECTION 2.9(c) or (d) (MANDATORY PREPAYMENTS), the Borrower shall pay to the Administrative Agent in immediately available funds at the Administrative Agent's office referred to in SECTION 11.8 (NOTICES, ETC.), for deposit in a Cash Collateral Account, (x) in the case of CLAUSES (a) and

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(b) above, the amount required to that, after such payment, the aggregate funds on deposit in the Cash Collateral Accounts equals or exceeds 102% of the sum of all outstanding Letter of Credit Obligations and (y) in the case of CLAUSE (c) above, the amount required by SECTION 2.9(c) (MANDATORY PREPAYMENTS). The Administrative Agent may, from time to time after funds are deposited in any Cash Collateral Account, apply funds then held in such Cash Collateral Account to the payment of any amounts, in accordance with SECTION 2.13(g) (PAYMENTS AND COMPUTATIONS), as shall have become or shall become due and payable by the Borrower to the Issuers or Lenders in respect of the Letter of Credit Obligations. The Administrative Agent shall promptly give written notice of any such application; PROVIDED, HOWEVER, that the failure to give such written notice shall not invalidate any such application.

          SECTION 9.4    RESCISSION

          If at any time after termination of the Commitments or acceleration of the maturity of the Loans, the Borrower shall pay all arrears of interest and all payments on account of principal of the Loans and Reimbursement Obligations that shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified herein) and all Events of Default and Defaults (other than non-payment of principal of and accrued interest on the Loans due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to SECTION 11.1 (AMENDMENTS, WAIVERS, ETC.), then upon the written consent of the Requisite Lenders and written notice to the Borrower, the termination of the Commitments or the acceleration and their consequences may be rescinded and annulled; PROVIDED, HOWEVER, that such action shall not affect any subsequent Event of Default or Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders and the Issuers to a decision that may be made at the election of the Requisite Lenders, and such provisions are not intended to benefit the Borrower and do not give the Borrower the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

                                    ARTICLE X

                                   THE AGENTS

          SECTION 10.1   AUTHORIZATION AND ACTION

          (a) Each Lender and each Issuer hereby appoints hereunder (i) Citicorp as the Administrative Agent and the Tranche C Agent, (ii) BofA as the Syndication Agent and (iii) Merrill as the Documentation Agent, and each Lender and each Issuer authorizes each such Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to such Agent under such agreements and to exercise such powers as are reasonably incidental thereto. Without limiting the foregoing, each Lender and each Issuer hereby authorizes each Collateral Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which such Collateral Agent is a party, to exercise all rights, powers and remedies that such Agent may have under such Loan Documents and, in the case of the Collateral Documents, to act as agent under such Collateral Documents for (x) in the case of the Administrative Agent, the First-Priority Secured Parties and (y) in the case of the Tranche C Agent, the Tranche C Secured Parties.

          (b) As to any matters not expressly provided for by this Agreement and the other Loan Documents (including enforcement or collection), (i) the Administrative Agent shall

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not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders, and such instructions shall be binding upon all Lenders and each Issuer and (ii) subject to the Intercreditor Agreement, the Tranche C Agent shall not be required to exercise any discretion or take any action, but shall be required to act or refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Tranche C Lenders, and such instructions shall be binding upon the Tranche C Lenders; PROVIDED, HOWEVER, that neither Collateral Agent shall be required to take any action that (x) such Collateral Agent in good faith believes exposes it to personal liability unless such Agent receives an indemnification satisfactory to it from the Lenders and the Issuers with respect to such action or (y) is contrary to any Loan Document or applicable law. Each Collateral Agent agrees to give to each other Agent and each Lender and each Issuer prompt notice of each notice given to it by any Loan Party pursuant to the terms of this Agreement or the other Loan Documents.

          (c) In performing their respective functions and duties hereunder and under the other Loan Documents, (i) the Administrative Agent is acting solely on behalf of the Lenders and the Issuers except to the limited extent provided in
SECTION 2.7(b) and (ii) the Tranche C Agent is acting solely on behalf of the Tranche C Lenders and each of their respective duties are entirely administrative in nature. Neither Collateral Agent assumes or shall be deemed to have assumed any obligation other than as expressly set forth herein and in the other Loan Documents or any other relationship as the agent, fiduciary or trustee of or for any Lender, Issuer or holder of any other Secured Obligation. Each Collateral Agent may perform any of its duties under any of the Loan Documents by or through its agents or employees.

          (d) Notwithstanding anything else to the contrary in this Agreement, none of the Arrangers, the Syndication Agent or the Documentation Agent shall have any obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document, shall have any rights separate from its rights as a Lender, except for consent rights expressly provided hereunder, or shall incur any liability hereunder or thereunder in such capacity.

          SECTION 10.2   AGENTS' RELIANCE, ETC.

          No Agent, no Affiliate of any Agent and none of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it, him, her or them under or in connection with this Agreement or the other Loan Documents, except for its, his, her or their own gross negligence or willful misconduct. Without limiting the foregoing, the Agents (a) may treat the payee of any Note as its holder until such Note has been assigned in accordance with SECTION 11.2 (ASSIGNMENTS AND PARTICIPATIONS),
(b) may rely on the Register to the extent set forth in SECTION 2.7 (EVIDENCE OF
DEBT), (c) may consult with legal counsel (including counsel to the Parent, the Borrower or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (d) makes no warranty or representation to any Lender or Issuer and shall not be responsible to any Lender or Issuer for any statements, warranties or representations made by or on behalf of the Parent, the Borrower or any of their respective Subsidiaries in or in connection with this Agreement or any other Loan Document, (e) shall not have any duty to ascertain or to inquire either as to the performance or observance of any term, covenant or condition of this Agreement or any other Loan Document, as to the financial condition of any Loan Party or as to the existence or possible existence of any Default or Event of Default, (f) shall not be responsible

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to any Lender or Issuer for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or thereto and (g) shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which writing may be a telecopy or electronic mail) or any telephone message believed by it to be genuine and signed or sent by the proper party or parties.

          SECTION 10.3   POSTING OF APPROVED ELECTRONIC COMMUNICATIONS

          (a) Each of the Lenders, the Issuers, the Agents, the Parent and the Borrower agree, and the Parent shall cause each Subsidiary Guarantor to agree, that each Agent may, but shall not be obligated to, make the Approved Electronic Communications available to the Lenders and Issuers by posting such Approved Electronic Communications on IntraLinks(TM) or a substantially similar electronic platform chosen by the Administrative Agent to be its electronic transmission system (the "APPROVED ELECTRONIC PLATFORM").

          (b) Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Closing Date, a dual firewall and a User ID/Password Authorization System) and the Approved Electronic Platform is secured through a single-user-per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, the Issuers, the Parent and the Borrower acknowledges and agrees, and the Parent shall cause each Subsidiary Guarantor to acknowledge and agree, that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution. In consideration for the convenience and other benefits afforded by such distribution and for the other consideration provided hereunder, the receipt and sufficiency of which is hereby acknowledged, each of the Lenders, the Issuers, the Parent and the Borrower hereby approves, and the Parent shall cause each Subsidiary Guarantor to approve, distribution of the Approved Electronic Communications through the Approved Electronic Platform and understands and assumes, and the Parent shall cause each Subsidiary Guarantor to understand and assume, the risks of such distribution.

          (c) The Approved Electronic Communications and the Approved Electronic Platform are provided "AS IS" and "AS AVAILABLE". None of the Agents or any of their respective Affiliates or any of their respective officers, directors, employees, agents, advisors or representatives (the "AGENT AFFILIATES") warrant the accuracy, adequacy or completeness of the Approved Electronic Communications and the Approved Electronic Platform and each expressly disclaims liability for errors or omissions in the Approved Electronic Communications and the Approved Electronic Platform. No Warranty of any kind, express, implied or statutory (including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects) is made by the agent affiliates in connection with the approved electronic communications or the approved electronic platform.

          (d) Each of the Lenders, the Issuers, the Parent and the Borrower agree, and the Parent shall cause each Subsidiary Guarantor to agree, that each Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Approved Electronic

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Communications on the Approved Electronic Platform in accordance with such
Agent's generally-applicable document retention procedures and policies.

          SECTION 10.4   EACH AGENT INDIVIDUALLY

          With respect to its Ratable Portion, each of Citicorp, BofA and Merrill shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "LENDERS", "REVOLVING CREDIT LENDERS", "TERM LOAN LENDERS", "TRANCHE B LENDERS", "TRANCHE C LENDERS", "REQUISITE LENDERS" and any similar term shall, unless the context clearly otherwise indicates, include, without limitation, each Agent in its individual capacity as a Lender, a Revolving Credit Lender, Term Loan Lender, Tranche B Lender, Tranche C Lender or as one of the Requisite Lenders. Each Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with, any Loan Party as if such Agent were not acting as Agent hereunder.

          SECTION 10.5   LENDER CREDIT DECISION

          Each Lender and each Issuer acknowledges that it shall, independently and without reliance upon any Agent or any other Lender conduct its own independent investigation of the financial condition and affairs of the Borrower and each other Loan Party in connection with the making and continuance of the Loans and with the issuance of the Letters of Credit. Each Lender and each Issuer also acknowledges that it shall, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and other Loan Documents.

          SECTION 10.6   INDEMNIFICATION

          Each Lender agrees to indemnify each Agent and each of its Affiliates, and each of their respective directors, officers, employees, agents and advisors (to the extent not reimbursed by the Borrower or any other Loan Party), from and against such Lender's aggregate Ratable Portion of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements (including fees, expenses and disbursements of financial and legal advisors) of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against, such Agent or any of its Affiliates, directors, officers, employees, agents and advisors in any way relating to or arising out of this Agreement or the other Loan Documents or any action taken or omitted by such Agent under this Agreement or the other Loan Documents; PROVIDED, HOWEVER, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's or such Affiliate's gross negligence, bad faith or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse such Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including fees, expenses and disbursements of financial and legal advisors) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of its rights or responsibilities under, this Agreement or the other Loan Documents, to the extent that such Agent is not reimbursed for such expenses by the Borrower or any other Loan Party.

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          SECTION 10.7   SUCCESSOR ADMINISTRATIVE AGENT AND TRANCHE C AGENT

          Each of the Administrative Agent and the Tranche C Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation by the Administrative Agent, the Requisite Lenders shall have the right to appoint a successor Administrative Agent. Upon any such resignation by the Tranche C Agent, the Requisite Tranche C Lenders shall have the right to appoint a successor Tranche C Agent. If no successor Agent shall have been so appointed, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Administrative Agent (or, as the case may be Tranche C Agent), selected from among the Lenders. In either case, such appointment shall be subject to the prior written approval of the Borrower (which approval may not be unreasonably withheld and shall not be required upon the occurrence and during the continuance of an Event of Default). Upon the acceptance of any appointment as Administrative Agent or Tranche C Agent by a successor Agent, such successor Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Agent's resignation hereunder as Administrative Agent or Tranche C Agent, the retiring Agent shall take such action as may be reasonably necessary to assign to the successor Agent its rights as Administrative Agent (or, as the case may be Tranche C Agent) under the Loan Documents. After such resignation, the retiring Agent shall continue to have the benefit of this ARTICLE X as to any actions taken or omitted to be taken by it while it was Administrative Agent (or, as the case may be Tranche C Agent) under this Agreement and the other Loan Documents.

          SECTION 10.8   CONCERNING THE COLLATERAL AND THE COLLATERAL DOCUMENTS

          (a) Each Lender and each Issuer agrees that any action taken by the Collateral Agents or the Requisite Lenders (or, where required by the express terms of this Agreement, a greater proportion of the Lenders) in accordance with the provisions of this Agreement or of the other Loan Documents, and the exercise by the Collateral Agents or the Requisite Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders, Issuers and other Secured Parties. Without limiting the generality of the foregoing, (i) the Administrative Agent shall have the sole and exclusive right and authority to act as the disbursing and collecting agent for the Lenders and the Issuers with respect to all payments and collections arising in connection herewith and with the Collateral Documents, (ii) the Collateral Agents shall jointly have the sole authority to (A) execute and deliver each Collateral Document and accept delivery of each such agreement delivered by the Parent or any of its Subsidiaries, (B) act as collateral agent for the Lenders, the Issuers and the other Secured Parties for purposes of the perfection of all security interests and Liens created by such agreements and all other purposes stated therein, PROVIDED, HOWEVER, that each Collateral Agent hereby appoints, authorizes and directs each Lender and Issuer to act as collateral sub-agent for the Collateral Agents, the Lenders and the Issuers for purposes of the perfection of all security interests and Liens with respect to the Collateral, including any Deposit Accounts maintained by a Loan Party with, and cash and Cash Equivalents held by, such Lender or such Issuer, (C) manage, supervise and otherwise deal with the Collateral, (D) take such action as is necessary or desirable to maintain the perfection and priority of the security interests and Liens created or purported to be created by the Collateral Documents and (E) except as may be

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otherwise specifically restricted by the terms hereof or of any other Loan
Document, exercise all remedies given to the Collateral Agents, the Lenders, the Issuers and the other Secured Parties with respect to the Collateral under the Loan Documents relating thereto, applicable law or otherwise.

          (b) Each of the Lenders and the Issuers hereby directs each Collateral Agent to execute the Intercreditor Agreement and to execute and deliver or file such termination and partial release statements and do such other things as are necessary to release Liens to be released or subordinated in accordance with, and subject to the terms and conditions of, the Intercreditor Agreement.

          SECTION 10.9   COLLATERAL MATTERS RELATING TO RELATED OBLIGATIONS

          The benefit of the Loan Documents and of the provisions of this Agreement relating to the Collateral shall extend to and be available in respect of any Secured Obligation arising under any Hedging Contract or Cash Management Obligation or that is otherwise owed to Persons other than the Agents, the Lenders and the Issuers (collectively, "RELATED OBLIGATIONS") solely on the condition and understanding, as among the Collateral Agents and all Secured Parties, that (a) the Related Obligations shall be entitled to the benefit of the Loan Documents and the Collateral to the extent expressly set forth in this Agreement and the other Loan Documents and to such extent the Collateral Agents shall hold, and have the right and power to act with respect to, the Guaranty and the Collateral on behalf of and as agent for the holders of the Related Obligations, but the Collateral Agents are otherwise acting solely as agent for the Lenders and the Issuers and shall have no fiduciary duty, duty of loyalty, duty of care, duty of disclosure or other obligation whatsoever to any holder of Related Obligations, (b) all matters, acts and omissions relating in any manner to the Guaranty, the Collateral, or the omission, creation, perfection, priority, abandonment or release of any Lien, shall be governed solely by the provisions of this Agreement and the other Loan Documents and no separate Lien, right, power or remedy shall arise or exist in favor of any Secured Party under any separate instrument or agreement or in respect of any Related Obligation,
(c) each Secured Party shall be bound by all actions taken or omitted, in accordance with the provisions of this Agreement and the other Loan Documents, by the Collateral Agents and the Requisite Lenders, each of whom shall be entitled to act at its sole discretion and exclusively in its own interest given its own Commitments and its own interest in the Loans, Letter of Credit Obligations and other Obligations to it arising under this Agreement or the other Loan Documents, without any duty or liability to any other Secured Party or as to any Related Obligation and without regard to whether any Related Obligation remains outstanding or is deprived of the benefit of the Collateral or becomes unsecured or is otherwise affected or put in jeopardy thereby, (d) no holder of Related Obligations and no other Secured Party (except the Agents, the Lenders and the Issuers, to the extent set forth in this Agreement) shall have any right to be notified of, or to direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under this Agreement or the Loan Documents and (e) no holder of any Related Obligation shall exercise any right of setoff, banker's lien or similar right except to the extent provided in SECTION 11.6 (RIGHT OF SET-OFF) and then only to the extent such right is exercised in compliance with SECTION 11.7 (SHARING OF PAYMENTS, ETC.).

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                                   ARTICLE XI

                                  MISCELLANEOUS

          SECTION 11.1   AMENDMENTS, WAIVERS, ETC.

          (a) No amendment or waiver of any provision of this Agreement or any other Loan Document nor consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be in writing and (x) in the case of any such waiver or consent, signed by the Requisite Lenders (or by the Administrative Agent with the consent of the Requisite Lenders), (y) in the case of any amendment necessary to implement the terms of a Facilities Increase in accordance with the terms hereof, by the Borrower and the Administrative Agent, and (z) in the case of any other amendment, by the Requisite Lenders (or by the Administrative Agent with the consent of the Requisite Lenders) and the Borrower, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no amendment, waiver or consent shall, unless in writing and signed by each Lender directly affected thereby, in addition to the Requisite Lenders (or the Administrative Agent with the consent thereof), do any of the following:

               (i) waive any condition specified in SECTION 3.1 (CONDITIONS PRECEDENT TO INITIAL LOANS AND LETTERS OF CREDIT), except with respect to a condition based upon another provision hereof, the waiver of which requires only the concurrence of the Requisite Lenders and, in the case of the conditions specified in SECTION 3.1 (CONDITIONS PRECEDENT TO INITIAL LOANS AND LETTERS OF CREDIT), subject to the provisions of SECTION 3.4 (DETERMINATIONS OF INITIAL BORROWING CONDITIONS);

               (ii) increase the Commitment of such Lender or subject such Lender to any additional obligation;

               (iii) extend the scheduled final maturity of any Loan owing to such Lender, or waive or postpone any scheduled date fixed for the payment or reduction of principal or interest (other than with respect to the increase in such rate of interest triggered by any Default or Event of Default) of any such Loan or any fee owing to such Lender (it being understood that SECTION 2.9 (MANDATORY PREPAYMENTS) does not provide for scheduled dates fixed for payment) or for the reduction of such Lender's Commitment);

               (iv) reduce, or release the Borrower from its obligations to repay, the principal amount of any Loan or Reimbursement Obligation owing to such Lender (other than by the payment or prepayment thereof);

               (v) reduce the rate of interest on any Loan or Reimbursement Obligation outstanding and owing to such Lender or any fee payable hereunder to such Lender;

               (vi) postpone any scheduled date fixed for payment of interest or fees owing to such Lender or waive any such payment;

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               (vii)  change the aggregate Ratable Portions of Lenders required for any or all Lenders to take any action hereunder or change the definition of "Requisite Lenders" or "Ratable Portion", in each case other than as part of a Facilities Increase;

               (viii) release all or substantially all of the Collateral except as provided in SECTION 5.1 (RELEASES; ENFORCEMENT BY ADMINISTRATIVE AGENT) of the Intercreditor Agreement or release the Borrower from its payment obligation to such Lender under this Agreement or the Notes owing to such Lender (if any) or release any Guarantor from its obligations under the Guaranty except in connection with the sale or other disposition of a Subsidiary Guarantor (or all or substantially all of the assets thereof) or the dissolution or liquidation of a Subsidiary Guarantor permitted by this Agreement (or permitted pursuant to a waiver or consent of a transaction otherwise prohibited by this Agreement); or

               (ix) amend SECTION 5.1 (RELEASES; ENFORCEMENT BY ADMINISTRATIVE AGENT) of the Intercreditor Agreement, SECTION 11.7 (SHARING OF PAYMENTS, ETC.) hereof or this SECTION 11.1;

and PROVIDED, FURTHER, that:

               (s) (i) any change to the definition of the term "Requisite Tranche B Lenders" shall require the consent of the Requisite Tranche B Lenders and (ii) any change to the definition of "Requisite Revolving Credit Lenders" shall require the consent of the Requisite Revolving Credit Lenders, in each case other than as part of a Facilities Increase;

               (t) (i) any modification of the application of payments to the Tranche B Loans pursuant to SECTION 2.9 (MANDATORY PREPAYMENTS) shall require the consent of the Requisite Tranche B Lenders, (ii) any modification of the application of payments to the Revolving Loans pursuant to SECTION 2.9 (MANDATORY PREPAYMENTS) or the reduction of the Revolving Credit Commitments pursuant to SECTION 2.5(b) (TERMINATION OF THE COMMITMENTS) shall require the consent of the Requisite Revolving Credit Lenders and (iii) any modification of the application of payments to the Tranche C Loans pursuant to SECTION 2.9 (MANDATORY PREPAYMENTS) shall require the consent of the Requisite Tranche C Lenders;

               (u) no amendment, waiver or consent shall, unless in writing and signed by the Requisite Asset Sale Lenders in lieu of the consent of the Requisite Lenders, (i) permit, to the extent not otherwise permitted without such amendment, waiver or consent, any Asset Sale of all or substantially all of the assets of the Parent and its Subsidiaries, taken as a whole, at any time after an Event of Default shall be continuing (but prior to (x) the exercise of remedies by the Administrative Agent pursuant to the Loan Documents, (y) the occurrence of any of the Events of Default specified in SECTION 9.1(f)(ii) (EVENTS OF DEFAULT) and (z) the occurrence of any "Insolvency or Liquidation Proceeding" as defined in the Intercreditor Agreement) or (ii) waive or reduce by an aggregate amount exceeding $25,000,000 any requirement to prepay any Secured Obligation upon the receipt of the Net Cash Proceeds of Asset Sales;

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               (v)    no amendment, waiver or consent shall, unless in writing
     and signed by the Requisite Tranche C Lenders in addition to any other consent that may be required hereunder, do any of the following:

                      (i) other than as part of a Facilities Increase, increase the sum of the principal amount of the Tranche B Loans outstanding and the aggregate Revolving Credit Commitments outstanding (other than to permit the receipt, accretion or amortization of original issue discount or the receipt or accretion of interest paid in kind);

                      (ii) waive any Tranche C Default or amend SECTION 5.1(b) (MAXIMUM LEVERAGE RATIO), SECTION 5.2(b) (MINIMUM INTEREST COVERAGE RATIO) or SECTION 5.3(b) (MINIMUM FIXED CHARGE COVERAGE RATIO);

                      (iii) subordinate any Lien on the Collateral to the Lien
               of any other creditor of the Borrower or any other Loan Party except as contemplated in SECTION 5.1 (RELEASES; ENFORCEMENT BY ADMINISTRATIVE AGENT) of the Intercreditor Agreement;

                      (iv) amend the Intercreditor Agreement, except for amendments contemplated therein to be made without the consent of the Requisite Tranche C Lenders; or

                      (iv)  change the definition of "Requisite Tranche C
               Lenders";

               (w) no amendment, waiver or consent shall, unless in writing and signed by any Special Purpose Vehicle that has been granted an option pursuant to SECTION 11.2(e) (ASSIGNMENTS AND PARTICIPATIONS), affect the grant or nature of such option or the right or duties of such Special Purpose Vehicle hereunder;

               (x) no amendment, waiver or consent shall affect the rights or duties of any Agent or Issuer under this Agreement or the other Loan Documents unless in writing and signed by such Agent or Issuer in addition to the Lenders required above to take such action;

               (y) no amendment, waiver or consent shall, unless in writing and signed by the Swing Loan Lender in addition to the Lenders required above to take such action, affect the rights or duties of the Swing Loan Lender under this Agreement or the other Loan Documents; and

               (z) notwithstanding any of the foregoing, the Administrative Agent may, solely with the consent of the Borrower, amend, modify or supplement this Agreement to cure any typographical error, defect or inconsistency, as long as such amendment, modification or supplement does not adversely affect the rights of any Lender or any Issuer in any material respect.

          (b) The Administrative Agent may, but shall have no obligation to, with the written concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Borrower in any

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case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

          (c) If, in connection with any proposed amendment, modification, waiver or termination requiring the consent of any Revolving Credit Lender or Term Loan Lender of any Tranche in addition to the consent of the Requisite Lenders, the consent of the Requisite Lenders is obtained but the consent of such Revolving Credit Lender or Term Loan Lender whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this SECTION 11.1 being referred to as a "NON-CONSENTING LENDER"), then, as long as the Lender acting as the Administrative Agent is not a Non-Consenting Lender, at the Borrower's request, an Eligible Assignee acceptable to the Administrative Agent shall have the right with the Administrative Agent's consent and in the Administrative Agent's sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lender, and such Non-Consenting Lender agrees that it shall, upon the Administrative Agent's request, sell and assign to the Lender acting as the Administrative Agent or such Eligible Assignee, all of the Revolving Credit Commitments and Revolving Credit Outstandings of such Non-Consenting Lender if such Non-Consenting Lender is a Revolving Credit Lender and all of the Term Loans of such Non-Consenting Lender of such Tranche if such Non-Consenting Lender is a Term Loan Lender of any Tranche, in each case for an amount equal to the principal balance of all such Revolving Loans or Term Loans, as applicable, held by the Non-Consenting Lender and all accrued and unpaid interest and fees with respect thereto through the date of sale; PROVIDED, HOWEVER, that such purchase and sale shall be recorded in the Register maintained by the Administrative Agent and not be effective until (x) the Administrative Agent shall have received from such Eligible Assignee an agreement in form and substance satisfactory to the Administrative Agent and the Borrower whereby such Eligible Assignee shall agree to be bound by the terms hereof and (y) such Non-Consenting Lender shall have received payments of all Revolving Loans or Term Loans of any Tranche, as applicable, held by it and all accrued and unpaid interest and fees with respect thereto through the date of the sale. Each Lender agrees that, if it becomes a Non-Consenting Lender, it shall execute and deliver to the Administrative Agent an Assignment an Acceptance to evidence such sale and purchase and shall deliver to the Administrative Agent any Note (if the assigning Lender's Loans are evidenced by Notes) subject to such Assignment and Acceptance; PROVIDED, HOWEVER, that the failure of any Non-Consenting Lender to execute an Assignment and Acceptance shall not render such sale and purchase (and the corresponding assignment) invalid and such assignment shall be recorded in the Register.

          SECTION 11.2   ASSIGNMENTS AND PARTICIPATIONS

          (a) Each Lender may sell, transfer, negotiate or assign to one or more Eligible Assignees all or a portion of its rights and obligations hereunder (including all of its rights and obligations with respect to the Term Loans of any Tranche, the Revolving Loans, the Swing Loans and the Letters of Credit); PROVIDED, HOWEVER, that:

               (i) (A) if any such assignment shall be of the assigning Lender's Revolving Credit Outstandings and Revolving Credit Commitments, such assignment shall cover the same percentage of such Lender's Revolving Credit Outstandings and Revolving Credit Commitment and (B) if any such assignment shall be of the assigning Lender's Term Loans of any Tranche and Term Loan Commitments of any Tranche, such assignment shall cover the same percentage of such Lender's Term Loans of such Tranche and Term Loan Commitments of such Tranche;

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                                                                CREDIT AGREEMENT
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               (ii)   each such assignment shall be, as determined as of the
     date of the Assignment and Acceptance with respect to such assignment, (A) an assignment of the Assignor's entire interest in any Facility, (B) an assignment to a Lender or an Affiliate or Approved Fund of such Lender or
     (C)(1) an assignment of Term Loans of any Tranche and Term Loan Commitments of such Tranche in an amount equal to an integral multiple of $1,000,000,
     (2) any assignment of any Revolving Credit Outstandings and Revolving
     Credit Commitments in an amount equal to $5,000,000 or an integral multiple of $1,000,000 in excess thereof or (3) an assignment of any other amount made with the consent of the Borrower and the Administrative Agent; and

               (iii) if such Eligible Assignee is not, prior to the date of such assignment, a Lender or an Affiliate or Approved Fund of a Lender, such assignment shall be subject to the prior consent of the Administrative Agent and the Borrower (which consents shall not be unreasonably withheld or delayed);

and PROVIDED, FURTHER, that, notwithstanding any other provision of this SECTION 11.2, (x) the consent of the Borrower shall not be required for any assignment occurring when any Event of Default shall have occurred and be continuing and
(y) neither the consent of the Borrower nor the consent of the Administrative Agent shall be required for any assignment by any Affiliate or Approved Fund of the Administrative Agent, the Syndication Agent or the Documentation Agent of the Commitments held on the Closing Date by any such Affiliate or Approved Fund if such assignment is made within the first 60 days as part of the syndication of the Term Loan Facilities. Any such assignment need not be ratable as among the Tranches of the Term Loan Facilities or as among the Term Loan Facilities and the Revolving Credit Facility.

          (b) The parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note (if the assigning Lender's Loans are evidenced by a Note) subject to such assignment. Upon the execution, delivery, acceptance and recording in the Register of any Assignment and Acceptance and, other than in respect of assignments made pursuant to SECTION
2.17 (SUBSTITUTION OF LENDERS) and SECTION 11.1(c) (AMENDMENTS, WAIVERS, ETC.) or described in CLAUSE (y) of the last proviso of CLAUSE (a) above, the receipt by the Administrative Agent from the assignee of an assignment fee in the amount of $3,500 from and after the effective date specified in such Assignment and Acceptance and the receipt, to the extent required, of the consent from the Borrower and the Administrative Agent, (i) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender, and if such Lender were an Issuer, of such Issuer hereunder and thereunder, (ii) the Notes (if any) corresponding to the Loans assigned thereby shall be transferred to such assignee by notation in the Register and (iii) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except for those surviving the payment in full of the Obligations) and be released from its obligations under the Loan Documents, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto).

          (c) The Administrative Agent shall maintain at its address referred to in SECTION 11.8 (NOTICES, ETC.) a copy of each Assignment and Acceptance delivered to and accepted

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                                                                CREDIT AGREEMENT
                                                           PRESTIGE BRANDS, INC.

by it and shall record in the Register the names and addresses of the Lenders and Issuers and the principal amount of the Loans and Reimbursement Obligations owing to each Lender from time to time and the Commitments of each Lender. Any assignment pursuant to this SECTION 11.2 shall not be effective until such assignment is recorded in the Register.

          (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, the Administrative Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record or cause to be recorded the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within 5 Business Days after its receipt of such notice, the Borrower, at its own expense, shall, if requested by such assignee, execute and deliver to the Administrative Agent new Notes to the order of such assignee in an amount equal to the Commitments and Loans assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has surrendered any Note for exchange in connection with the assignment and has retained Commitments or Loans hereunder, new Notes to the order of the assigning Lender in an amount equal to the Commitments and Loans retained by it hereunder. Such new Notes shall be dated the same date as the surrendered Notes and be in substantially the form of EXHIBIT B-1 (FORM OF REVOLVING CREDIT NOTE) or EXHIBIT B-2 (FORM OF TERM NOTE), as applicable.

          (e)  In addition to the other assignment rights provided in this
SECTION 11.2, each Lender may do each of the following:

               (i) grant to a Special Purpose Vehicle the option to make all or any part of any Loan that such Lender would otherwise be required to make hereunder and the exercise of such option by any such Special Purpose Vehicle and the making of Loans pursuant thereto shall satisfy (once and to the extent that such Loans are made) the obligation of such Lender to make such Loans thereunder, PROVIDED, HOWEVER, that (x) nothing herein shall constitute a commitment or an offer to commit by such a Special Purpose Vehicle to make Loans hereunder and no such Special Purpose Vehicle shall be liable for any indemnity or other Obligation (other than the making of Loans for which such Special Purpose Vehicle shall have exercised an option, and then only in accordance with the relevant option agreement) and
     (y) such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain responsible to the other parties for the performance of its obligations under the terms of this Agreement, shall retain all voting rights and shall remain the holder of the Obligations for all purposes hereunder; and

               (ii) assign, as collateral or otherwise, any of its rights under this Agreement, whether now owned or hereafter acquired (including rights to payments of principal or interest on the Loans), to (A) without notice to or consent of the Administrative Agent or the Borrower, any Federal Reserve Bank (pursuant to Regulation A of the Federal Reserve Board) and (B) without consent of the Administrative Agent or the Borrower,
     (1) any holder of, or trustee for the benefit of, the holders of such Lender's Securities and (2) any Special Purpose Vehicle to which such Lender has granted an option pursuant to CLAUSE (i) above;

PROVIDED, HOWEVER, that no such assignment or grant shall release such Lender from any of its obligations hereunder except as expressly provided in CLAUSE (i) above and except, in the case of a subsequent foreclosure pursuant to an assignment as collateral, if such foreclosure is made in compliance with the other provisions of this SECTION 11.2 other than this CLAUSE (e) or CLAUSE (f)

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                                                                CREDIT AGREEMENT
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below. Each party hereto acknowledges and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any such Special Purpose Vehicle, such party shall not institute against, or join any other Person in instituting against, any Special Purpose Vehicle that has been granted an option pursuant to this CLAUSE
(e) any bankruptcy, reorganization, insolvency or liquidation proceeding (such agreement shall survive the payment in full of the Obligations). The terms of the designation of, or assignment to, such Special Purpose Vehicle shall not restrict such Lender's ability to, or grant such Special Purpose Vehicle the right to, consent to any amendment or waiver to this Agreement or any other Loan Document or to the departure by the Borrower or the Parent from any provision of this Agreement or any other Loan Document without the consent of such Special Purpose Vehicle except, as long as the Agents, Issuers, Lenders and other
Secured Parties shall continue to, and shall be entitled to continue to, deal solely and directly with such Lender in connection with such Lender's obligations under this Agreement, to the extent any such consent would reduce the principal amount of, or the rate of interest on, any Obligations, amend this CLAUSE (e) or postpone any scheduled date of payment of such principal or interest. Each Special Purpose Vehicle shall be entitled to the benefits of
SECTION 2.15 (CAPITAL ADEQUACY) and 2.16 (TAXES) and of 2.14(d) (ILLEGALITY) as if it were such Lender; PROVIDED, HOWEVER, that anything herein to the contrary notwithstanding, the Borrower shall not, at any time, be obligated to make under
SECTION 2.15 (CAPITAL ADEQUACY), 2.16 (TAXES) or 2.14(d) (ILLEGALITY) to any such Special Purpose Vehicle or any such Lender any payment in excess of the amount the Borrower would have been obligated to pay to such Lender in respect of such interest if such Special Purpose Vehicle had not been assigned the rights of such Lender hereunder; and PROVIDED, FURTHER, that such Special
Purpose Vehicle shall have no direct right to enforce any of the terms of this Agreement against the Borrower, the Parent, the Agents, the Issuers, the other Lenders or the other Secured Parties.

          (f) Each Lender may sell participations to one or more Persons in or to all or a portion of its rights and obligations under the Loan Documents (including all its rights and obligations with respect to the Term Loans of any Tranche, Revolving Loans and Letters of Credit). The terms of such participation shall not, in any event, require the participant's consent to any amendments, waivers or other modifications of any provision of any Loan Documents, the consent to any departure by any Loan Party therefrom, or to the exercising or refraining from exercising any powers or rights such Lender may have under or in respect of the Loan Documents (including the right to enforce the obligations of the Loan Parties), except if any such amendment, waiver or other modification or consent would (i) reduce the amount, or postpone any date fixed for, any amount (whether of principal, interest or fees) payable to such participant under the Loan Documents, to which such participant would otherwise be entitled under such participation or (ii) result in the release of all or substantially all of the Collateral other than in accordance with SECTION 5.1 (RELEASES; ENFORCEMENT BY ADMINISTRATIVE AGENT) of the Intercreditor Agreement. In the event of the sale of any participation by any Lender, (w) such Lender's obligations under the Loan Documents shall remain unchanged, (x) such Lender shall remain solely responsible to the other parties for the performance of such obligations, (y) such Lender shall remain the holder of such Obligations for all purposes of this Agreement and (z) the Borrower, the Parent, the Agents, the Issuers, the other Lenders and the other Secured Parties shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Each participant shall be entitled to the benefits of SECTIONS
2.15 (CAPITAL ADEQUACY) and 2.16 (TAXES) and of SECTION 2.14(d) (ILLEGALITY) as if it were a Lender; PROVIDED, HOWEVER, that anything herein to the contrary notwithstanding, the Borrower shall not, at any time, be obligated to make under
SECTION 2.15 (CAPITAL ADEQUACY), 2.16 (TAXES) or 2.14(d) (ILLEGALITY) to the participants in the rights and obligations of any Lender (together with such Lender) any payment

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in excess of the amount the Borrower would have been obligated to pay to such
Lender in respect of such interest had such participation not been sold and PROVIDED, FURTHER, that such participant in the rights and obligations of such Lender shall have no direct right to enforce any of the terms of this Agreement against the Borrower, the Parent, the Agents, the Issuers, the other Lenders or the other Secured Parties.

          (g) Any Issuer may at any time assign its rights and obligations hereunder to any other Lender by an instrument in form and substance satisfactory to the Borrower, the Administrative Agent, such Issuer and such Lender, subject to the provisions of SECTION 2.7(b) (EVIDENCE OF DEBT) relating to notations of transfer in the Register. If any Issuer ceases to be a Lender hereunder by virtue of any assignment made pursuant to this SECTION 11.2, then, as of the effective date of such cessation, such Issuer's obligations to Issue Letters of Credit pursuant to SECTION 2.4 (LETTERS OF CREDIT) shall terminate and such Issuer shall be an Issuer hereunder only with respect to outstanding Letters of Credit issued prior to such date.

          SECTION 11.3   COSTS AND EXPENSES

          (a) The Borrower agrees upon demand (but within 10 days after delivery of notice for any such amounts arising after the Closing Date) to pay, or reimburse the Administrative Agent, the Tranche C Agent and the Syndication Agent for, all of such Agent's reasonable audit, legal, appraisal, valuation, filing, document duplication and reproduction and investigation expenses and for all other reasonable out-of-pocket costs and expenses of every type and nature (including the reasonable fees, expenses and disbursements of the Administrative Agent's counsel, Weil, Gotshal & Manges LLP, local legal counsel, auditors, accountants, appraisers, printers, insurance and environmental advisors, and other consultants and agents) incurred by such Agent in connection with any of the following: (i) in the case of the Collateral Agents, the Collateral Agents' audit and investigation of the Parent and its Subsidiaries in connection with the preparation, negotiation or execution of any Loan Document or the Collateral Agent's periodic audits of the Parent or any of its Subsidiaries, as the case may be, (ii) the preparation, negotiation, execution or interpretation of this Agreement (including, without limitation, the satisfaction or attempted satisfaction of any condition set forth in ARTICLE III (CONDITIONS TO LOANS AND LETTERS OF CREDIT)), any Loan Document or any proposal letter or commitment letter issued in connection therewith, or the making of the Loans hereunder,
(iii) the creation, perfection or protection of the Liens under any Loan Document (including any reasonable fees, disbursements and expenses for local counsel in various jurisdictions), (iv) the ongoing administration of this Agreement and the Loans, including consultation with attorneys in connection therewith and with respect to such Agent's rights and responsibilities hereunder and under the other Loan Documents, (v) the protection, collection or enforcement of any Obligation or the enforcement of any Loan Document, (vi) the commencement, defense or intervention in any court proceeding relating in any way to the Obligations, any Loan Party, any of the Parent's Subsidiaries, the Transactions, the Related Documents, this Agreement or any other Loan Document,
(vii) the response to, and preparation for, any subpoena or request for document production with which such Agent is served or deposition or other proceeding in which such Agent is called to testify, in each case, relating in any way to the Obligations, any Loan Party, any of the Parent's Subsidiaries, the Closing Date Acquisition, the Related Documents, this Agreement or any other Loan Document or
(viii) any amendment, consent, waiver, assignment, restatement, or supplement to any Loan Document or the preparation, negotiation and execution of the same; PROVIDED, HOWEVER, that, (x) except in connection with CLAUSES (v) through (vii) above, the Agents may not be reimbursed hereunder for the expenses of more than one outside

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counsel between them in addition to counsel to the Tranche C Agent (to the extent the Administrative Agent and Tranche C Agent are different Persons) and, in each case, any reasonably appropriate local and special counsels and (y) the Borrower shall not be required to pay for the fees and expenses of any third party consultant, appraiser or auditor advising any Agent without the consent of the Borrower (which consent shall not be unreasonably withheld).

          (b) The Borrower further agrees to pay or reimburse each of the Agents, Lenders and Issuers upon demand for all out-of-pocket costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel and costs of settlement), incurred by each such Agent, Lender or Issuer in connection with any of the following: (i) in enforcing any Loan Document or Obligation or any security therefor or exercising or enforcing any other right or remedy available by reason of an Event of Default, (ii) in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a "WORK-OUT" or in any insolvency or bankruptcy proceeding, (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to the Obligations, any Loan Party, any of the Parent's Subsidiaries and related to or arising out of the transactions contemplated hereby (including the Transactions) or by any other Loan Document or Related Document or (iv) in taking any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) described in CLAUSE (i), (ii) or
(iii) above.

          SECTION 11.4   INDEMNITIES

          (a) The Borrower agrees to indemnify and hold harmless each Agent, each Arranger, each Lender and each Issuer (including each Person obligated on a Hedging Contract the obligations under which are Hedging Contract Obligations if such Person was a Lender or Issuer at the time of it entered into such Hedging Contract) and each of their respective Affiliates, and each of the directors, officers, employees, agents, trustees, representatives, attorneys, consultants and advisors of or to any of the foregoing (including those retained in connection with the satisfaction or attempted satisfaction of any condition set forth in ARTICLE III (CONDITIONS TO LOANS AND LETTERS OF CREDIT) (each such Person being an "INDEMNITEE") from and against any and all claims, damages, liabilities, obligations, losses, penalties, actions, judgments, suits, and reasonable out-of-pocket costs, disbursements and expenses, joint or several, of any kind or nature (including reasonable fees, disbursements and expenses of financial and legal advisors to any such Indemnitee) that may be imposed on, incurred by or asserted against any such Indemnitee in connection with or arising out of any investigation, litigation or proceeding, whether or not such investigation, litigation or proceeding is brought by any such Indemnitee or any of its directors, security holders or creditors or any such Indemnitee, director, security holder or creditor is a party thereto, whether direct, indirect, or consequential and whether based on any federal, state or local law or other statutory regulation, securities or commercial law or regulation, or under common law or in equity, or on contract, tort or otherwise, in any manner relating to or arising out of this Agreement, any other Loan Document, any Obligation, any Letter of Credit, any Disclosure Document, any Related Document, the Transactions or any act, event or transaction related or attendant to any thereof, or the use or intended use of the proceeds of the Loans or Letters of Credit or in connection with any investigation of any potential matter covered hereby (collectively, the "INDEMNIFIED MATTERS"); PROVIDED, HOWEVER, that the Borrower shall not have any liability under this SECTION 11.4 to an Indemnitee with respect to any Indemnified Matter to the extent such Indemnified Matter has resulted from the gross negligence, bad faith or willful misconduct of that Indemnitee or its affiliates, officers, directors, employees, agents or

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                                                                CREDIT AGREEMENT
                                                           PRESTIGE BRANDS, INC.

representatives, as determined by a court of competent jurisdiction in a final non-appealable judgment or order; and PROVIDED, FURTHER, that the Borrower shall not be required to reimburse any Agent, Lender or Issuer (in each case together with their affiliates, officers, directors, employees, agents, attorneys and representatives) for the expenses of more than one counsel for each of them (in addition to the expenses of appropriate local and special counsels). Without limiting the foregoing, "INDEMNIFIED MATTERS" include (i) all Environmental Liabilities and Costs arising from or connected with the past, present or future operations of the Parent or any of its Subsidiaries involving any property subject to a Collateral Document, or damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Contaminants on, upon or into such property or any contiguous real estate, (ii) any costs or liabilities incurred in connection with any Remedial Action concerning the Parent or any of its Subsidiaries, (iii) any costs or liabilities incurred in connection with any Environmental Lien and (iv) any costs or liabilities incurred in connection with any other matter under any Environmental Law, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (49 U.S.C. Section 9601 ET SEQ.) and applicable state property transfer laws, whether, with respect to any such matter, such Indemnitee is a mortgagee pursuant to any leasehold mortgage, a mortgagee in possession, the successor in interest to the Parent or any of its Subsidiaries, or the owner, lessee or operator of any property of the Parent or any of its Subsidiaries by virtue of foreclosure, except, with respect to those matters referred to in CLAUSES (i), (ii), (iii) and (iv) above, to the extent (x) incurred following foreclosure by any Agent, any Lender or any Issuer, or any Agent, any Lender or any Issuer having become the successor in interest to the Parent or any of its Subsidiaries and (y) attributable solely to acts of such Agent, such Lender or such Issuer or any agent on behalf of such Agent, such Lender or such Issuer.

          (b) The Borrower shall indemnify each Agent, Lender and Issuer for, and hold each Agent, Lender and Issuer harmless from and against, any and all claims for brokerage commissions, fees and other compensation made against the Agents, the Lenders and the Issuers for any broker, finder or consultant with respect to any agreement, arrangement or understanding made by or on behalf of any Loan Party or any of its Subsidiaries in connection with the transactions contemplated by this Agreement.

          (c) Each of the Borrower and the Parent, at the request of any Indemnitee, shall have the obligation to defend, and to cause each of their Subsidiaries to defend, against any investigation, litigation or proceeding or requested Remedial Action, in each case contemplated in CLAUSE (a) above, and the Borrower, the Parent and each such Subsidiary, in any event, may participate in the defense thereof with legal counsel of the Borrower's, the Parent's or such Subsidiary's choice. In the event that such Indemnitee requests the Borrower, the Parent or any such Subsidiary to defend against such investigation, litigation or proceeding or requested Remedial Action, the Borrower, the Parent or such Subsidiary shall promptly do so and such Indemnitee shall have the right to have legal counsel of its choice participate in such defense. No action taken by legal counsel chosen by such Indemnitee in defending against any such investigation, litigation or proceeding or requested Remedial Action, shall vitiate or in any way impair the Borrower's obligation and duty hereunder to indemnify and hold harmless such Indemnitee.

          (d) Each of the Borrower and the Parent agrees, and shall cause each of their Subsidiaries to agree, that any indemnification or other protection provided to any Indemnitee pursuant to this Agreement (including pursuant to this SECTION 11.4) or any other Loan Document

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                                                                CREDIT AGREEMENT
                                                           PRESTIGE BRANDS, INC.

shall (i) survive payment in full of the Obligations and (ii) inure to the benefit of any Person that was at any time an Indemnitee under this Agreement or any other Loan Document.

          SECTION 11.5   LIMITATION OF LIABILITY

          (a) Each of the Borrower and the Parent agree that no Indemnitee shall have any liability (whether in contract, tort or otherwise) to any Loan Party or any Subsidiary of any Loan Party or any of their respective equity holders or creditors for or in connection with the transactions contemplated hereby (including the Transactions) or by any other Loan Document or the Related Document, except to the extent such liability is determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnitee's (or its affiliates, officers, directors, employees, agents or representatives) gross negligence, bad faith or willful misconduct. In no event, however, shall any party hereto be liable on any theory of liability for any special, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings). Each of the parties hereto hereby waives, releases and agrees (each for itself and on behalf of its Subsidiaries) not to sue upon any such claim for any special, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

          (b) IN NO EVENT SHALL ANY AGENT AFFILIATE HAVE ANY LIABILITY TO ANY LOAN PARTY, LENDER, ISSUER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT OR CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY'S OR ANY AGENT AFFILIATE'S TRANSMISSION OF APPROVED ELECTRONIC COMMUNICATIONS THROUGH THE INTERNET OR ANY USE OF THE APPROVED ELECTRONIC PLATFORM, EXCEPT TO THE EXTENT SUCH LIABILITY OF ANY AGENT AFFILIATE IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FORM SUCH AGENT AFFILIATE'S GROSS NEGLIGENCE, BAD FAITH OR WILLFUL MISCONDUCT.

          SECTION 11.6   RIGHT OF SET-OFF

          Upon the occurrence and during the continuance of any Event of Default each Lender and each Affiliate of a Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Lender or its Affiliates to or for the credit or the account of the Parent or the Borrower against any and all of the Obligations now or hereafter existing whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and even though such Obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender or its Affiliates; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this SECTION 11.6 are in addition to the other rights and remedies (including other rights of set-off) that such Lender may have.

          SECTION 11.7   SHARING OF PAYMENTS, ETC.

          (a) Subject to the Intercreditor Agreement, if any Lender (directly or through an Affiliate thereof) obtains any payment (whether voluntary, involuntary, through the exercise of any right of set-off (including pursuant to SECTION 11.6 (RIGHT OF SET-OFF) or otherwise) of the

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                                                                CREDIT AGREEMENT
                                                           PRESTIGE BRANDS, INC.

Loans owing to it, any interest thereon, fees in respect thereof or amounts due pursuant to SECTION 11.3 (COSTS AND EXPENSES) or 11.4 (INDEMNITIES) (other than payments pursuant to SECTIONS 2.14 (SPECIAL PROVISIONS GOVERNING EURODOLLAR RATE LOANS), 2.15 (CAPITAL ADEQUACY) or 2.16 (TAXES) or otherwise receives any Collateral or any "PROCEEDS" (as defined in the Pledge and Security Agreement) of Collateral (other than payments pursuant to SECTIONS 2.14 (SPECIAL PROVISIONS GOVERNING EURODOLLAR RATE LOANS), 2.15 (CAPITAL ADEQUACY) or 2.16 (TAXES) (in each case, whether voluntary, involuntary, through the exercise of any right of set-off or otherwise (including pursuant to SECTION 11.6 (RIGHT OF SET-OFF))) in excess of its Ratable Portion of all payments of such Obligations obtained by all the Lenders, such Lender (a "PURCHASING LENDER") shall forthwith purchase from the other Lenders (each, a "SELLING LENDER") such participations in their Loans or other Obligations as shall be necessary to cause such Purchasing Lender to share the excess payment ratably with each of them.

          (b) If all or any portion of any payment received by a Purchasing Lender is thereafter recovered from such Purchasing Lender, such purchase from each Selling Lender shall be rescinded and such Selling Lender shall repay to the Purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Selling Lender's ratable share (according to the proportion of (i) the amount of such Selling Lender's required repayment in relation to (ii) the total amount so recovered from the Purchasing Lender) of any interest or other amount paid or payable by the Purchasing Lender in respect of the total amount so recovered.

          (c) The Parent and the Borrower agree that any Purchasing Lender so purchasing a participation from a Selling Lender pursuant to this SECTION 11.7 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

          SECTION 11.8   NOTICES, ETC.

          (a) ADDRESSES FOR NOTICES. All notices, demands, requests, consents and other communications provided for in this Agreement shall be given in writing, or by any telecommunication device capable of creating a written record (including electronic mail), and addressed to the party to be notified as follows:

               (i)       if to the Borrower or the Parent:

                         c/o PRESTIGE BRANDS, INC.
                         90 North Broadway
                         Irvington, New York 10533
                         Attention: Peter J. Anderson
                         Telecopy no: (914) 524-6821
                         E-Mail Address: petera@medtechinc.com

                         with copies (which shall not constitute notice) to:

                         GTCR GOLDER RAUNER, LLC
                         6100 Sears Tower
                         Chicago, Illinois 60606-6402
                         Attention: Dave Donnini and Vince Hemmer
                         Telecopy no: (312) 382-2201

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                                                                CREDIT AGREEMENT
                                                           PRESTIGE BRANDS, INC.

                         E-Mail Address: ddonnini@gtcr.com and
                         vhemmer@gtcr.com

                         and

                         KIRKLAND & ELLIS LLP
                         200 East Randolph Drive
                         Chicago, Illinois  60601
                         Attention: Kevin Evanich and Christopher Butler Telecopy no: (312) 660-0114
                         E-Mail Address: kevanich@kirkland.com and cbutler@kirkland.com

               (ii) if to any Lender, at its Domestic Lending Office specified opposite its name on SCHEDULE II (APPLICABLE LENDING OFFICES AND ADDRESSES FOR NOTICES) or on the signature page of any applicable Assignment and Acceptance;

               (iii) if to any Issuer, at the address set forth under its name on SCHEDULE II (APPLICABLE LENDING OFFICES AND ADDRESSES FOR NOTICES); and

               (iv) if to the Administrative Agent, the Tranche C Agent or the Swing Loan Lender:

                         CITICORP NORTH AMERICA, INC.
                         390 Greenwich Street
                         New York, New York 10013
                         Attention: Tammy Koch
                         Telecopy no: (212) 723-8547
                         E-Mail Address: tammy.koch@citigroup.com

                         with a copy (which shall not constitute notice) to:

                         WEIL, GOTSHAL & MANGES LLP
                         767 Fifth Avenue,
                         New York, New York  10153-0119
                         Attention: Daniel S. Dokos, Esq.
                         Telecopy no:  (212) 310-8007
                         E-Mail Address: daniel.dokos@weil.com

or at such other address as shall be notified in writing (x) in the case of the Borrower, the Parent, the Administrative Agent, the Tranche C Agent and the Swing Loan Lender, to the other parties and (y) in the case of all other parties, to the Borrower and the Administrative Agent.

          (b) EFFECTIVENESS OF NOTICES. All notices, demands, requests, consents and other communications described in CLAUSE (a) above shall be effective (i) if delivered by hand, including any overnight courier service, upon personal delivery, (ii) if delivered by mail, when deposited in the mails,
(iii) if delivered by posting to an Approved Electronic Platform, an Internet website or a similar telecommunication device requiring a user prior access to such Approved Electronic Platform, website or other device, when such notice, demand, request, consent and other communication shall have been made generally available on such Approved Electronic Platform, Internet website or similar device to the class of Person being notified

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                                                                CREDIT AGREEMENT
                                                           PRESTIGE BRANDS, INC.

(regardless of whether any such Person must accomplish, and whether or not any such Person shall have accomplished, any action prior to obtaining access to such items, including registration, disclosure of contact information, compliance with a standard user agreement or undertaking a duty of confidentiality) and (iv) if delivered by electronic mail or any other telecommunications device, when transmitted to an electronic mail address (or by another means of electronic delivery) as provided in CLAUSE (a) above; PROVIDED, HOWEVER, that notices and communications to the Administrative Agent pursuant to
ARTICLE II (THE FACILITIES) or ARTICLE X (THE AGENTS) shall not be effective until received by the Administrative Agent.

          (c) USE OF ELECTRONIC PLATFORM. Notwithstanding CLAUSES (a) and (b) above (unless the Administrative Agent requests that the provisions of CLAUSE
(a) and (b) above be followed) and any other provision in this Agreement or any other Loan Document providing for the delivery of, any Approved Electronic Communication by any other means, the Loan Parties shall deliver all Approved Electronic Communications to the Administrative Agent by properly transmitting such Approved Electronic Communications electronically (in a format acceptable to the Administrative Agent) to oploanswebadmin@citigroup.com or such other electronic mail address (or similar means of electronic delivery) as the Administrative Agent may notify the Borrower. Nothing in this clause (c) shall prejudice the right of any Agent, Lender or Issuer to deliver any Approved Electronic Communication to any Loan Party in any manner authorized in this Agreement.

          SECTION 11.9   NO WAIVER; REMEDIES

          No failure on the part of any Lender, Issuer or any Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 11.10  BINDING EFFECT

          This Agreement shall become effective when it shall have been executed by the Borrower, the Parent and each Agent and when the Administrative Agent shall have been notified by each Lender and Issuer that such Lender or Issuer has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Parent, each Agent and each Lender and Issuer and, in each case, their respective successors and assigns; PROVIDED, HOWEVER, that neither the Borrower nor the Parent shall have the right to assign any of their respective rights hereunder or any interest herein without the prior written consent of the Lenders.

          SECTION 11.11  GOVERNING LAW

          This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

          SECTION 11.12  SUBMISSION TO JURISDICTION; SERVICE OF PROCESS

          (a) Any legal action or proceeding with respect to this Agreement or any other Loan Document may be brought in the courts of the State of New York located in the City of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, each of the Borrower and the Parent hereby accepts for

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                                                                CREDIT AGREEMENT
                                                           PRESTIGE BRANDS, INC.

itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of FORUM NON CONVENIENS, that any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

          (b) Nothing contained in this SECTION 11.12 shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against the Borrower, the Parent or any other Loan Party in any other jurisdiction.

          (c) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase Dollars with such other currency at the spot rate of exchange quoted by the Administrative Agent at 11:00 a.m. (New York time) on the Business Day preceding that on which final judgment is given, for the purchase of Dollars, for delivery two Business Days thereafter.

          SECTION 11.13  WAIVER OF JURY TRIAL

          EACH OF THE AGENTS, THE LENDERS, THE ISSUERS, THE PARENT AND THE BORROWER IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

          SECTION 11.14  MARSHALING; PAYMENTS SET ASIDE

          None of the Agents, Lenders or Issuers shall be under any obligation to marshal any assets in favor of the Borrower, the Parent or any other party or against or in payment of any or all of the Obligations. To the extent that the Borrower makes a payment or payments to any Agent, Lender or Issuer or any such Person receives payment from the proceeds of the Collateral or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, right and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

          SECTION 11.15  SECTION TITLES

          The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto, except when used to reference a section. Any reference to the number of a clause, sub-clause or subsection hereof immediately followed by a reference in parenthesis to the title of the Section containing such clause, sub-clause or subsection is a reference to such clause, sub-clause or subsection and not to the entire Section; PROVIDED, HOWEVER, that, in case of direct conflict between the reference to the title and the reference to the number of such Section, the reference to the title shall govern absent manifest error. If any reference to the number of a Section (but not to any clause, sub-clause or subsection thereof) is followed immediately by a reference in parenthesis to the title of a Section, the title reference shall govern in case of direct conflict absent manifest error.

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                                                                CREDIT AGREEMENT
                                                           PRESTIGE BRANDS, INC.

          SECTION 11.16  EXECUTION IN COUNTERPARTS

          This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed signature page of this Agreement by facsimile transmission or by posting on the Approved Electronic Platform shall be as effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all parties shall be lodged with the Borrower and the Administrative Agent.

          SECTION 11.17  ENTIRE AGREEMENT

          This Agreement, together with all of the other Loan Documents (including, to the extent set forth therein, the Commitment Letter, dated February 9, 2004, from the Administrative Agent and its affiliate Arranger, accepted by Prestige Acquisition Holdings, LLC, assigned in part by the Administrative Agent to the Syndication Agent on March 25, 2004 and assigned by Prestige Acquisition Holdings, LLC to the Borrower on the date hereof) all certificates and documents delivered hereunder or thereunder, embodies the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof. In the event of any conflict between the terms of this Agreement and any other Loan Document, the terms of this Agreement shall govern.

          SECTION 11.18  CONFIDENTIALITY

          Each Lender and each Agent agrees to keep information obtained by it pursuant hereto and the other Loan Documents confidential in accordance with such Lender's or such Agent's, as the case may be, customary practices and agrees that it shall only use such information in connection with the transactions contemplated by this Agreement and not disclose any such information other than (a) to such Lender's or such Agent's, as the case may be, employees, representatives and agents that are or are expected to be involved in the evaluation of such information in connection with the transactions contemplated by this Agreement and are advised of the confidential nature of such information and agree to be bound by the provisions hereof, (b) to the extent such information presently is or hereafter becomes available to such Lender or such Agent, as the case may be, on a non-confidential basis from a source other than the Parent, the Borrower or any other Loan Party and do not reasonably suspect that such information is disclosed in violation of a confidentiality agreement or is otherwise unauthorized, (c) to the extent disclosure is required by law, regulation or judicial order or requested or required by bank regulators or auditors, as long as, to the extent permitted by Requirements of Law, notice thereof is given to the Borrower by the applicable Lender or Agent prior to (or, in the case of a judicial order, promptly after) such disclosure, or (d) to current or good faith prospective assignees, participants and Special Purpose Vehicles grantees of any option described in
SECTION 11.2(f) (ASSIGNMENTS AND PARTICIPATIONS), contractual counterparties in any Hedging Contract permitted hereunder and to their respective legal or financial advisors, in each case and to the extent such assignees, participants, grantees or counterparties agree to be bound by, and to cause their advisors to comply with, the provisions of this SECTION 11.18. Notwithstanding any other provision in this Agreement, the Borrower hereby agrees that each of the Borrower, the Lenders and Agents (and each of their respective officers, directors, employees, accountants, attorneys and other advisors) may disclose to any and all persons, without limitation of any kind, the U.S. tax

                                                                CREDIT AGREEMENT
                                                           PRESTIGE BRANDS, INC.

treatment and U.S. tax structure of the Facilities and the transactions contemplated hereby and all materials of any kind (including opinions and other tax analyses) that are provided to each of them relating to such U.S. tax treatment and U.S. tax structure.

                            [SIGNATURE PAGES FOLLOW]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                   PRESTIGE BRANDS, INC.,
                                        AS BORROWER


                                   By:  /S/ PETER J. ANDERSON
                                       ----------------------------------
                                       Name: Peter J. Anderson
                                       Title: Secretary, Treasurer and Vice
                                       President


                                   PRESTIGE BRANDS INTERNATIONAL, LLC,
                                       AS THE PARENT


                                   By: /S/ PETER J. ANDERSON
                                       ----------------------------------
                                       Name:  Peter J. Anderson
                                       Title: Secretary, CFO and Vice President

           [SIGNATURE PAGE TO PRESTIGE BRANDS, INC'S CREDIT AGREEMENT]

                                   CITICORP NORTH AMERICA, INC.,
                                     AS ADMINISTRATIVE AGENT, TRANCHE C AGENT,
                                     SWING LOAN LENDER AND LENDER


                                   By: /S/ STEPHEN SELLHAUSEN
                                       --------------------------------------
                                       Name: Stephen Sellhausen
                                       Title: Vice President

           [SIGNATURE PAGE TO PRESTIGE BRANDS, INC'S CREDIT AGREEMENT]

                                   CITICORP NORTH AMERICA, INC.,
                                      AS ISSUER


                                   By: /S/ STEPHEN SELLHAUSEN
                                       -----------------------------
                                       Name: Stephen Sellhausen
                                       Title: Vice President

           [SIGNATURE PAGE TO PRESTIGE BRANDS, INC'S CREDIT AGREEMENT]

                                   OTHER AGENTS:


                                   BANK OF AMERICA, N.A.,
                                       AS SYNDICATION AGENT AND LENDER


                                   By: /S/ GRANT MOYER
                                       ---------------------------------------
                                       Name: Grant Moyer
                                       Title: Principal


                                   MERRILL LYNCH CAPITAL,
                                       a division of Merrill Lynch Financial
                                       Services Inc.,
                                       AS DOCUMENTATION AGENT AND LENDER


                                   By: /S/ JEFFREY L. JELM
                                       ---------------------------------------
                                       Name: Jeffrey L. Jelm
                                       Title: Director

           [SIGNATURE PAGE TO PRESTIGE BRANDS, INC'S CREDIT AGREEMENT]